Second free writing prospectus dated March 22, 2006

$274,629,000

New York Mortgage Trust, Inc.

Sponsor

The New York Mortgage Company, LLC

Seller

NYMT Securities Corporation

Depositor

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

New York Mortgage Trust 2006-1

Issuing Entity

Mortgage-Backed Pass-Through Certificates

IMPORTANT NOTICE REGARDING THE CONDITIONS

FOR THIS OFFERING OF MORTGAGE-BACKED PASS-THROUGH CERTIFICATES

NYMT Securities Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this second free writing prospectus (referred to hereinafter as “free writing prospectus”) relates. Before you invest, you should read the prospectus in that registration statement and other documents second NYMT Securities Corporation has filed with the SEC for more complete information about NYMT Securities Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, NYMT Securities Corporation, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-2499.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.

This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. NYMT Securities Corporation is not obligated to issue such securities or any similar security and our obligation to deliver such security is subject to the terms and conditions of our underwriting agreement with NYMT Securities Corporation and the availability of such security when, as and if issued by NYMT Securities Corporation. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the mortgage loans and securities having the characteristics described in this free writing prospectus. If for any reason we do not deliver such securities, we will notify you, and neither NYMT Securities Corporation nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of NYMT Securities Corporation nor the underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Second free writing prospectus dated March 22, 2006

$274,629,000

New York Mortgage Trust, Inc.

Sponsor

The New York Mortgage Company, LLC

Seller

NYMT Securities Corporation

Depositor

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

New York Mortgage Trust 2006-1

Issuing Entity

Mortgage-Backed Pass-Through Certificates

The assets of the issuing entity will consist primarily of three groups of conventional, fully amortizing, adjustable-rate mortgage loans secured by first liens on residential properties. The mortgage loans were originated by either The New York Mortgage Company, LLC, a subsidiary of New York Mortgage Trust, Inc. or by ABN AMRO Mortgage Group, Inc.

The issuing entity will issue the following classes of certificates described in this free writing prospectus:

•	seven classes of senior certificates

•	six classes of subordinate certificates.

The classes of certificates are listed and their respective initial class principal amounts, pass-through rates and prepayment characteristics are described in the table entitled “Summary of Terms—The Series 2006-1 Certificates “ beginning on page S-4.

Credit Enhancement

Credit enhancement for the certificates will include subordination and shifting of interest, which is the disproportionate allocation of prepayments and certain other unscheduled recoveries of principal received on the mortgage loans in a mortgage group to the related senior certificates during the first eleven years after the cut-off date subject to certain limitations.

Investment in these certificates involves risks. You should consider carefully the risk factors beginning on page S-18 in this free writing prospectus and page 9 of the prospectus. This free writing prospectus may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

These certificates will be issued by the issuing entity as described in this free writing prospectus and will be backed only by the assets of the issuing entity. Neither these certificates nor the assets of the issuing entity will be obligations of J.P. Morgan Securities, Inc., New York Mortgage Trust, Inc., NYMT Securities Corporation, The New York Mortgage Company, LLC, NYMT Servicing Corporation, Wells Fargo Bank, N.A. or Cenlar FSB or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency or any other entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this free writing prospectus or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Delivery of the certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or about March 30, 2006.

JPMorgan

March 22, 2006

Important Notice about Information in this Free Writing Prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in the free writing prospectus is accurate as of any date other than the date on the front of this document.

Information about the certificates is contained in (a) the prospectus, which provides general information, some of which may not apply to the certificates; and (b) this free writing prospectus, which describes the specific terms of the certificates.

This free writing prospectus and the prospectus include cross-references to sections in these materials where you can find further related discussions. The tables of contents in this free writing prospectus and the prospectus identify the pages where those sections are located.

In this free writing prospectus, the terms “Depositor,” “we,” “us” and “our” refer to NYMT Securities Corporation.

To understand the structure of these certificates, you must read carefully both the prospectus and this free writing prospectus in their entirety.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

The underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Summary of Terms—The Series 2006-1 Certificates

The New York Mortgage Trust 2006-1 Mortgage-Backed Pass-Through Certificates consist of the classes of certificates listed in the table below. Only the classes of certificates listed in the table below under “Offered Certificates” are being offered by this free writing prospectus:

OFFERED CERTIFICATES

CLASS	INITIAL CLASS PRINCIPAL AMOUNT (1)	RELATED MORTGAGE GROUP	APPROXIMATE INITIAL INTEREST RATE (%)	SUMMARY INTEREST RATE FORMULA	DESIGNATION	MOODY’S RATING(6)	FITCH RATING(6)
Class 1-A-1	$6,725,900	1	5.648	(2)	Senior	Aaa	AAA
Class 2-A-1	$148,906,000	2	5.673	(3)	Super Senior/Sequential	Aaa	AAA
Class 2-A-2	$20,143,000	2	5.673	(3)	Super Senior/Sequential	Aaa	AAA
Class 2-A-3	$65,756,000	2	5.673	(3)	Super Senior/Sequential	Aaa	AAA
Class 2-A-4	$9,275,000	2	5,673	(3)	Senior Support	Aa1	AAA
Class 3-A-1	$16,055,000	3	5.855	(4)	Senior	Aaa	AAA
Class B-1	$3,746,000	1,2,3	5.683	(5)	Subordinate	Aa2	AA
Class B-2	$2,497,000	1,2,3	5.683	(5)	Subordinate	A2	A
Class B-3	$1,525,000	1,2,3	5.683	(5)	Subordinate	Baa2	BBB
Class A-R	$100	1	5.648	(2)	Senior/Residual	Aaa	AAA

NON-OFFERED CERTIFICATES

Class B-4	$1,387,000	1,2,3	5.683	(5)	Subordinate	(7)	BB
Class B-5	$694,000	1,2,3	5.683	(5)	Subordinate	(7)	B
Class B-6	$693,071	1,2,3	5.683	(5)	Subordinate	(7)	(7)

(1)	The initial class principal amounts are approximate and are subject to an increase or decrease of up to 5%, as described in this free writing prospectus.
(2)	Interest will accrue on the Class 1-A-1 and Class A-R Certificates based upon the weighted average of the net mortgage rates on the group 1 mortgage loans, as described in this free writing prospectus.
(3)	Interest will accrue on the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates based upon the weighted average of the net mortgage rates on the group 2. mortgage loans, as described in this free writing prospectus.
(4)	Interest will accrue on the Class 3-A-1 Certificates based upon the weighted average of the net mortgage rates on the group 3 mortgage loans, as described in this free writing prospectus.
(5)	Interest will accrue on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates based upon the weighted average (based on the pool subordinate amount for each mortgage group) of the weighted average of the net mortgage rates of all of the group 1, group 2 and group 3 mortgage loans, as described in this free writing prospectus.
(6)	The ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated. We refer you to “Ratings” in this free writing prospectus for a more complete discussion of the certificate ratings.
(7)	Such rating agency has not been asked to rate these certificates.

The New York Mortgage Trust 2006-1 Mortgage-Backed Pass-Through Certificates, will also have the following characteristics:

CLASS	RECORD DATE(1)	DELAY/ACCRUAL PERIOD(2)	INTEREST ACCRUAL CONVENTION	EXPECTED FINAL DISTRIBUTION DATE (3)	FINAL SCHEDULED DISTRIBUTION DATE (4)	MINIMUM DENOMINATION (5)	INCREMENTAL DENOMINATIONS	CUSIP
Class 1-A-1	CM	24 day	30/360	July 2011	May 2036	$100,000	$1	649603AM9
Class 2-A-1	CM	24 day	30/360	July 2009	May 2036	$100,000	$1	649603AN7
Class 2-A-2	CM	24 day	30/360	June 2010	May 2036	$100,000	$1	649603AP2
Class 2-A-3	CM	24 day	30/360	April 2011	May 2036	$100,000	$1	649603AQ0
Class 2-A-4	CM	24 day	30/360	April 2011	May 2036	$100,000	$1	649603AZ0
Class 3-A-1	CM	24 day	30/360	April 2013	May 2036	$100,000	$1	649603AR8
Class B-1	CM	24 day	30/360	April 2013	May 2036	$100,000	$1	649603AS6
Class B-2	CM	24 day	30/360	April 2013	May 2036	$100,000	$1	649603AT4
Class B-3	CM	24 day	30/360	April 2013	May 2036	$100,000	$1	649603AU1
Class A-R	CM	24 day	30/360	April 2006	May 2036	$100	NA	649603AV9

NON-OFFERED CERTIFICATES

Class B-4	CM	24 day	30/360		May 2036	$100,000	$1	649603AW7
Class B-5	CM	24 day	30/360		May 2036	$100,000	$1	649603AX5
Class B-6	CM	24 day	30/360		May 2036	$100,000	$1	649603AY3

(1)	CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.
(2)	24 Day = For any distribution date, the interest accrual period will be the calendar month preceding that distribution date.
(3)	Calculated as described in this free writing prospectus under “Description of the Certificates — Expected Final Distribution Date”
(4)	Calculated as described in this free writing prospectus under “Description of the Certificates — Final Scheduled Distribution Date”
(5)	The Class A-R will be issued in definitive, fully registered form, representing the entire percentage interest of such class.

T able of Contents

SUMMARY INFORMATION

This section briefly summarizes significant characteristics of the certificates and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To understand fully the terms of the certificates, you should read both this free writing prospectus and the prospectus in their entirety.

Transaction Parties

Sponsor: New York Mortgage Trust, Inc. (“NYMT”), a Maryland corporation that has elected to be treated as a real estate investment trust, whose address is 1301 Avenue of the Americas, New York, NY 10019 and whose telephone number is (212) 634-9400.

Seller: The New York Mortgage Company, LLC (“NYMC”), a New York limited liability company, whose address is 1301 Avenue of the Americas, New York, NY 10019 and whose telephone number is (212) 634-9400.

Depositor: NYMT Securities Corporation (“NYMTSC”), a Delaware corporation, whose address is 1301 Avenue of the Americas, New York, NY 10019 and whose telephone number is (212) 634-9400. See “The Depositor” in the prospectus.

Originators: Approximately 24.03% of the aggregate loan balance of the statistical mortgage loans as of the cut-off date were originated by NYMC. Approximately 100.00%, 16.94% and 100.00% of the aggregate loan balance of the statistical mortgage loans in mortgage group 1, mortgage group 2 and mortgage group 3, respectively, were originated by NYMC.

Approximately 75.97% of the aggregate loan balance of the statistical mortgage loans as of the cut-off date were originated by ABN AMRO Mortgage Group, Inc. (“ABN AMRO”), a Delaware corporation, whose address is 6300 InterFirst Drive, Ann Arbor, Michigan 48108. Approximately 83.06% of the aggregate loan balance of the statistical mortgage loans in mortgage group 2 and none of the mortgage loans in mortgage group 1and mortgage group 3, respectively, were originated by ABN AMRO.

Master Servicer: Wells Fargo Bank, N.A., a national banking association, whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045 and whose telephone number is (410) 884-2000. See “Parties to the Transaction—The Master Servicer.”

Servicers: NYMT Servicing Corporation (“NYMT Servicing”), and ABN AMRO will each act as a servicer of a portion of the mortgage loans. NYMT Servicing Corporation (the “NYMT Servicing”), a Delaware corporation, whose address is 1301 Avenue of the Americas, New York, NY 10019 and whose telephone number is (212) 634-9400, will act as servicer with respect to the mortgage loans originated by NYMC (the “NYMC Mortgage Loans”). ABN AMRO will act as servicer with respect to the mortgage loans originated by ABN AMRO (the “ABN AMRO Mortgage Loans”). See “Parties to the Transaction—The Servicers.”

Subservicer: Cenlar FSB, a federal savings bank (“Cenlar”), whose address is P.O. Box 77400, 425 Phillips Boulevard, Trenton, NJ 08628, and whose telephone number is (609) 883-3900, will act as a subservicer with respect to the NYMC Mortgage Loans. See “Parties to the Transaction—The Subservicer.”

Issuing Entity: The common law trust created pursuant to the pooling and servicing agreement, dated as of March 1, 2006, among the seller, depositor, master servicer, NYMT Servicing, subservicer, securities administrator and trustee, referred to herein as “New York Mortgage Trust 2006-1” or the “Trust”. See “The Mortgage Loan Purchase Agreement and The Pooling and Servicing Agreement.”

Trustee: U.S. Bank National Association, a national banking association, whose address is 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Corporate Trust and whose telephone number is (800) 934-6802. See “Parties to the Transaction—The Trustee.”

Securities Administrator: Wells Fargo Bank, N.A., a national banking association, whose “corporate trust office” for purposes of transfers and exchanges and for presentment and surrender of the certificates for final payment is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and whose address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, and whose telephone number is (410) 884-2000. See “The Mortgage Loan

Purchase Agreement, The Pooling and Servicing Agreement and The Master Mortgage Loan Sale and Servicing Agreement.”

Custodian: LaSalle Bank, N.A., a national banking association, whose address is 2571 Busse Road, Suite 200, Elk Grove Village, Illinois 60007, and whose telephone number is (847) 766-6444, will act as custodian with respect to the mortgage loans. See “Parties to the Transaction—The Custodian.”

Cut-off Date

The cut-off date will be March 1, 2006.

Closing Date

The closing date will be on or about March 30, 2006.

Distribution Date

The 25th day of each month, beginning in April 2006. If the 25th day is not a business day, then the distribution date will be the next business day.

Determination Date

The fifteenth day of each month in which a distribution date occurs (or, if not a business day, the immediately preceding business day).

Description of the Transaction

On the closing date the seller will sell the mortgage loans to the depositor, who will in turn sell the mortgage loans to the trustee, on behalf of the issuing entity, a common law trust formed pursuant to the terms of a pooling and servicing agreement. NYMT Servicing will service the NYMC Mortgage Loans in accordance with the pooling and servicing agreement and ABN AMRO will service the ABN AMRO Mortgage Loans in accordance with the master mortgage loan sale and servicing agreement between NYMC and ABN AMRO and the related assignment, assumption and recognition agreement among ABN AMRO, NYMC and the trustee and acknowledged by the master servicer. Each of the servicers will provide the information to the securities administrator necessary for the securities administrator to calculate payment and other information regarding the certificates.

The transfers of the mortgage loans from the seller to the depositor to the issuing entity in exchange for the Certificates is illustrated below. The illustration provides a general overview of the transfer of the mortgage loans, the issuance of securities and the relationships among the transaction parties, which are described in greater detail herein and in the mortgage loan purchase agreement, pooling and servicing agreement, the servicing agreement and the underwriting agreement, and related documents for this transaction.

The Assets of the Issuing Entity

The certificates represent beneficial ownership interests in the Issuing Entity, the assets of which will consist primarily on the closing date of a mortgage pool consisting of (a) a mortgage pool with an aggregate loan balance of approximately $227,997,259 as of the cut-off date, referred to in this free writing prospectus as the initial mortgage loans and (b) $49,405,812, the aggregate amount of funds on deposit in the pre-funding account.

The Mortgage Loans

The mortgage pool consists of first lien, adjustable rate, fully amortizing residential mortgage loans. The mortgage pool consists of three mortgage loan groups. A summary of approximate characteristics of the statistical mortgage loans is set forth below under the “—Statistical Mortgage Pool Approximate Statistical Mortgage Loan Characteristics.”

Pursuant to the pooling and servicing agreement, the seller has made certain representations and warranties concerning the origination of the NYMC mortgage loans. The sponsor, as parent of the seller, has guaranteed the representations and warranties of the seller concerning such mortgage loans. See “Origination and Sale of Mortgage Loans—Representations and Warranties” in the prospectus. In the event of a breach of a representation or warranty made with respect to an NYMC mortgage loan or if any principal document executed by the borrower concerning any such mortgage loan is found to be defective in any material respect and the breaching party cannot cure the breach or defect within the required time, the trustee may require the seller to purchase any such mortgage loan from the trustee upon payment of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest at the mortgage rate through the end of the month in which the purchase occurs plus any additional amounts, as provided in the pooling and servicing agreement net of certain amounts (including servicing fees) that may be reimbursable to any of the servicer, master servicer or subservicer. In the event of a breach by the seller of a representation or warranty with respect to any NYMC mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to an NYMC mortgage loan, the seller may, under certain circumstances, rather than repurchasing the affected mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective one if such substitution occurs within two years of the closing date. See “The Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement and the Master Mortgage Loan Sale and Servicing Agreement” in this free writing prospectus and “The Trusts—Substitution of Trust Assets” in the prospectus.

Pursuant to the terms of the mortgage loan purchase agreement, the seller will assign to the depositor all of its rights, but none of its obligations, under the master mortgage loan sale and servicing agreement and the related assignment, assumption and recognition agreement (collectively, referred to herein as the “servicing agreement”), including representations and warranties provided by ABN AMRO in respect of the ABN AMRO mortgage loans. The depositor will assign all of its rights under the mortgage loan purchase agreement, including the benefit of the representations and warranties of ABN AMRO to the trustee for the benefit of the certificateholders. In the assignment, assumption and recognition agreement, ABN AMRO will restate the representation and warranties made by it in the master mortgage loan sale and servicing agreement as of the closing date. In the event of a breach of a representation or warranty made with respect to a mortgage loan that materially and adversely affects the value of a mortgage loan or the interest of the issuing therein, ABN AMRO will cure or repurchase the mortgage loan. Under certain circumstances, ABN AMRO may, at its option, remove and substitute such mortgage loan within the time period specified in the master mortgage loan sale and servicing agreement as amended by the assignment, assumption and recognition agreement but in no event shall ABN AMRO be permitted to make any such substitution after two years after the closing date.

The statistical mortgage loan information presented in this free writing prospectus includes both the initial mortgage loans to be transferred to the trustee on behalf of the issuing entity and all of the subsequent mortgage loans expected to be delivered by the seller to the trustee on behalf of the issuing entity during the pre-funding period described below. For additional information on the statistical mortgage loans, see “The Statistical Mortgage Loans.” It is anticipated that all of the subsequent mortgage loans will be adjustable rate mortgage loans with an initial fixed rate period of five years, which will be added to mortgage group 2. Prior to the expiration of the pre-funding period, some of the subsequent mortgage loans expected to be transferred to the trustee on behalf of the issuing entity may be removed from the mortgage pool. However, the removal or inclusion of such mortgage loans will not materially alter the characteristics of the mortgage loans as described in this free writing prospectus, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

We will divide the mortgage loans into three separate groups referred to as group 1, group 2 and group 3.

The following information summarizes approximate characteristics of the pool of statistical mortgage loans. When we refer to percentages of statistical mortgage loans in the following tables, we are describing the percentage of the aggregate loan balance of the statistical mortgage loans in the issuing entity as of March 1, 2006. The sum of the percentages may not equal 100.00% due to rounding. The information in the tables do not take into account default, delinquencies and prepayments that may have occurred with respect to the mortgage loans since March 1, 2006. As a result, the actual characteristics of the mortgage loans as of the closing date and after the expiration of the pre-funding period with respect to the subsequent mortgage loans may vary from the characteristics of the statistical mortgage loans presented in this free writing prospectus.

The Statistical Mortgage Pool

Approximate Statistical Mortgage Loan Characteristics

General

On the closing date, the assets of the issuing entity will consist of 420 mortgage loans with a total principal balance as of the cut-off date of approximately $227,997,259, referred to as the initial mortgage loans. After the closing date, the depositor expects to transfer to the issuing entity 83 mortgage loans with a total principal balance as of the cut-off date of approximately $49,405,812, referred to as the subsequent mortgage loans. The mortgage loans consist of adjustable rate, conventional, fully amortizing, first lien residential mortgage loans, all of which have an original term to stated maturity of 30 years.

Mortgage Group 1 Characteristics

As of the cut-off date, mortgage group 1 consisted of 10 statistical mortgage loans having a total principal balance of approximately $6,991,690 (or approximately 2.52% of the aggregate loan balance of the statistical mortgage loans in the aggregate pool). The mortgage rates of 60.95% and 39.05% of the aggregate loan balance of the statistical mortgage loans in mortgage group 1 adjust based on the One-Year LIBOR index and the Six-Month LIBOR index, respectively, commencing approximately one or two years after origination, and all of such mortgage loans have original terms to maturity of 30 years.

All of the aggregate loan balance of the statistical mortgage loans in mortgage group 1 provide for payments of interest at the related mortgage rate, but no payments of principal, for a period of ten years, following origination of such mortgage loan. Following such ten-year period, the monthly payment with respect to each such statistical mortgage loan in mortgage group 1 will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage rate.

Mortgage Group 2 Characteristics

As of the cut-off date, mortgage group 2 consisted of 465 statistical mortgage loans having a total principal balance of approximately $253,721,856 (or approximately 91.46% of the aggregate loan balance of the statistical mortgage loans in the aggregate pool). The mortgage rates of 83.19%, 14.72% and 2.09% of the aggregate loan balance of the statistical mortgage loans in mortgage group 2 as of the cut-off date adjust, commencing approximately five years after origination, based on the One-Year LIBOR index, the Six-Month LIBOR index and the One-Year CMT index, respectively, and all of such mortgage loans have original terms to maturity of 30 years.

Approximately 56.32% and 13.96% of the aggregate loan balance of statistical mortgage loans in mortgage group 2 provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five or ten years, respectively, following origination of such mortgage loan. Following such five- or ten-year period, the monthly payment with respect to each such statistical mortgage loan in mortgage group 2 will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Mortgage Group 3 Characteristics

As of the cut-off date, mortgage group 3 consisted of 28 statistical mortgage loans having a total principal balance of approximately $16,689,525 (or approximately 6.02% of the aggregate loan balance of the mortgage loans in the aggregate pool). The mortgage rates of 5.74%, 91.42 and 2.83% of the aggregate loan balance of the statistical mortgage loans adjust, commencing approximately seven years after origination, based on the One-Year LIBOR index, the Six-Month LIBOR index and the One-Year CMT index, respectively, and all of such mortgage loans have original terms to maturity of 30 years.

Approximately 5.74% and 78.13% of the aggregate loan balance of the statistical mortgage loans as of the cut-off date provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of seven or ten years, respectively, following origination of such mortgage loan. Following such seven- or ten-year period, the monthly payment with respect to each such statistical mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

We refer you to “The Mortgage Pool” in this free writing prospectus for more information.

Summary Statistical Data. The following table summarizes the characteristics of the mortgage loans in the aggregate pool and each pool as of the cut-off date. Tabular information concerning the statistical characteristics of the mortgage loans in the aggregate pool and each mortgage pool as of the cut-off date can be found at “Description of the Mortgage Pools — Tabular Characteristics of the Mortgage Loans” in this free writing prospectus.

Aggregate Outstanding Principal Balance
Aggregate Pool:	$277,403,071
Group 1:	$6,991,690
Group 2:	$253,721,856
Group 3:	$16,689,525

Aggregate Number of Mortgage Loans
Aggregate Pool:	503
Group 1:	10
Group 2:	465
Group 3:	28

Average Stated Principal Balance
Aggregate Pool:	$551,497
Group 1:	$699,169
Group 2:	$545,638
Group 3:	$596,054

Weighted Average Current Mortgage Rate
Aggregate Pool:	5.924%
Group 1:	5.856%
Group 2:	5.917%
Group 3:	6.067%

Weighted Average Margin
Aggregate Pool:	2.284%
Group 1:	2.357%
Group 2:	2.279%
Group 3:	2.317%

Weighted Average Original Term to Maturity
Aggregate Pool:	360
Group 1:	360
Group 2:	360
Group 3:	360

Weighted Average Remaining Term to Maturity
Aggregate Pool:	358
Group 1:	359
Group 2:	358
Group 3:	358

For additional information on the mortgage loans, see “The Mortgage Pool—The Statistical Mortgage Loans.”

The Pre-Funding Account

On the closing date, the seller will deposit approximately $49,405,812 which represents approximately 17.81% of the aggregate class principal amount of the offered certificates, into a segregated account maintained with the securities administrator, referred to in this free writing prospectus as the pre-funding account. The amount deposited in the pre-funding account will be limited to 25% or less of the class principal amounts of the offered certificates. The amount deposited in the pre-funding account on the closing date plus the aggregate loan balance of the initial mortgage loans as of the cut-off date will equal approximately $277,403,071. The trustee on behalf of the issuing entity will use the amount deposited in the pre-funding account to buy subsequent mortgage loans from the seller after the closing date and prior to April 24, 2006 for inclusion in mortgage group 2. The maximum aggregate loan balance of subsequent mortgage loans to be transferred to the trust will not exceed the amount on deposit in the pre-funding account on the closing date. The seller must satisfy certain conditions specified in the pooling and servicing agreement before it can sell subsequent mortgage loans to the trustee. In addition, the mortgage loans and the mortgage pool must satisfy the requirements as described under “The Mortgage Pool—Pre-funding and Conveyance of Subsequent Mortgage Loans” in this free writing prospectus. Each subsequent mortgage loan must be acceptable to the rating agencies.

If any amounts are left in the pre-funding account for purchase of subsequent mortgage loans on April 24, 2006, the holders of the certificates in mortgage group 2 will receive those amounts (net of interest and investment income, which is paid to the seller), pro rata, as a principal distribution on the April 25, 2006 distribution date.

The Capitalized Interest Account

On the closing date, the depositor will deposit into a capitalized interest account, the amount, if any, as specified in the pooling and servicing agreement. Funds on deposit in the capitalized interest account may be applied by the securities administrator to cover a portion of certain shortfalls in interest related to mortgage loans whose first payment date is May 1, 2006. See “The Mortgage Loan Purchase Agreement, The Pooling and Servicing Agreement and The Master Mortgage Loan Sale and Servicing Agreement—Capitalized Interest Account.”

The Series 2006-1 Certificates

The certificates will have the initial class principal amount, the pass-through rate, approximate initial pass-through rate and other features set forth in the “Summary of Terms—The Series 2006-1” table on page S-4. The Class A-R Certificate will be entitled to monthly distributions of principal up to the Class Principal Amount specified on S-4 hereof. In addition, the Class A-R Certificate will be entitled to any residual cash flows after payment to the other certificates as described herein. The certificates will be issued pursuant to the pooling and servicing agreement. Any collections on the mortgage loans will be used first to pay applicable fees (to the extent required to be paid by the issuing entity) and expenses to the master servicer, the servicers, the subservicer, the securities administrator, the custodian and the trustee and then to make interest and principal distributions on the certificates, in each case in the manner and to the extent described under “Description of the Certificates—Distributions on the Certificates.”

Relationship Between Loan Groups and the Certificates

Generally, with certain limited exceptions discussed at “Limited Cross—Collateralization Among the Loan Groups” below, distributions to the class 1-A-1 and class A-R certificates will be derived solely from collections on the mortgage loans in group 1, distributions to the class 2-A-1, class 2-A-2, class 2-A-3 certificates and class 2-A-4 (collectively, the “class 2-A certificates”) will be derived solely from collections on the mortgage loans in group 2 and distributions to the class 3-A-1 certificates will be derived solely from the collections on the mortgage loans in group 3. Distributions to the class B-1, class B-2, class B-3, class B-4, class B-5 and class B-6 certificates (collectively, the “subordinate certificates”), will be derived from collections from the mortgage loans in group 1, group 2 and group 3. The class 1-A-1, class A-R, class 2-A and class 3-A-1 certificates are referred to as “senior certificates”. The “offered certificates” are the senior certificates and class B-1, class B-2 and class B-3 certificates.

Interest Distributions

Interest will accrue on each class of certificates at the pass-through rate for that class. The accrual period for each class of certificates will be the calendar month immediately preceding the month of the current distribution date.

The pass-through rate on the class 1-A-1 and class A-R certificates will be the pool 1 net WAC.

The pass-through rate on the class 2-A certificates will be the pool 2 net WAC.

The pass-through rate on the class 3-A-1 certificates is the pool 3 net WAC.

The pass-through rate on the subordinate certificates is the weighted average (based on the pool subordinate amount for each loan group) of the weighted average of the net mortgage rates for the group 1, group 2 and group 3 mortgage loans.

On each distribution date, to the extent funds are available from the related mortgage group or mortgage groups, each class of certificates will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date, the applicable pass-through rate and the related accrual period.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis based on the amount of interest to which each class is entitled.

For a complete description of the interest distributions to the certificateholders, see “Description of the Certificates—Distributions on the Certificates—Distributions of Interest.”

Principal Distributions

The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the related mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the related mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans or advanced by the servicer or master servicer may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this free writing prospectus. See “Description of the Certificates—Distributions—Distributions of Principal.”

On each distribution date, the securities administrator will pay principal of the certificates in accordance with the priorities as described under “Description of the Certificates—Distributions on the Certificates—Distributions of Principal.”

Limited Cross-Collateralization Among the Loan Groups

In certain very limited circumstances, principal and interest collected on the mortgage loans in a mortgage group may be applied to pay principal or interest, or both, to the senior certificates unrelated to that loan group. See “Description of the Certificates—Limited Cross-Collateralization Among the Mortgage Groups.”

Servicing Compensation and Payment of Expenses

As compensation for master servicing, the master servicer will be entitled to receive on a monthly basis, an amount equal to the product of 0.0175% per annum on the stated principal balance of each mortgage loan and the amount on deposit in the pre-funding account, in each case, as of the beginning of the related due period. In addition, the master servicer will be entitled to all investment earnings with respect to amounts on deposit in the collection account.

NYMT Servicing will be paid on a monthly basis, an amount equal to (i) with respect to approximately 17.53% of the statistical mortgage loans, the product of (x) 0.20% per annum, increasing to 0.25% beginning on the initial adjustment date of the related mortgage loans and (y) the stated principal balance of such mortgage loans as of the beginning of the related due period and (ii) with respect to approximately 6.50% of the statistical mortgage loans, the product of (x) 0.25% per annum increasing to 0.375% beginning on the initial adjustment date of the related mortgage loans and (y) the stated principal balance of such mortgage loans as of the beginning of the related due period (collectively referred to herein as the “NYMT Servicing fee”). NYMT Servicing will pay a portion of the NYMT Servicing fee to the subservicer. ABN AMRO will be paid on a monthly basis, an amount equal to 0.25% per annum on the stated principal balance of each ABN AMRO mortgage loan, which represents approximately 75.97% of the statistical mortgage loans, as of the beginning of the related due period, referred to as the ABN AMRO servicing fee (and together with the NYMT Servicing fee, the “servicing fee”). As additional servicing compensation, NYMT Servicing and ABN AMRO are generally entitled to retain in respect of the NYMC mortgage loans or the ABN AMRO mortgage loans, as applicable, (i) all servicing related fees, including fees collected in connection with assumptions, modification, late payment charges and other similar amounts to the extent collected from the borrower, (ii) any prepayment penalties and (iii) any investment earnings on funds held in their respective custodial accounts and escrow accounts. See “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

The servicing fees and master servicing fees may be subject to adjustment in connection with any borrower prepayments between due dates. When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a prepayment interest shortfall in respect of interest available for payment to certificateholders. In order to mitigate the effect of prepayment interest shortfalls, each of NYMT Servicing Corporation and ABN AMRO with respect to the mortgage loans serviced by it (or the master servicer, to the extent that the related servicer fails to do so) will be required to pay compensating interest (but only up to the amount of the related servicing fee for the related distribution date, in the case of NYMT Servicing or ABN AMRO or the master servicing fee, in the case of the master servicer) into the collection account to the extent of any prepayment interest shortfall in respect of borrower prepayments.

Each of the servicing fee and the master servicing fee shall be payable from borrower payments and other receipts in respect of the related mortgage loans prior to the payment of any amounts to the certificateholders.

Wells Fargo Bank, N.A., in its capacity as securities administrator will not receive any additional compensation from the issuing entity.

Wells Fargo Bank, N.A. in its capacity as master servicer will pay the trustee from the master servicer’s own funds a mutually agreed upon fee on an annual basis. See “Summary of Fees and Expenses Related to the Issuance of the Certificates.”

Denominations

The issuing entity will issue the certificates in the minimum denominations specified in the table on S-5 in this free writing prospectus.

Book-Entry Registration

The issuing entity initially will issue the offered certificates (other than the class A-R certificates) in book-entry form. You may elect to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Luxembourg or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. You will not be entitled to receive a Definitive Certificate (except for the class A-R certificates) representing your interest except under limited circumstances.

See “Description of the Certificates—Book-Entry Certificates” in this free writing prospectus and “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the prospectus.

Credit Enhancement

Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the certificates will consist of subordination and shifting of interest features described in this free writing prospectus.

Subordination. The subordinate certificates are subordinated to the senior certificates in their right to receive distributions of principal and interest. Subordinate certificates with a higher numerical designation are subordinated to the subordinate certificates with a lower numerical designation in their right to receive principal and interest. See “Description of the Certificates—Distributions.”

If the mortgage loans in any mortgage group experience realized losses, then, generally, the principal amount of the subordinate class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those realized losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction. If the subordination of the subordinate certificates is insufficient to absorb realized losses, then the senior certificates will be allocated such losses and may never receive all of their principal payments, except that any realized losses on the group 2 mortgage loans that would otherwise be allocated to the class 2-A-1, class 2-A-2 or class 2-A-3 certificates will instead be allocated to the class 2-A-4 certificates until the class principal amount of the class 2-A-4 has been reduced to zero.

Some losses, however, such as special hazard losses, bankruptcy losses, and fraud losses in excess of the amounts set forth in this free writing prospectus, are, in general, allocated pro rata to each affected class of certificates instead of first being allocated to the subordinate certificates. Unlike other realized losses, these excess losses on the mortgage loans will be allocated pro rata among all related classes of certificates. The chart below indicates the initial applicable credit support percentage for the following classes of certificates.

Class(es)	Initial Applicable Credit Support Percentage
B-1	3.80%
B-2	2.45%
B-3	1.55%
B-4	1.00%
B-5	0.50%
B-6	0.25%

Shifting of Interest. In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the related senior certificates, all or a disproportionate amount of any prepayments and certain other unscheduled recoveries of principal received on the mortgage loans in a mortgage group will generally be allocated to the related senior certificates during the first eleven years after the cut-off date as described in this free writing prospectus, unless certain loss and delinquency tests (as set forth in the definition of “Senior Prepayment Percentage” in the glossary hereto) are satisfied. This disproportionate allocation will accelerate the amortization of the senior certificates as a whole while, in the absence of realized losses on the mortgage loans, increasing the percentage interest in the principal balance of the related mortgage loans that the subordinate certificates evidence.

We refer you to “Risk Factors — Potential Inadequacy of Credit Enhancement,” “Description of the Certificates — Priority of Distributions” and “—Allocation of Losses” in this free writing prospectus for more information.

Optional Purchase

Subject to restrictions described in this free writing prospectus, on any distribution date after the distribution date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the sum of the aggregate loan balance of the initial mortgage loans as of the cut-off date and the amount on deposit in the pre-funding account on the closing date, Wells Fargo Bank, N.A. will have the option, pursuant to the pooling and servicing agreement, to purchase the mortgage loans and the other assets of the trust thereby causing an early retirement of the certificates. Any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined in Section 860F of the Internal Revenue Code. See “The Mortgage Loan Purchase Agreement, The Pooling and Servicing Agreement and The Master Mortgage Loan Sale and Servicing Agreement—Optional Purchase of the Mortgage Loans.”

Legal Investment

Generally all the offered certificates (except for the class B-2 and class B-3 certificates ) will constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. We make no other representation as to the appropriate characterization of the certificates under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these certificates. See “Risk Factors—Some certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell” and “Legal Investment” in this free writing prospectus and “Legal Investment Considerations” in the prospectus.

Federal Income Tax Consequences

The trustee will elect to treat a portion of the issuing entity (exclusive of the pre-funding account) as one or more real estate mortgage investment conduits or REMICs for federal income tax purposes. Each of the offered certificates (other than the Class A-R Certificate) will represent ownership of “regular interests” in a REMIC. The Class A-R Certificate will be designed as the sole class of “residual interest” in each of the REMICs. See “Federal Income Tax Consequences” in this free writing prospectus and “Federal Income Tax Considerations” in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Under current law, in general, the offered certificates (other than the class A-R certificates) will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended and/or Section 4975 of the Internal Revenue Code of 1986, as amended if certain conditions are met. You should consult with your counsel with respect to the legal consequences of such plan’s or arrangement’s acquisition and ownership of the certificates. See “ERISA Considerations” in this free writing prospectus and in the prospectus.

Ratings

The offered certificates will initially have ratings as set forth on S-4 of this free writing prospectus.

A certificate rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all payments on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any basis risk shortfall (as described in this free writing prospectus) will be paid. See “Ratings.”

RISK FACTORS

References herein to percentages of statistical mortgage loans refer in each case to the percentage of the aggregate loan balance of all of the statistical mortgage loans in the mortgage pool (or in a particular group) as of the cut-off date, based on the stated principal balances of such mortgage loans as of the cut-off date, after giving effect to scheduled payments due on or prior to the cut-off date, whether or not received.

Prepayments of the mortgage loans will affect the yield to maturity of the certificates

The yield to maturity and weighted average lives of the offered certificates will be affected primarily by the rate and timing of principal distributions (including prepayments, liquidations, repurchases and defaults) of, and losses on, the related mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, pass-through rates and the availability of alternative financing, homeowner mobility and the solicitation of borrowers to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicers and the subservicer intend to enforce these provisions unless enforcement is not permitted by applicable law or a servicer or subservicer, as applicable, permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with accepted servicing practices. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—’Due-on-Sale’ Clauses” in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

The seller and its affiliates may, from time to time, maintain customer retention programs that may involve the solicitation of mortgage loan borrowers for possible loan refinancing. For example, a customer retention program may include the solicitation of all borrowers of the seller or its affiliates with adjustable rate mortgage loans that are approaching a scheduled rate reset date or borrowers of mortgage loans with a prepayment penalty period scheduled to expire. In addition, the seller and its affiliates may, from time to time, engage in general public solicitations for participation in various mortgage loan refinancing programs. Although solicitations related to customer retention programs or general refinancing solicitations will not be targeted specifically to the borrowers of the mortgage loans included in your trust, such borrowers may be included among those receiving such solicitations. Any refinancing of a mortgage loan may result in a prepayment of that mortgage loan and, consequently, may affect the weighted average lives of the related certificates.

The yield on the certificates will also be sensitive to the level of the mortgage indices on which the underlying mortgage loans adjust. In addition, the yield to maturity of any certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal distributions could result in an actual yield that is lower than the anticipated yield and, in the case of any certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal distributions could result in an actual yield that is lower than the anticipated yield. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the likelihood of borrower refinancing (whether related to customer retention programs, refinancing solicitations or otherwise), the level of the related mortgage index or the resulting yield to maturity of any certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders as described in this free writing prospectus. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Description of the Securities—Maturity and Prepayment Considerations” and “Yield Considerations” in the prospectus.

Mortgage loans originated pursuant to stated income documentation programs may have a greater risk of default

Approximately 16.75% of the statistical mortgage loans in the mortgage pool, and approximately 34.10%, 16.16% and 18.44% of the group 1, group 2 and group 3 statistical mortgage loans, respectively (in each case, based on the aggregate scheduled principal balance of the related mortgage group as of the cut-off date), were originated pursuant to stated income documentation programs. Unlike full documentation programs, borrowers’ income is not subject to verification under stated income programs. Therefore, stated income documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Hybrid adjustable-rate mortgage loans may experience faster prepayments than fixed rate mortgage loans

A substantial majority of the mortgage loans constitute hybrid mortgage loans, which have a fixed interest rate for an initial term and then convert to an adjustable rate. The mortgage loans that are hybrid mortgage loans generally have a fixed interest rate for the first two, five or seven years after origination before conversion. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to the effects of adjustable mortgage interest rates, periodic rate caps and maximum mortgage rates. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach conversion to adjustable rates. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid conversion to an adjustable rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

Your yield may be affected by changes in the mortgage rates of the mortgage loans

The mortgage rate on each mortgage loan will be based on the six-month LIBOR index, the one-year LIBOR index or the one-year CMT index. No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the related classes of certificates. See “Description of the Certificates—Distributions of Interest” in this free writing prospectus.

Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on your investment

If the amount of subsequent mortgage loans purchased by the trustee on behalf of the issuing entity is less than the amount deposited in the pre-funding account on the closing date, holders of the certificates in group 2 will receive a distribution of principal of the amount remaining in the pre-funding account on the distribution date occurring in April 2006. To the extent that there are significant amounts on deposit in the pre-funding account following the expiration of the pre-funding period, the holders of the group 2 certificates will receive a significant prepayment which may adversely affect their yield.

Prepayment interest shortfalls may reduce your yield

When a mortgage loan is prepaid, the borrower generally is required to pay interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The related servicer (or the master servicer, to the extent that the related servicer fails to do so) is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on the mortgage loans, but only up to the amount of the related servicer’s servicing fee (or the master servicing fee, in the case of the master servicer) for the related distribution date.

On any distribution date, any prepayment interest shortfalls to the extent not covered by compensating interest paid by the related servicer or the master servicer, as applicable, will reduce the interest distributable with respect to the certificates, which could adversely affect the yield on the related certificates.

Recent developments may increase risk of loss on the mortgage loans

The Servicemembers Civil Relief Act was signed into law in December 2003, revising the Soldiers’ and Sailors’ Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the borrower to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001, including current military engagements in Iraq and elsewhere has placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or may be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a borrower who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Borrowers are not required to repay the amount of any interest reductions resulting from application of the Servicemembers Civil Relief Act at any future time. The master servicer, the servicers and the subservicer will not advance any resultant shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest distribution priority.

We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and Similar State-Enacted Legislation” in the prospectus.

The value of the mortgage loans may be affected by, among other things, a decline in real estate values, which may result in losses to you

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the national or related local residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at an historically high rate in recent years. In particular, mortgage loans with high principal balances or high loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, regional employment outlook and the general economic well-being of that area. Any decrease in the value of the mortgaged properties may result in losses with respect to the mortgage loans, which could result in insufficient principal and interest on the mortgage loans to pay the certificates all principal and interest to which they are entitled.

The protection accorded to your certificates by subordination is limited

The rights of the class B-1 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions; the rights of the class B-2 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A and the class B-1 certificates to receive those distributions; the rights of the class B-3 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class B-1 and class B-2 certificates to receive those distributions; the rights of the class B-4 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class B-1, class B-2 and class B-3 certificates to receive those distributions; the rights of the class B-5 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class B-1, class B-2, class B-3 and class B-4 certificates to receive those distributions; and the rights of the class B-6 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class B-1, class B-2, class B-3, class B-4 and class B-5 certificates to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

If realized losses are incurred with respect to the mortgage loans the subordinate certificates, in reverse order of seniority (first to the class B-6 certificates, second to the class B-5 certificates, third to the class B-4 certificates, fourth to the class B-3 certificates, fifth to the class B-2 certificates and sixth to the class B-1 certificates) will be allocated that loss and may never receive that principal and interest. Investors should fully consider the risks associated with an investment in the class B certificates, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

Potential inadequacy of credit enhancement

The certificates are not insured by any financial guaranty insurance policy. The subordination and shifting of interest features described in this free writing prospectus are intended to enhance the likelihood that holders of more senior classes will receive regular distributions of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and losses on the mortgage loans.

None of the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to obtain, replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

The amount of realized losses, other than excess losses, experienced on the mortgage loans will be applied to reduce the principal amount of the class of subordinate certificates then outstanding with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments. You should consider the following:

•	if you buy a class B-3 certificate and losses on the mortgage loans exceed the total principal amount of the class B-4, class B-5 and class B-6 certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other class B-3 certificates by the amount of that excess;

•	if you buy a class B-2 certificate and losses on the mortgage loans exceed the total principal amount of the class B-3, class B-4, class B-5 and class B-6 certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other class B-2 certificates by the amount of that excess;

•	if you buy a class B-1 certificate and losses on the mortgage loans exceed the total principal amount of the class B-2, class B-3, class B-4, class B-5 and class B-6 certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other class B-1 certificates by the amount of that excess; and

•	after the total class principal amount of the subordinate certificates has been reduced to zero, realized losses on the mortgage loans will reduce the class principal amounts of the senior certificates related to the group incurring the loss except that any realized losses on the group 2 mortgage loans that would otherwise be allocated to the class 2-A-1, class 2-A-2, and class 2-A-3 certificates, will instead be allocated to the class 2-A-4 certificates, until the class principal amount of the class 2-A-4 certificates has been reduced to zero. See “Description of the Certificates—Priority of Distributions” and “—Allocation of Losses”.

Furthermore, the subordinate certificates will provide only limited protection against some categories of losses on the mortgage loans, such as special hazard losses, bankruptcy losses and fraud losses up to certain amounts specified in this free writing prospectus. Any losses on the mortgage loans in a mortgage group in excess of those amounts will be allocated among each class of senior certificates related to that mortgage group and each class of subordinate certificates in the manner set forth in this free writing prospectus. You should note that it is possible that a disproportionate amount of these types of losses could be experienced by one mortgage group which could make certificates related to the other mortgage groups more likely to suffer a loss. See “Description of the Certificates—Allocation of Losses” in this free writing prospectus.

Limited cross-collateralization among the mortgage groups; Limited recourse

With very limited exception described in “Description of the Certificates — Limited Cross-Collateralization Among the Mortgage Groups,” interest and principal on the senior certificates will be allocated based on amounts collected in respect of the mortgage loans in the related mortgage group. In the case of the senior certificates, the mortgage groups will generally not be “cross-collateralized” — interest and principal collections received from the mortgage loans in a mortgage group will generally only be available for distribution to the related senior certificates and not to the senior certificates related to the other mortgage groups. For example, collections from group 1 will generally only be available to make distributions to the class 1-A-1 and class A-R certificates, but not to the other classes of senior certificates; and collections from all mortgage groups will be available to make distributions to the subordinate certificates.

Because the subordinate certificates represent interests in all mortgage groups, the class principal amounts of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any one mortgage group. Therefore, the allocation of realized losses on the mortgage loans in any one mortgage group to the subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the classes of senior certificates, including the senior certificates related to the mortgage pools that did not suffer any losses. This will increase the likelihood that future realized losses on the mortgage loans may be allocated to senior certificates related to a mortgage pool that did not suffer those previous losses.

Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

The seller or ABN AMRO, as applicable, may not be able to repurchase defective mortgage loans

The seller has made various representations and warranties related to the NYMC mortgage loans. Those representations are summarized in “The Mortgage Loan Purchase Agreement, The Pooling and Servicing Agreement and The Master Mortgage Loan Sale and Servicing Agreement —Assignment of Mortgage Loans”.

If the seller fails to cure a material breach of its representations and warranties with respect to any NYMC mortgage loan in a timely manner, then the seller would be required to repurchase or in certain circumstances, substitute for the defective mortgage loan. If the seller fails to comply with its repurchase or substitution obligations, New York Mortgage Trust, Inc. will be required to comply with such obligations. It is possible that the seller and New York Mortgage Trust, Inc. may not be capable of repurchasing or substituting any defective NYMC mortgage loans, for financial or other reasons. The inability of the seller and New York Mortgage Trust, Inc. to repurchase or, in certain circumstances, substitute for defective NYMC mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.

Pursuant to the terms of the mortgage loan purchase agreement, the seller will assign all of its rights, but none of its obligations, under the master mortgage loan sale and servicing agreement, including representations and warranties provided by ABN AMRO in respect of the origination of the ABN AMRO mortgage loans. In the assignment, assumption and recognition agreement, ABN AMRO will restate the representations and warranties relating to the ABN AMRO mortgage loans as of the closing date. In the event that ABN AMRO breaches a representation or warranty made with respect to an ABN AMRO mortgage loan that materially and adversely affects the value of a mortgage loan or the interest of the issuing therein, ABN AMRO will be required to cure, repurchase or , in certain circumstances, substitute the related ABN AMRO mortgage loan. The inability of ABN AMRO to perform such obligations for defective ABN AMRO mortgage loans would likely cause such mortgage loans to experience higher rates of delinquencies, defaults and losses.

As a result, in either event losses on the certificates could occur.

Mortgage loans with interest-only payments

Approximately 51.52%, 0.35% and 19.99% of the statistical mortgage loans provide for payment of interest at the related mortgage rate, but not payment of principal for approximately the first five, seven or ten years, respectively, following the origination of the mortgage loan. All of the statistical mortgage loans to be included in group 1 have an interest only period for the first ten years. Approximately 56.32% and 13.96% of the statistical mortgage loans to be included in group 2 have an interest only period for the first five and ten years, respectively.

Approximately 5.74% and 78.13% of the statistical mortgage loans to be included in group 3 have an interest only period for the first seven and ten years, respectively. Following such interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. The presence of these mortgage loans in group 1, group 2 and group 3 will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these loans not been included in the mortgage pool. If you purchase such certificates at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make payment of principal during such period as a disincentive to prepayment. If a borrower’s recalculated monthly payment at the end of the interest-only period is substantially higher than a borrower’s previous monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

Approximately 0.57% of the statistical mortgage loans in the mortgage pool had original loan-to-value ratios of greater than 80% but less than or equal to 90%, and approximately 0.32% of the statistical mortgage loans had original loan-to-value ratios of greater than 90%, but less than or equal to 95%. Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios. Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, neither the servicer, the subservicer nor the master servicer will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to certificateholders. In such event, holders of subordinate classes of certificates may suffer losses.

Mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

At the time of origination of certain of the mortgage loans, the related borrowers also obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers’ mortgage loans included in the trust fund. Approximately 14.90% of the statistical mortgage loans in the statistical mortgage pool, and approximately 4.26%, 15.64%, and 8.01% of the statistical mortgage loans to be included in mortgage group 1, mortgage group 2 and mortgage group 3, respectively, have combined loan-to-value ratios greater than 80% but less than or equal to 90% and approximately 1.54% of the statistical mortgage loans in the mortgage pool and approximately 1.48% and 3.10% of the statistical mortgage loans to be included in mortgage group 2 and mortgage group 3, respectively and none of the statistical mortgage loans in mortgage group 1 have combined loan-to-value ratios greater than 90%, but less than or equal to 95%, and approximately 0.08% of the statistical mortgage loans in the statistical mortgage pool and approximately 0.09% of the statistical mortgage loans to be included in mortgage group 2 and none of the statistical mortgage loans to be included in mortgage group 1 and mortgage group 3 have combined loan-to-value ratios that exceed 95% but do not exceed 100.00%. Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers in the related mortgaged properties. Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included as assets of the issuing entity.

The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions and other factors particular to the areas of concentration

As of the cut-off date, the Statistical Mortgage Loans had concentrations in excess of 5% in each of the states identified in the table:

Relevant States	Aggregate Pool	Group 1	Group 2	Group 3
California	15.75%	None	17.22%	None
Illinois	12.37%	None	13.53%	None
Florida	10.96%	None	11.79%	None
New York	9.06%	6.01%	5.27%	67.95%
Massachusetts	8.99%	85.80%	6.17%	19.71%
Arizona	7.59%	8.19%	8.08%	None

As a result, any of the following factors in those jurisdictions may have a significant effect on the rate of delinquencies, defaults and losses on the mortgage loans due to the concentration of mortgage loans in those jurisdictions:

•	weak economic conditions, which may affect real property values and may affect the ability of borrowers to repay their loans on time

•	general declines in the residential real estate market, which may reduce the values of properties and could result in an increase in the loan-to-value ratios

•	natural disasters, including earthquakes, hurricanes, storms, floods, wildfires, mud slides and other natural disasters, which may result in increased losses on mortgage loans (particularly if such losses are uninsured) or in insurance payments that will constitute prepayments of those mortgage loans.

Recent hurricanes and tropical storms may have caused damage to certain mortgaged properties or may affect the ability of borrowers to make payments on their mortgage loans

Properties located in certain parts of the United States, particularly certain states located in the Gulf Coast region of the United States, were affected by recent hurricanes and tropical storms during the 2005 hurricane season. Any damage to mortgaged properties as a result of the recent hurricanes or tropical storms may or may not be covered by the related hazard insurance policies. No assurance can be given as to the effect of these storms or future storms on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by hurricanes or tropical storms. The seller, and to the extent the seller fails to do so, New York Mortgage Trust, Inc., in the case of the NYMC mortgage loans, and ABN AMRO in the case of the ABN AMRO mortgage loans will be obligated to repurchase the applicable mortgage loan if the related property incurred material damage prior to the closing date, with respect to the mortgage loans, and this damage has a material adverse affect on the interest of certificateholders in the mortgage loan. The full economic impact of damage sustained during the 2005 hurricane season is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may affect the performance of the mortgage loans. Any adverse impact as a result of these events may be borne by the holders of the certificates, particularly if the seller or the sponsor fails to repurchase any affected mortgage loan.

A significant percentage of cooperative loans may adversely affect your investment in the securities

Approximately 1.55% of the aggregate loan balance of the statistical mortgage loans constitute cooperative loans. Cooperative loans are evidenced by promissory notes secured by interests in shares issued by private corporations, or cooperatives, and by the related proprietary leases or occupancy agreements. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. Also, the cooperative apartment building and underlying land related to a cooperative loan generally will be subject to a blanket mortgage or an underlying lease of the land. The interests of the occupants under the proprietary leases or occupancy agreement generally are subordinate to the interests of any holder of a blanket mortgage or land lease. If the cooperative defaults on any blanket mortgage or lease, the holder of the mortgage or lease could foreclose on the related real property and terminate any related proprietary leases or occupancy agreements. Any such foreclosure could eliminate or substantially diminish the value of the collateral for any related cooperative loan. Therefore, the presence of a significant percentage of cooperative loans in the mortgage pool may result in a higher risk of losses as a result of delinquency, foreclosure or repossession than for mortgage assets secured by a direct interests in real property. If losses are greater than expected, and adequate credit support is not available to absorb the losses, you could suffer a loss on your investment.

Delays and expenses associated with the liquidation of mortgaged properties may result in losses to you

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the realization of value from defaulted mortgage loans or related mortgaged properties and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

Ratings on the offered certificates do not address all of the factors you should consider when purchasing offered certificates

The rating of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any basis risk shortfalls will be paid. See “Ratings” in this free writing prospectus.

Collections on the mortgage loans may be delayed or reduced if the seller or the servicers become insolvent

The transfer of the mortgage loans from the seller to the depositor and from the depositor to the trustee, on behalf of the issuing entity, will be treated as a sale of the mortgage loans rather than a secured financing for purposes of federal and state law. However, in the event of an insolvency of either the seller or the depositor, the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

In the event of a bankruptcy or insolvency of NYMT Servicing or ABN AMRO, in each case, as servicer, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, from terminating such servicer and appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of NYMT Servicing, or ABN AMRO as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The lack of physical certificates may cause delays in payments and cause difficulty in pledging or selling the certificates

The offered certificates (other than the Class A-R Certificate) will not be issued in physical form. Certificateholders of such certificates will be able to transfer certificates only through The Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in The Depository Trust Company may be limited because of the lack of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the securities administrator will not make payments directly to them. Instead, the securities administrator will make all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

The certificates may be inappropriate for individual investors

The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

•	the yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans

•	the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of payments

•	you may not be able to reinvest amounts paid in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate on your certificates or

•	it is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

You should also carefully consider the further risks and other special considerations discussed above and under the heading “Yield, Prepayment and Maturity Considerations” in this free writing prospectus, and in the prospectus under the heading “Risk Factors.”

The underwriter intends to make a secondary market in the certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of certificates.

Some certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell

The class B-2, class B-3, class B-4, class B-5 and class B-6 certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in these certificates, thereby limiting the market for those certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA certificates such as those classes. See “Legal Investment” in this free writing prospectus and “Legal Investment Considerations” in the prospectus.

Violations of federal, state and local laws may result in shortfalls on the mortgage loans

Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicers and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

•	limit the ability of the servicers to collect principal or interest on the mortgage loans

•	provide the borrowers with a right to rescind the mortgage loans

•	entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations

•	result in a litigation proceeding (including class action litigation) being brought against the issuing entity

•	subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

A violation of anti-predatory lending laws may result in losses on the mortgage loans

None of the mortgage loans are “High Cost Loans” within the meaning of the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at the federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. Approximately 8.99% of the statistical mortgage loans, and approximately 85.80%, 6.17% and 19.71% of the statistical mortgage loans included in mortgage group 1, mortgage group 2 and mortgage group 3, respectively, were originated in Massachusetts. Some of these mortgage loans are subject to anti-predatory lending laws in Massachusetts related to the origination of mortgage loans in connection with refinancings. Massachusetts law provides that a lender may not originate a mortgage loan for the purpose of refinancing all or part of an existing mortgage loan that was originated within a specified period of time prior to the refinancing unless the refinancing is in the borrower’s interest. The Massachusetts statute identifies a number of factors to be considered in determining whether the refinancing is in the borrower’s interest. The determination is highly subjective and the burden is on the lender to determine and demonstrate that the refinancing is in the related borrower’s interest.

The failure to comply with anti-predatory lending laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. The seller will represent and warrant that the NYMC mortgage loans do not violate the Home Ownership and Equity Protection Act of 1994 or any similar federal, state or local laws, including the Massachusetts anti-predatory lending statute. ABN AMRO will represent and warrant as of the closing date with respect to the ABN AMRO mortgage loans that it complied with all requirements of applicable federal law, and to the extent not preempted thereby, all applicable state or local law pertaining to the origination of such mortgage loans. Each of ABN AMRO and the seller will be obligated to repurchase any related mortgage loan that is determined to be in violation of any such anti-predatory lending law. If, however, ABN AMRO or the seller is unable or unwilling to repurchase any such mortgage loan, the trust may experience losses resulting from certain remedies for such violation, including possible rescission of the related mortgage loan.

Tax consequences of residual certificate

The class A-R certificate will be the sole “residual interest” in any REMIC elected by the issuing entity for federal income tax purposes.

The holder of the class A-R certificate must report as ordinary income or loss the net income or the net loss of any such REMIC whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the class A-R certificate other than the distribution of its class principal amount and interest on that amount.

Treasury regulations require a seller of the class A-R certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for “ safe harbor” protection from possible disregard of such a transfer.

Due to its tax consequences, the class A-R certificate will be subject to restrictions on transfer that may affect its liquidity. In addition, the class A-R certificate may not be acquired by Plans.

See “Description of the Certificate—Restrictions on Transfer of the Class A-R Certificate,” “ERISA Considerations” and “Federal Income Tax Consequences” in this free writing prospectus.

FORWARD LOOKING STATEMENTS

In this free writing prospectus and the prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations.” Forward-looking statements are also found elsewhere in this free writing prospectus and the prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition

•	political, social and economic conditions

•	the law and government regulatory initiatives

•	interest rate fluctuations

We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

GLOSSARY

A glossary of defined terms used in this free writing prospectus begins on page S-82.

THE MORTGAGE POOL

General

The statistical mortgage pool with respect to the Certificates consisted as of the Cut-off Date of approximately 503 conventional mortgage loans evidenced by promissory notes having an Aggregate Loan Balance of approximately $277,403,071. The mortgage loans will be selected for inclusion in the statistical mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. The statistical mortgage pool consists of the Initial Mortgage Loans and all of the mortgage loans expected to be included among the Subsequent Mortgage Loans to be delivered by the Seller during the Pre-Funding Period. The statistical mortgage pool will consist of first lien, conventional and adjustable rate mortgage loans. The statistical mortgage pool will be divided into three groups, referred to as Group 1, Group 2 and Group 3. Approximately 24.03% of the Stated Principal Balances of the Mortgage Loans in the statistical mortgage pool have been originated by The New York Mortgage Company, LLC (“NYMC”), referred to herein as the “NYMC Mortgage Loans.” Approximately 75.97% of the Stated Principal Balances of the Mortgage Loans in the statistical mortgage pool has been originated by ABN AMRO Mortgage Group, Inc. (“ABN AMRO”), referred to in this free writing prospectus as the “ABN AMRO Mortgage Loans.” The NYMC Mortgage Loans and the ABN AMRO Mortgage Loans are collectively referred to in this free writing prospectus as the “Statistical Mortgage Loans.”

References herein to percentages of Statistical Mortgage Loans refer in each case to the percentage of the Aggregate Loan Balance of all of the Statistical Mortgage Loans in the statistical mortgage pool (or in a particular group) as of the Cut-off Date, based on the Stated Principal Balances of such Statistical Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate Stated Principal Balances of the related Statistical Mortgage Loans (determined as described in the preceding sentence). The information with respect to the Statistical Mortgage Loans set forth in this free writing prospectus is approximate statistical information as of the Cut-off Date. References to a specified percentage of NYMC Mortgage Loans or ABN AMRO Mortgage Loans herein refer to the percentage of such loans in the aggregate Statistical Mortgage Loans presented in this free writing prospectus. In addition, prior to the Closing Date, Initial Mortgage Loans may be removed and other initial Mortgage Loans may be substituted for the removed loans. Although the Seller expects to deliver the Statistical Mortgage Loans that are not Initial Mortgage Loans to the Trustee, on behalf of the Issuing Entity, during the Pre-Funding Period, no assurance can be given that these mortgage loans will be delivered to the Trustee. The sum of certain percentages in this free writing prospectus may not equal 100% due to rounding. Certain characteristics of the Mortgage Loans are set forth in Annex II to this free writing prospectus.

The Mortgage Notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family residences, two- to four-family dwelling units, condominium units, units of planned unit developments and cooperative loans. The assets of the Issuing Entity includes, in addition to the mortgage pool, the following:

•	certain amounts held from time to time in Accounts maintained in the name of the Securities Administrator under the Pooling and Servicing Agreement

•	any property that initially secured a Mortgage Loan and is acquired by foreclosure or deed-in-lieu of foreclosure

•	all insurance policies described below, along with the proceeds of those policies

•	rights to require repurchase of the Mortgage Loans by the Seller or ABN AMRO, as applicable, for breach of representation or warranty in respect of the Mortgage Loans

•	the rights of the Seller under the Servicing Agreement with respect to the ABN AMRO Mortgage Loans.

All of the NYMC Mortgage Loans were originated by The New York Mortgage Company, LLC (“NYMC”) in accordance with its underwriting guidelines established and maintained by NYMC. The underwriting guidelines generally applied by NYMC in originating the NYMC Mortgage Loans are described under “Underwriting Guidelines—NYMC Underwriting Guidelines.” All of the ABN AMRO Mortgage Loans were originated by the ABN AMRO Mortgage Group, Inc. in accordance with its underwriting guidelines as described under “Underwriting Guidelines—ABN AMRO Underwriting Guidelines.”

All of the Statistical Mortgage Loans were originated from May 2005 to March 2006. Scheduled Payments made either earlier or later than the scheduled due dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest.

As of the Cut-off Date, none of the Statistical Mortgage Loans are 30 days or more delinquent.

Approximately 0.90% of the Statistical Mortgage Loans in the mortgage pool have Original Loan-to-Value Ratios between 80.01% and 95.00%. As of the Cut-off Date, none of the Statistical Mortgage Loans in the mortgage pool have Original Loan-to-Value Ratios in excess of 95.00%. Approximately 16.52% of the Statistical Mortgage Loans in the mortgage pool have Combined Loan-to-Value Ratios between 80.01% and 100.00%. As of the Cut-off Date, none of the Statistical Mortgage Loans in the mortgage pool have Combined Loan-to-Value Ratios in excess of 100.00%.

As of the Cut-off Date, the weighted average of the remaining term to stated maturity of the Statistical Mortgage Loans is 358 months.

Each adjustable rate Statistical Mortgage Loan will accrue interest at the adjustable rate calculated as specified under the terms of the related Mortgage Note.

All of the adjustable rate Statistical Mortgage Loans in the mortgage pool provide for semi-annual or annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR, One-Year LIBOR, or One-Year CMT Index as described at “—The Indices” below. There will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment (i) in the case of approximately 1.54% of the Statistical Mortgage Loans, approximately one year following origination, (ii) in the case of approximately 0.98% of the Statistical Mortgage Loans, approximately two years following origination, (iii) in the case of approximately 91.46% of the Statistical Mortgage Loans, approximately five years following origination and (iv) in the case of approximately 6.02% of the Statistical Mortgage Loans, approximately seven years following origination . On each Adjustment Date, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the related index and the applicable gross margin, provided that the Mortgage Rate on each such adjustable rate Mortgage Loan will not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed a specified Maximum Mortgage Rate over the life of such Mortgage Loan or be less than a specified Minimum Mortgage Rate over the life of such Mortgage Loan. The Mortgage Rate for the adjustable rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Rate Cap. As of the Cut-Off Date, all of the Statistical Mortgage Loans had Initial Rate Caps ranging from 2.000% to 5.000%.

Effective with the first monthly payment due on each Mortgage Loan (other than interest-only Mortgage Loans) after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term (other than with respect to interest-only Mortgage Loans, where the first scheduled principal distribution will not be due until five, seven or ten years, as applicable, after the origination of the interest-only Mortgage Loans), and pay interest at the Mortgage Rate as so adjusted.

Due to the application of the Initial Rate Caps, Periodic Rate Caps and Maximum Mortgage Rates, the Mortgage Rate on each adjustable rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related index and the applicable gross margin, rounded as described herein. See “—The Indices” below.

The adjustable rate Mortgage Loans do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

NYMC utilizes the Office of Thrift Supervision’s convention (the “OTS Convention”) for determining delinquency statistics. The OTS Convention assumes that each month has exactly 30 days, so a borrower who has not paid on the last day of the month is only 29 days late. A Mortgage Loan will only be considered between 30 and 59 days delinquent if a scheduled payment has not been received by the end of the month following the month in which such scheduled payment was to be made. For example, assume a Mortgage Loan has a scheduled payment due on August 1, 2006 and the borrower failed to make such payment. This Mortgage Loan will not be considered 30 to 59 days delinquent until September 30, 2006.

As of the Cut-off Date, the aggregate original principal balance of the Statistical Mortgage Loans was approximately $278,182,762. As of the Cut-off Date, the aggregate Stated Principal Balance of any Statistical Mortgage Loans was approximately $277,403,071, the minimum Stated Principal Balance of any Statistical Mortgage Loan was approximately $74,857, the maximum Stated Principal Balance of any Statistical Mortgage Loan was approximately $2,550,000, the lowest current Mortgage Rate of any Statistical Mortgage Loan and the highest current Mortgage Rate of any Mortgage Loan were approximately 4.500% and approximately 7.000% per annum, respectively, and the weighted average Mortgage Rate of any Statistical Mortgage Loan was approximately 5.924% per annum. The weighted average Original Loan-to-Value Ratio of the Statistical Mortgage Loans as of the Cut-off Date was approximately 69.67%.

The weighted average Credit Score of the Statistical Mortgage as of the date of origination of the respective Statistical Mortgage Loan was approximately 740. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores generally range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Seller or the Servicers make any representations or warranties as to the actual performance of any mortgage loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

As used herein, the Credit Score used in connection with the underwriting of a mortgage loan generally is the lower of two credit scores or the middle of three credit scores for two-file and three-file credit reports, respectively. For all mortgage loans purchased by the Seller, the credit report and the related Credit Score are generated during the underwriting of the mortgage loan by the originator and generally within 45 days of the origination date.

The Indices

As indicated above, the Mortgage Index applicable to the determination of the Mortgage Rates for approximately 19.95%, 77.97% and 2.09% of the Statistical Mortgage Loans will be Six-Month, One-Year LIBOR Index and the One-Year CMT Index, respectively, and as most recently available as of the first Business Day of the month prior to the related Adjustment Date. In the event that either the Six-Month, One-Year LIBOR Index or the One-Year CMT Index becomes unavailable or otherwise unpublished, the related Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Pre-Funding and Conveyance of Subsequent Mortgage Loans

On the Closing Date, the excess of the aggregate Class Principal Amount of the Certificates over the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date will be deposited in the Pre-Funding Account established and maintained by the Securities Administrator on behalf of the Certificateholders. Any such amount will not exceed 25% of the Class Principal Amounts of the Offered Certificates. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the Seller, and will not be available for payments on the Certificates. During the Pre-Funding Period, the Depositor is expected to purchase Subsequent Mortgage Loans indirectly through an affiliate from the Seller and to sell such Subsequent Mortgage Loans to the Trustee on behalf of the Issuing Entity. The maximum Aggregate Loan Balance of Subsequent Mortgage Loans to be transferred to the Trustee on behalf of the Issuing Entity is approximately $49,405,812. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the amounts in the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the aggregate Stated Principal Balance of the Mortgage Loans. The characteristics of the Mortgage Loans sold to the Trustee, on behalf of the Issuing Entity, will vary upon the acquisition of Subsequent Mortgage Loans. Each Subsequent Mortgage Loan must be acceptable to the Rating Agencies.

The Statistical Mortgage Loans

The Statistical Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex II to this free writing prospectus. The sum of the columns in Annex II may not equal the total indicated due to rounding.

Delinquency and Foreclosure Information for the Statistical Mortgage Loans

The following table sets forth certain information regarding the delinquency performance for the Statistical Mortgage Loans in the aggregate in the past twelve months as of the Cut-off Date.

	Delinquency Information for Past 12 Months as of Cut-off March 1, 2006
	Only One Instance of Delinquency
	# of Loans With One Instance		Scheduled Principal Balance With One Instance
	# of Loans	% of Loans	Stated Principal Balance	% of Stated Principal Balance
Period of Delinquency
30 to 59 days	3	0.60%	$1,287,863.62	0.46%
60 to 89 days	0	0.00%	$0.00	0.00%
90 days or more	0	0.00%	$0.00	0.00%
Foreclosures, Bankruptcies or
Real Estate Owned	0	0.00%	$0.00	0.00%

Total:	3	0.60%	$1,287,863.62	0.46%

None of the Statistical Mortgage Loans have had two or more instances of delinquency in the past twelve months as of the Cut-off Date.

Static Pool Information of the Sponsor

Information concerning the Sponsor’s prior residential mortgage loan securitizations is available on the internet at www.nymtrust.com/NYMT2006-1. Those securitizations involve mortgage loans comparable to the type of mortgage loans contained in the Issuing Entity.

Without charge or registration, investors can view on this website the following information for each of those securitizations:

•	summary initial pool information

•	delinquency, cumulative loss, and prepayment information as of each distribution date for approximately one year preceding the date of first use of this free writing prospectus.

•	In the event any changes or updates are made to the information regarding these securitizations available on the Sponsor’s website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at (212) 634-2411, Attention: Chief Investment Officer.

The static pool data available on the Sponsor’s website relating to any of the Sponsor’s mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus or the Depositor’s registration statement.

This static pool data may have been influenced in the past by factors beyond the Sponsor’s control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.

Static Pool Information of ABN AMRO

Information concerning ABN AMRO’s vintage year originations of mortgage loans comparable to the ABN AMRO Mortgage Loans is set forth in Annex V hereto.

The static pool information relating to any of the ABN AMRO’s mortgage loan originations issued prior to January 1, 2006 is not deemed to be a prospectus or part of this free writing prospectus or the Depositor’s registration statement.

The static pool data may have been influenced in the past by factors beyond ABN AMRO’s control such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of mortgage loans from prior vintage years may not be indicative of the future performance of the Mortgage Loans.

UNDERWRITING GUIDELINES

The NYMC Mortgage Loans were originated by The New York Mortgage Company, LLC (“NYMC”), a mortgage banking company and a wholly-owned subsidiary of New York Mortgage Trust, Inc., in accordance with underwriting guidelines established and maintained by NYMC (the “NYMC Underwriting Guidelines”). See “Origination and Sale of Mortgage Loans—NYMC Underwriting Guidelines” in the prospectus. The ABN AMRO Mortgage Loans were originated by ABN AMRO Mortgage Group, Inc., a Delaware corporation (“ABN AMRO”) in accordance with underwriting guidelines established and maintained by ABN AMRO (the “ABN AMRO Underwriting Guidelines”).

The NYMC Underwriting Guidelines

Approximately 24.03% of the Statistical Mortgage Loans in the mortgage pool, and 100%, 16.94% and 100% of the Statistical Mortgage Loans to be included in Mortgage Group 1, Mortgage Group 2 and Mortgage Group 3, respectively, were originated in accordance with the underwriting guidelines of NYMF. All of the NYMC

Mortgage Loans were underwritten in accordance with the underwriting guidelines of NYMF, which are for “prime” mortgage loans. The underwriting guidelines of New York Mortgage Funding, LLC, (“NYMF”) for “prime” mortgage loans are described below.

General. Underwriting standards are applied by or on behalf of a lender to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officers with pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization for the lender to apply for a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy.

When a mortgage loan is originated, the borrower’s credit report is generally reviewed. Generally, each credit report provides a credit score for the borrower. The credit score, called a “FICO” score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 250 to 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score, and are available from three major credit bureaus: Experian, Equifax and Trans Union. FICO credit scores are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans in particular and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan.

Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower’s credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by adding together the attribute weights for the applicant. The FICO scores for approximately 100% of the NYMC Mortgage Loans were available and the weighted average FICO score was approximately 740 at the time of scoring.

NYMF’s Guidelines for “Prime” Mortgage Loans

NYMF’s underwriting philosophy, as applied by NYMC, is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Although, multiple risk factors are assessed, NYMF’s underwriting guidelines concentrate their evaluation between the borrower and the property. NYMF’s underwriting guidelines utilize traditional manual underwriting procedures and techniques.

Mortgage loans originated by NYMC under NYMF’s underwriting guidelines for “prime” mortgage loans are underwritten under one of the following documentation programs: “full” documentation, “stated income” or “stated income/stated asset” documentation. For “full” documentation programs, documentation is the same as is required by Fannie Mae and Freddie Mac and generally requires the borrower to provide full income and employment documentation for the past two years and verification of assets is required. In some cases, under the “full” documentation program, alternative forms of verification may be used. Under “full” documentation, NYMF requires credit scores to the extent they are available from each of the three credit repositories, and the borrower must have a minimum credit score of 650 for most products and a minimum credit score of 680 for certain others. Under “full” documentation, the employment of the borrower is verified. The “stated income” documentation program requires borrowers to state their income on the application and the borrower’s assets are verified. Under this program, the borrower’s employer is contacted to verify the borrower’s employment and the duration of such employment, however, the amount of the borrower’s compensation is not verified. Under the “stated income/stated asset” documentation program, income and assets are stated but not verified. A reasonableness test is applied to the “stated income” and “stated income/stated asset” documentation programs to ensure that they are appropriate for the borrower’s income and assets.

All mortgage loans originated by NYMC under NYMF’s underwriting guidelines must meet credit, appraisal and underwriting standards acceptable to NYMF.

The creditworthiness of each applicant is a primary consideration in NYMC’s review of residential loan requests. Creditworthiness is determined based on NYMC’s analysis of each applicant’s financial statement, cash flow position and credit history. Financial information in the loan file must be analyzed to ensure that there are sufficient assets and financial resources to repay the loan. NYMF’s underwriting guidelines require NYMC to examine a prospective borrower’s credit report and liabilities are matched and reviewed with those reflected in the applicant’s credit report. The analysis of the applicant’s cash flow position requires the income to be verified. In assessing a prospective borrower’s creditworthiness, NYMF’s underwriting guidelines require NYMC to use FICO credit scores to the extent they are available.

As part of the evaluation of potential borrowers, NYMF’s underwriting guidelines generally require a description of income. If required by NYMF’s underwriting guidelines, NYMC obtains a two-year employment history, and employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent one year, relevant portions of the most recent federal income tax return, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal income tax return for the most recent year.

NYMF’s underwriting standards are applied by NYMC to evaluate the prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the borrower’s monthly gross income (the “debt-to-income ratios”) are within acceptable limits. The maximum acceptable debt-to-income ratios, which are determined on a loan-by-loan basis, vary depending on a number of underwriting criteria, including the loan-to-value ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the guidelines for debt-to-income ratios, each prospective borrower is required to have sufficient cash resources to pay the down payment, closing costs and required reserves. Exceptions to NYMF’s underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

The nature of the information that a borrower is required to disclose, and whether the information is verified, depends, in part, on the documentation program used in the origination process. Under each program, each prospective borrower is required to complete a standard Fannie Mae/Freddie Mac Form 1003 (loan application) which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are also generally required to submit their most recent federal income tax return. Under the “full” documentation program, the underwriter verifies the information contained in the application relating to employment, assets, income and mortgages.

Under each program, NYMF’s underwriting guidelines require that NYMC obtain, if available, a credit report that includes data from up to three credit repositories relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, lawsuits and judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the credit underwriter.

Under each program, NYMF’s underwriting guidelines require that NYMC obtain appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgage property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae/Freddie Mac appraisal standards then in effect.

NYMF’s underwriting guidelines require title insurance on all mortgage loans secured by first liens on real property. NYMF’s underwriting guidelines also require that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related mortgage loan or the replacement cost of the mortgaged property, whichever is less.

NYMF’s “full” documentation underwriting guidelines for conventional first mortgage loans generally allow a loan-to-value ratio at origination of up to 95%, depending on, among other things, a borrower’s credit history, repayment ability and debt-to-income ratio, as well as the type and use of the mortgaged property.

Under NYMF’s underwriting guidelines, NYMC generally permits various debt-to-income ratios based upon processing type. These ratios are based upon the borrower’s monthly housing expenses and a debt-to-income ratio based on the borrower’s total monthly debt. For mortgage loans originated with full documentation, debt-to-income ratios range from 28% to 40%. Exceptions may be granted to prospective borrowers with debt-to-income ratios outside of this range based upon an assessment of the borrowers overall ability to repay the mortgage loan. Any such exception may only be granted by an approved credit officer.

All mortgage loans are subject to an audit by NYMC’s internal and external quality control process, which reviews a statistical sampling of loans (at least 10% of all loans) at random and by criteria. Loans chosen by criteria include investor loans, high loan-to-value loans and non-occupant co-borrower loans. The auditor’s checklist includes an examination of the property appraisals, borrower’s pay stubs, W-2 Forms and title search.

ABN AMRO Underwriting Guidelines

ABN AMRO originates mortgage loans consisting primarily of first-lien and junior lien, conforming and non-conforming, conventional and non-conventional, fixed or adjustable rate mortgage loans. ABN AMRO has been an originator of mortgage loans since 1999 and has originated mortgage loans of the type backing the certificates offered hereby since 1999. ABN AMRO currently has an origination portfolio of approximately $53.3 billion, of which approximately $13.3 billion is secured by Prime ARM mortgage loans.

The following table describes the size, composition and growth of ABN AMRO’s total 1-4 unit residential mortgage loan origination portfolio over the past three years based on original principal balances.

	December 31, 2003		December 31, 2004		December 31, 2005
Loan Type	Number	Total Dollar Amount of Loan Portfolio	Number	Total Dollar Amount of Loan Portfolio	Number	Total Dollar Amount of Loan Portfolio
Alt-A ARM	0	0		0	1,177	$470,367,620
Alt-A Fixed	0	0		0	1,348	$393,556,843
Prime ARM	77,478	$17,611,757,267	41,585	$9,149,001,929	49,608	$13,341,403,195
Prime Fixed	594,339	$101,397,337,243	226,404	$38,739,703,360	167,904	$30,547,442,413
Seconds	15,016	$638,447,786	92,813	$7,068,555,438	86,974	$7,576,136,356
FHA/VA	23,357	$2,900,847,928	3,462	$415,241,591	1,024	$130,247,852
Other*	10,090	$1,502,054,109	7,121	$1,184,036,130	5,265	$895,793,502

Total	720,280	$124,050,444,333	371,385	$56,556,538,448	313,300	$53,354,947,781

*	This category includes, among other loan types, construction loans, bridge loans, lot loans, and loans underwritten under special Freddie Mac guidelines for borrowers with a weak credit reputation and/or questionable capacity.

The mortgage loans have been originated generally in accordance with underwriting criteria acceptable to ABN AMRO, which are referred to as the Underwriting Criteria and are discussed more fully below.

ABN AMRO originates residential mortgage loans through its various retail bank branches. The mortgage loans are processed and underwritten through one of its operation centers. ABN AMRO also originates loans through its network of mortgage loan brokers and correspondents, who, after processing the mortgage loans, submit such mortgage loans to ABN AMRO for approval and funding. ABN AMRO also has an e-commerce website where potential borrowers can submit their applications electronically, and ABN AMRO’s operation staff underwrites and approves the loans based, in part, on any other additional information requested.

ABN AMRO’s Underwriting Criteria are intended to evaluate the prospective mortgagor’s credit standing and repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. ABN AMRO requires each prospective mortgagor to complete an application which includes information about the applicant’s assets, liabilities, income, credit history, employment history and other related items, and furnish an authorization to obtain a credit report which summarizes the mortgagor’s credit history.

As part of the underwriting process, ABN AMRO may use automated underwriting systems that have been developed by Fannie Mae, Freddie Mac or the Federal Housing Administration. These systems evaluate all aspects of the borrower’s credit profile, including credit pattern, not only looking at the borrower’s repayment history but also use of credit. The system evaluates the borrower’s savings pattern and ability to repay the debt. It also looks at the loan-to-value ratio and the loan program the borrower has requested.

In order to establish the prospective mortgagor’s ability to make timely payments, unless otherwise waived as described below, ABN AMRO requires evidence regarding the mortgagor’s employment, income and assets, and amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts. A potential borrower is generally required to submit documentation verifying employment for the most recent two years. Required documentation could include pay stubs, W-2 forms, personal tax returns, business tax returns and financial statements as well as personal or other bank statements evidencing sufficient funds to close. In addition, a prospective borrower’s monthly debt as compared to his/her monthly gross income, i.e., the “debt-to-income” ratios, must generally be within the limits set forth in the Underwriting Criteria. Such debt-to-income ratio may be limited based on several underwriting criteria and may vary based on compensating factors.

In determining the adequacy of the property as collateral, at least one independent appraisal is generally made of each property considered for financing. The appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. Alternatively, the appraisal may be conducted by comparing values of similar properties in an automated system or electronic database, inspecting the exterior of the property or another method described in the Underwriting Criteria. The appraisal is based on the appraiser’s judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property. The Underwriting Criteria require that the underwriters be satisfied that the value of the property being financed supports the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. In the case of a refinance, if the loan is currently being serviced by ABN AMRO and the borrower intends to only reduce the interest rate or loan term, no additional property valuation may be required. However, if the borrower is requesting additional money exceeding the lesser of 2% or $2,000, a new property valuation is required.

Other than loans that are insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration and unless otherwise specified, any first lien mortgage loan with a loan-to-value ratio that at origination is at least 80.01% or higher is required to have mortgage insurance. ABN AMRO also requires that property insurance be maintained in accordance with the Underwriting Criteria for that loan. ABN AMRO may also require flood or other hazard insurance as set forth in their Underwriting Criteria.

ABN AMRO may originate mortgage loans under a limited mortgage documentation program. However, the mortgagors of these types of loans must have a good credit history and be financially capable of making a larger cash down payment in a purchase, or be willing to finance less of the appraised value in a refinancing than would otherwise be required by ABN AMRO. Currently, the Underwriting Criteria provide that under this type of program only conventional mortgage loans with specified loan-to-value ratios qualify. If the mortgage loan qualifies, ABN AMRO may waive some of its documentation requirements, including eliminating verification of assets, income and employment for the prospective mortgagor.

For conventional loans, ABN AMRO has a reduced documentation program under which a prospective borrower’s income or assets are not fully documented. ABN AMRO also has a “no ratio” loan program under which the borrower’s assets are fully disclosed and verified, but neither the amount nor the source of the borrower’s income is disclosed, and the credit approval process for such a loan does not rely on qualifying ratios. Under the “no documentation” program, verification of a borrower’s income and assets is completely removed from the processing of the loan file. The credit approval process for a “no documentation” loan relies entirely on the borrower’s credit report and the value of the mortgaged property.

For government loans, ABN AMRO underwrites FHA/VA loans in compliance with endorsement and guarantee requirements of the Department of HUD and Veterans Affairs. This incorporates both credit and collateral guidelines of these respective agencies.

ABN AMRO is not aware of any legal proceedings pending against ABN AMRO or against any of its property, including any proceedings known to be contemplated by governmental authorities, that are likely to materially affect the holders of the securities issued.

SERVICING OF THE MORTGAGE LOANS

General

Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by any of the Servicers, except as described under “—Servicing Compensation and Payment of Expenses”, “—Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans” and “—Advances” below. If any Servicer fails to fulfill its obligations under the Pooling and Servicing Agreement or the Master Mortgage Loan Sale and Servicing Agreement, as applicable, the Master Servicer may terminate such Servicer and appoint a successor servicer as provided in the Pooling and Servicing Agreement. See “Description of the Agreements—Servicer Events of Default and Master Servicer Events of Default” and “—Rights Upon Servicer and Master Servicer Events of Default” in the prospectus.

In managing the liquidation of defaulted Mortgage Loans, the applicable Servicer will have discretion, subject to the approval by the Master Servicer to the extent required in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, to take such action in maximizing recoveries to the Certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties subject to any restrictions in the Servicing Agreement. See “Servicing of the Trust Assets—Realization Upon Defaulted Mortgage Loans” in the prospectus.

All of the NYMC Mortgage Loans will be subserviced by the Subservicer pursuant to the terms and conditions of the Pooling and Servicing Agreement. The Subservicer will be required to perform all duties of NYMT Servicing under the Pooling and Servicing Agreement, but NYMT Servicing will have ultimate responsibility for the servicing of the Mortgage Loans. All of the ABN AMRO Mortgage Loans will be serviced by ABN AMRO pursuant to the terms and conditions of the Servicing Agreement.

Servicing Compensation and Payment of Expenses

As compensation for master servicing, the Master Servicer will be entitled to the Master Servicing Fee. In addition, the Master Servicer will be entitled to investment earnings on amounts on deposit in the Collection Account.

NYMT Servicing will be paid on a monthly basis, an amount equal to (i) with respect to approximately 17.53% of the statistical mortgage loans, the product of (x) 0.20% per annum, increasing to 0.25% beginning on the initial adjustment date of the related mortgage loans and (y) the Stated Principal Balance of such Mortgage Loans as of the beginning of the related Due Period and (ii) with respect to approximately 6.50% of the Statistical Mortgage Loans, the product of (x) 0.25% per annum increasing to 0.375% beginning on the initial Adjustment Date of the related Mortgage Loans and (y) the Stated Principal Balance of such Mortgage Loans as of the beginning of the related due period (collectively referred to herein as the “NYMT Servicing Fee”). NYMT Servicing will pay a portion of the NYMT Servicing Fee to the Subservicer. ABN AMRO will be paid on a monthly basis, an amount equal to 0.25% per annum on the stated principal balance of each ABN AMRO Mortgage Loan, which represents approximately 75.97% of the Statistical Mortgage Loans, as of the beginning of the related Due Period, referred to as the ABN AMRO Servicing Fee (and together with the NYMT Servicing Fee, the “Servicing Fee”). As additional servicing compensation, NYMT Servicing and ABN AMRO are generally entitled to retain in respect of the NYMC mortgage loans or the ABN AMRO mortgage loans, as applicable, (i) all servicing related fees, including fees collected in connection with assumptions and modifications, late payment charges and other similar amounts to the extent collected from the borrower, (ii) any prepayment penalties and (iii) any investment earnings on funds held in their respective custodial accounts and escrow accounts.

The Servicing Fee is subject to reduction as described below under “Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans.” See “Summary of Fees and Expenses Related to the Issuance of Notes.”

The Master Servicer, each of the Servicers and the Subservicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

Prepayments received during a Prepayment Period will be included in determining distributions to Certificateholders on the related Distribution Date. When a borrower prepays all or a portion of a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a Prepayment Interest Shortfall in respect of interest available for distribution to Certificateholders on the related Distribution Date. In order to mitigate the effect of any such Prepayment Interest Shortfall, the related Servicer will be required to pay Compensating Interest into the Collection Account; provided, however, that the amount of Compensating Interest in respect of any Distribution Date shall be limited to the Servicing Fee otherwise payable for such Distribution Date. To the extent that the Servicers fail to pay required Compensating Interest in respect of any Distribution Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Distribution Date.

Advances

Subject to the limitations described below, on each Servicer Remittance Date the Servicers will be required to make Advances from its funds or funds in the applicable Custodial Account that are not included in the available funds for such Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the Certificates rather than to guarantee or insure against losses. The Servicers are obligated to make Advances with respect to delinquent payments of principal of or interest on the applicable Mortgage Loan for which it services (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in the judgment of the related Servicer, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer, in its capacity as successor servicer, will be obligated to make any required Advance if the applicable Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable. If any of the Servicers or the Master Servicer, as applicable, determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. In addition, any of the Servicers or the Master Servicer, as applicable, may withdraw under certain circumstances as described in the Pooling and Servicing Agreement or the Servicing Agreement from the applicable Custodial Account or the Collection Account, as applicable, from funds that were not included in the available funds for the preceding Distribution Date to reimburse itself for Advances previously made. Any failure by a Servicer to make an Advance as required by the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, will constitute an event of default thereunder, in which case the Master Servicer or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement. See “Servicing of the Trust Assets—Advances” in the prospectus.

Collection of Taxes, Assessments and Similar Items

Each of the Servicers and the Subservicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The Master Servicer, each of the Servicers and the Subservicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Compliance with Applicable Servicing Criteria and Servicer Attestation

The Pooling and Servicing Agreement provides that on or before a specified date in each year for which the Depositor is required to file a 10-K, each party participating in the servicing function of the Issuing Entity will provide a report to the Master Servicer and the Trustee on an assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB. A firm of independent public accountants will be required to furnish to the Master Servicer and the Trustee, an attestation report compliant with Item 1122 of Regulation AB on each such party’s assessment of compliance with the applicable servicing criteria.

The Pooling and Servicing Agreement also provides for delivery to the Depositor and the Master Servicer, on or before a specified date of annual officer’s certificates to the effect that each of the Master Servicer, the Securities Administrator, NYMT Servicing and the Subservicer has fulfilled its respective obligations under the Pooling and Servicing Agreement throughout the preceding year.

The Servicing Agreement provides for delivery by ABN AMRO to the Master Servicer, as assignee of NYMC, on or before a specified date, of an annual officer’s certificate to the effect that ABN AMRO has fulfilled its obligations under such agreement throughout the preceding year, as well as an assessment of compliance and the related attestation with respect to Item 1122 of Regulation AB.

Master Servicer Default; Servicer Default; Subservicer Default

If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by the Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. However, if the Master Servicer is in default of its obligation to make an Advance as described in the Pooling and Servicing Agreement, the Trustee shall promptly terminate the Master Servicer. In such event, the Trustee will either assume the duties of Master Servicer or appoint a successor master servicer.

If the Subservicer is in default in its obligation under the Pooling and Servicing Agreement, NYMT Servicing will terminate the Subservicer and either appoint a successor subservicer, in accordance with the Pooling and Servicing Agreement, or succeed to the responsibilities of the terminated Subservicer. If NYMT Servicing succeeds to the responsibilities of the Subservicer, it will be entitled to receive the applicable portion of the Servicing Fee.

If NYMT Servicing is in default in its obligations under the Pooling and Servicing Agreement (including its obligations with respect to a defaulting Subservicer), or ABN AMRO is in default in its obligations under the Master Mortgage Loan Sale and Servicing Agreement, the Master Servicer may, at its option, terminate the related defaulting Servicer and either appoint a successor servicer, in accordance with the Pooling and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. If the Master Servicer succeeds to the responsibilities of any Servicer, it will be entitled to receive the Servicing Fee (or applicable portion thereof).

Pledge of Servicing Rights

The Pooling and Servicing Agreement permits either of the Servicers or the Subservicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Pooling and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the applicable Servicer or the Subservicer, the lender may appoint a successor servicer or successor subservicer, as applicable, provided that such successor servicer or successor subservicer, as applicable, meets the requirements for appointment of a successor servicer or successor subservicer, as applicable, under the Pooling and Servicing Agreement. See “—General” above.

PARTIES TO THE TRANSACTION

The following is a summary of the roles and responsibilities of various parties to the transaction, including a general description of the relevant transaction party’s experience in participating in securitizations of mortgage loans and mortgage-related assets. A more complete description of the duties and obligations with respect to each transaction party is included in the terms and provisions of the Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement and the Servicing Agreement.

The Sponsor

New York Mortgage Trust, Inc., a Maryland corporation (“NYMT”), is the sponsor of the offering of the Certificates. NYMT is a publicly traded company, trading on the New York Stock Exchange under the symbol “NTR.” NYMT owns all of the outstanding capital stock of the depositor, NYMT Securities Corporation (“NYMTSC”). The Seller, the New York Mortgage Company, LLC (“NYMC”), a residential mortgage banking company is a “taxable REIT subsidiary” of NYMT. NYMT and NYMC are each located at 1301 Avenue of the Americas, 7th Floor, New York, New York 10019.

NYMT and its affiliates have been participants in the securitization market since February 2005, and NYMT has sponsored publicly-offered securitization transactions since December 2005. NYMT and its affiliates securitize, sell and service primarily consumer mortgage loans. NYMT’s securitization program was initiated by NYMT to finance fully amortizing, one- to four-family, residential first lien and second lien mortgage loans that have been originated by The New York Mortgage Company, LLC, a wholly-owned subsidiary of NYMT and third party originators. The table below sets forth the number and aggregate principal balance of the mortgage loans which have been included in trusts formed by the NYMTSC:

2005
Number of Securitizations	1
Number of Mortgage Loans	484
Aggregate Principal Balance	$235,000.000

NYMT’s material obligations in the transaction is to repurchase defective Mortgage Loans in certain instances, as described in “The Mortgage Loan Purchase Agreement, The Pooling and Servicing Agreement and the Master Mortgage Loan Sale and Servicing Agreement” in this free writing prospectus.

NYMT has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, effective for its taxable year ended December 31, 2004. NYMT intends to distribute to its stockholders all or substantially all of its REIT taxable income each year in order to comply with the distribution requirements of the Internal Revenue Code and to avoid federal income tax. In order to meet some of the requirements to qualify as a REIT, NYMT conducts all of its loan origination, processing and underwriting through its primary operations subsidiary, NYMC, all of its sales functions through its subsidiary NYMF and all of its servicing functions through its servicing subsidiary NYMT Servicing Corporation. NYMT has elected to treat NYMC as a taxable REIT subsidiary and each of NYMTSC, NYMT Servicing Corporation and NYMF as a qualified REIT subsidiary.

The Seller

NYMC is the Seller of the Mortgage Loans. The Seller is a taxable REIT subsidiary of NYMT. NYMC sells mortgage loans secured by single-family residences, two- to four-family dwelling units, condominium units, units of planned unit developments, townhomes and cooperative apartments. See “Underwriting Guidelines” in this free writing prospectus.

The Originators

Approximately 24.03% of the Statistical Mortgage Loans in the mortgage pool, and 100%, 16.94% and 100% of the Statistical Mortgage Loans to be included in Group 1, Group 2 and Group 3, respectively, were originated by NYMC. Approximately 75.97% of the Statistical Mortgage Loans in the mortgage pool, 83.06%, of the Mortgage Loans in Group 2 and none of the Mortgage Loans in Group 1 or Group 3 were originated by ABN AMRO.

NYMC

NYMC is a residential mortgage banking company. NYMC’s core market spans from “New England” to the “Mid-Atlantic” areas, including the New York metropolitan area. To a lesser extent, NYMC is currently doing business in a number of other states across the United States, including California and Florida. NYMC is presently licensed or authorized to do business in a total of 43 states and the District of Columbia, and license applications are pending in other states.

The NYMC Mortgage Loans were underwritten in accordance with the underwriting standards of NYMF, as described above under “Underwriting Guidelines.”

ABN AMRO

ABN AMRO is a Delaware corporation, a wholly owned operating subsidiary LaSalle Bank Midwest National Association and an indirect subsidiary corporation of LaSalle Bank Corporation. The principal executive offices of ABN AMRO are located at 6300 InterFirst Drive, Ann Arbor, Michigan 48108.

The ABN AMRO Mortgage Loans were underwritten in accordance with the underwriting standards of ABN AMRO as described above under “Underwriting Guidelines.”

The Depositor

NYMTSC was incorporated in Delaware in August 2005, as a wholly-owned, limited-purpose financing subsidiary of NYMT. NYMTSC’s organizational documents limit NYMTSC’s activities to those directly related to the financing and sale of mortgage loans and mortgage-related assets. NYMTSC does not have, nor is it expected in the future to have, any significant assets other than those directly related to the financing and sale of mortgage loans and other mortgage-related assets. NYMT owns all of the issued and outstanding shares of capital stock of NYMTSC. NYMTSC’s principal executive offices are located at 1301 Avenue of the Americas, New York, New York 10019, (212) 634-9400.

NYMTSC was formed solely for the purpose of facilitating the financing and sale of mortgage loans and mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage loans and mortgage-related assets and taking certain similar actions. NYMTSC’s certificate of incorporation prohibits NYMTSC from incurring, assuming or guaranteeing any indebtedness except for (A) any indebtedness (i) that may be incurred by NYMTSC in connection with the issuance of any securities that are collateralized or otherwise secured or backed by an interest in mortgage loans or mortgage related assets (“Eligible Securities”), (ii) provides for recourse solely to the assets pledged to secure such indebtedness or to entities other than NYMTSC and provides that the holder of such indebtedness may not cause of the filing of a petition in bankruptcy or take any similar action against NYMTSC until at least 91 days after every indebtedness of NYMTSC evidenced by the securities is indefeasibly paid in full and (B) any indebtedness that by its terms (i) is subordinated to indebtedness of NYMTSC evidenced by Eligible Securities issued by NYMTSC and (ii) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against NYMTSC until at least 91 days after every indebtedness of NYMTSC evidenced by the Eligible Securities is indefeasibly paid in full. NYMTSC’s certificate of incorporation limits NYMTSC’s business to the foregoing and place certain other restrictions on NYMTSC’s activities. In particular, NYMTSC cannot not amend the purposes for which NYMTSC has been formed without the consent of an independent director.

NYMTSC does not have, nor is it expected in the future to have, any significant assets. As a newly formed entity, NYMTSC does not have any prior experience or involvement in securitizing assets of any kind.

The Issuing Entity

The Issuing Entity will be a common law trust formed pursuant to the terms of the Pooling and Servicing Agreement. The assets of the Issuing Entity will not include any assets other than the mortgage loans or the other assets described below. The Issuing Entity will not have any liabilities other than those incurred in connection with the Pooling and Servicing Agreement and any related agreement. The Trustee and the Depositor will act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

The Issuing Entity will not be utilized for any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Issuing Entity and proceeds therefrom, issuing the Certificates, making distributions on the Certificates, and related activities. The permissible activities of the Issuing Entity may not be modified.

The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the issuing entity would be considered a “business trust.” In addition, in the event of bankruptcy of the sponsor, the depositor or any other party to the transaction, it is not likely that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 will be made available on the website of the sponsor on the day that such material is electronically filed with, or furnished to, the Commission, or as soon as reasonably practical thereafter.

The Master Servicer and the Securities Administrator

Wells Fargo Bank, N.A. (“Wells Fargo Bank”), is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Seller, the Sponsor, the Subservicer and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer and Subservicer reports and remittances and for the oversight of the performance of NYMT Servicing under the terms of Pooling and Servicing Agreement and ABN AMRO under the terms of the Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on Servicer and Subservicer data, compares its results to the Servicers’ loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement and the Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against the Servicers. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

The Servicers

NYMT Servicing Corporation

NYMT Servicing Corporation will be named as Servicer of the NYMC Mortgage Loans under the Pooling and Servicing Agreement. NYMT Servicing Corporation has no prior experience in servicing mortgage loans, consequently, all of the NYMC Mortgage Loans will be subserviced by Cenlar FSB, a federal savings bank, as Subservicer, which will have primary responsibility for servicing the NYMC Mortgage Loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the NYMC Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Pooling and Servicing Agreement. See “ —The Subservicer” below. Notwithstanding the obligations of the Subservicer to service the NYMC Mortgage Loans, NYMT Servicing will remain responsible, pursuant to the terms of the Pooling and Servicing Agreement, for the acts and omissions of the Subservicer in respect of its obligation to service the NYMC Mortgage Loans. Under the Pooling and Servicing Agreement, the Master Servicer has the authority to terminate NYMT Servicing for certain events of default which indicate that either NYMT Servicing or the Subservicer is not performing, or is unable to perform, its duties and obligations under the Pooling and Servicing Agreement. See “Servicing of the Mortgage Loans” above.

ABN AMRO Mortgage Group, Inc.

ABN AMRO Mortgage Group, Inc. (“ABN AMRO”) is a Delaware corporation, a wholly owned operating subsidiary LaSalle Bank Midwest National Association and an indirect subsidiary corporation of LaSalle Bank Corporation. The principal executive offices of ABN AMRO are located at 6300 InterFirst Drive, Ann Arbor, Michigan 48108.

In 1999, Standard Federal Bank, F.S.B. (a predecessor of LaSalle Bank Midwest National Association) contributed all of its operations related to 1-4 unit residential mortgage loan originations consisting primarily of first lien loans and its servicing assets to ABN AMRO, which was formed to consolidate all of the 1-4 unit residential mortgage banking operations of Standard Federal Bank, F.S.B. and its affiliates into one entity. Before this contribution, ABN AMRO did not hold or service any 1-4 unit residential loans in a loan or servicing portfolio. After this contribution, ABN AMRO began to originate, directly or indirectly, and service 1-4 unit residential mortgage loans in its loan and servicing portfolio and in 2003, ABN AMRO began to originate, directly or indirectly, and service closed-end mortgage loans secured by junior liens on the related 1-4 unit residential mortgaged property. On October 5, 2001, Standard Federal Bank, F.S.B. was merged with Michigan National Bank and the combined entity was initially named Standard Federal Bank National Association, which name was subsequently changed to LaSalle Bank Midwest National Association. At that time the 1-4 unit residential mortgage loan assets of Michigan National Bank were consolidated with the assets of Standard Federal Bank. However, the servicing of these assets remained with an unaffiliated servicer who had contracted to service the loans for Michigan National Bank prior to the merger.

Since 1999, ABN AMRO has serviced mortgage loans secured by first liens on the related 1-4 unit residential mortgaged property, and since 2003 it has serviced closed-end mortgage loans secured by junior liens on the related 1-4 unit residential mortgaged property. The servicing is performed both on a securitized basis for Fannie Mae, Freddie Mac, and Ginnie Mae pool investors and other investors, and also on a whole loan basis for Fannie Mae, Freddie Mac and other investors, including ABN AMRO and its affiliates. The majority of first mortgage loans serviced by ABN AMRO are written on Fannie Mae/Freddie Mac uniform instruments or on forms approved for use by HUD or VA. However, some of the first mortgage loans serviced are written on documents drafted by the originators, including affiliates, of the mortgage loans. Junior mortgage loans are written on instruments drafted or otherwise adopted for use by ABN AMRO. All such first and junior mortgage loans are serviced in accordance with Fannie Mae, Freddie Mac, Ginnie Mae, FHA, or VA requirements, as applicable, unless mortgage documents and investor guidelines require different servicing procedures in the related servicing agreement.

As of December 31, 2005, ABN AMRO serviced approximately $201.6 billion aggregate principal amount of 1-4 unit residential mortgage loans.

The following table describes the size, composition and growth of ABN AMRO’s total 1-4 unit residential mortgage loan servicing portfolio over the past three years based on current principal balances.

	December 31, 2003		December 31, 2004		December 31, 2005
Loan Type	Number	Total Dollar Amount of Loan Portfolio	Number	Total Dollar Amount of Loan Portfolio	Number	Total Dollar Amount of Loan Portfolio
Alt-A ARM	0	0	0	0	950	$361,715,475
Alt-A Fixed	0	0	0	0	1,290	$375,798,317
Prime ARM	118,626	$23,279,841,398	131,657	$23,812,497,146	145,114	$29,194,648,459
Prime Fixed	1,137,885	$157,135,210,171	1,206,578	$159,407,107,222	1,193,226	$161,005,004,742
Seconds	8,159	$275,428,350	20,224	$619,045,396	24,788	$762,426,077
FHA/VA	78,182	$8,085,321,126	139,636	$9,057,435,116	106,931	$6,675,305,319
Other*	44,664	$8,165,482,547	40,086	$7,614,052,937	29,112	$3,217671,786

Total	1,387,516	$196,941,283,592	1,538,181	$200,510,137,817	1,501,411	$201,592,570,175

*	This category includes, among other loan types, construction loans, bridge loans, lot loans and loans underwritten under special Freddie Mac guidelines for borrowers with a weak credit reputation and/or questionable capacity.

ABN AMRO will provide each mortgagor with either coupon books or periodic transaction statements for the purpose of making timely payments as required by the mortgage loan documents. These billing practices are suspended for mortgagors who elect to make mortgage payments each month via an automated payment method. In any event, if payments are not made when due in accordance with the mortgage instruments, late charges are assessed on the next business day following expiration of any grace period allowed in the mortgage documents for making payments. Notices of late charge assessments are mailed to each mortgagor on the same business day that late charges are assessed.

Also, for mortgagors who have experienced payment problems in the past, a collection letter is generally sent prior to the expiration of any grace period. Contact by phone is then attempted with such mortgagors. If mortgagors’ payments are more than 30 days past due, ABN AMRO utilizes a collection campaign of letters and attempted phone call contacts designed to ascertain the causes for the delinquency, impress on mortgagors the seriousness of the matter and inform the mortgagors of the loss mitigation options that may be available to the mortgagors.

It is ABN AMRO’s practice to monitor borrower bankruptcy proceedings and respond as required under applicable law. ABN AMRO may, in some cases, assign foreclosures and bankruptcy matters to outside counsel.

ABN AMRO in its capacity as servicer will service the related mortgage loans, which generally includes collecting and remitting mortgage loan payments, holding custodial and escrow accounts for payment of property taxes and insurance premiums, administering delinquent payments as described in this section, supervising foreclosures and property dispositions and generally administering the mortgage loans in accordance with, and to the extent set forth in, the Master Mortgage Loan Sale and Servicing Agreement, as modified by the Assignment, Assumption and Recognition Agreement.

ABN AMRO is not aware of any material changes in its servicing policies and procedures that would have a material impact on the performance of the mortgage loans nor does ABN AMRO believe its financial condition would materially affect its ability to service the mortgage loans.

ABN AMRO is an affiliate of LaSalle Bank, National Association, which is acting as custodian, both entities are subsidiary corporations of LaSalle Bank Corporation.

The Trustee

U.S. Bank National Association (“U.S. Bank”) will act as trustee (the “Trustee:”) under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005. As of December 31, 2005, U.S. Bancorp served approximately 13.4 million customers, operated 2,419 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107. U.S. Bank has provided corporate trust services since 1924. As of December 31, 2005, U.S. Bank was acting as trustee with respect to 54,019 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 575 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $215,303,100,000.

The Custodian

In its capacity as custodian, LaSalle Bank National Association (“LaSalle”) will hold the mortgage loan files exclusively for the use and benefit of the Issuing Entity. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the custodial agreement to be entered between the Trustee, Trust Administrator and LaSalle. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and The New York Mortgage Company, LLC. (“NYMC”) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to NYMC for certain residential mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by NYMC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

The Subservicer

Cenlar FSB (“Cenlar”) is a federally chartered capital stock savings bank formed in 1984 from the combination of a thrift institution located in Mercer County, New Jersey and an employee-owned mortgage banking business. In September 1996, Cenlar completed its transition to a wholesale bank by selling all of its remaining retail branches to an institution that assumed substantially all deposit liabilities. Its corporate headquarters are located at 425 Phillips Boulevard, Ewing, New Jersey 08628, telephone number (609) 883-3900. Cenlar continues to conduct wholesale banking activities from a branch located at its corporate headquarters.

Cenlar is primarily engaged in servicing and sub-servicing mortgage loans for approximately 80 clients that include banks, thrifts, credit unions, mortgage companies and agencies. Cenlar is an approved seller/servicer in good standing with Ginnie Mae, Fannie Mae, Freddie Mac, the Federal Housing Administration, the Federal Home Loan Bank and the Veterans Administration. As of December 31, 2005, Cenlar serviced or subserviced approximately 275,000 loans with an aggregate principal balance in excess of $45 billion consisting of conventional, FHA and VA loans, for approximately 1,200 investors in all 50 states, the District of Columbia and the Virgin Islands.

For 2005, Cenlar was rated by S&P as ‘Strong’ and RPS3+ by Fitch. Cenlar also received recognition from Freddie Mac as a Premier Tier One Servicer.

Servicing and sub-servicing includes collecting and remitting loan payments, administering escrow funds for the payment of real estate taxes and insurance premiums, contacting delinquent mortgagors, supervising foreclosures in the event of non-remedied defaults, and generally administering the loans.

Cenlar has implemented a number of comprehensive controls and technologies to preserve confidentiality of borrowers’ sensitive personal financial information.

Cenlar’s sub-servicing activities include:

(1)	setting up and maintaining new loan production on Cenlar’s servicing system to perform data processing and management, and testing the validity and accuracy of designated data elements;

(2)	transferring loan data from a bulk transferee’s servicing system to Cenlar’s servicing system and verifying the quality of the data;

(3)	data integrity review of designated data elements for all loans added to Cenlar’s servicing system;

(4)	processing payments, depositing checks received within two business days into a clearing account and clearing check disbursements, reconciling funds received and transactions posted in Cenlar’s servicing system, processing pay-off transactions and related satisfactions;

(5)	monitoring loans that are in default, collecting funds on loans that are delinquent or in default, conducting loss mitigation activities, including arranging repayment plans, arranging to lift stays or take other action in bankruptcy proceedings involving borrowers, administering foreclosures, making insurance or other claims against insurance companies, sureties or other guarantors and REO processing as opposed to REO management;

(6)	processing activity related to the payment of taxes and insurance and other items escrowed pursuant to the applicable documents;

(7)	answering borrower inquiries received via telephone, mail and email and performing needed research in connection with such inquiries, managing the escrow analysis function to determine appropriate escrow amounts and preparation of required reporting to borrowers;

(8)	remitting funds to the master servicer or when applicable, to other appropriate parties and reviewing the accuracy and completeness of investor reports, and coordinating conversion of new investor records set up;

(9)	confirming that all loans, where required, are covered under tax service contracts and flood determination contracts;

(10)	transferring data when loans or servicing is transferred and coordinating the various notices, transfer of records and reconciliations, and managing interim loan servicing function; and

(11)	processing loan modifications.

When a loan is past due, a collector reviews the loan and initiates the collection process. The collector is required to document the steps taken to bring a loan current and any recent developments that may occur.

If the payment is not received by the 15th day after the payment due date, a late charge is assessed and a delinquency notice is mailed to the borrower requesting payment. In addition, Cenlar uses either Fannie Mae’s Risk Profiler or Freddie Mac’s Early Indicator to determine when, after the payment due date, delinquent borrowers will be called. Collectors contact the borrowers to determine the reason for nonpayment and to discuss a suitable arrangement for bringing the loan current.

Delinquent loans are systematically sorted into various queues depending on the age of delinquency, loan type and/or client. There is a daily upload of delinquent accounts from Cenlar’s servicing system to Cenlar’s predictive dialer. Follow-up letters are automatically based on defined parameters.

Delinquent reports are generated after the end of each month for management review. Delinquent reports are supplied to the Master Servicer and other appropriate parties.

Cenlar’s loss mitigation department is responsible for working with defaulted borrowers to find alternative ways to avoid foreclosure. With the approval of the servicer of the mortgage loans subserviced by Cenlar, this department reviews the borrower’s financial status to see if a payment plan, modification of the mortgage, deed-in-lieu, or pre-sale would be an appropriate solution.

When a loan is determined to be a candidate for possible foreclosure, it is referred to Cenlar’s foreclosure review committee. A determination is made to refer the case to the foreclosure department or back to the collection department for further action. If the loan is approved for foreclosure, the loan is systematically coded for special processing related to foreclosure and original documents are ordered from the custodian for the preparation of an attorney referral package. An attorney and a foreclosure technician is assigned to the case based on the state where the property is located.

Cenlar monitors the ongoing status of each bankruptcy case, including application of checks received and to ensure that all applicable motions are filed with the court as warranted.

The following table illustrates the growth of Cenlar’s servicing and subservicing portfolio during the past three years.

CENLAR MANAGED ARMS

Loan Type: Hybrid and Conventional First Lien ARMS

Effective Date	Active Loan Count	Total Unpaid Principal Balance
December 31, 2003	43,170	$11,894,433,794
December 31, 2004	70,350	$23,371,079,103
December 31, 2005	75,137	$23,251,574,699

DESCRIPTION OF THE CERTIFICATES

General

The Mortgage Loans and the other assets of the Issuing Entity will represent all the assets available for distribution to the Certificates. Copies of the Pooling and Servicing Agreement and the Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor (NYMT Securities Corporation Commission File Number 333-127912 that will be available to purchasers of the Offered Certificates at, and will be filed with, the Securities and Exchange Commission. The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

The Certificates will consist of the Class 1-A-1 Certificates, Class 2-A-1 Certificates, Class 2-A-2 Certificates, Class 2-A-3 Certificates, Class 2-A-4 Certificates, Class 3-A-1 Certificates, Class A-R Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates, collectively referred to herein as the Certificates. Only the Class 1-A-1 Certificates, Class 2-A-1 Certificates, Class 2-A-2 Certificates, Class 2-A-3 Certificates, Class 2-A-4 Certificates, Class 3-A-1 Certificates, Class A-R Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates are offered hereby and are referred to as the Offered Certificates.

The Certificates other than the Class A-R Certificates will be issued in book-entry form. The Definitive Certificates will be transferable and exchangeable through the Securities Administrator. The Offered Certificates (other than the Class A-R certificates) will be issued in minimum dollar denominations of $100,000 and integral multiples of $1 in excess of $100,000.

The Class A-R Certificates will be issued as a single certificate with a principal balance of $100.

Book-Entry Certificates

The Offered Certificates (other than the Class A-R Certificates) will be Book-Entry Certificates. Certificateholders may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal amount of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Except as described below, no person acquiring a

Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificateholders will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificateholders are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Certificateholders will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificateholders have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess certificates, the Rules provide a mechanism by which Certificateholders will receive payments and will be able to transfer their interests.

Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in multiple currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

Non-Participants of Euroclear may hold and transfer book-entry interests in the Certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to this free writing prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those Certificates in the secondary market since some potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the assets of the Issuing Entity provided by the Securities Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the Depositor and the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

1.	DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor; or

2.	after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the Voting Rights evidenced by any class of Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class and the applicable DTC Participants consent to the termination.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator and the Trustee will recognize the holders of such Definitive Certificates as holders of the Certificates under the Pooling and Servicing Agreement.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Custodial Accounts; Collection Account

Custodial Accounts With Respect to NYMC Mortgage Loans

The Pooling and Servicing Agreement provides that NYMT Servicing and the Subservicer, for the benefit of the Certificateholders, shall establish and maintain one or more accounts, each known as a “Custodial Account,” into which the Servicer and the Subservicer, as applicable, is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, generally all amounts received with respect to the NYMC Mortgage Loans, except that the Servicer and Subservicer may deduct their respective portion of the Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. Any Custodial Account must be an Eligible Account. NYMT Servicing or the Subservicer may make withdrawals from the Custodial Account for the limited purposes specified in the Pooling and Servicing Agreement. See “Servicing of the Trust Assets—Withdrawals from the Custodial Account” in the prospectus. The Pooling and Servicing Agreement permits NYMT Servicing and the Subservicer to direct any depository institution maintaining the related Custodial Account to invest the funds in the related Custodial Account in one or more investments acceptable to the Rating Agencies as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. NYMT Servicing and the Subservicer will be entitled to all income and gain realized from the related Custodial Account investments, and the income and gain will be subject to withdrawal by the Servicer or the Subservicer, as applicable, from time to time. NYMT Servicing or the Subservicer will be required to deposit the amount of any losses incurred in respect to the related Custodial Account investments out of its own funds as the losses are realized.

Custodial Accounts With Respect to ABN AMRO Mortgage Loans

The Servicing Agreement provides that ABN AMRO, for the benefit of the Certificateholders, shall establish and maintain one or more accounts, each known as a “Custodial Account,” into which ABN AMRO is required to deposit or cause to be deposited, on a daily basis, and retain therein, certain payments and collections as more fully described in this free writing prospectus. ABN AMRO may invest the funds in the Custodial Account in eligible investments as provided in the Servicing Agreement for the benefit of the Trustee, on behalf of the Issuing Entity, which shall mature not later than the Business Day immediately preceding the next Servicer Remittance Date, except that any investment in the institution with which the Custodial Account is maintained may mature on such Servicer Remittance Date and any other investment may mature on such Servicer Remittance Date if ABN AMRO shall advance funds on such Servicer Remittance Date, pending receipt thereof, to the extent necessary to make distributions to the Master Servicer. All income and gain realized from any such investment shall be for the benefit of ABN AMRO. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by ABN AMRO out of its own funds immediately as realized.

Collection Account

The Pooling and Servicing Agreement provides that the Securities Administrator, for the benefit of the Certificateholders, shall establish and maintain one or more accounts, known as a “Collection Account,” into which the Securities Administrator will deposit funds remitted to it by the Servicers on the Servicer Remittance Date. Any Collection Account must be an Eligible Account. The Securities Administrator may make withdrawals from the related Collection Account for the limited purposes specified in the Pooling and Servicing Agreement. See “Servicing of the Trust Assets—Withdrawals from the Collection Account” in the prospectus. The Pooling and Servicing Agreement permits the Securities Administrator to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account in one or more investments acceptable to the rating agencies as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, generally no later than the related Distribution Date. The Master Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Master Servicer from time to time. The Master Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

Distributions

General

Distributions on the Certificates will be made by the Securities Administrator, on each Distribution Date, commencing in April 2006, from funds available therefor in the Collection Account to the persons in whose names the Certificates are registered at the close of business on the related Record Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to payments as it appears on the certificate register, or, in the case of any Certificateholder that has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the office of the Securities Administrator or such other address designated in writing by the Securities Administrator. On each Distribution Date, a holder of a Certificate will receive such holder’s Percentage Interest of the amounts required to be paid with respect to the applicable class of Certificates.

Available Distribution Amount

Distributions of interest and principal on the Certificates will be made on each Distribution Date from the Available Distribution Amount of the related Mortgage Group, in the case of the Senior Certificates and from the Available Distribution Amount of all Mortgage Groups in the case of the Subordinate Certificates, in the order of priority set forth below at “Priority of Distributions.”

Distributions of Interest

Interest will accrue on each class of Certificates at the applicable Pass-Through Rate for such class on the Class Principal Amount of such class for the related Accrual Period. All calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The Pass-Through Rate for each class of certificates is set forth below and the approximate initial pass-through rates are set forth on S-4 of this free writing prospectus.

The Pass-Through Rate on the Class 1-A-1 and Class A-R certificates will be the Pool 1 Net WAC.

The Pass-Through Rate on the Class 2-A Certificates will be the Pool 2 Net WAC.

The Pass-Through Rate on the Class 3-A-1 Certificates is the Pool 3 Net WAC.

The Pass-Through Rate on the Subordinate Certificates is the Subordinate Net WAC.

The Interest Distribution Amount for each class of Certificates for any Distribution Date will equal the interest accrued on the Class Principal Amount of such class at the related Pass-Through Rate reduced by the amount of Net Interest Shortfalls allocated to such class.

Net Interest Shortfalls for a Mortgage Group on any Distribution Groups will be allocated among all classes of Senior Certificates of the related Certificate Group and all classes of related Subordinate Certificates proportionately based on (i) in the case of the Senior Certificates, Current Interest otherwise distributable thereon on such Distribution Date and (ii) in the case of the Subordinate Certificates, interest accrued on their Apportioned Principal Balances, in each case before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Certificate of equal priority within a Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next Distribution Date. An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Mortgage Group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Distributions of Principal

On each Distribution Date, all payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between the related Senior Certificates and the Subordinate Certificates as follows:

Senior Principal Distribution Amount. On each Distribution Date, a Mortgage Group’s Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the Senior Certificates of the related Certificate Group will be distributed as principal on the Senior Certificates of such Group, up to the related Senior Principal Distribution Amount. The Senior Principal Distribution Amount will, in part, be based on the Senior Prepayment Percentage for such Distribution Date for such Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Certificate Group for the first eleven years beginning with the first Distribution Date. This will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of the Aggregate Pool evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate Certificates relative to that of the Senior Certificates of a related Group is intended to preserve the availability of the subordination provided by the related Subordinate Certificates.

Subordinate Principal Distribution Amount. Except as provided in the next paragraph, from the Available Distribution Amounts remaining after the payment of interest and principal to the related Senior Certificates and any Subordinate Certificate ranking higher priority as described at “—Priority of Distributions,” each class of Subordinate Certificates will be entitled to receive on each Distribution Date its pro rata share of each Subordinate Principal Distribution Amount. Distributions of principal with respect to the Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Subordinate Certificates in order of priority of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its pro rata share for that Distribution Date. Distributions of each such class’ share of the Subordinate Principal Distribution Amount will be made only after payments of interest and principal to each class of Subordinate Certificates ranking senior to such class, and interest to such class, have been paid. See “—Priority of Distributions.”

With respect to each class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all related classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments from the Mortgage Loans will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among any classes of Subordinate Certificates having lower numerical class designations than such class, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

The approximate original Applicable Credit Support Percentages for the Subordinate Certificates on the date of issuance of such Certificates are expected to be as follows.

Class B-1	3.80%
Class B-2	2.45%
Class B-3	1.55%
Class B-4	1.00%
Class B-5	0.50%
Class B-6	0.25%

Priority of Distributions

On each Distribution Date, the Available Distribution Amount from (a) the related Mortgage Group (in the case of the Senior Certificates) and (b) all Mortgage Groups (in the case of the Subordinate Certificates) will be allocated among the related classes of Senior Certificates and Subordinate Certificates in the following order of priority:

(1) Concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Senior Certificates of the related Certificate Group;

(2) Concurrently,

(a) to the Class A-R and Class 1-A-1 Certificates, the Senior Principal Distribution Amount for Group 1, in the following order of priority:

(i) to the Class A-R Certificates, until its Class Principal Amount has been reduced to zero;

(ii) to the Class 1-A-1 Certificates, until its Class Principal Amount has been reduced to zero;

(b) to the Class 2-A-1, Class 2-A-2, Class 2-A-3 Certificates and Class 2-A-4 Certificates, the Senior Principal Distribution Amount for Group 2, concurrently as follows;

(i) approximately 96.2000163881%, sequentially to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their respective Class Principal Amounts have been reduced to zero;

(ii) approximately 3.7999836119%, to the Class 2-A-4 Certificates, until its Class Principal Amount has been reduced to zero;

(c) to the Class 3-A-1 Certificates, the Senior Principal Distribution Amount for Group 3 until its Class Principal Amount has been reduced to zero;

(3) From the Available Distribution Amount for all Mortgage Groups remaining after the distributions in (1) and (2) above, to the Subordinate Certificates, in the following order of priority:

(i) to the Class B-1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(ii) to the Class B-1 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(iii) to the Class B-2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(iv) to the Class B-2 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(v) to the Class B-3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(vi) to the Class B-3 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(vii) to the Class B-4 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(viii) to the Class B-4 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(ix) to the Class B-5 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(x) to the Class B-5 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(xi) to the Class B-6 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

(xii) to the Class B-6 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero; and

(4) To the Class A-R Certificate, to the extent provided in the Pooling and Servicing Agreement, any remaining amount of the Available Distribution Amount from the Mortgage Groups in the aggregate.

Notwithstanding the priorities described in clause (3) above, (i) the aggregate amount distributable to the Subordinate Certificates will be reduced below that described in clause (3) under the circumstances described below in “—Limited Cross-Collateralization Among the Mortgage Groups” and (ii) the allocation of principal prepayments among the classes of Subordinate Certificates will be further subject to the allocation provisions described above in the second paragraph under “—Subordinate Principal Distribution Amount”.

On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for the Mortgage Groups will be combined and distributed to the remaining classes of Certificates, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay principal, on a pro rata basis (on the basis of their Class Principal Amounts), on the remaining Certificates; and third, to the Class A-R Certificate, any remaining Available Distribution Amount from such Mortgage Pools.

Limited Cross-Collateralization Among the Mortgage Groups

The priority of distributions described above in “—Priority of Distributions” will be subject to change if a Mortgage Pool is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

a. Cross-Collateralization Due to Rapid Prepayments in a Mortgage Group. The priority of distributions will change in the case where a Mortgage Group is experiencing rapid prepayments provided all the following conditions are met:

•	the aggregate Class Principal Amount of a Certificate Group has been reduced to zero;

•	there are Subordinate Certificates still outstanding; and

•	either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Loans in a Mortgage Group delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Mortgage Group’s applicable Pool Subordinate Amount, is greater than or equal to 50%.

When all of these three conditions are satisfied, all principal received or advanced with respect to the Mortgage Loans relating to the Certificate Group for which the Senior Certificates have been paid in full, will be applied as a distribution of principal to the remaining Senior Certificates (pro rata, on the basis of the aggregate Class Principal Amount of the Senior Certificates of the remaining Certificate Groups), rather than applied as a principal distribution to the Subordinate Certificates. Such principal will be distributed in the same priority as those Senior Certificates would receive other distributions of principal.

b. Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Group. Realized Losses are allocated generally to the Subordinate Certificates and not just to the portion of the Subordinate Certificates representing an interest in the Mortgage Group that incurred the loss. Therefore, if Realized Losses of any Mortgage Group that are allocated to the Subordinate Certificates exceed the related Pool Subordinate Amount for that Mortgage Group, the principal balance of the Mortgage Loans of that Mortgage Group will be less than the aggregate Class Principal Amount of the Senior Certificates of the related Certificate Group. That is, the principal balance of Mortgage Loans in that Mortgage Pool will be less than the Class Principal Amount of the Group being supported by that collateral and, therefore, the related Certificate Group is “undercollateralized.” If, on any Distribution Date, any Certificate Group is an Undercollateralized Group, then until the occurrence of the Credit Support Depletion Date, the priority of distributions described in this free writing prospectus under “—Priority of Distributions” will be altered as follows:

•	the Available Distribution Amount for an Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group equal to the Total Transfer Amount will be distributed first to the Senior Certificates related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed pursuant to paragraph (3) under “—Priority of Distributions” in this free writing prospectus.

If more than one Certificate Group on any Distribution Date is entitled to a Transfer Payment such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Group. If more than one Group on any Distribution Date is required to make Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the Class Principal Amount of the related Senior Certificates.

The payment of interest to the Senior Certificates of an Undercollateralized Group from the interest collected on an Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinate Certificates.

Credit Enhancement

Credit enhancement for the Certificates consists of subordination and shifting of interest features in each case as described herein.

Subordination. The rights of holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Certificates having a higher priority of distribution, as described above under “—Priority of Distributions” and “—Distributions—Distributions of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereto, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

The limited protection afforded to holders of Certificates by means of the subordination of the Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of such Certificates to receive, prior to any distribution of principal or interest, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

Shifting of Interest. In addition, the Senior Certificates will benefit from the extension of the period during which the Subordinate Certificates remain available as credit enhancement. During the first eleven years after the Cut-off Date, all or a disproportionate amount of any prepayments and certain other unscheduled recoveries of principal received on the Mortgage Loans in a Mortgage Group will be allocated to the related Senior Certificates, unless certain loss and delinquency tests (as set forth in the definition of “Senior Prepayment Percentage” in the glossary hereto) are satisfied. Shifting of interest has the effect of accelerating the amortization of the senior certificates as a whole while, in the absence of Realized Losses on the Mortgage Loans, increasing the percentage interest in the principal balance of the related Mortgage Loans that the Subordinate Certificates evidence.

Allocation of Losses—General

In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

Modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a Deficient Valuation or a Debt Service Reduction. However, none of these bankruptcy proceedings shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer or the related Servicer is pursuing any remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Master Servicer or the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

The Subordinate Certificates will provide limited protection to the Senior Certificates and Subordinate Certificates of higher relative priority against (i) Special Hazard Losses, up to the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses, up to the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses, up to the Fraud Loss Coverage Amount.

The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the Mortgage Loans may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Allocation of Losses

The principal portion of a Realized Loss (other than an Excess Loss) will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is such Realized Losses will be allocated to the Class B-6 Certificates while those Certificates are outstanding, then to the Class B-5 Certificates, and so forth) and second, to the Senior Certificates related to the Mortgage Group sustaining such losses, to reduce the Class Principal Amount of each class of Senior Certificates pro rata on the basis of their respective Class Principal Amounts, except that any realized losses, other than any Excess Losses, that would otherwise be allocated to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates will instead be allocated to the Class 2-A-4 Certificates, until the Class Principal Amount of the Class 2-A-4 Certificates has been reduced to zero.

On each Distribution Date prior to the Credit Support Depletion Date, Excess Losses on each Mortgage Pool will be allocated pro rata among the classes of the related Certificate Group and the Subordinate Certificates as follows: (i) in the case of the Senior Certificates, such Excess Loss will be allocated among the classes in the related Certificate Group pro rata based on their Class Principal Amounts and (ii) in the case of the Subordinate Certificates, such Excess Loss will be allocated among the classes of Subordinate Certificates pro rata based on each class’ share of the Apportioned Principal Balance for the related Mortgage Pool; provided, however, on any Distribution Date after the second Senior Termination Date, Excess Losses on the Mortgage Loans will be allocated to the Senior Certificates and Subordinate Certificates based upon their respective Class Principal Amounts. On any Distribution Date on and after the related Credit Support Depletion Date, any Excess Loss will be allocated pro rata among all classes of Senior Certificates based on their respective Class Principal Amounts.

The allocation of a Realized Loss to any class of certificates will result in the Certificate Principal Amount of such Class being reduced by Applied Realized Loss Amounts, until such Certificate Principal Amount has been reduced to zero.

To the extent that there are Subsequent Recoveries with respect to Mortgage Loans in a related Mortgage Group, and Realized Losses (including Excess Losses) have been allocated previously to any class of certificates in such Mortgage Group, the Certificate Principal Amount of each class of certificates in the Certificate Group for which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of the Subsequent Recoveries received with respect to the Mortgage Loans in such Mortgage Group. Under no event will the Certificate Principal Amount of any Class of Certificates exceed the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of certificates.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each Certificateholder, the Servicers, the Subservicer, the Master Servicer, the Depositor, the Trustee and any other interested party a statement generally setting forth among other information:

(1)	the amount of the distributions with respect to each class of Certificates allocable to principal, separately identifying scheduled and unscheduled payments, recoveries and prepayments;

(2)	the amount of distributions to holders of each class of Certificates allocable to interest;

(3)	the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(4)	in the aggregate, the amount of the Servicing Fees and Master Servicing Fees for such Distribution Date;

(5)	the Pass-Through Rate for each class of Certificates for such Distribution Date;

(6)	with respect to each Mortgage Group and in the aggregate, the amount of Advances included in the distribution on such Distribution Date;

(7)	the cumulative amount of Realized Losses to date, in the aggregate;

(8)	with respect to each Mortgage Group and in the aggregate, the amount of Realized Losses with respect to such Distribution Date, in the aggregate and the amount of any Applied Loss Amounts in respect of each class of certificates;

(9)	the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the MBA method (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

(10)	with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date;

(11)	with respect to each Mortgage Group and in the aggregate, the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

(12)	to the extent such information is provided to the Master Servicer by the Servicer or Subservicer, the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Mortgage Loans, the Group 2 and Group 3 Mortgage Loans;

(13)	the amount of any unpaid Interest Shortfalls with respect to each class of Certificates;

(14)	the Group Balance for all of the Mortgage Groups and the Stated Principal Balance of the Mortgage Loans in each Mortgage Group at the end of the related Prepayment Period, and the applicable Net WAC of the Mortgage Loans in each Mortgage Group at the beginning of the related Due Period;

(15)	the Senior Percentage and the Subordinate Percentage for each Mortgage Group for the following Distribution Date; and

(16)	the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Group for the following Distribution Date.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website located at www.ctslink.com. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Annapolis Road, Columbia, Maryland 21045). The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver, upon request, to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Restrictions on Transfer of the Class A-R Certificate

The Class A-R Certificate will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the prospectus) and (ii) certain pass-through entities that own an interest in a residual interest and have Disqualified Organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an “electing large partnership” (as defined in the prospectus)) with respect to the Class A-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization.

The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class A-R Certificate may be transferred to or registered in the name of any person unless:

•	the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

•	the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit is false.

Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due and (d) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Securities Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

Treasury regulations applicable to REMICs (the “REMIC Regulations”) disregard certain transfers of residual interests, in which case the transferor would continue to be treated as the owner of a residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the residual interest is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person. The Pooling and Servicing Agreement will require a transferee of the Class A-R Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that either the formula or asset test set forth below be satisfied:

(a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i) the present value of any consideration given to the transferee to acquire the interest;

(ii) the present value of the expected future payments of interest; and

(iii) the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

(b) (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) with its gross assets exceeding $100 million dollars and net assets exceeding $10 million dollars;

(ii) the transferee must agree in writing that any subsequent transfer of the residual interest will comply with the asset test,

(iii) the transferor must not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and

(iv) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid.

For purposes of the computations in clause (a) the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The Pooling and Servicing Agreement will not require that transfers of the Class A-R Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. The holder of the Class A-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

In addition, the Class A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

•	such person holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI; or

•	the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes.

The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in the purported transferee.

Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates in the prospectus.

The Class A-R Certificate may not be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

See “ERISA Considerations” in this free writing prospectus and “ERISA Considerations” in the prospectus.

THE MORTGAGE LOAN PURCHASE AGREEMENT,

THE POOLING AND SERVICING AGREEMENT AND

THE MASTER MORTGAGE LOAN SALE AND SERVICING AGREEMENT

General

On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Initial Mortgage Loans to the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trustee, on behalf of the Issuing Entity. The Issuing Entity will issue the Certificates pursuant to the terms of the Pooling and Servicing Agreement. Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Securities Administrator, which will serve as Certificate Registrar and Paying Agent. The Securities Administrator will provide to a prospective or actual Certificateholder, without charge, on written request, an electronic copy (without exhibits) of the Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement and the Servicing Agreement. Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager—NYMT 2006-1.

The following summary describes certain terms of the Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement and the Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements.

Assignment of Mortgage Loans

On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the Depositor and all rights the Seller has under the Servicing Agreement with respect to the ABN AMRO Mortgage Loans, including an assignment of representations and warranties made with respect to the origination of the ABN AMRO Mortgages Loans as described below. In the assignment, assumption and recognition agreement, ABN AMRO will restate the representations and warranties made by it in the Master Mortgage Loan Sale and Servicing Agreement as of the Closing Date. Pursuant to the Pooling and Servicing Agreement, the Depositor will, in turn, transfer to the Trustee, on behalf of the Issuing Entity, the Mortgage Loans, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date. The Securities Administrator will, concurrently with such assignment, authenticate and deliver the Certificates, which represent a beneficial ownership interest in the assets of the Issuing Entity. On each Subsequent Transfer Date during the Pre-Funding Period, the Subsequent Mortgage Loans will be assigned to the Trustee, on behalf of the Issuing Entity, together with all principal and interest received with respect to the Subsequent Mortgage Loans on or after the Cut-Off Date.

Each Mortgage Loan will be identified in a schedule to the Pooling and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer and custodian of the mortgage file, and applicable prepayment penalty provisions, if any.

As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Trustee (or its Custodian): (1) the related original Mortgage Note, endorsed without recourse to the Trustee or in blank, or a lost note affidavit conforming to the requirements of the Pooling and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) for any Mortgage Loan not recorded with MERS System®, an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) with respect to the Mortgage Loans other than Cooperative Loans, the policies of title insurance issued with respect to each Mortgage Loan, (6) with respect to Cooperative Loans, a security agreement, a stock certificate evidencing shares issued by a cooperative and the related stock power, a proprietary lease agreement and related documents and (7) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgage properties located in certain states, the Depositor does not expect to cause the assignments to be recorded.

Pursuant to the terms of the Pooling and Servicing Agreement, the Seller has made to the Trustee certain representations and warranties concerning the NYMC Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination of the Mortgage Loans—Representations and Warranties.” In addition, the Seller has represented to the Trustee that (i) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (ii) none of the Mortgage Loans constitute “high-cost loans” as defined by applicable anti-predatory and anti-abusive lending laws; (iii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; (iv) no Mortgage Loan imposes a prepayment premium for a term in excess of three years; and (v) the Seller has no reason to believe any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date. Within the period of time specified in the Pooling and Servicing Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Certificateholders in a NYMC Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Issuing Entity associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan). If the Seller fails to comply with its repurchase or substitution obligations, New York Mortgage Trust, Inc. will be required to comply with such obligations.

Pursuant to the terms of the Servicing Agreement, ABN AMRO has made to the Seller, and will make as of the Closing Date, certain representation and warranties concerning the ABN AMRO Mortgage Loans relate to the following matters: (i) compliance in all material respects with all applicable laws, rules and regulations, including, but not limited to, all applicable anti-predatory lending and anti-abusive lending laws; (ii) the accuracy of the information set forth for such mortgage loan on the schedule of trust assets appearing as an exhibit to the Pooling and Servicing Agreement, as applicable; (iii) the existence of title insurance insuring the lien priority of the mortgage loan; (iv) the payment status of the mortgage loan; (v) the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property for the benefit of the security of the mortgage; (vi) the absence of fraud, error or omission on ABN AMRO or the related borrower’s fault in the origination of the mortgage loan; (vii) the condition of the mortgaged property being undamaged by waste, fire, earth quake, or earth movement, windstorm, flood, tornado or other casualty, as to materially affect adversely the value of the mortgaged property as security for the mortgage loans or the use for which the premises was intended and (viii) the existence of hazard insurance and other insurance coverage on the mortgaged property. Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller, in turn, will assign to the Depositor all of its rights under the Servicing Agreement, including the representations and warranties to be provided by ABN AMRO. These rights will be further transferred to the Trustee, on behalf of the Issuing Entity, for the benefit of the Certificateholders. Within the period of time specified in the Master Mortgage Loan Sale and Servicing Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Certificateholders in an ABN AMRO Mortgage Loan or receipt of notice of such breach, ABN AMRO will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus accrued interest thereon. At its sole option, if any breach occurs within 90 days from the Closing Date, ABN AMRO has the ability to substitute a qualified substitute mortgage loan as described in the Master Mortgage Loan Sale and Servicing Agreement as amended by the Assignment, Assumption and Recognition Agreement, provided that, if the breach causes the Mortgage Loan to be a “defective obligation” as defined in Treasury regulation Section 1.860G-2(f), then such substitution may be made if such substitution occurs within two years after the Closing Date. Such qualified mortgage loan must satisfy the following criteria, among others: it must have (i) an outstanding balance not in excess of the Stated Principal Balance of the substituted mortgage loan , (ii) a Mortgage Rate not less than or more than 2% of the substituted mortgage loan, (iii) a loan-to-value value or combined loan-to-value ratio at origination no greater than the substituted mortgage loans, and (iv) a comparable remaining term to maturity as the substituted mortgage loan.

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not cured, repurchased or substituted for as described above by NYMC or New York Mortgage Trust, Inc. in the case of the NYMC Mortgage Loans or ABN AMRO in the case of the ABN AMRO Mortgage Loans and a Realized Loss occurs with respect to the related Mortgage Loan, holders of Certificates, in particular the Subordinate Certificates, may incur a loss.

Pre-Funding Account

On the Closing Date, the Seller will deposit cash in the aggregate amount of approximately $49,405,812 into the Pre-Funding Account. Any such amount will not exceed 25% of the Class Principal Amounts of the Offered Certificates. All Mortgage Loans purchased by the Trustee, on behalf of the Issuing Entity, through application of amounts on deposit in the Pre-Funding Account will be considered Subsequent Mortgage Loans

During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans from the Seller in accordance with the applicable provisions of the Pooling and Servicing Agreement. Subsequent Mortgage Loans purchased by the Trustee, on behalf of an Issuing Entity, on any date during the Pre-Funding Period, each a Subsequent Transfer Date, must satisfy the criteria set forth in the Pooling and Servicing Agreement. On the Payment Date in April 2006 any remaining amounts in the Pre-Funding Account, net of interest and investment income, will be applied, pro rata, to reduce the Class Principal Amount of the Certificates in Group 2.

Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Issuing Entity will require application of substantially all of the amount deposited in the Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such a payment will not occur on the Payment Date in April 24, 2006. In any event, it is unlikely that the Seller will be able to deliver Subsequent Mortgage Loans with Aggregate Loan Balances that exactly equal the amount deposited in the Pre-Funding Account on the Closing Date.

Amounts on deposit in the Pre-Funding Account will be invested in eligible investments as described in the Pooling and Servicing Agreement. Such eligible investments are required to mature no later than the subsequent transfer date and, in any case, no later than the April 2006 Distribution Date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will paid to the Seller on the April 2006 Distribution Date.

Expected Final Distribution Date

The Expected Final Distribution Date for each Class of Offered Certificates is the Distribution Date on which the Class Principal Amount , as applicable, for such Class will be reduced to zero, assuming that (i) the related Mortgage Loans prepay at a rate of 35% CPR with respect to the Group 1 Mortgage Loans and 25% CPB with respect to the Group 2 and Group 3 Mortgage Loans and (ii) with respect to the Class 1-A-1 Certificates only, the Master Servicer exercises its right to purchase all of the outstanding Mortgage Loans on the first Distribution Date on which it is eligible to do so, as set forth under “—Optional Purchase of Mortgage Loans” below. The actual final Distribution Date of any Class of Certificates may be earlier or later than such Class’s Expected Final Distribution Date.

Final Scheduled Distribution Date

The Final Scheduled Distribution Date for the Offered Certificates is the Distribution Date in May 2036, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan in the Aggregate Pool. The actual final Distribution Date of any Class of Certificates may be substantially earlier than the Final Scheduled Distribution Date.

Capitalized Interest Account

On the Closing Date and if required pursuant to the Pooling and Servicing Agreement, the Depositor will deposit cash into a Capitalized Interest Account. The amounts on deposit in the Capitalized Interest Account will be specifically allocated to cover certain shortfalls in respect of interest related to amounts on deposit in the Pre-Funding Account. Any amounts remaining in the Capitalized Interest Account (including investment earnings) following the end of the Pre-Funding Period will be paid to the Depositor and will not thereafter be available for distribution to the Certificateholders. Amounts on deposit in the Capitalized Interest Account will be invested in permitted investments as provided in the Pooling and Servicing Agreement.

Optional Purchase of Mortgage Loans

On any Distribution Date on which the Aggregate Loan Balance at the end of the related Due Period is less than 10% of the Aggregate Collateral Balance as of the Closing Date, Wells Fargo Bank, N.A. will have the option to purchase the Mortgage Loans, any REO Property and any other property of the Issuing Entity for a price equal to the Purchase Price. The Master Servicer, the Servicers and the Subservicer will be reimbursed from the Purchase Price for any outstanding Advances, servicing advances and unpaid Master Servicing Fees or the applicable Servicing Fees, as applicable, and other amounts not previously reimbursed pursuant to the provisions of the Pooling and Servicing Agreement, and the Securities Administrator, the Custodian and the Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Pooling and Servicing Agreement. If such option is exercised, the Issuing Entity will be terminated resulting in a mandatory redemption of the Certificates. Any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined in Section 860F of the Code.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator, the Seller, NYMT Servicing, the Subservicer and the Trustee, but without consent of the Certificateholders, (1) to cure any ambiguity, (2) to conform the provisions of the Pooling and Servicing Agreement to the information contained herein or the prospectus supplement or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Pooling and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Certificateholder and no such amendment effected pursuant to clause (1), (2), (3) or (4) above will cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding or cause any tax to be imposed on any REMIC created under the Pooling and Servicing Agreement. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Certificates.

The Pooling and Servicing Agreement may also be amended by the Depositor, the Securities Administrator, the Master Servicer, the Seller, NYMT Servicing, the Subservicer and the Trustee with the consent of the holders of each Class of Certificates affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Certificates without the consent of the holder of each such Certificate affected thereby, (2) reduce the percentage of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates affected thereby or (3) cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the certificates are outstanding or cause any tax to be imposed on any REMIC created under the Pooling and Servicing Agreement.

Amendment of the Master Mortgage Loan Sale and Servicing Agreement

The Master Mortgage Loan Sale and Servicing Agreement may be amended in writing by ABN AMRO and the Trustee, with the consent of the Master Servicer, the assignee of Seller’s rights under such agreement, as provided pursuant to the terms of the Assignment, Assumption and Recognition Agreement.

Voting Rights

At all times 99% of all voting rights will be allocated among the holders of the Certificates (other than the Class A-R certificates) as provided below. The portion of such voting rights allocated to such Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal amount of the Certificates. At all times during the term of the Pooling and Servicing Agreement, the Class A-R Certificate shall be allocated 1% of the voting rights. The voting rights allocation to any class of Certificates will be allocated among all holders of each such class or certificate in proportion to the outstanding Class Principal Amount of such Certificates.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of and the yield to maturity (or to early termination) on each class of Certificates will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Mortgage Group or Mortgage Groups. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the borrowers’ equity in the related properties, and changes in the borrowers’ housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to prepayment penalties. Any such refinancings will affect the rate of principal prepayments on the mortgage pool. All of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any prepayment penalties. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise about the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the distribution of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity (or to early termination). As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

Prepayments and Yields for Certificates

Generally, if purchased at other than par, the yield to maturity on the Certificates will be affected by the rate of the distribution of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Certificates at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Certificates at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield.

Approximately 98.46% of the Statistical Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two, five, or seven years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis (or on an annual basis). When such Hybrid Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if any, and will be based on the Mortgage Index in effect on the applicable date prior to the related Adjustment Date plus the applicable gross margin. Mortgage rates generally may not rise and fall consistently with Mortgage Rates on the Mortgage Loans. As a result, the Mortgage Rates on the Mortgage Loans at any time may be higher than the prevailing mortgage pass-through rates of similar adjustable rate loans, and accordingly the prepayment rate may be higher than would otherwise be anticipated. Moreover, the Mortgage Loans have Maximum Mortgage Rates and Minimum Mortgage Rates. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower’s adjustable rate mortgage loans. The prepayment experience on Hybrid Mortgage Loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable Mortgage Rate, Periodic Rate Caps and a Maximum Mortgage Rate. In particular, Hybrid Mortgage Loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a Hybrid Mortgage Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance that Mortgage Loan to avoid an increase in the Mortgage Rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the related Mortgage Rate before adjustment.

Approximately 51.52% of the Statistical Mortgage Loans and approximately 56.32% of the Mortgage Loans to be included in Group 2 and none of the Statistical Mortgage Loans to be included in Mortgage Group 1 and Mortgage Group 3, provide for payment of interest at the related Mortgage Rates, but no distribution of principal for approximately the first five years following the origination of the Mortgage Loan. Approximately 0.35% of the Statistical Mortgage Loans and approximately 5.74% of the Statistical Mortgage Loans to be included in Mortgage Group 3 and none of the Statistical Mortgage Loans to be included in Mortgage Group 1 and Mortgage Group 2, provide for payment of interest at the related Mortgage Rates, but no distribution of principal for approximately the first seven years following the origination of the Mortgage Loan. Approximately 19.99% of the Statistical Mortgage Loans and 100%, 13.96% and 78.13% of the Statistical Mortgage Loans to be included in Mortgage Group 1, Mortgage Group 2 and Mortgage Group 3, respectively, provide for payment of interest at the related Mortgage Rates, but no distribution of principal for approximately the first ten years following the origination of the Mortgage Loan. Following such interest-only period, the monthly payment with respect to each of these Mortgage Loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the related Mortgage Rate. The presence of these Mortgage Loans in Group 1, Group 2 and Group 3 will, absent other considerations, result in longer weighted average lives of the related Certificates than would have been the case had these loans not been included in the mortgage pool. If you purchase such Certificates at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these Mortgage Loans provided for the distribution of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make distribution of principal during such five-year, seven-year or ten-year period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Under the Mortgage Loan Purchase Agreement, NYMC will represent and warrant that as of the Closing Date, with respect to the NYMC Mortgage Loans that are Initial Mortgage Loans, and as of the Subsequent Transfer Date, with respect to NYMC Mortgage Loans that are Subsequent Mortgage Loans, each mortgaged property was free of material damage. Under the Master Mortgage Loan Sale and Servicing Agreement, as assigned pursuant to the Assignment, Assumption and Recognition Agreement, ABN AMRO will represent and warrant that as of the Closing Date, with respect to the ABN AMRO Mortgage Loans that are Initial Mortgage Loans, and as of the Subsequent Transfer Date, with respect to the ABN AMRO Mortgage Loans that are Subsequent Mortgage Loans, each mortgaged property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, NYMC (or NYMT, if NYMC fails to do so) in the case of the NYMC Mortgage Loans and ABN AMRO in the case of the ABN AMRO Mortgage Loans will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefore. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, neither NYMC nor NYMT or ABN AMRO, as applicable, will have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Certificates and will reduce the yields on the Certificates to the extent they are purchased at a premium.

The ability of a borrower to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage pass-through rates, the borrowers’ equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Pass-Through Rate on the Certificates beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loan will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaulted Mortgage Loans are expected to occur with greater frequency in their early years.

As described under “Description of the Certificates—Distributions of Principal”herein, scheduled and unscheduled principal payments on the Mortgage Loans in a Mortgage Group will generally will be allocated disproportionately to the Senior Certificates of the related Certificate Group during the first 11 years following the Closing Date (except as described herein) unless certain conditions are met. Such allocation will initially accelerate the amortization of the Senior Certificates.

The yields on the Certificates may also be adversely affected by Net Prepayment Interest Shortfalls. Moreover, the yield on each class of Certificates will be affected by the Mortgage Rates of the Mortgage Loans in the related Mortgage Group from time to time, as described under “Risk Factors—Your yield may be affected by changes in mortgage rates.

The yields to investors in the Certificates may be significantly affected by the exercise of Wells Fargo Bank, N.A.’s option to purchase the Mortgage Loans, as described herein. See “Description of the Certificates—Optional Purchase.” If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. The effective yield to holders of the Certificate will be lower than the yield otherwise produced by the applicable Pass-Through Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Final Scheduled Distribution Date. The Final Scheduled Distribution Date for each class of Certificates is set forth in the chart appearing on page S-5. The actual final Distribution Date with respect to each class of Certificates could occur significantly earlier than its Final Scheduled Distribution Date because:

(1)	prepayments are likely to occur and such prepayments will be applied to the payment of the Class Principal Amounts thereof; and

(2)	Wells Fargo Bank may purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of purchase is less than or equal to 10% of the Aggregate Collateral Balance as of the Closing Date.

Prepayment Assumption. Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment assumption used in this free writing prospectus is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

As used in the tables set forth on Annex IV, “0% of CPR or CPB” assumes no prepayments on the mortgage loans; “10% of CPR or CPB” assumes the mortgage loans will prepay at rates equal to 10% of CPR or CPB; “25% of the CPR or CPB” assumes the mortgage loans will prepay at rates equal to 25% of CPR or CPB; 40% of CPR or CPB” assumes the mortgage loans will prepay at rates equal to 40% of CPR or CPB; and “50% of CPR or CPB” assumes the mortgage loans will prepay at rates equal to 50% of CPR or CPB.

There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the related prepayment assumption, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal distributions on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, employment status, the solicitation of borrowers to refinance their mortgage loans and the existence of Prepayment Penalties. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

The weighted average lives of the Certificates set forth on tables set forth on Annex IV are determined by (1) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the total principal distribution on the Certificates.

The tables set forth on Annex IV have been prepared on the basis of the Modeling Assumptions, including the assumption that Mortgage Group 1, Mortgage Group 2 and Mortgage Group 3 consist of mortgage loans having the approximate characteristics set forth in Annex III hereto.

FEDERAL INCOME TAX CONSEQUENCES

The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section of this free writing prospectus to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended. For a general discussion of the federal income tax consequences of an investment in the Offered Certificates see “Federal Income Tax Consequences—REMIC Certificates” in the prospectus.

General

The pooling and servicing agreement provides that certain segregated asset pools within the Issuing Entity (exclusive of the Pre-Funding Account and certain other assets specified in the pooling and servicing agreement) will comprise one or more REMICs (each, a “Trust REMIC”) organized in a tiered REMIC structure. Elections will be made to treat the Issuing Entity as one or more REMICs for federal income tax purposes. The Class A-R Certificate represents ownership of the sole class of residual interest in each such REMICs. Upon the issuance of the Offered Certificates, Hunton & Williams LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each such REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of the Offered Certificates

The Offered Certificates (other than the Class A-R Certificates) generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Interest on the Offered Certificates (other than the Class A-R Certificates) must be included in income by the beneficial owner of the certificate under the accrual method of accounting, regardless of the beneficial owner’s regular method of accounting. In addition, the Offered Certificates (other than the Class A-R Certificates) may be issued with OID. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to the applicable prepayment assumption set out in this free writing prospectus. See “Yield, Prepayment and Maturity Considerations—Prepayments and Yields for Certificates.” No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.

Status of the Offered Certificates

The Offered Certificates (other than the Class A-R Certificates) will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the Issuing Entity, exclusive of any trust assets not included in any REMIC, would be so treated. In addition, to the extent the Offered Certificates (other than the Class A-R Certificates) represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Offered Certificates (other than the Class A-R Certificates) will be treated as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code.

Residual Certificate

If you hold the Class A-R Certificate, you must include the taxable income of each Trust REMIC, in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class A-R Certificate may be treated as “excess inclusion” income, which, among other consequences, will result in your inability to use net operating losses to offset such income from each REMIC. The Holder of the Class A-R Certificate generally must account separately for its interest in each REMIC and may not offset income from one REMIC with losses from another REMIC.

You should consider carefully the tax consequences of any investment in the Class A-R Certificate discussed in the prospectus and should consult your tax advisors with respect to those consequences. See “Federal Income Tax Consequences” in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the Class A-R Certificate will be treated as a “noneconomic” residual interest and “tax avoidance potential” residual interest. See “Federal Income Tax Consequences— REMIC Certificates—Taxation of Residual Certificates—Non-recognition of Certain Transfers for Federal Income Tax Purposes” and “Federal Income Tax Consequences—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in the prospectus. Additionally, for information regarding Prohibited Transactions, see “Federal Income Tax Consequences—REMIC Certificates—REMIC-Level Taxes” in the prospectus.

Other Matters

For a general discussion of the tax consequences of the Offered Certificates including a general discussion of information reporting, backup withholding and taxation of foreign investors in the Offered Certificates, see “Federal Income Tax Consequences—REMIC Certificates—Backup Withholding” and “—Taxation of Certain Foreign Holders of REMIC Certificates” in the prospectus.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described under “Federal Income Tax Consequences” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on persons who are deemed to hold the assets of such plans.

Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as “parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

The U.S. Department of Labor (“DOL”) has issued individual exemptions to various underwriters that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities if they are underwritten by an “underwriter” and where the issuing entity and the offered securities meet certain specified conditions.

The Offered Certificates (other than the Class A-R Certificates) are expected to be eligible for relief under an administrative exemption issued to J.P. Morgan Securities, Inc. (Prohibited Transaction Exemption (“PTE”) 2002-19 (67 F.R. 14979) (the “Exemption”)), and may be purchased by Plans, or by a person acting for, on behalf of or with plan assets of, such Plan if certain conditions stated in the Exemption are met.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in this free writing prospectus, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this free writing prospectus to be eligible for exemptive relief:

•	The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

•	The certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•	The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by any servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

•	The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

•	The sum of any amounts deposited in a pre-funding account cannot exceed 25% of the amount of the certificates offered in the transaction.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An

“Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for such certificate.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates.

A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates (other than a Class A-R Certificate) could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code and should satisfy itself that the conditions of the Exemption have been met.

The rating of an Offered Certificate (other than a Class A-R Certificate) may change. If a class of Offered Certificates (other than a Class A-R Certificate) no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased a certificate of that class when the class had a permitted rating would not be required by the Exemption to dispose of it). Consequently, an Offered Certificate (other than a Class A-R Certificate) rated below investment grade (“ERISA-Restricted Offered Certificate”) will not be registered by the securities administrator unless:

(a)	the securities administrator receives a representation, acceptable to and in form and substance satisfactory to the securities administrator, from the transferee to the effect that the transferee is not a Plan, or a person acting for, on behalf of or with the assets of, a Plan; or

(b)	the securities administrator receives a representation, acceptable to and in form and substance satisfactory to the securities administrator, to the effect that the purchaser is an insurance company that is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Section I and III of PTCE 95-60; or

(c)	the securities administrator receives an opinion of counsel satisfactory to the securities administrator that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or any person acting for, on behalf of or with the assets of, a Plan will not result in a non-exempt prohibited transaction under Title I of ERISA and/or Section 4975 of the Code and will not subject the trustee, the securities administrator, the master servicer or any servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

If a class of Offered Certificates (other than a Class A-R Certificate) no longer has a rating of at least BBB-, each transferee of a book-entry certificate will be deemed to have made either the representation in clause (a) above or clause (b) above, as applicable.

The Class A-R Certificate may not be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances. For a full discussion of the ERISA considerations applicable to a purchase of the Certificates see “ERISA Considerations” in the prospectus.

LEGAL INVESTMENT

Generally, the Offered Certificates (other than the Class B-2 and Class B-3 Certificates) will constitute “mortgage related securities” under SMMEA. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

No representations are made as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates. See “Legal Investment Considerations” in the prospectus.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans, to fund the repayment of any related financing.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of the underwriting agreement dated March 21, 2006, between the Depositor and J.P. Morgan Securities Inc., as the Underwriter, all of the Offered Certificates are being purchased from the Depositor by the Underwriter.

Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. It is anticipated that the Depositor will acquire the Class 1-A-1, Class 2-A-4, Class B-1, Class B-2 and Class B-3 Certificates. The Underwriter and any dealer that participates with the Underwriter in the distribution of such Offered Certificates may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the classes of Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates, but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

SUMMARY OF FEES AND EXPENSES RELATED TO THE ISSUANCE OF THE CERTIFICATES

The following table summarizes the fees and expenses associated with the offering of the Certificates, and the on-going costs of the administration and servicing of the assets of the Issuing Entity.

Fees and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of Funds for Payment of Fees and Expenses	Amount of fee	Frequency of Payment	Priority of Payment
Master Servicing Fee	Master Servicer	As consideration for supervising the servicing activities of the servicer, and providing certain administrative responsibilities on behalf of the Issuing Entity	Collections and Advances in respect of the Mortgage Loans	An aggregate monthly fee calculated at 0.0175% per annum[1] on the stated principal balance of each mortgage loan and the amounts on the deposit in the pre-funding account, in each case, as of the beginning of the related due period	Monthly	Prior to any payments to Certificateholders

[1]	Each of the Master Servicing Fee and the Servicing Fee may be adjusted on account of the payment of compensating interest. See “Servicing of the Mortgage Loans—Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans” in this free writing prospectus.

Servicing Fee	NYMC and ABN AMRO, in the aggregate	As consideration for servicing the Mortgage Loans and other assets of the Issuing Entity	Collections in respect of the Mortgage Loans	Approximately 75.97% of the statistical mortgage loans have a servicing fee rate of 0.25% per annum for the life of such mortgage loans, approximately 17.53% of the statistical mortgage loans have an initial servicing fee rate of 0.20% per annum increasing to 0.25% per annum beginning on the initial adjustment date and 6.50% of the statistical mortgage loans have a servicing fee rate of 0.25% for the life of such mortgage loans.	Monthly	Prior to any payments to Certificateholders

Trustee Fee	Trustee	As consideration for holding the Issuing Entity’s assets and servicing in a fiduciary capacity to the Certificateholders	To be paid by the Master Servicer	As agreed upon with the Master Servicer	Annually	Not applicable

Custodian Fee	Custodian	As consideration for the Custodian to perform certain administrative responsibilities on behalf of the Issuing Entity	To be paid by Master Servicer	As agreed upon with the Master Servicer	Monthly	Not applicable

Expenses of the Trustee, the Master Servicer, the Securities Administrator, the Servicers, the Subservicer and the Custodian will generally be reimbursed prior to payments to the Certificateholders as provided in the Pooling and Servicing Agreement.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Hunton & Williams LLP and for the Underwriters by McKee Nelson LLP.

LEGAL PROCEEDINGS

There are no legal proceedings pending against the Sponsor, Depositor, Trustee, the Issuing Entity, any of the Servicers or the Servicer, or of which any property of the foregoing is the subject that is material to Certificateholders.

RATINGS

It is a condition of the issuance of the Offered Certificates that they be assigned the ratings designated under “Summary of Terms—The Series 2006-1 Certificates” on S-5 of this free writing prospectus.

The ratings of “AAA” or “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Certificates of timely distributions of interest and ultimate distribution of principal, based on the amount of Scheduled Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Certificates. The ratings do not take into consideration any of the tax aspects associated with the Certificates. The ratings on the Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Certificates might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Certificates by any rating agency other than Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of Certificates in accordance with the Rating Agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any Rating Agency not monitor their ratings of the offered certificates, and the Depositor has not requested that any Rating Agency use any monitoring procedures other than their standard monitoring procedures.

SUPPLEMENTAL INFORMATION REGARDING THE PROSPECTUS

In addition to the information presented in “Servicing of the Trust Assets” in the prospectus regarding withdrawals from Custodial Account established and maintained pursuant to the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, certain parties are permitted to make withdrawals from Custodial Accounts. Generally, a Servicer or the Subservicer may, from time to time make certain withdrawals from the related Custodial Accounts for the following purposes:

•	to make remittances of collections in respect of the Mortgage Loans and any required Advances to the Securities Administrator on the Servicer Remittance Date

•	in the event that a Servicer has elected not to retain its Servicing Fee out of any mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of insurance proceeds, liquidation proceeds or condemnation proceeds) prior to the deposit of such mortgagor payment or recovery into the related Custodial Account, to pay to itself the related Servicing Fee from all such mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan

•	to reimburse itself for unreimbursed Advances, Servicing Advances and Nonrecoverable Advances as described in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable

•	to pay itself investment earnings on funds deposited in the applicable Custodial Accounts

•	to transfer funds to another authorized acccount, such as an Eligible Account, in accordance with the Pooling and Servicing Agreement or the Servicing Agreement, as applicable

•	to invest funds in certain eligible investments in accordance with the Pooling and Servicing Agreement or the Servicing Agreement, as applicable

•	to withdraw funds deposited in the applicable Custodial Accounts in error

•	to clear and terminate the applicable Custodial Accounts upon the termination of the Pooling and Servicing Agreement or Servicing Agreement, as applicable

•	to pay itself any prepayment interest excess amount.

Certain permitted withdrawals shall be prior to the right of Certificateholders to receive payments or other distributions from the applicable Custodial Account. A Servicer’s or Subservicer’s entitlement to certain amounts may be limited to collections or other recoveries on the related mortgage loan. The Subservicer will be entitled to reimbursement for any amounts advanced and any related servicing fees out of the amounts withdrawn by NYMT Servicing.

GLOSSARY OF DEFINED TERMS

ABN AMRO Mortgage Loans	the Mortgage Loans originated by ABN AMRO and sold by ABN to the Seller pursuant to the Mortgage Loan Purchase Agreement.

Accounts	the Capitalized Interest Account, the Custodial Accounts, the Collection Account, the Pre-Funding Account and any other accounts maintained by the Securities Administrator, the Servicers or the Subservicer pursuant to the Pooling and Servicing Agreement and the Servicing Agreement.

Accrual Period	with respect to each class of Certificates and a Distribution Date, the prior calendar month.

Adjustment Date	with respect to an adjustable rate Mortgage Loan, generally the first day of the month or months specified in the related Mortgage Note.

Advance	with respect to a Servicer Remittance Date, , an advance of a Servicer’s or the Subservicer’s own funds, as applicable, or funds in the related Custodial Account that are not required to be remitted on the related Servicer Remittance Date, in an amount generally equal to the aggregate of distributions of principal and interest on the related Mortgage Loans (adjusted to the Mortgage Rate less the applicable Servicing Fee Rate (in the case of a Servicer or the Subservicer) or the Net Mortgage Rate (in the case of the Master Servicer) and net of any Relief Act Reduction) that were due on the related Due Date and delinquent on the related Determination Date.

Aggregate Collateral Balance	as of any date of determination (other than the Closing Date), an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account. With respect to the Closing Date, an amount equal to the Aggregate Loan Balance as of the Cut-off Date plus the amount on deposit in the Pre-Funding Account as of the Closing Date.

Aggregate Loan Balance	as of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

Aggregate Pool	Mortgage Group 1, Mortgage Group 2 and Mortgage Group 3, in the aggregate.

Aggregate Subordinate Percentage	on any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Subordinate Certificates immediately prior to that date, and the denominator of which is the Aggregate Loan Balance for the Aggregate Pool immediately prior to such Distribution Date.

Applicable Credit Support Percentage	for each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other related classes of Subordinate Certificates having higher numerical class designations than that class.

Applied Realized Loss Amount	if on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Due Period and distributions of principal on the Certificates on such Distribution Date, the excess of the total Class Principal Amount of the Certificates over the Aggregate Collateral Balance on such Distribution Date.

Apportioned Principal Balance	with respect to any class of Subordinate Certificates for any Distribution Date and Mortgage Group, the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate).

Assignment, Assumption and Recognition Agreement	means that certain Assignment, Assumption and Recognition Agreement, relating to the Master Mortgage Loan Sale and Servicing Agreement, dated as of the Closing Date, among the Seller, ABN AMRO and the Trustee and acknowledged by the Master Servicer.

Available Distribution Amount

with respect to each Mortgage Group and any Distribution Date (as more fully described in the Pooling and Servicing Agreement), generally, the sum of following amounts:

(1) all scheduled installments of interest (net of the Servicing Fees and Master Servicing Fees) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any Monthly Advances in respect thereof;

(2) Insurance Proceeds;

(3) (a) Liquidation Proceeds received during the month preceding the month of such Distribution Date and (b) any Subsequent Recoveries received during the month preceding the month of such Distribution Date with respect to the related Mortgage Loans;

(4) all partial or full prepayments of principal, together with any accrued interest thereon on the related Mortgage Loans during the related Prepayment Period plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls on such Mortgage Loans;

(5) amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Mortgage Group purchased or replaced by ABN AMRO or the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect; and

(6) with respect to Group 2, only on the Distribution Date immediately following the expiration of the Pre-Funding Period, any remaining amounts on deposit in the Pre-Funding Account;

minus:

•      with respect to the Mortgage Loans in that Mortgage Group (or, if not related to the Mortgage Group, that Mortgage Group’s pro rata share of), all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator, the Servicer, the Subservicer, the Custodian and the Trustee under the Pooling and Servicing Agreement or to ABN AMRO pursuant to the Master Mortgage Loan Sale and Servicing Agreement;

•      in the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicers;

•      any related unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and

•      in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

Bankruptcy Loss Coverage Amount	with respect to the Subordinate Certificates, an initial amount expected to be up to approximately $ 100,000 as reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

Bankruptcy Losses	Realized Losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.

Benefit Plan	an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any Similar Law or any entity deemed to hold the assets of the foregoing.

Book-Entry Certificates	the Certificates other than any Definitive Certificates.

Borrower	the obligor on a Mortgage Note.

Business Day	any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the State of New York, State of Maryland or State of Minnesota are authorized or obligated by law or executive order to be closed.

Capitalized Interest Account	an account established by the Securities Administrator, for the benefit of the Certificateholders, the amounts on deposit in which will be applied by the Securities Administrator to cover a portion of certain shortfalls resulting from the existence of a Pre-Funding Account during the Pre-Funding Period.

Certificate Group	any of the Group 1, Group 2 or Group 3 Certificates.

Certificateholders	persons acquiring beneficial ownership interests in the Certificates.

Certificates	Senior Certificates and Subordinate Certificates.

Certificate Principal Amount	for any Certificate, its initial principal amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and any Applied Realized Loss Amounts previously allocated to that Certificate; provided, however, that the Certificate Principal Amount of each class of Certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a Mortgage Group distributed as principal to any related class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates.

Class Principal Amount	with respect to any class of Certificates, the aggregate Certificate Principal Amounts of the Certificates of that class.

Class Subordination Percentage	for any Distribution Date and each class of Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate Class Principal Amount of all Certificates immediately before that Distribution Date.

Clearstream Luxembourg	Clearstream Banking Luxembourg.

Closing Date	on or about March 30, 2006.

Code	the Internal Revenue Code of 1986, as amended.

Collateral Value	with respect to a Mortgage Loan the proceeds of which were used to purchase the related mortgaged property, the lesser of (a) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan; and (b) the sales price of such mortgaged property at such time of origination and means; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged Property in New York will be based solely on the appraisal and with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

Collection Account	the one or more accounts established by the Securities Administrator, for the benefit of the Certificateholders, into which the Servicers and the Subservicer are required to deposit or cause to be deposited certain payments, as described in the Pooling and Servicing Agreement.

Combined Loan-to-Value Ratio	for any Mortgage Loan, (a) the sum of (i) the principal balance of such Mortgage Loan at the date of origination and (ii) the principal balance of any mortgage loan the lien on which is junior to the lien on such Mortgage Loan, as at the date of origination of such second lien mortgage loan, divided by (b) the Collateral Value of the related mortgaged property.

Compensating Interest	with respect to any Distribution Date, the amount required to be paid by the applicable Servicer, or if the applicable Servicer fails to do so, the Master Servicer, in respect of any Prepayment Interest Shortfalls incurred during the related Prepayment Period, which shall be limited to the applicable Servicing Fee and the Master Servicing Fee with respect to the Servicers and the Master Servicer, respectively.

Cooperative Loan	Mortgage Loans evidenced by promissory notes secured by interests in shares issued by private corporations, or cooperatives, and by the related proprietary leases or occupancy agreements.

CPB	CPB represents CPR, with the addition assumption that each mortgage loan that reaches the end of its initial fixed rate period is prepaid in full on its first interest rate adjustment date.

CPR	the Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate (and is converted to an equivalent constant monthly rate to generate monthly cash flows).

Credit Score	the statistical credit score obtained by many mortgage lenders in connection with the loan application.

Credit Support Depletion Date	with respect to the Senior Certificates, the date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

Custodial Account	an account established by the related Servicer, for the benefit of the Certificateholders, into which the Servicers or Subservicer are required to deposit or cause to be deposited certain payments, as described in the Pooling and Servicing Agreement and the Servicing Agreement.

Custodian	LaSalle Bank, National Association.

Cut-off Date	March 1, 2006.

Debt Service Reduction	with respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code.

Deficient Valuation	a proceeding under the United States Bankruptcy Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

Definitive Certificate	a physical certificate representing any Certificate.

Depositor	NYMT Securities Corporation.

Determination Date	with respect to a Distribution Date, the fifteenth day of the month of such Distribution Date (or, if not a Business Day, the immediately preceding Business Day).

Distribution Date	the 25th day of each month beginning in April 2006, or if such day is not a Business Day, the first Business Day thereafter.

DTC	The Depository Trust Company.

Due Date	a scheduled monthly payment date for any Mortgage Loan, which is assumed to be the first day of each calendar month.

Due Period	with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day in the month in which such Distribution Date occurs.

Eligible Account	either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee, the Securities Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Institution

Any of the following:

(i)     An institution whose:

(1) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “Aa-” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or(2) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating; or

(ii)    the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

ERISA	the Employee Retirement Income Security Act of 1974, as amended.

Euroclear	the Euroclear System.

Euroclear Operator	Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

European Depositaries	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, N.A., as depositary for Euroclear, collectively.

Excess Losses	Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

Expected Final Distribution Date	For each class of Certificates, the date set forth for such class under “Summary of Terms—The Series 2006-1 Certificates” on page S-5 of this free writing prospectus.

Fannie Mae	the Federal National Mortgage Association or any successor.

Financial Intermediary	a bank, brokerage firm, thrift institution or other financial intermediary.

Fitch	Fitch Ratings, or any successor.

Final Scheduled Distribution Date	with respect to each class of certificates the date specified therefor as set forth on S-5.

Fraud Loss Coverage Amount	with respect to the Subordinate Certificates, an initial amount expected to be up to approximately $5,548,061 as reduced on the fifth anniversary of the Cut-off Date to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (x) 2%, in the case of the first anniversary, and 1%, in the case of the second, third and fourth anniversaries, of the then current Group Balance of the Aggregate Pool, and (y) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date, over the cumulative amount of Fraud Losses allocated to the related Certificates since the preceding anniversary.

Fraud Losses	Realized Losses by reason of a default arising from fraud, dishonesty or misrepresentation.

Freddie Mac	the Federal Home Loan Mortgage Corporation or any successor.

Group 1	the portion of the mortgage pool identified as “Group 1” in this free writing prospectus.

Group 1 Certificates	the Class 1-A-1 and Class A-R Certificates.

Group 2	the portion of the mortgage pool identified as “Group 2” in this free writing prospectus.

Group 2 Certificates	the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.

Group 3	the portion of the mortgage pool identified as “Group 3” in this free writing prospectus.

Group 3 Certificates	the Class 3-A-1 Certificates.

Group Balance	with respect to each Mortgage Group and any Distribution Date, the aggregate of the Stated Principal Balance of the Mortgage Loans in such Mortgage Group.

Hybrid Mortgage Loan	an adjustable rate Mortgage Loan which after origination has a fixed Mortgage Rate for a period specified in the related Mortgage Note, and which converts at a later date to an adjustable Mortgage Loan .

Indirect Participants	Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial Rate Cap	a fixed percentage specified in the related mortgage note by which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date more than such fixed percentage.

Interest Distribution Amount	with respect to each Class of Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Pass-Through Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to that Distribution Date, as reduced by such Class’ share of Net Interest Shortfalls.

Interest Shortfall	for any class of Certificates and any Distribution Date, the excess , if any, of the Interest Distribution Amount for all prior Distribution Dates, over the amount in respect of interest actually distributed on such class on such prior Distribution Dates.

Interest Transfer Amount	with respect to any Undercollateralized Group and any Distribution Date, one month’s interest on the applicable Principal Transfer Amount at the related Mortgage Group’s Net WAC, plus any shortfall of interest on the Senior Certificates of the Undercollateralized Group from prior Distribution Dates.

IRS	the Internal Revenue Service.

Issuing Entity	New York Mortgage Trust 2006-1, the common law trust formed pursuant to the Pooling and Servicing Agreement.

Liquidation Proceeds	all amounts received and retained in connection with the liquidation of a defaulted Mortgage Loan, by foreclosure or otherwise.

Master Mortgage Loan Sale and Servicing Agreements	the Master Mortgage Loan Sale and Servicing Agreement, dated as of February 1, 2006, by and between ABN AMRO and NYMC.

Master Servicer	Wells Fargo Bank, N.A. or any successor thereto.

Master Servicing Fee	an aggregate monthly fee paid to the Master Servicer calculated at the product of 1/12th of the Master Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan and the amount on deposit in the Pre-Funding Account as of the beginning of the related Due Period.

Master Servicing Fee Rate	0.0175% per annum.

Maximum Mortgage Rate	the rate which the Mortgage Rate on the related Mortgage Loan will never exceed.

MBA Method	Mortgage Bankers Association Method, refers to a standard for calculation of delinquencies. Under this method, a mortgage loan is not considered delinquent until the business day immediately preceding the mortgage loan’s due date after a missed mortgage loan payment.

Minimum Mortgage Rate	the rate which the Mortgage Rate on the related adjustable rate Mortgage Loan will never be less than.

Modeling Assumptions

the following assumptions:

(a)    the assumed Mortgage Loans prepay at the indicated percentage of CPR or CPB, as applicable;

(b)    distributions on the Certificates are made on the 25th day of each month, commencing in April 2006, in accordance with the payment priorities defined in this free writing prospectus;

(c)    no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the assumed Mortgage Loans occur;

(d)    scheduled payments are received on the related Due Date commencing on April 1, 2006, and prepayments represent payment in full of individual assumed Mortgage Loans and are assumed to be received on the last day of each month, commencing in March 2006, and include 30 days’ interest thereon;

(e)    the level of One-Year LIBOR remains constant at 5.19%, the level of Six-Month LIBOR remains constant at 5.03%, and the level of the One-Year CMT Index remains constant at 4.755%;

(f)     the Closing Date for the Certificates is March 30, 2006;

(g)    the Mortgage Rate for each assumed Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the related Mortgage Index and (b) the applicable gross margin (such sum being subject to the applicable periodic adjustment caps and floors);

(h)    unless otherwise specified the Optional Termination is not execised as described in this free writing prospectus under “The Mortgage Loan Purchase Agreement, The Pooling and Servicing Agreement and the Master Mortgage Loan Sale and Servicing Agreement—Optional Purchase of the Mortgage Loans”;

(i)     there are no purchases or substitutions of the Mortgage Loans;

(j)     the Mortgage Loans have the characteristics as set forth in Annex III hereto;

(k)    cash on deposit in the Pre-Funding Account does not accrue interest; and

(l)     amounts on deposit in the Capitalized Interest Account are sufficient to cover interest payments in respect of the Mortgage Loans with a first payment date of May 1, 2006.

Moody’s	Moody’s Investors Service, Inc. or any successor.

Mortgage Group	any of Group 1, Group 2 or Group 3.

Mortgage Index	either the Six-Month LIBOR Index, One-Year LIBOR Index or the One-Year CMT Index, as specified in the related Mortgage Note.

Mortgage Loan	each ABN AMRO Mortgage Loan and NYMC Mortgage Loan.

Mortgage Loan Purchase Agreement	the Mortgage Loan Purchase Agreement dated as of March 1, 2006, between NYMC and the Depositor.

Mortgage Note	the promissory note related to a Mortgage Loan.

Mortgage Rate	the per annum interest rate borne by a Mortgage Loan.

Net Interest Shortfall

with respect to any Distribution Date and any Mortgage Group, an amount equal to the sum of

•      any Net Prepayment Interest Shortfalls for that Mortgage Group and Distribution Date; and

•      Relief Act Reductions and the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Mortgage Group as a result of a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those types of losses.

Net Mortgage Rate	with respect to any Mortgage Loan, the Mortgage Rate with respect to such Mortgage Loan less (a) the related Servicing Fee Rate and (b) the Master Servicing Fee Rate.

Net Prepayment Interest Shortfalls	with respect to a Mortgage Group and any Distribution Date, the amount by which a Prepayment Interest Shortfall for the related Prepayment Period exceeds the amount that the Master Servicer and/or each Servicer is obligated to remit as Compensating Interest to cover such shortfalls for such Due Period.

Net WAC	for the Mortgage Loans (or any group of Mortgage Loans) for each Distribution Date, the weighted average of the Net Mortgage Rates of the related Mortgage Loans, as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

NYMC	The New York Mortgage Company, LLC.

NYMC Mortgage Loans	The Mortgage Loans originated by NYMC.

NYMF	New York Mortgage Funding, LLC.

NYMT	New York Mortgage Trust, Inc.

NYMT Servicing	NYMT Servicing Corporation.

NYMTSC	NYMT Securities Corporation.

Offered Certificates	the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates.

OID	with respect to the Certificates, the original issue discount, if any.

One-Year CMT Index	with respect to the Adjustment Date of a Treasury Loan, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical release H.15(519).

One-Year LIBOR Index	with respect to the Adjustment Date of a One-Year LIBOR Loan, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the applicable Servicer, as holder of the related Mortgage Note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

One-Year LIBOR Loans	Mortgage Loans having a Mortgage Rate which is generally subject to yearly adjustment on the first day of the month to equal the sum, rounded to the nearest 0.125%, of (a) the One-Year LIBOR Index and (b) the related gross margin.

Original Loan-to-Value Ratio	for any Mortgage Loan, (a) the principal balance of such Mortgage Loan at the date of origination, divided by (b) the Collateral Value of the related mortgaged property.

Overcollateralized Group	when there is an Undercollateralized Group, any Certificate Group that is not an Undercollateralized Group.

Participants	participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Pass-Through Rate	with respect to each class of Certificates on any Distribution Date, the rate set forth under “Description of the Certificates—Distributions—Distributions of Interest.”

Percentage Interest	with respect to any Certificate, the percentage derived by dividing the denomination of such Certificate, by the aggregate denominations of all Certificates of the applicable class.

Periodic Rate Cap	the maximum amount by which the Mortgage Rate on any Mortgage Loan may increase or decrease on an Adjustment Date.

Plan	any Benefit Plan which is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold or be using the assets of the foregoing.

Pool 1 Net WAC	as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Group 1 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date..

Pool 1 Subordinate Amount	as of any Distribution Date, the excess of the Stated Principal Balances of the Group 1 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Class 1-A-1 and Class A-R Certificates immediately before such Distribution Date

Pool 2 Net WAC	as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Group 2 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 2 Subordinate Amount	as of any Distribution Date, the excess of the Stated Principal Balances of the Group 2 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates immediately before such Distribution Date.

Pool 3 Net WAC	as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Group 3 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 3 Subordinate Amount	as of any Distribution Date, the excess of the Stated Principal Balances of the Group 3 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Class 3-A-1 Certificates immediately before such Distribution Date.

Pool Subordinate Amount	any of the Pool 1 Subordinate Amount, Pool 2 Subordinate Amount or Pool 3 Subordinate Amount.

Pooling and Servicing Agreement	the pooling and servicing agreement dated as of March 1, 2006, by and among the Depositor, NYMT Servicing, the Subservicer, the Master Servicer, the Securities Administrator and the Trustee.

Pre-Funding Account	the account established by the Securities Administrator, for the benefit of the Certificateholders, into which the Seller is required to deposit or cause to be deposited an amount equal to approximately $ 49,405,812 on the Closing Date.

Pre-Funding Period	the period from the Closing Date to April 24, 2006, during which the Seller is expected to transfer Subsequent Mortgage Loans to the Trustee, on behalf of the Issuing Entity.

Prepayment Interest Shortfall	with respect to (a) any voluntary prepayment in part by the borrower on any Mortgage Loan that is received during the preceding calendar month or (b) any principal prepayment in full during the preceding calendar month, the amount, if any, by which one month’s interest at the Mortgage Rate less the applicable Servicing Fee Rate (in the case of any Servicer or the Subservicer) or the Net Mortgage Rate (in the case of the Master Servicer), and net of any Relief Act Reduction, for such Mortgage Loan on the amount of such prepayment exceeds the amount of interest received from such borrower in respect of such prepayment.

Prepayment Period	the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Transfer Amount	with respect to any Distribution Date and any Undercollateralized Group, the excess of the aggregate Class Principal Amount of the Senior Certificates related to that Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Group.

PTCE	a Prohibited Transaction Class Exemption granted by the U.S. Department of Labor.

Purchase Price	the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property being purchased and (c) any unreimbursed servicing advances.

Qualified Stated Interest	interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate.

Rating Agency	Moody’s or Fitch.

Realized Loss	with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid Stated Principal Balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan. With respect to a Mortgage Loan subject to a Deficient Valuation, the excess of the Stated Principal Balance of the Mortgage Loan over the Stated Principal Balance as reduced in connection with the proceedings resulting in a Deficient Valuation. With respect to a Mortgage Loan subject to a Debt Service Reduction, the present value of all monthly Debt Service Reductions, discounted monthly at the applicable Mortgage Rate.

Record Date	the last Business Day of the month preceding the month of such Distribution Date.

REIT	a real estate investment trust within the meaning of section 856 of the Code.

Relevant Depositary	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, N.A. as depositary for Euroclear, individually.

Relief Act Reduction	the amount of interest that would otherwise have been received with respect to a Mortgage Loan which was subject to a reduct in the amount of interest collectible as a result of the application of the Servicemembers Civil Relief Act or similar state law.

REO Property	mortgaged property which has been acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Rules	the rules, regulations and procedures creating and affecting DTC and its operations.

S&P	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor.

Scheduled Payments	the scheduled monthly payments required to be made by the borrower on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Securities Administrator	Wells Fargo Bank, N.A., or any successor thereto.

Seller	The New York Mortgage Company LLC, or any successor.

Senior Certificates	Class 1-A-1, Class A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 3-A-1 Certificates.

Senior Percentage	for each Distribution Date and each Mortgage Group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the class or classes of Senior Certificates of the related Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans in the related Mortgage Group and for such Distribution Date, and with respect to Mortgage Group 2 only, the amounts on deposit in the Pre-Funding Account; provided, however, on any Distribution Date after the second Senior Termination Date has occurred, the Senior Percentage of the remaining Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amount of such remaining classes of Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class Principal Amount of all the Senior Certificates and the Subordinate Certificates, immediately prior to such date.

Senior Prepayment Percentage

with respect to any Mortgage Group and any Distribution Date:

•      occurring before April 2013, 100%;

•      occurring in or after April 2013 but before April 2014, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

•      occurring in or after April 2014 but before April 2015, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

•      occurring in or after April 2015 but before April 2016, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

•      occurring in or after April 2016 but before April 2017, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; or

•      occurring in April 2017 or thereafter, the related Senior Percentage for that date.

Notwithstanding the foregoing: (i) no decrease in the Senior Prepayment Percentage for any Mortgage Group will occur as described above unless the Step-Down Test is satisfied with respect to each Mortgage Group on such Distribution Date, (ii) if, on any Distribution Date, the Senior Percentage for a Mortgage Group exceeds the related Senior Percentage on the Closing Date, the Senior Prepayment Percentage for all Mortgage Groups for that Distribution Date will equal 100%, (iii) if the Two Times Test is met on any Distribution Date on or prior to the Distribution Date in March 2009, in which case the Senior Prepayment Percentage for each Mortgage Group will equal the related Senior Percentage plus 50% of the related Subordinate Percentage for such Distribution Date, (iv) if the Two Times Test is met on any Distribution Date on or after to the Distribution Date in April 2009, the Senior Prepayment Percentage for each Mortgage Group will equal the related Senior Percentage for such Distribution Date and (v) if on any Distribution Date the allocation to the related Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

Senior Principal Distribution Amount

for a Certificate Group and a Distribution Date, the sum of:

(1) the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Group due during the related Due Period;

(2) the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Group during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Group that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; and (iii) the principal portion of the purchase price of each Mortgage Loan purchased by ABN AMRO pursuant to the Servicing Agreement, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Group, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Group with respect to the related Prepayment Period;

(3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Group that was fully liquidated during the related Prepayment Period, the lesser of (a) the related Senior Prepayment Percentage of the net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Percentage for that date and (ii) the related remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation;

(4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Group from prior Distribution Dates; and

(5) with respect to Group 2, only on the Distribution Date immediately following the expiration of the Pre-Funding Period, any remaining amounts on deposit in the Pre-Funding Account.

On any Distribution Date after the second Senior Termination Date has occurred, the Senior Principal Distribution Amount for the remaining Senior Certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the Aggregate Pool, as opposed to the Mortgage Loans in the related Mortgage Group.

Senior Termination Date	the date on which the aggregate Class Principal Amount of the Senior Certificates related to a Mortgage Group is reduced to zero.

Servicer	in the case of the NYMC Mortgage Loans, NYMT Servicing and, in the case of the ABN AMRO Mortgage Loans, ABN AMRO and, in each case, any successor.

Servicer Remittance Date	the 18th day (or if such day is not a Business Day, the next succeeding Business Day) of the month in which the related Distribution Date occurs.

Servicing Agreement	the Master Mortgage Loan Sale and Servicing Agreement and the Assignment, Assumption and Recognition Agreement.

Servicing Fee	an aggregate monthly fee paid to the Servicer and Subservicer calculated at 1/12th of the Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period.

Servicing Fee Rate	approximately 75.97% of the statistical mortgage loans have an initial servicing fee rate of 0.20% per annum increasing to 0.25% per annum beginning on the initial adjustment date, approximately 17.53% of the statistical mortgage loans have an initial servicing fee rate of 0.20% per annum increasing to 0.25% per annum beginning on the initial adjustment date and 6.50% of the statistical mortgage loans have a servicing fee rate of 0.25% for the life of such mortgage loans.

Similar Law	federal, state, local or foreign laws substantially similar to ERISA or the Code.

Six-Month LIBOR	the London interbank offered rate for six-month United States dollar deposits.

Six-Month LIBOR Index	with respect to the Adjustment Date of a Six-Month LIBOR Loan, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the applicable Servicer, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

Six-Month LIBOR Loans	Mortgage Loans having a Mortgage Rate which is generally subject to semi-annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (a) the Six-Month LIBOR Index and (b) the related gross margin.

SMMEA	the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Special Hazard Loss Coverage Amount

With respect to the Subordinate Certificates, an initial amount expected to be up to approximately $5,100,000, as reduced, from time to time, by amount equal to on any Distribution Date to the lesser of:

•      the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses in the Aggregate Pool incurred since the Closing Date, or

•      the greatest of

•      1% of the aggregate of the principal balances of the Mortgage Loans,

•      twice the principal balance of the largest Mortgage Loan, and

•      the Aggregate Loan Balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest Aggregate Loan Balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

Special Hazard Losses	Realized Losses in respect of Special Hazard Mortgage Loans.

Special Hazard Mortgage Loan	a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

Stated Principal Balance	with respect to a Mortgage Loan and any Distribution Date, either (a) the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (i) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period after the Cut-off Date immediately preceding such Distribution Date, whether or not received, and (ii) all amounts allocable to unscheduled principal distributions received on or before the last day of the Prepayment Period immediately preceding such Distribution Date or (b) in the case of any Mortgage Loan liquidated during such Due Period, zero.

Statistical Mortgage Loans	(a) the Initial Mortgage Loans and (b) all of the Subsequent Mortgage Loans expected to be delivered to the Trustee, on behalf of the Issuing Entity, by the Seller during the Pre-Funding Period and described in this free writing prospectus.

Step-Down Test

as to any Distribution Date, the Step-Down Test will be satisfied if both of the following conditions are met:

•      first, the outstanding principal balance of all Mortgage Loans in a Mortgage Group delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of (i) if such date is on or prior to the second Senior Termination Date, the related Pool Subordinate Amount, or (ii) if such date is after the second Senior Termination Date, the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and

•      second, cumulative Realized Losses on the Mortgage Loans in each Mortgage Group do not exceed:

•      for each Distribution Date occurring in the period from April 2013 to March 2014, 30% of the Aggregate Pool Original Subordinate Class Principal Amount;

•      for each Distribution Date occurring in the period from April 2014 to March 2015, 35% of the Aggregate Pool Original Subordinate Class Principal Amount;

•      for each Distribution Date occurring in the period from April 2015 to March 2016, 40% of the Aggregate Pool Original Subordinate Class Principal Amount;

•      for each Distribution Date occurring in the period from April 2016 to March 2017, 45% of the Aggregate Pool Original Subordinate Class Principal Amount; and

•      for the Distribution Date in April 2017 and thereafter, 50% of the Aggregate Pool Original Subordinate Class Principal Amount.

Subordinate Certificates	the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Subordinate Class Percentage	for each class of Subordinate Certificates and for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all classes of Subordinate Certificates immediately prior to such date.

Subordinate Net WAC	as of any Distribution Date, the weighted average of the Pool 1 Net WAC, Pool 2 Net WAC and Pool 3 Net WAC, in each case weighted on the basis of the Pool Subordinate Amounts for Group 1, Group 2 and Group 3, respectively, for such Distribution Date.

Subordinate Percentage	with respect to each Mortgage Group and any Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage Group on such Distribution Date; provided, however, on any Distribution Date after the occurrence of the second Senior Termination Date, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will be equal to the difference between the 100% and the Senior Percentage related to all the Mortgage Loans for such Distribution Date.

Subordinate Prepayment Percentage	for any Distribution Date and for any Mortgage Group, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

Subordinate Principal Distribution Amount

the aggregate of the amount calculated for each Mortgage Group for each Distribution Date, equal to the sum of:

(1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan in the related Mortgage Group due during the related Due Period;

(2) the product of (a) the related Subordinate Prepayment Percentage and (b) the sum of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Group during the related repayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Group that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in the related Mortgage Group received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; and (iii) the principal portion of the purchase price of each Mortgage Loan in the related Mortgage Group that was purchased by ABN AMRO pursuant to the Servicing Agreement and the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Group, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Group with respect to such Distribution Date;

(3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Group that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount for that Mortgage Group; and

(4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;

Subsequent Mortgage Loans	the Mortgage Loans transferred to the Trustee, on behalf of the Issuing Entity, during the Pre-Funding Period.

Subsequent Recoveries	with respect to any liquidated Mortgage Loan, amounts received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a class or classes of Certificates net of reimbursable expenses.

Subsequent Transfer Date	with respect to any Subsequent Mortgage Loan, the date that mortgage loan is transferred to the Trustee, on behalf of the Issuing Entity.

Subservicer	Cenlar FSB, a federal savings bank.

Terms and Conditions	the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

Total Transfer Amount	an amount equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group.

Transfer Payments	collectively, the Interest Transfer Amount and Principal Transfer Amount.

Trustee	U.S. Bank National Association, and any successor thereto.

Two Times Test	the Two Times Test will be met with respect to each Mortgage Group if (a) on or prior to the Distribution Date in March 2009, (i) the Aggregate Subordinate Percentage for the Subordinate Certificates is at least two times the Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of “Step-Down Test” is satisfied with respect to each Mortgage Group and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 20% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date or (b) on or after the Distribution Date in April 2009, (i) the Aggregate Subordinate Percentage for the Subordinate Certificates is at least two times the Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of “Step-Down Test” is satisfied with respect to each Mortgage Group and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 30% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date.

U.S. Person	(a) a citizen or resident of the United States; (b) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (c) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (d) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (e) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust (provided that, notwithstanding the last clause to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.)

Undercollateralized Group	any Certificate Group in which the aggregate Class Principal Amount of the related class or classes of Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Group.

Underwriter	J. P. Morgan Securities, Inc.

Voting Rights	the voting rights allocated to the Certificates and the Ownership Certificate as set forth under “The Mortgage Loan Purchase Agreement, The Pooling and Servicing Agreement and the Master Mortgage Loan Sale and Servicing Agreement—Voting Rights.”

Wells Fargo Bank	Wells Fargo Bank, N.A.

ANNEX I

Global Clearance, Settlement and Tax Documentation Procedures

Except in limited circumstances, the globally offered New York Mortgage Trust, 2006-1 Mortgage Backed Certificates, known as “Global Securities,” will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through security issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through security issues. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through security issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective European Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective European Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective European Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon distribution date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

(3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to distributions of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither “10-percent shareholders” of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner’s partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

The term “U.S. Person” means

(1) a citizen or resident of the United States,

(2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

(3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

(4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Annex II

Certain Characteristics of the Statistical Mortgage Loans

The following tables set forth, as of the Cut-off Date, the number, aggregate Stated Principal Balance and percentage of the aggregate mortgage pool and each Mortgage Group, in each case having the stated characteristics shown in the tables in each range. Amounts in the following tables may not sum due to rounding.

The Statistical Mortgage Loans

The following tables describe the Statistical Mortgage Loans and the related mortgaged properties as of the close of business on the Cut-off Date.

Cut-off Date Stated Principal Balance(1)—The Statistical Mortgage Pool

Range of Cut-Off Date Stated Principal Balances ($)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
74,857.29 - 100,000.00	4	$341,792.45	0.12%
100,000.01 - 200,000.00	25	4,222,204.27	1.52
200,000.01 - 300,000.00	28	7,061,515.78	2.55
300,000.01 - 400,000.00	29	10,109,430.54	3.64
400,000.01 - 500,000.00	169	77,951,527.63	28.10
500,000.01 - 600,000.00	111	61,183,817.66	22.06
600,000.01 - 700,000.00	58	37,439,395.50	13.50
700,000.01 - 800,000.00	18	13,760,411.22	4.96
800,000.01 - 900,000.00	14	11,779,119.67	4.25
900,000.01 - 1,000,000.00	32	31,276,114.26	11.27
1,000,000.01 - 1,100,000.00	1	1,087,500.00	0.39
1,100,000.01 - 1,200,000.00	2	2,270,000.00	0.82
1,200,000.01 - 1,300,000.00	1	1,230,000.00	0.44
1,300,000.01 - 1,400,000.00	6	8,162,743.00	2.94
1,500,000.01 - 2,000,000.00	4	6,977,500.00	2.52
2,500,000.01 - 3,000,000.00	1	2,550,000.00	0.92

Total	503	$277,403,071.98	100.00%

(1)	As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in the Statistical Mortgage Pool is expected to be approximately $551,497.

Current Mortgage Rates(1)—The Statistical Mortgage Pool

Range of Current Mortgage Rates (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.251 - 4.500	1	$806,250.00	0.29%
4.501 - 4.750	2	1,052,154.55	0.38
4.751 - 5.000	5	2,454,786.81	0.88
5.001 - 5.250	20	11,364,503.72	4.10
5.251 - 5.500	30	18,033,149.40	6.50
5.501 - 5.750	128	72,431,567.07	26.11
5.751 - 6.000	142	78,243,959.82	28.21
6.001 - 6.250	90	50,732,339.65	18.29
6.251 - 6.500	68	34,909,521.02	12.58
6.501 - 6.750	12	4,764,839.94	1.72
6.751 - 7.000	5	2,610,000.00	0.94

Total	503	$277,403,071.98	100.00%

(1)	As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in the Statistical Mortgage Pool is expected to be approximately 5.924%.

Remaining Term to Maturity(1)—The Statistical Mortgage Pool

Range of Remaining Term (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
351 - 355	45	$25,371,556.19	9.15%
356 - 360	445	244,173,515.79	88.02
360*	13	7,858,000.00	2.83

Total	503	$277,403,071.98	100.00%

(1)	As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in the Statistical Mortgage Pool is expected to be approximately 358.

*	Loans with a first payment of May 1, 2006.

Original Loan-To-Value Ratios(1)—The Statistical Mortgage Pool

Range of Original Loan-To-Value Ratios (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	2	$554,614.66	0.20%
20.01 - 30.00	3	1,700,284.05	0.61
30.01 - 40.00	7	2,923,983.51	1.05
40.01 - 50.00	34	18,446,780.95	6.65
50.01 - 60.00	56	29,252,332.61	10.55
60.01 - 70.00	117	72,927,947.45	26.29
70.01 - 75.00	70	45,522,819.52	16.41
75.01 - 80.00	206	103,590,136.53	37.34
80.01 - 85.00	3	818,745.46	0.30
85.01 - 90.00	2	773,394.52	0.28
90.01 - 95.00	3	892,032.72	0.32

Total	503	$277,403,071.98	100.00%

(1)	As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in the Statistical Mortgage Pool is expected to be approximately 69.67%.

Credit Score(1)—The Statistical Mortgage Pool

Range of Credit Score	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
589 - 600	1	$150,000.00	0.05%
601 - 620	2	638,000.00	0.23
621 - 640	3	1,784,500.00	0.64
641 - 660	18	10,175,293.85	3.67
661 - 680	35	18,885,610.25	6.81
681 - 700	55	25,958,201.00	9.36
701 - 720	67	37,647,573.22	13.57
721 - 740	52	27,791,548.77	10.02
741 - 760	78	43,938,519.10	15.84
761 - 780	91	51,698,931.24	18.64
781 - 800	77	46,568,068.40	16.79
801 - 820	24	12,166,826.15	4.39

Total	503	$277,403,071.98	100.00%

(1)	As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in the Statistical Mortgage Pool is expected to be approximately 740. See “Description of the Mortgage Pools - The Mortgage Loans” herein.

Geographic Distribution of Mortgaged Properties(1)—The Statistical Mortgage Pool

Geographic Location	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Alabama	7	$3,648,973.51	1.32%
Arizona	38	21,068,619.78	7.59
Arkansas	1	500,000.00	0.18
California	80	43,680,423.62	15.75
Colorado	4	2,928,458.69	1.06
Connecticut	11	4,136,966.73	1.49
Delaware	2	993,137.19	0.36
District of Columbia	1	1,000,000.00	0.36
Florida	53	30,411,698.15	10.96
Georgia	7	3,649,316.61	1.32
Hawaii	2	1,050,467.75	0.38
Idaho	1	600,000.00	0.22
Illinois	58	34,316,424.48	12.37
Indiana	1	455,045.54	0.16
Kansas	1	600,000.00	0.22
Kentucky	5	2,632,206.09	0.95
Maryland	17	7,598,958.46	2.74
Massachusetts	53	24,947,993.25	8.99
Michigan	13	8,132,106.70	2.93
Minnesota	11	6,113,204.00	2.20
Mississippi	1	479,000.00	0.17
Missouri	9	5,343,610.00	1.93
Montana	2	640,000.00	0.23
Nevada	5	2,672,923.63	0.96
New Hampshire	2	700,833.88	0.25
New Jersey	17	9,296,962.40	3.35
New York	37	25,142,166.36	9.06
North Carolina	4	2,598,175.12	0.94
Ohio	7	3,384,714.85	1.22
Oregon	1	621,184.27	0.22
Pennsylvania	11	5,817,222.20	2.10
Rhode Island	1	296,000.00	0.11
South Carolina	1	506,000.00	0.18
Texas	11	6,278,907.02	2.26
Utah	2	1,496,222.89	0.54
Virginia	14	7,046,043.01	2.54
Washington	7	3,544,531.26	1.28
Wisconsin	5	3,074,574.54	1.11

Total	503	$277,403,071.98	100.00%

(1)	As of the Cut off Date, no more than approximately 1.38% of the Statistical Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Occupancy Type(1)—The Statistical Mortgage Pool

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Investor	16	$5,098,647.17	1.84%
Owner	450	254,661,461.30	91.80
Second	37	17,642,963.51	6.36

Total	503	$277,403,071.98	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Property Type—The Statistical Mortgage Pool

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Two Family	6	$2,648,082.30	0.95%
Three Family	1	980,000.00	0.35
Condominium	74	38,599,819.51	13.91
Co-operative Unit	9	4,294,977.85	1.55
Planned Unit Development	123	66,330,574.19	23.91
Single Family	290	164,549,618.13	59.32

Total	503	$277,403,071.98	100.00%

Loan Purpose—The Statistical Mortgage Pool

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Cash-out	140	$73,728,085.56	26.58%
Purchase	228	129,152,260.20	46.56
Rate & Term	135	74,522,726.22	26.86

Total	503	$277,403,071.98	100.00%

Loan Documentation—The Statistical Mortgage Pool

Loan Documentation	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full Doc	394	$222,388,409.14	80.17%
Stated Income	93	46,457,156.89	16.75
Stated/Stated	16	8,557,505.95	3.08

Total	503	$277,403,071.98	100.00%

Margin(1)—The Statistical Mortgage Pool

Margin (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.250	446	$249,841,336.88	90.06%
2.375	8	3,031,920.00	1.09
2.500	25	12,496,244.75	4.50
2.625	7	3,504,350.00	1.26
2.750	14	7,513,220.35	2.71
2.875	1	80,000.00	0.03
3.000	2	936,000.00	0.34

Total	503	$277,403,071.98	100.00%

(1)	As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in the Statistical Mortgage Pool is expected to be approximately 2.284%.

Maximum Mortgage Rate(1)—The Statistical Mortgage Pool

Range of Maximum Mortgage Rate (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.251 - 9.500	1	$806,250.00	0.29%
9.501 - 9.750	2	1,052,154.55	0.38
9.751 - 10.000	3	1,528,036.81	0.55
10.001 - 10.250	19	10,134,503.72	3.65
10.251 - 10.500	26	15,362,337.39	5.54
10.501 - 10.750	119	65,562,567.32	23.63
10.751 - 11.000	130	72,822,400.40	26.25
11.001 - 11.250	63	33,409,303.34	12.04
11.251 - 11.500	46	22,577,503.06	8.14
11.501 - 11.750	9	6,868,999.75	2.48
11.751 - 12.000	18	9,929,759.42	3.58
12.001 - 12.250	26	16,899,086.31	6.09
12.251 - 12.500	25	13,475,329.97	4.86
12.501 - 12.750	11	4,364,839.94	1.57
12.751 - 13.000	5	2,610,000.00	0.94

Total	503	$277,403,071.98	100.00%

(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in the Statistical Mortgage Pool is expected to be approximately 11.132%.

Next Rate Adjustment Date(1)—The Statistical Mortgage Pool

Next Rate Adjustment Date	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
January 2007	1	$680,000.00	0.25%
February 2007	3	3,181,450.00	1.15
March 2007	1	400,000.00	0.14
January 2008	3	2,006,240.00	0.72
February 2008	1	420,000.00	0.15
March 2008	1	304,000.00	0.11
June 2010	1	998,000.00	0.36
July 2010	3	2,226,270.37	0.80
August 2010	2	1,172,266.62	0.42
September 2010	12	5,643,988.22	2.03
October 2010	27	15,331,030.98	5.53
November 2010	41	23,384,804.43	8.43
December 2010	41	23,037,206.97	8.30
January 2011	145	78,463,775.01	28.29
February 2011	98	49,721,683.81	17.92
March 2011	83	46,804,830.00	16.87
April 2011	12	6,938,000.00	2.50
November 2012	3	683,750.00	0.25
December 2012	3	3,805,000.00	1.37
January 2013	8	4,324,257.57	1.56
February 2013	11	4,926,525.00	1.78
March 2013	2	2,029,993.00	0.73
April 2013	1	920,000.00	0.33

Total	503	$277,403,071.98	100.00%

(1)	As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in the Statistical Mortgage Pool is expected to be approximately 58 months.

The Statistical Mortgage Loans in Mortgage Group 1

Cut-off Date Stated Principal Balance(1)—Group 1

Range of Cut-Off Date Stated Principal Balances ($)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
100,000.01 - 200,000.00	1	$148,640.00	2.13%
200,000.01 - 300,000.00	1	297,600.00	4.26
300,000.01 - 400,000.00	2	704,000.00	10.07
400,000.01 - 500,000.00	2	843,950.00	12.07
600,000.01 - 700,000.00	1	680,000.00	9.73
1,200,000.01 - 1,300,000.00	1	1,230,000.00	17.59
1,500,000.01 - 2,000,000.00	2	3,087,500.00	44.16

Total	10	$6,991,690.00	100.00%

(1)	As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Group 1 is expected to be approximately $699,169.

Current Mortgage Rates(1)—Group 1

Range of Current Mortgage Rates (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.751 - 5.000	1	$680,000.00	9.73%
5.001 - 5.250	1	1,230,000.00	17.59
5.251 - 5.500	1	1,527,500.00	21.85
6.001 - 6.250	3	870,190.00	12.45
6.251 - 6.500	3	2,284,000.00	32.67
6.501 - 6.750	1	400,000.00	5.72

Total	10	$6,991,690.00	100.00%

(1)	As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Group 1 is expected to be approximately 5.856%

Remaining Term to Maturity(1)—Group 1

Range of Remaining Term (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
356 - 360	10	$6,991,690.00	100.00%

Total	10	$6,991,690.00	100.00%

(1)	As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Group 1 is expected to be approximately 359.

Original Loan-To-Value Ratios(1)—Group 1

Range of Original Loan-To-Value Ratios (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
40.01 - 50.00	1	$1,230,000.00	17.59%
50.01 - 60.00	1	400,000.00	5.72
60.01 - 70.00	3	3,511,450.00	50.22
75.01 - 80.00	5	1,850,240.00	26.46

Total	10	$6,991,690.00	100.00%

(1)	As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Group 1 is expected to be approximately 65.38%.

Credit Score(1)—Group 1

Range of Credit Score	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
678 - 680	1	$400,000.00	5.72%
721 - 740	1	297,600.00	4.26
741 - 760	1	680,000.00	9.73
761 - 780	2	1,983,950.00	28.38
781 - 800	5	3,630,140.00	51.92

Total	10	$6,991,690.00	100.00%

(1)	As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in Group 1 is expected to be approximately 770. See “Description of the Mortgage Pools - The Mortgage Loans” herein.

Geographic Distribution of Mortgaged Properties(1)—Group 1

Geographic Location	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Arizona	2	$572,590.00	8.19%
Massachusetts	7	5,999,100.00	85.80
New York	1	420,000.00	6.01

Total	10	$6,991,690.00	100.00%

(1)	As of the Cut off Date, no more than approximately 22.31% of the Group 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Occupancy Type(1)—Group 1

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Investor	2	$820,000.00	11.73%
Owner	6	5,599,100.00	80.08
Second	2	572,590.00	8.19

Total	10	$6,991,690.00	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Property Type—Group 1

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Condo	2	$1,676,140.00	23.97%
Planned Unit Development	1	423,950.00	6.06
Single Family	7	4,891,600.00	69.96

Total	10	$6,991,690.00	100.00%

Loan Purpose—Group 1

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Cash-out	3	$3,087,600.00	44.16%
Purchase	5	3,200,090.00	45.77
Rate & Term	2	704,000.00	10.07

Total	10	$6,991,690.00	100.00%

Loan Documentation—Group 1

Loan Documentation	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full Doc	7	$4,607,740.00	65.90%
Stated Income	3	2,383,950.00	34.10

Total	10	$6,991,690.00	100.00%

Margin(1)—Group 1

Margin (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.250	6	$4,187,740.00	59.90%
2.500	3	2,403,950.00	34.38
2.625	1	400,000.00	5.72

Total	10	$6,991,690.00	100.00%

(1)	As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Group 1 is expected to be approximately 2.357%.

Maximum Mortgage Rate(1)—Group 1

Range of Maximum Mortgage Rate (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.751 - 11.000	5	$4,261,450.00	60.95%
12.001 - 12.250	2	446,240.00	6.38
12.251 - 12.500	3	2,284,000.00	32.67

Total	10	$6,991,690.00	100.00%

(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Group 1 is expected to be approximately 11.534%.

Next Rate Adjustment Date(1)—Group 1

Next Rate Adjustment Date	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
January 2007	1	$680,000.00	9.73%
February 2007	3	3,181,450.00	45.50
March 2007	1	400,000.00	5.72
January 2008	3	2,006,240.00	28.69
February 2008	1	420,000.00	6.01
March 2008	1	304,000.00	4.35

Total	10	$6,991,690.00	100.00%

(1)	As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Group 1 is expected to be approximately 15 months.

The Statistical Mortgage Loans in Mortgage Group 2

Cut-off Date Stated Principal Balance(1)—Group 2

Range of Cut-Off Date Stated Principal Balances ($)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
74,857.29 - 100,000.00	3	$261,792.45	0.10%
100,000.01 - 200,000.00	20	3,392,689.27	1.34
200,000.01 - 300,000.00	24	6,004,265.78	2.37
300,000.01 - 400,000.00	22	7,528,930.54	2.97
400,000.01 - 500,000.00	163	75,352,146.53	29.70
500,000.01 - 600,000.00	110	60,636,817.66	23.90
600,000.01 - 700,000.00	55	35,436,395.50	13.97
700,000.01 - 800,000.00	16	12,171,334.75	4.80
800,000.01 - 900,000.00	13	10,879,119.67	4.29
900,000.01 - 1,000,000.00	30	29,356,114.26	11.57
1,000,000.01 - 1,100,000.00	1	1,087,500.00	0.43
1,100,000.01 - 1,200,000.00	2	2,270,000.00	0.89
1,300,000.01 - 1,400,000.00	4	5,454,750.00	2.15
1,500,000.01 - 2,000,000.00	2	3,890,000.00	1.53

Total	465	$253,721,856.41	100.00%

(1)	As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Group 2 is expected to be approximately $545,638.

Current Mortgage Rates(1)—Group 2

Range of Current Mortgage Rates (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.251 - 4.500	1	$806,250.00	0.32%
4.501 - 4.750	2	1,052,154.55	0.41
4.751 - 5.000	3	1,528,036.81	0.60
5.001 - 5.250	19	10,134,503.72	3.99
5.251 - 5.500	29	16,505,649.40	6.51
5.501 - 5.750	125	68,581,567.07	27.03
5.751 - 6.000	134	74,227,628.72	29.26
6.001 - 6.250	82	45,550,678.80	17.95
6.251 - 6.500	59	30,137,896.02	11.88
6.501 - 6.750	7	2,667,491.32	1.05
6.751 - 7.000	4	2,530,000.00	1.00

Total	465	$253,721,856.41	100.00%

(1)	As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Group 2 is expected to be approximately 5.917%.

Remaining Term to Maturity(1)—Group 2

Range of Remaining Term (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
351—355	45	$25,371,556.19	10.00%
356—360	408	221,412,300.22	87.27
360*	12	6,938,000.00	2.73

Total	465	$253,721,856.41	100.00%

(1)	As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Group 2 is expected to be approximately 358.

*	Loans with a first payment of May 1, 2006.

Original Loan-To-Value Ratios(1)—Group 2

Range of Original Loan-To-Value Ratios (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	2	$554,614.66	0.22%
20.01 - 30.00	3	1,700,284.05	0.67
30.01 - 40.00	7	2,923,983.51	1.15
40.01 - 50.00	25	13,305,272.00	5.24
50.01 - 60.00	53	28,212,582.61	11.12
60.01 - 70.00	107	64,731,004.45	25.51
70.01 - 75.00	67	42,515,669.52	16.76
75.01 - 80.00	194	97,443,897.91	38.41
80.01 - 85.00	3	818,745.46	0.32
85.01 - 90.00	2	773,394.52	0.30
90.01 - 95.00	2	742,407.72	0.29

Total	465	$253,721,856.41	100.00%

(1)	As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Group 2 is expected to be approximately 70.02%.

Credit Score(1)—Group 2

Range of Credit Score	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
619 - 620	1	$448,000.00	0.18%
621 - 640	2	784,500.00	0.31
641 - 660	16	9,625,668.85	3.79
661 - 680	31	15,174,610.25	5.98
681 - 700	53	24,976,352.38	9.84
701 - 720	64	34,746,573.22	13.69
721 - 740	51	27,493,948.77	10.84
741 - 760	72	39,694,376.10	15.64
761 - 780	83	47,107,072.29	18.57
781 - 800	70	42,270,928.40	16.66
801 - 820	22	11,399,826.15	4.49

Total	465	$253,721,856.41	100.00%

(1)	As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in Group 2 is expected to be approximately 741. See “Description of the Mortgage Groups - The Mortgage Loans” herein.

Geographic Distribution of Mortgaged Properties(1)—Group 2

Geographic Location	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Alabama	7	$3,648,973.51	1.44%
Arizona	36	20,496,029.78	8.08
Arkansas	1	500,000.00	0.20
California	80	43,680,423.62	17.22
Colorado	4	2,928,458.69	1.15
Connecticut	11	4,136,966.73	1.63
Delaware	2	993,137.19	0.39
District of Columbia	1	1,000,000.00	0.39
Florida	51	29,901,198.15	11.79
Georgia	7	3,649,316.61	1.44
Hawaii	2	1,050,467.75	0.41
Idaho	1	600,000.00	0.24
Illinois	58	34,316,424.48	13.53
Indiana	1	455,045.54	0.18
Kansas	1	600,000.00	0.24
Kentucky	5	2,632,206.09	1.04
Maryland	17	7,598,958.46	2.99
Massachusetts	37	15,659,562.15	6.17
Michigan	13	8,132,106.70	3.21
Minnesota	11	6,113,204.00	2.41
Mississippi	1	479,000.00	0.19
Missouri	9	5,343,610.00	2.11
Montana	2	640,000.00	0.25
Nevada	5	2,672,923.63	1.05
New Hampshire	2	700,833.88	0.28
New Jersey	16	7,896,969.40	3.11
New York	21	13,382,089.89	5.27
North Carolina	4	2,598,175.12	1.02
Ohio	7	3,384,714.85	1.33
Oregon	1	621,184.27	0.24
Pennsylvania	10	5,667,597.20	2.23
Rhode Island	1	296,000.00	0.12
South Carolina	1	506,000.00	0.20
Texas	11	6,278,907.02	2.47
Utah	2	1,496,222.89	0.59
Virginia	14	7,046,043.01	2.78
Washington	7	3,544,531.26	1.40
Wisconsin	5	3,074,574.54	1.21

Total	465	$253,721,856.41	100.00%

(1)	As of the Cut off Date, no more than approximately 1.51% of the Group 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Occupancy Type(1)—Group 2

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Investor	13	$4,198,647.17	1.65%
Owner	421	233,491,110.73	92.03
Second	31	16,032,098.51	6.32

Total	465	$253,721,856.41	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Property Type—Group 2

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Two Family	4	$1,600,082.30	0.63%
Three Family	1	980,000.00	0.39
Condominium	68	32,571,929.51	12.84
Co-operative Unit	2	634,500.00	0.25
Planned Unit Development	119	65,246,499.19	25.72
Single Family	271	152,688,845.41	60.18

Total	465	$253,721,856.41	100.00%

Loan Purpose—Group 2

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Cash-out	126	$65,454,576.61	25.80%
Purchase	208	115,088,553.58	45.36
Rate & Term	131	73,178,726.22	28.84

Total	465	$253,721,856.41	100.00%

Loan Documentation—Group 2

Loan Documentation	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full Doc	368	$205,577,893.57	81.02%
Stated Income	84	40,994,956.89	16.16
Stated/Stated	13	7,149,005.95	2.82

Total	465	$253,721,856.41	100.00%

Margin(1)—Group 2

Margin (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.250	422	$232,754,852.41	91.74%
2.375	6	2,416,920.00	0.95
2.500	17	7,862,544.75	3.10
2.625	6	3,104,350.00	1.22
2.750	12	6,647,189.25	2.62
3.000	2	936,000.00	0.37

Total	465	$253,721,856.41	100.00%

(1)	As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Group 2 is expected to be approximately 2.279%.

Maximum Mortgage Rate(1)—Group 2

Range of Maximum Mortgage Rate (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.251 - 9.500	1	$806,250.00	0.32%
9.501 - 9.750	2	1,052,154.55	0.41
9.751 - 10.000	3	1,528,036.81	0.60
10.001 - 10.250	19	10,134,503.72	3.99
10.251 - 10.500	26	15,362,337.39	6.05
10.501 - 10.750	119	65,562,567.32	25.84
10.751 - 11.000	122	67,575,269.30	26.63
11.001 - 11.250	62	33,016,303.34	13.01
11.251 - 11.500	44	22,277,878.06	8.78
11.501 - 11.750	6	3,018,999.75	1.19
11.751 - 12.000	12	6,652,359.42	2.62
12.001 - 12.250	20	12,534,375.46	4.94
12.251 - 12.500	18	9,003,329.97	3.55
12.501 - 12.750	7	2,667,491.32	1.05
12.751 - 13.000	4	2,530,000.00	1.00

Total	465	$253,721,856.41	100.00%

(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Group 2 is expected to be approximately 11.065%.

Next Rate Adjustment Date(1)—Group 2

Next Rate Adjustment Date	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
June 2010	1	$998,000.00	0.39%
July 2010	3	2,226,270.37	0.88
August 2010	2	1,172,266.62	0.46
September 2010	12	5,643,988.22	2.22
October 2010	27	15,331,030.98	6.04
November 2010	41	23,384,804.43	9.22
December 2010	41	23,037,206.97	9.08
January 2011	145	78,463,775.01	30.93
February 2011	98	49,721,683.81	19.60
March 2011	83	46,804,830.00	18.45
April 2011	12	6,938,000.00	2.73

Total	465	$253,721,856.41	100.00%

(1)	As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Group 2 is expected to be approximately 58 months.

The Statistical Mortgage Loans in Mortgage Group 3

Cut-off Date Stated Principal Balance(1)—Group 3

Range of Cut-Off Date Stated Principal Balances ($)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
80,000.00 - 100,000.00	1	$80,000.00	0.48%
100,000.01 - 200,000.00	4	680,875.00	4.08
200,000.01 - 300,000.00	3	759,650.00	4.55
300,000.01 - 400,000.00	5	1,876,500.00	11.24
400,000.01 - 500,000.00	4	1,755,431.10	10.52
500,000.01 - 600,000.00	1	547,000.00	3.28
600,000.01 - 700,000.00	2	1,323,000.00	7.93
700,000.01 - 800,000.00	2	1,589,076.47	9.52
800,000.01 - 900,000.00	1	900,000.00	5.39
900,000.01 - 1,000,000.00	2	1,920,000.00	11.50
1,300,000.01 - 1,400,000.00	2	2,707,993.00	16.23
2,500,000.01 - 3,000,000.00	1	2,550,000.00	15.28

Total	28	$16,689,525.57	100.00%

(1)	As of the Cut-off Date, the average Stated Principal Balance of the Statistical Mortgage Loans in Group 3 is expected to be approximately $596,054.

Current Mortgage Rates(1)—Group 3

Range of Current Mortgage Rates (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.751 - 5.000	1	$246,750.00	1.48%
5.501 - 5.750	3	3,850,000.00	23.07
5.751 - 6.000	8	4,016,331.10	24.06
6.001 - 6.250	5	4,311,470.85	25.83
6.251 - 6.500	6	2,487,625.00	14.91
6.501 - 6.750	4	1,697,348.62	10.17
6.751 - 7.000	1	80,000.00	0.48

Total	28	$16,689,525.57	100.00%

(1)	As of the Cut-off Date, the weighted average Current Mortgage Rate of the Statistical Mortgage Loans in Group 3 is expected to be approximately 6.067%.

Remaining Term to Maturity(1)—Group 3

Range of Remaining Term (Months)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
356 - 360	27	$15,769,525.57	94.49%
360*	1	920,000.00	5.51

Total	28	$16,689,525.57	100.00%

(1)	As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Statistical Mortgage Loans in Group 3 is expected to be approximately 358.

*	Loans with a first payment of May 1, 2006.

Original Loan-To-Value Ratios(1)—Group 3

Range of Original Loan-To-Value Ratios (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
40.01 - 50.00	8	$3,911,508.95	23.44%
50.01 - 60.00	2	639,750.00	3.83
60.01 - 70.00	7	4,685,493.00	28.07
70.01 - 75.00	3	3,007,150.00	18.02
75.01 - 80.00	7	4,295,998.62	25.74
90.01 - 95.00	1	149,625.00	0.90

Total	28	$16,689,525.57	100.00%

(1)	As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Statistical Mortgage Loans in Group 3 is expected to be approximately 66.14%.

Credit Score(1)—Group 3

Range of Credit Score	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
589 - 600	1	$150,000.00	0.90%
601 - 620	1	190,000.00	1.14
621 - 640	1	1,000,000.00	5.99
641 - 660	2	549,625.00	3.29
661 - 680	3	3,311,000.00	19.84
681 - 700	2	981,848.62	5.88
701 - 720	3	2,901,000.00	17.38
741 - 760	5	3,564,143.00	21.36
761 - 780	6	2,607,908.95	15.63
781 - 800	2	667,000.00	4.00
801 - 820	2	767,000.00	4.60

Total	28	$16,689,525.57	100.00%

(1)	As of the Cut-off Date, the weighted average Credit Score of the Statistical Mortgage Loans in Group 3 is expected to be approximately 717. See “Description of the Mortgage Pools - The Statistical Mortgage Loans” herein.

Geographic Distribution of Mortgaged Properties(1)—Group 3

Geographic Location	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Florida	2	$510,500.00	3.06%
Massachusetts	9	3,289,331.10	19.71
New Jersey	1	1,399,993.00	8.39
New York	15	11,340,076.47	67.95
Pennsylvania	1	149,625.00	0.90

Total	28	$16,689,525.57	100.00%

(1)	As of the Cut off Date, no more than approximately 15.28% of the Group 3 Statistical Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Occupancy Type(1)—Group 3

Occupancy Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Investor	1	$80,000.00	0.48%
Owner	23	15,571,250.57	93.30
Second	4	1,038,275.00	6.22

Total	28	$16,689,525.57	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Property Type—Group 3

Property Type	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Two Family	2	$1,048,000.00	6.28%
Condominium	4	4,351,750.00	26.07
Co-operative Unit	7	3,660,477.85	21.93
Planned Unit Development	3	660,125.00	3.96
Single Family	12	6,969,172.72	41.76

Total	28	$16,689,525.57	100.00%

Loan Purpose—Group 3

Loan Purpose	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Cash-out	11	$5,185,908.95	31.07%
Purchase	15	10,863,616.62	65.09
Rate & Term	2	640,000.00	3.83

Total	28	$16,689,525.57	100.00%

Loan Documentation—Group 3

Loan Documentation	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full Doc	19	$12,202,775.57	73.12%
Stated Income	6	3,078,250.00	18.44
Stated/Stated	3	1,408,500.00	8.44

Total	28	$16,689,525.57	100.00%

Margin(1)—Group 3

Margin (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.250	18	$12,898,744.47	77.29%
2.375	2	615,000.00	3.68
2.500	5	2,229,750.00	13.36
2.750	2	866,031.10	5.19
2.875	1	80,000.00	0.48

Total	28	$16,689,525.57	100.00%

(1)	As of the Cut-off Date, the weighted average Margin of the Statistical Mortgage Loans in Group 3 is expected to be approximately 2.317%.

Maximum Mortgage Rate(1)—Group 3

Range of Maximum Mortgage Rate (%)	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.751 - 11.000	3	$985,681.10	5.91%
11.001 - 11.250	1	393,000.00	2.35
11.251 - 11.500	2	299,625.00	1.80
11.501 - 11.750	3	3,850,000.00	23.07
11.751 - 12.000	6	3,277,400.00	19.64
12.001 - 12.250	4	3,918,470.85	23.48
12.251 - 12.500	4	2,188,000.00	13.11
12.501 - 12.750	4	1,697,348.62	10.17
12.751 - 13.000	1	80,000.00	0.48

Total	28	$16,689,525.57	100.00%

(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Statistical Mortgage Loans in Group 3 is expected to be approximately 11.981%.

Next Rate Adjustment Date(1)—Group 3

Next Rate Adjustment Date	Number of Statistical Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
November 2012	3	$683,750.00	4.10%
December 2012	3	3,805,000.00	22.80
January 2013	8	4,324,257.57	25.91
February 2013	11	4,926,525.00	29.52
March 2013	2	2,029,993.00	12.16
April 2013	1	920,000.00	5.51

Total	28	$16,689,525.57	100.00%

(1)	As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Statistical Mortgage Loans in Group 3 is expected to be approximately 82 months.

Annex III:

Assumed Mortgage Loan Characteristics of the Statistical Mortgage Loans

Mortgage Pool		Index	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Remaining Interest- Only Term (Months)	Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	First Payment
1		1-Year LIBOR	680,000.00	5.0000	4.8000	358	360	118	2.2500	11.0000	2.2500	10	2.0000	2.0000	(2)
1		1-Year LIBOR	3,181,450.00	5.4866	5.2866	359	360	119	2.2830	11.0000	2.2830	11	2.0000	2.0000	(2)
1		1-Year LIBOR	400,000.00	6.7500	6.5000	360	360	120	2.6250	11.0000	2.6250	12	2.0000	2.0000	(2)
1		6-Month LIBOR	1,560,000.00	6.3750	6.1750	358	360	118	2.5000	12.3750	2.3750	22	4.0000	1.0000	(2)
1		6-Month LIBOR	446,240.00	6.2500	6.0000	358	360	118	2.2500	12.2500	2.2500	22	4.0000	1.0000	(2)
1		6-Month LIBOR	420,000.00	6.3750	6.1750	359	360	119	2.5000	12.3750	2.5000	23	4.0000	1.0000	(2)
1		6-Month LIBOR	304,000.00	6.5000	6.2500	360	360	120	2.2500	12.5000	2.2500	24	4.0000	1.0000	(2)
2	(1)	1-Year CMT	1,721,000.00	6.0630	5.8130	360	360	0	2.7500	11.0630	2.7500	60	2.0000	2.0000	(2)
2		1-Year CMT	857,158.89	5.9834	5.7334	358	360	0	2.7500	10.9830	2.7500	58	3.1700	2.0000	(2)
2		1-Year CMT	993,251.18	6.2249	5.9749	359	360	0	2.7500	11.2250	2.7500	59	2.0000	2.0000	(2)
2		1-Year CMT	982,023.00	6.2500	6.0500	358	360	58	2.7500	11.2500	2.7500	58	5.0000	2.0000	(2)
2		1-Year CMT	280,756.18	6.5000	6.2500	358	360	58	2.7500	11.5000	2.7500	58	5.0000	2.0000	(2)
2		1-Year CMT	477,000.00	5.8750	5.6750	359	360	59	2.7500	10.8750	2.7500	59	5.0000	2.0000	(2)
2	(1)	1-Year LIBOR	2,022,212.84	6.3410	6.0910	359	360	0	2.2500	11.3410	2.2500	59	5.0000	2.0000	(2)
2	(1)	1-Year LIBOR	14,314,750.00	6.0089	5.7589	360	360	0	2.2500	11.0090	2.2500	60	5.0000	2.0000	(2)
2		1-Year LIBOR	2,226,270.37	5.6455	5.3955	352	360	0	2.2500	10.6460	2.2500	52	5.0000	2.0000	(2)
2		1-Year LIBOR	2,700,446.49	5.3698	5.1198	354	360	0	2.2500	10.3700	2.2500	54	5.0000	2.0000	(2)
2		1-Year LIBOR	2,347,625.61	5.4720	5.2220	355	360	0	2.2500	10.4720	2.2500	55	5.0000	2.0000	(2)
2		1-Year LIBOR	5,171,922.54	5.4643	5.2143	356	360	0	2.2500	10.4640	2.2500	56	5.0000	2.0000	(2)
2		1-Year LIBOR	6,836,736.78	5.8660	5.6160	357	360	0	2.2500	10.8660	2.2500	57	5.0000	2.0000	(2)
2		1-Year LIBOR	21,580,783.94	5.9654	5.7154	358	360	0	2.2500	10.9650	2.2500	58	5.0000	2.0000	(2)
2		1-Year LIBOR	12,691,698.62	5.8593	5.6093	359	360	0	2.2500	10.8590	2.2500	59	5.0000	2.0000	(2)
2	(1)	1-Year LIBOR	998,000.00	5.5000	5.2500	351	360	51	2.2500	10.5000	2.2500	51	5.0000	2.0000	(2)
2		1-Year LIBOR	1,172,266.62	5.3244	5.0744	353	360	53	2.2500	10.3240	2.2500	53	5.0000	2.0000	(2)
2		1-Year LIBOR	2,943,541.73	5.6394	5.3894	354	360	54	2.2500	10.6390	2.2500	54	5.0000	2.0000	(2)
2	(1)	1-Year LIBOR	1,000,000.00	5.3750	5.1250	355	360	55	2.2500	10.3750	2.2500	55	5.0000	2.0000	(2)
2		1-Year LIBOR	11,983,405.37	5.6751	5.4251	355	360	55	2.2500	10.6750	2.2500	55	5.0000	2.0000	(2)
2	(1)	1-Year LIBOR	423,800.00	6.1250	5.8750	356	360	56	2.2500	11.1250	2.2500	56	5.0000	2.0000	(2)
2		1-Year LIBOR	17,789,081.89	5.7296	5.4796	356	360	56	2.2500	10.7300	2.2500	56	5.0000	2.0000	(2)
2	(1)	1-Year LIBOR	780,000.00	5.7500	5.5000	357	360	57	2.2500	10.7500	2.2500	57	5.0000	2.0000	(2)
2		1-Year LIBOR	15,420,470.19	5.8665	5.6165	357	360	57	2.2500	10.8660	2.2500	57	5.0000	2.0000	(2)
2		1-Year LIBOR	42,932,039.17	5.8965	5.6465	358	360	58	2.2500	10.8970	2.2500	58	5.0000	2.0000	(2)
2	(1)	1-Year LIBOR	2,547,500.00	5.9272	5.6772	359	360	59	2.2500	10.9270	2.2500	59	5.0000	2.0000	(2)
2		1-Year LIBOR	17,387,697.07	5.9520	5.7020	359	360	59	2.2500	10.9640	2.2730	59	4.9650	2.0000	(2)
2	(1)	1-Year LIBOR	22,485,550.00	5.9387	5.6887	360	360	60	2.2500	10.9390	2.2500	60	5.0000	2.0000	(2)
2		1-Year LIBOR	192,000.00	5.8750	5.6250	360	360	60	2.2500	10.8750	2.2500	60	5.0000	2.0000	(2)
2	(1)	1-Year LIBOR	3,113,000.00	5.9548	5.7048	360	360	60	2.2500	10.9550	2.2500	60	5.0000	2.0000	(3)
2		6-Month LIBOR	648,649.42	6.0000	5.8000	358	360	0	2.5000	12.0000	2.5000	58	5.0000	1.0000	(2)
2		6-Month LIBOR	198,639.22	6.5000	6.2500	358	360	0	2.5000	12.5000	2.2500	58	5.0000	1.0000	(2)
2		6-Month LIBOR	768,816.99	6.3706	6.1206	359	360	0	2.3880	12.3710	2.3880	59	5.0000	1.0000	(2)
2		6-Month LIBOR	311,200.00	5.8750	5.6250	360	360	0	2.2500	11.8750	2.2500	60	5.0000	1.0000	(2)
2		6-Month LIBOR	9,416,305.19	6.2284	6.0284	358	360	118	2.3590	12.2280	2.3590	58	5.0000	1.0000	(2)
2		6-Month LIBOR	1,567,420.00	6.0351	5.7851	358	360	118	2.4480	12.0350	2.4480	58	5.0000	1.0000	(2)
2		6-Month LIBOR	9,672,130.93	6.1698	5.9698	359	360	119	2.3960	12.1700	2.3960	59	5.0000	1.0000	(2)
2		6-Month LIBOR	3,161,376.18	6.1295	5.8795	359	360	119	2.3680	12.1300	2.3680	59	5.0000	1.0000	(2)
2		6-Month LIBOR	5,868,300.00	6.3369	6.1369	360	360	120	2.3420	12.3370	2.3420	60	5.0000	1.0000	(2)
2		6-Month LIBOR	1,912,030.00	6.3467	6.0967	360	360	120	2.3260	12.3470	2.3260	60	5.0000	1.0000	(2)
2		6-Month LIBOR	2,849,500.00	6.1923	5.9923	360	360	120	2.4020	12.1920	2.4020	60	5.0000	1.0000	(3)
2		6-Month LIBOR	975,500.00	6.5448	6.2948	360	360	120	2.4970	12.5450	2.4970	60	5.0000	1.0000	(3)
3		1-Year CMT	473,031.10	5.8750	5.6750	358	360	0	2.7500	10.8750	2.7500	82	5.0000	2.0000	(2)
3		1-Year LIBOR	658,900.00	6.0241	5.7741	358	360	82	2.5480	11.0240	2.5480	82	5.0000	2.0000	(2)
3		1-Year LIBOR	299,625.00	6.4374	6.1874	359	360	83	2.2500	11.4370	2.2500	83	5.0000	2.0000	(2)
3		6-Month LIBOR	1,589,076.47	6.4366	6.2366	358	360	0	2.2500	12.4370	2.2500	82	5.0000	1.0000	(2)
3		6-Month LIBOR	630,000.00	6.3750	6.1750	360	360	0	2.5000	12.3750	2.5000	84	5.0000	1.0000	(2)
3		6-Month LIBOR	683,750.00	5.6982	5.4482	356	360	116	2.2950	11.6980	2.2950	80	5.0000	1.0000	(2)

III-1

Mortgage Pool	Index	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Remaining Interest- Only Term (Months)	Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	First Payment
3	6-Month LIBOR	3,450,000.00	5.6576	5.4576	357	360	117	2.2500	11.6580	2.2500	81	5.0000	1.0000	(2)
3	6-Month LIBOR	355,000.00	6.7500	6.5000	357	360	117	2.5000	12.7500	2.5000	81	5.0000	1.0000	(2)
3	6-Month LIBOR	1,000,000.00	6.3750	6.1750	358	360	118	2.2500	12.3750	2.2500	82	5.0000	1.0000	(2)
3	6-Month LIBOR	603,250.00	6.2835	6.0335	358	360	118	2.3290	12.2840	2.3290	82	5.0000	1.0000	(2)
3	6-Month LIBOR	3,418,400.00	6.0803	5.8803	359	360	119	2.3010	12.0800	2.3010	83	5.0000	1.0000	(2)
3	6-Month LIBOR	1,208,500.00	6.2800	6.0300	359	360	119	2.4040	12.2800	2.4040	83	5.0000	1.0000	(2)
3	6-Month LIBOR	1,399,993.00	6.1250	5.9250	360	360	120	2.2500	12.1250	2.2500	84	5.0000	1.0000	(2)
3	6-Month LIBOR	920,000.00	5.8750	5.6750	360	360	120	2.2500	11.8750	2.2500	84	5.0000	1.0000	(3)

(1)	Prefunded Loans

(2)	Loans with a first payment on or before April 1, 2006

(3)	Loans with a first payment of May 1, 2006

III-2

Annex IV Decrement Tables

Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of CPB

	Class 2-A-1 Certificates						Class 2-A-2 Certificates						Class 2-A-3 Certificates						Class 2-A-4 Certificates						Class 3-A-1 Certificates
Distribution Date	5%	15%	25%	35%	45%	55%	5%	15%	25%	35%	45%	55%	5%	15%	25%	35%	45%	55%	5%	15%	25%	35%	45%	55%	5%	15%	25%	35%	45%	55%
30-Mar-2006	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
25-Mar-2007	91	75	59	42	26	10	100	100	100	100	100	100	100	100	100	100	100	100	94	84	74	63	53	43	95	84	74	64	53	43
25-Mar-2008	83	54	28	5	0	0	100	100	100	100	2	0	100	100	100	100	100	66	89	71	54	40	28	18	90	71	54	40	28	18
25-Mar-2009	75	36	5	0	0	0	100	100	100	0	0	0	100	100	100	91	53	27	84	59	40	25	15	8	85	60	40	26	15	8
25-Mar-2010	68	20	0	0	0	0	100	100	20	0	0	0	100	100	100	59	29	12	79	50	30	16	8	3	80	50	30	17	8	3
25-Mar-2011	0	0	0	0	0	0	0	0	0	0	0	0	7	4	2	1	*	*	2	1	1	*	*	*	76	42	22	11	5	2
25-Mar-2012	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	72	36	17	7	2	1
25-Mar-2013	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	4	2	1	*	*	*
25-Mar-2014	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2015	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2016	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2017	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2018	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2019	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2020	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2021	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2022	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2023	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2024	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2025	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2026	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2027	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2028	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2029	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2030	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2031	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2032	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2033	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2034	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2035	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
25-Mar-2036	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
30-Mar-2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	3.80	2.35	1.40	0.95	0.69	0.53	4.82	4.76	3.75	2.51	1.82	1.37	4.95	4.90	4.77	4.14	3.35	2.63	4.21	3.27	2.54	1.98	1.53	1.19	5.70	4.04	2.92	2.14	1.60	1.21

IV-1

Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of CPR

	Class 1-A-1 Certificates						Class B-1, B-2, B-3 Certificates
Distribution Date	5%	15%	25%	35%	45%	55%	5%	15%	25%	35%	45%	55%
30-Mar-2006	100	100	100	100	100	100	100	100	100	100	100	100
25-Mar-2007	95	84	74	64	53	43	100	100	100	100	100	96
25-Mar-2008	90	71	55	40	28	18	99	99	99	92	78	65
25-Mar-2009	85	60	40	26	15	8	99	99	91	74	58	44
25-Mar-2010	81	50	30	17	8	3	98	98	68	48	32	20
25-Mar-2011	76	43	23	11	5	2	98	88	51	31	17	9
25-Mar-2012	72	36	17	7	2	1	97	74	38	20	9	4
25-Mar-2013	69	31	13	5	1	*	96	62	28	13	5	2
25-Mar-2014	65	26	10	3	1	*	93	52	21	8	3	1
25-Mar-2015	62	22	7	2	*	*	90	43	15	5	1	*
25-Mar-2016	58	19	5	1	*	*	85	36	11	3	1	*
25-Mar-2017	54	16	4	1	*	*	80	30	8	2	*	*
25-Mar-2018	50	13	3	1	*	*	74	25	6	1	*	*
25-Mar-2019	46	11	2	*	*	*	68	21	4	1	*	*
25-Mar-2020	43	9	2	*	*	*	63	17	3	1	*	*
25-Mar-2021	39	7	1	*	*	*	58	14	2	*	*	*
25-Mar-2022	36	6	1	*	*	*	53	11	2	*	*	*
25-Mar-2023	33	5	1	*	*	*	48	9	1	*	*	*
25-Mar-2024	29	4	*	*	*	*	43	8	1	*	*	*
25-Mar-2025	26	3	*	*	*	*	39	6	1	*	*	*
25-Mar-2026	24	3	*	*	*	*	35	5	*	*	*	*
25-Mar-2027	21	2	*	*	*	*	31	4	*	*	*	*
25-Mar-2028	18	2	*	*	*	*	27	3	*	*	*	*
25-Mar-2029	16	1	*	*	*	*	23	2	*	*	*	*
25-Mar-2030	13	1	*	*	*	*	19	2	*	*	*	*
25-Mar-2031	11	1	*	*	*	0	16	1	*	*	*	*
25-Mar-2032	8	*	*	*	*	0	12	1	*	*	*	*
25-Mar-2033	6	*	*	*	*	0	9	1	*	*	*	0
25-Mar-2034	4	*	*	*	*	0	6	*	*	*	*	0
25-Mar-2035	2	*	*	*	*	0	3	*	*	*	*	0
25-Mar-2036	0	0	0	0	0	0	*	*	*	*	0	0
30-Mar-2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	12.85	5.77	3.38	2.26	1.63	1.22	17.12	9.64	6.03	4.53	3.55	2.90
Weighted Average Life in Years to Weighted Average Life in Years to Call	12.59	5.29	3.05	2.04	1.47	1.11	16.74	8.73	5.32	3.92	2.96	2.30

*	Indicates values of less than 0.5% but greater than zero.

IV-2

Annex V-Static Pool Information of ABN AMRO ABN AMRO Static Pool Vintage Information Original Loan Characteristics Adjustable Jumbo Loans

	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
General Information
Number of Loan Assets	8259	11035	10453	4073	7752
Original Loan Balance	4,038,370,981.00	5,422,269,033.00	5,351,258,632.00	2,147,067,964.00	4,318,235,847.00
Average Initial Loan Balance	488,966.10	491,370.10	511,935.20	527,317.54	557,047.97
Weighted Average Mortgage Interest Rate	6.50%	5.74%	4.63%	4.53%	5.41%
Weighted Average Original Term to Maturity	360.00	359.68	359.84	359.66	359.87
Weighted Average Remaining Term to Maturity	356.30	354.38	354.43	353.42	354.54
Weighted Average Original Amortization	360.00	359.68	359.84	359.66	359.87
Weighted Average Remaining Amortization	355.24	352.36	352.14	349.90	353.00
Maximum Original Amortization	360.00	360.00	360.00	360.00	360.00
Minimum Original Amortization	360.00	120.00	180.00	180.00	12.00
Weighted Average FICO	729.23	730.75	734.42	736.16	740.95
Minimum FICO	628	519	560	590	545
Maximum FICO	816	850	823	830	817
Number of Loan Assets without FICO	8108	1201	269	143	240
Weighted Average Loan-To-Value	69.85%	69.84%	68.81%	69.61%	70.12%
Loans with Prepayment Penalties (% of Original Loan Balance)	0	0	0	0	0
Product Types (% of Original Loan Balance)
Jumbo ARMS	100%	100%	100%	100%	100%
Loan Type (% of Original Loan Balance)
ARM	100.00%	100.00%	100.00%	100.00%	100.00%
Interest Only				11.51%	58.42%
Weighted average months to first adjustment date	55.57	52.59	51.18	48.90	78.11
Documentation
Full/Alternative	100%	100%	100%	100%	100%
Limited
Loan Purpose (% of Original Loan Balance)
Purchase	30.57%	31.46%	29.69%	42.88%	50.01%
Refinance-Equity Takeout	22.08%	19.43%	17.27%	18.46%	22.28%
Refinance-No Cashout	47.09%	48.60%	52.63%	37.66%	27.29%
Construction	0.26%	0.51%	0.41%	1.00%	0.42%
Occupancy Type (% of Original Loan Balance)
Primary	97.36%	95.85%	95.18%	92.75%	94.52%
Second Home	2.60%	4.04%	4.79%	7.16%	5.05%
Investment	0.04%	0.11%	0.03%	0.09%	0.43%
Property Type (% of Original Loan Balance)
Single Family Detached	92.34%	89.96%	88.55%	86.64%	85.50%
Condo	6.50%	9.17%	10.72%	12.61%	13.99%
Manufactured Housing					0.08%
Lot Loan					0.01%
Two-Four Family	1.07%	0.87%	0.73%	0.75%	0.39%
Other	0.09%				0.03%
Distribution of Assets by Mortgage Interest Rate (% of Original Loan Balance)
0-4%		0.29%	13.92%	26.76%	0.29%
4.01-4.5%	0.04%	0.95%	29.98%	27.39%	1.64%
4.51-5.0%	0.16%	7.70%	38.47%	25.80%	15.49%
5.01-5.5%	1.78%	31.57%	16.12%	16.73%	47.56%
5.51-6.0%	16.44%	31.68%	1.51%	3.11%	30.98%
6.01-6.5%	40.32%	24.85%	0.01%	0.20%	3.92%
6.51-7.0%	27.57%	2.89%			0.12%
7.01-7.50%	13.39%	0.07%
7.51-8.0%	0.30%
Geographic Concentrations (states >5%)
California	46.19%	39.05%	42.43%	44.19%	37.60%
Illinois	15.22%	15.51%	15.10%	14.34%	11.60%
Florida					6.33%
Michigan		7.71%	7.48%	6.01%

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 6/30/01

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	940,348,265.92
# of Accounts	1869
% of Original Loan Balance	90.38
30-59 Days Delinquent
Balance	8,424,257.50
# of Accounts	17
% of Original Loan Balance	0.81
60-89 Days Delinquent
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
90-119 Days Delinquent
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
120+ Days Delinquent
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
Total Delinquent Loans
Balance	8,424,257.50
# of Accounts	17
% of Original Loan Balance	0.81
% of Current Loan Balance	0.89
Assets in Bankruptcy
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
Weighted Average Days Delinquent	0.00
Assets in Foreclosure
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
Weighted Average Days Delinquent	0.00
Assets in REO
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score
Maximum FICO Score
Minimum FICO Score
# of loans not updated	*1886
Cumulative Net Losses
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.00
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	0.00
Average Net Loss on All Assets Experiencing a Net Loss ($)	0.00
Prepayment Data
Current Pool Factor	99.84

*	Updated FICO scores were not obtained prior to 2003.

**	Data for quarter ending 3/31/01 was unavailable.

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 9/30/01

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	1,834,073,626.81
# of Accounts	3791
% of Original Loan Balance	84.57
30-59 Days Delinquent
Balance	28,618,883.75
# of Accounts	59
% of Original Loan Balance	1.32
60-89 Days Delinquent
Balance	4,334,653.68
# of Accounts	11
% of Original Loan Balance	0.20
90-119 Days Delinquent
Balance	455,607.39
# of Accounts	1
% of Original Loan Balance	0.02
120+ Days Delinquent
Balance	0.01
# of Accounts	1
% of Original Loan Balance	0.00
Total Delinquent Loans
Balance	33,409,144.83
# of Accounts	72
% of Original Loan Balance	1.54
% of Current Loan Balance	1.79
Assets in Bankruptcy
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
Weighted Average Days Delinquent	0.00
Assets in Foreclosure
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
Weighted Average Days Delinquent	0.00
Assets in REO
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score
Maximum FICO Score
Minimum FICO Score
# of loans not updated	*3863
Cumulative Net Losses
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.00
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	0.00
Average Net Loss on All Assets Experiencing a Net Loss ($)	0.00
Prepayment Data
Current Pool Factor	99.67

*	Updated FICO scores were not obtained prior to 2003.

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 12/31/01

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	3,315,014,119.44
# of Accounts	6914
% of Original Loan Balance	82.09
30-59 Days Delinquent
Balance	40,060,746.56
# of Accounts	82
% of Original Loan Balance	0.99
60-89 Days Delinquent
Balance	3,441,786.63
# of Accounts	7
% of Original Loan Balance	0.09
90-119 Days Delinquent
Balance	1,086,996.48
# of Accounts	3
% of Original Loan Balance	0.03
120+ Days Delinquent
Balance	499,609.95
# of Accounts	1
% of Original Loan Balance	0.01
Total Delinquent Loans
Balance	45,089,465.06
# of Accounts	93
% of Original Loan Balance	1.12
% of Current Loan Balance	1.34
Assets in Bankruptcy
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
Weighted Average Days Delinquent	0.00
Assets in Foreclosure
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
Weighted Average Days Delinquent	0.00
Assets in REO
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score
Maximum FICO Score
Minimum FICO Score
# of loans not updated	*7007
Cumulative Net Losses
Balance	0.00
# of Accounts	0
% of Original Loan Balance	0.00
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.00
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	0.00
Average Net Loss on All Assets Experiencing a Net Loss ($)	0.00
Prepayment Data
Current Pool Factor	99.70

*	Updated FICO scores were not obtained prior to 2003.

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 3/31/02

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	2,959,250,114.27	1,667,135,764.50
# of Accounts	6221	3463
% of Original Loan Balance	73.28	98.93
30-59 Days Delinquent
Balance	37,570,125.03	14,999,150.00
# of Accounts	73	33
% of Original Loan Balance	0.93	0.89
60-89 Days Delinquent
Balance	0.00	0.00
# of Accounts	0	0
% of Original Loan Balance	0.00	0.00
90-119 Days Delinquent
Balance	874,177.23	0.00
# of Accounts	2	0
% of Original Loan Balance	0.02	0.00
120+ Days Delinquent
Balance	831,471.04	0.00
# of Accounts	2	0
% of Original Loan Balance	0.02	0.00
Total Delinquent Loans
Balance	39,275,773.30	14,999,150.00
# of Accounts	77	33
% of Original Loan Balance	0.97	0.89
% of Current Loan Balance	1.31	0.89
Assets in Bankruptcy
Balance	0.00	0.00
# of Accounts	0	0
% of Original Loan Balance	0.00	0.00
Weighted Average Days Delinquent	0.00	0.00
Assets in Foreclosure
Balance	471,796.48	0.00
# of Accounts	1	0
% of Original Loan Balance	0.01	0.00
Weighted Average Days Delinquent	182.00	0.00
Assets in REO
Balance	0.00	0.00
# of Accounts	0	0
% of Original Loan Balance	0.00	0.00
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score
Maximum FICO Score
Minimum FICO Score
# of loans not updated	*6298	*3496
Cumulative Net Losses
Balance	0.00	0.00
# of Accounts	0	0
% of Original Loan Balance	0.00	0.00
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.00	0.00
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	0.00	0.00
Average Net Loss on All Assets Experiencing a Net Loss ($)	0.00	0.00
Prepayment Data
Current Pool Factor	99.30	99.87

*	Updated FICO scores were not obtained prior to 2003.

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 6/30/02

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	2,651,748,024.73	2,518,568,093.05
# of Accounts	5606	5196
% of Original Loan Balance	65.66	96.55
30-59 Days Delinquent
Balance	25,210,805.74	18,056,746.74
# of Accounts	53	35
% of Original Loan Balance	0.62	0.69
60-89 Days Delinquent
Balance	4,495,590.92	0.00
# of Accounts	10	0
% of Original Loan Balance	0.11	0.00
90-119 Days Delinquent
Balance	0.00	0.00
# of Accounts	0	0
% of Original Loan Balance	0.00	0.00
120+ Days Delinquent
Balance	2,154,093.31	0.00
# of Accounts	4	0
% of Original Loan Balance	0.05	0.00
Total Delinquent Loans
Balance	31,860,489.97	18,056,746.74
# of Accounts	67	35
% of Original Loan Balance	0.79	0.69
% of Current Loan Balance	1.19	0.71
Assets in Bankruptcy
Balance	609,190.16	0.00
# of Accounts	1	0
% of Original Loan Balance	0.02	0.00
Weighted Average Days Delinquent	0.00	0.00
Assets in Foreclosure
Balance	1,810,291.52	0.00
# of Accounts	3	0
% of Original Loan Balance	0.04	0.00
Weighted Average Days Delinquent	181.93	0.00
Assets in REO
Balance	0.00	0.00
# of Accounts	0	0
% of Original Loan Balance	0.00	0.00
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score
Maximum FICO Score
Minimum FICO Score
# of loans not updated	*5673	*5231
Cumulative Net Losses
Balance	0.00	0.00
# of Accounts	0	0
% of Original Loan Balance	0.00	0.00
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.00	0.00
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	0.00	0.00
Average Net Loss on All Assets Experiencing a Net Loss ($)	0.00	0.00
Prepayment Data
Current Pool Factor	98.85	99.61

*	Updated FICO scores were not obtained prior to 2003.

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 9/30/02

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	1,799,231,258.56	3,398,986,282.87
# of Accounts	3887	7005
% of Original Loan Balance	44.55	84.10
30-59 Days Delinquent
Balance	16,071,768.02	29,981,859.42
# of Accounts	36	63
% of Original Loan Balance	0.40	0.74
60-89 Days Delinquent
Balance	3,591,856.95	3,379,540.74
# of Accounts	9	6
% of Original Loan Balance	0.09	0.08%
90-119 Days Delinquent
Balance	743,077.49	500,000.00
# of Accounts	2	1
% of Original Loan Balance	0.02%	0.01%
120+ Days Delinquent
Balance	2,537,933.23	0.00
# of Accounts	5	0
% of Original Loan Balance	0.06%	0.00
Total Delinquent Loans
Balance	22,944,635.69	33,861,400.16
# of Accounts	52	70
% of Original Loan Balance	0.57%	0.84%
% of Current Loan Balance	1.26%	0.99%
Assets in Bankruptcy
Balance	607,523.45	495,668.67
# of Accounts	1	1
% of Original Loan Balance	0.02%	0.01%
Weighted Average Days Delinquent	0	0
Assets in Foreclosure
Balance	1,628,115.99	0.00
# of Accounts	3	0
% of Original Loan Balance	0.04%	0.00
Weighted Average Days Delinquent	261.10	0.00
Assets in REO
Balance	0.00	0.00
# of Accounts	0	0
% of Original Loan Balance	0.00	0.00
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score
Maximum FICO Score
Minimum FICO Score
# of loans not updated	*3939	*7075
Cumulative Net Losses
Balance	0.00	0.00
# of Accounts	0	0
% of Original Loan Balance	0.00	0.00
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.00	0.00
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	0.00	0.00
Average Net Loss on All Assets Experiencing a Net Loss ($)	0.00	0.00
Prepayment Data
Current Pool Factor	98.49	99.47

*	Updated FICO scores were not obtained prior to 2003.

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 12/31/02

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	1,166,974,095.59	4,047,247,636.90
# of Accounts	2586	8389
% of Original Loan Balance	28.90%	74.64%
30-59 Days Delinquent
Balance	18,158,481.93	57,234,237.57
# of Accounts	41	116
% of Original Loan Balance	0.45%	1.06%
60-89 Days Delinquent
Balance	3,193,111.80	6,529,082.04
# of Accounts	9	14
% of Original Loan Balance	0.08%	0.12%
90-119 Days Delinquent
Balance	479,059.16	2,367,864.35
# of Accounts	2	6
% of Original Loan Balance	0.01%	0.04%
120+ Days Delinquent
Balance	4,022,783.05	1,414,889.02
# of Accounts	8	3
% of Original Loan Balance	0.10%	0.03%
Total Delinquent Loans
Balance	25,853,435.94	67,546,072.98
# of Accounts	60	139
% of Original Loan Balance	0.64%	1.25%
% of Current Loan Balance	2.17%	1.64%
Assets in Bankruptcy
Balance	958,296.49	1,419,713.58
# of Accounts	1	3
% of Original Loan Balance	0.02%	0.03%
Weighted Average Days Delinquent	0	0
Assets in Foreclosure
Balance	3,011,060.94	487,239.02
# of Accounts	6	1
% of Original Loan Balance	0.07%	0.01%
Weighted Average Days Delinquent	269.25	122.00
Assets in REO
Balance	0.00	0.00
# of Accounts	0	0
% of Original Loan Balance	0.00	0.00
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score
Maximum FICO Score
Minimum FICO Score
# of loans not updated	*2646	*8373
Cumulative Net Losses
Balance	0.00	0.00
# of Accounts	0	0
% of Original Loan Balance	0.00	0.00
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.00	0.00
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	0.00	0.00
Average Net Loss on All Assets Experiencing a Net Loss ($)	0.00	0.00
Prepayment Data
Current Pool Factor	98.05	99.28

*	Updated FICO scores were not obtained prior to 2003.

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 3/31/03

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	810,725,457.18	3,358,446,209.55	958,951,476.57
# of Accounts	1806	7015	1877
% of Original Loan Balance	20.08%	61.94%	98.97%
30-59 Days Delinquent
Balance	17,987,966.82	63,142,910.41	8,363,520.00
# of Accounts	44	129	14
% of Original Loan Balance	0.45%	1.16%	0.86%
60-89 Days Delinquent
Balance	0.00	0.00	0.00
# of Accounts	0	0	0
% of Original Loan Balance	0.00	0.00	0.00
90-119 Days Delinquent
Balance	1,931,393.43	783,815.59	0.00
# of Accounts	4	2	0
% of Original Loan Balance	0.05%	0.01%	0.00
120+ Days Delinquent
Balance	4,719,176.12	1,622,566.24	0.00
# of Accounts	11	4	0
% of Original Loan Balance	0.12%	0.03%	0.00
Total Delinquent Loans
Balance	24,638,536.37	65,549,292.24	8,363,520.00
# of Accounts	59	135	14
% of Original Loan Balance	0.61%	1.21%	0.86%
% of Current Loan Balance	2.95%	1.91%	0.86%
Assets in Bankruptcy
Balance	1,352,140.71	1,780,829.11	0.00
# of Accounts	2	4	0
% of Original Loan Balance	0.03%	0.03%	0.00
Weighted Average Days Delinquent	68.04	24.72	0.00
Assets in Foreclosure
Balance	4,513,162.64	487,239.02	0.00
# of Accounts	10	1	0
% of Original Loan Balance	0.11%	0.01%	0.00
Weighted Average Days Delinquent	289.32	212.00	0.00
Assets in REO
Balance	0.00	0.00	0.00
# of Accounts	0	0	0
% of Original Loan Balance	0.00	0.00	0.00
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score	727.68	724.34	736.85
Maximum FICO Score	837	838	828
Minimum FICO Score	461	458	565
# of loans not updated	26	267	1580
Cumulative Net Losses
Balance	0.00	0.00	0.00
# of Accounts	0	0	0
% of Original Loan Balance	0.00	0.00	0.00
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.00	0.00	0.00
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	0.00	0.00	0.00
Average Net Loss on All Assets Experiencing a Net Loss ($)	0.00	0.00	0.00
Prepayment Data
Current Pool Factor	97.46	98.88	99.9

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 6/30/03

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	537,903,829.58	2,401,629,582.93	2,643,908,844.89
# of Accounts	1202	5094	5187
% of Original Loan Balance	13.32%	44.29%	94.44%
30-59 Days Delinquent
Balance	10,948,839.51	33,495,462.94	13,156,180.44
# of Accounts	28	69	24
% of Original Loan Balance	0.27%	0.62%	0.47%
60-89 Days Delinquent
Balance	1,253,835.94	5,003,005.07	3,004,901.23
# of Accounts	3	10	5
% of Original Loan Balance	0.03%	0.09%	0.11%
90-119 Days Delinquent
Balance	2,547,127.70	2,079,142.49	0.00
# of Accounts	7	5	0
% of Original Loan Balance	0.06%	0.04%	0.00
120+ Days Delinquent
Balance	7,391,134.54	1,618,036.73	0.00
# of Accounts	16	4	0
% of Original Loan Balance	0.18%	0.03%	0.00
Total Delinquent Loans
Balance	22,140,937.69	42,195,647.23	16,161,081.67
# of Accounts	54	88	29
% of Original Loan Balance	0.55%	0.78%	0.58%
% of Current Loan Balance	3.95%	1.73%	0.61%
Assets in Bankruptcy
Balance	2,168,791.28	1,775,882.15	0.00
# of Accounts	4	4	0
% of Original Loan Balance	0.05%	0.03%	0.00
Weighted Average Days Delinquent	119.91	43.31	0.00
Assets in Foreclosure
Balance	5,336,827.08	1,252,933.82	0.00
# of Accounts	10	3	0
% of Original Loan Balance	0.13%	0.02%	0.00
Weighted Average Days Delinquent	340.89	232.33	0.00
Assets in REO
Balance	0.00	0.00	0.00
# of Accounts	0	0	0
% of Original Loan Balance	0.00	0.00	0.00
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score	720.77	723.66	730.05
Maximum FICO Score	839	842	831
Minimum FICO Score	450	457	538
# of loans not updated	14	55	2950
Cumulative Net Losses
Balance	0.00	0.00	0.00
# of Accounts	0	0	0
% of Original Loan Balance	0.00	0.00	0.00
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.00	0.00	0.00
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	0.00	0.00	0.00
Average Net Loss on All Assets Experiencing a Net Loss ($)	0.00	0.00	0.00
Prepayment Data
Current Pool Factor	96.90	98.34	99.70

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 9/30/03

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	354,177,133.28	1,618,357,610.10	3,936,513,294.89
# of Accounts	795	3484	7790
% of Original Loan Balance	8.77%	29.85%	86.53%
30-59 Days Delinquent
Balance	7,964,886.96	19,588,515.29	23,901,041.55
# of Accounts	18	48	45
% of Original Loan Balance	0.20%	0.36%	0.53%
60-89 Days Delinquent
Balance	2,952,945.98	945,954.11	4,013,444.38
# of Accounts	7	3	6
% of Original Loan Balance	0.07%	0.02%	0.09%
90-119 Days Delinquent
Balance	0.00	0.00	430,362.98
# of Accounts	0	0	1
% of Original Loan Balance	0.00	0.00	0.01%
120+ Days Delinquent
Balance	7,847,755.26	3,077,239.43	0.00
# of Accounts	17	6	0
% of Original Loan Balance	0.19%	0.06%	0.00
Total Delinquent Loans
Balance	18,765,588.20	23,611,708.83	28,344,848.91
# of Accounts	42	57	52
% of Original Loan Balance	0.46%	0.44%	0.62%
% of Current Loan Balance	5.03%	1.44%	0.71%
Assets in Bankruptcy
Balance	2,765,565.28	871,859.57	639,023.14
# of Accounts	5	2	1
% of Original Loan Balance	0.07%	0.02%	0.01%
Weighted Average Days Delinquent	153.16	26.11	0
Assets in Foreclosure
Balance	5,674,982.33	3,077,239.43	0.00
# of Accounts	12	6	0
% of Original Loan Balance	0.14%	0.06%	0.00
Weighted Average Days Delinquent	371.24	194.67	0.00
Assets in REO
Balance	496,755.00	487,239.02	0.00
# of Accounts	1	1	0
% of Original Loan Balance	0.01	0.01%	0.00
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score	712.73	723.06	731.10
Maximum FICO Score	839	838	831
Minimum FICO Score	468	465	487
# of loans not updated	9	42	2056
Cumulative Net Losses
Balance	0.00	0.00	0.00
# of Accounts	0	0	0
% of Original Loan Balance	0.00	0.00	0.00
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.00	0.00	0.00
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	0.00	0.00	0.00
Average Net Loss on All Assets Experiencing a Net Loss ($)	0.00	0.00	0.00
Prepayment Data
Current Pool Factor	96.27	97.59	99.37

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 12/31/03

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	254,630,450.29	1,322,221,779.78	4,489,594,489.25
# of Accounts	575	2870	8897
% of Original Loan Balance	6.31%	24.39%	83.90%
30-59 Days Delinquent
Balance	7,746,924.00	9,520,501.18	20,623,696.48
# of Accounts	19	24	43
% of Original Loan Balance	0.19%	0.18%	0.39%
60-89 Days Delinquent
Balance	2,434,122.96	2,007,377.56	973,552.48
# of Accounts	5	5	2
% of Original Loan Balance	0.06%	0.04%	0.02%
90-119 Days Delinquent
Balance	381,073.23	694,127.16	0.00
# of Accounts	2	3	0
% of Original Loan Balance	0.01%	0.01%	0
120+ Days Delinquent
Balance	7,741,409.30	2,332,487.49	1,077,497.51
# of Accounts	18	6	2
% of Original Loan Balance	0.19%	0.04%	0.02%
Total Delinquent Loans
Balance	18,303,529.49	14,554,493.39	22,674,746.47
# of Accounts	44	38	47
% of Original Loan Balance	0.45%	0.27%	0.42%
% of Current Loan Balance	6.71%	1.09%	0.50%
Assets in Bankruptcy
Balance	1,594,014.46	870,278.19	0.00
# of Accounts	4	2	0
% of Original Loan Balance	0.04%	0.02%	0
Weighted Average Days Delinquent	105.45	65.48	0
Assets in Foreclosure
Balance	6,637,376.91	1,958,421.94	1,077,497.51
# of Accounts	14	5	2
% of Original Loan Balance	0.16%	0.04%	0.02%
Weighted Average Days Delinquent	419.18	266.10	165.38
Assets in REO
Balance	496,755.00	487,239.02	0.00
# of Accounts	1	1	0
% of Original Loan Balance	0.01	0.01%	0
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score	706.91	727.19	731.34
Maximum FICO Score	839	839	834
Minimum FICO Score	455	469	476
# of loans not updated	10	29	847
Cumulative Net Losses
Balance	272,327.42	0.00	0.00
# of Accounts	2	0	0
% of Original Loan Balance	0.01%	0.00%	0.00%
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.03%	0.00%	0.00%
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	19.31%	0.00%	0.00%
Average Net Loss on All Assets Experiencing a Net Loss ($)	136,163.71	0.00	0.00
Prepayment Data
Current Pool Factor	95.47	97.16	98.98

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 3/31/04

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	199,125,796.01	1,091,998,438.47	3,914,653,577.69	578,125,226.14
# of Accounts	447	2386	7809	1110
% of Original Loan Balance	4.93%	20.14%	73.15%	99.28%
30-59 Days Delinquent
Balance	6,096,774.50	12,296,715.18	9,238,018.65	1,466,300.00
# of Accounts	15	25	21	3
% of Original Loan Balance	0.15%	0.23%	0.17%	0.25%
60-89 Days Delinquent
Balance	1,955,329.94	753,422.41	533,374.04	0.00
# of Accounts	5	2	1	0
% of Original Loan Balance	0.05%	0.01%	0.01%	0.00%
90-119 Days Delinquent
Balance	1,143,513.64	0.00	1,070,855.43	0.00
# of Accounts	3	0	2	0
% of Original Loan Balance	0.03%	0.00%	0.02%	0
120+ Days Delinquent
Balance	8,621,835.52	3,771,152.57	1,479,600.83	0.00
# of Accounts	20	10	3	0
% of Original Loan Balance	0.21%	0.07%	0.03%	0
Total Delinquent Loans
Balance	17,817,453.60	16,821,290.16	12,321,848.95	1,466,300.00
# of Accounts	43	37	27	3
% of Original Loan Balance	0.44%	0.31%	0.23%	0.25%
% of Current Loan Balance	8.21%	1.52%	0.31%	0.25%
Assets in Bankruptcy
Balance	1,629,071.55	437,553.42	0.00	0.00
# of Accounts	5	1	0	0
% of Original Loan Balance	0.04%	0.01%	0	0
Weighted Average Days Delinquent	95.74	0	0	0
Assets in Foreclosure
Balance	7,493,681.84	3,075,384.55	1,479,600.83	0.00
# of Accounts	16	8	3	0
% of Original Loan Balance	0.19%	0.06%	0.03%	0
Weighted Average Days Delinquent	440.51	293.82	219.65	0
Assets in REO
Balance	1,135,004.68	487,239.02	0.00	0.00
# of Accounts	3	1	0	0
% of Original Loan Balance	0.03%	0.01%	0	0
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score	702.31	727.77	731.47	731.14
Maximum FICO Score	837	838	838	827
Minimum FICO Score	452	472	450	553
# of loans not updated	4	16	43	576
Cumulative Net Losses
Balance	347,540.42	0.00	165,226.91	0.00
# of Accounts	2	0	1	0
% of Original Loan Balance	0.01%	0.00%	0.00%	0.00%
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.03%	0.00%	0.01%	0.00%
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	24.65%	0.00%	38.25%	0.00%
Average Net Loss on All Assets Experiencing a Net Loss ($)	173,770.21	0.00	165,226.91	0.00
Prepayment Data
Current Pool Factor	95.13	96.70	98.37	99.88

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 6/30/04

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	153,058,153.59	860,351,985.61	3,093,847,726.96	1,431,184,825.86
# of Accounts	346	1881	6240	2730
% of Original Loan Balance	3.79%	15.87%	57.82%	95.33%
30-59 Days Delinquent
Balance	5,340,345.10	9,259,872.08	11,902,529.82	6,172,060.83
# of Accounts	11	21	23	12
% of Original Loan Balance	0.13%	0.17%	0.22%	0.41%
60-89 Days Delinquent
Balance	395,549.34	2,135,509.72	515,632.11	0.00
# of Accounts	1	4	2	0
% of Original Loan Balance	0.01%	0.04%	0.01%	0.00%
90-119 Days Delinquent
Balance	1,597,139.64	1,550,028.68	442,291.99	363,000.00
# of Accounts	4	3	1	1
% of Original Loan Balance	0.04%	0.03%	0.01%	0.02%
120+ Days Delinquent
Balance	6,621,609.08	3,259,165.08	1,984,397.78	0.00
# of Accounts	17	7	4	0
% of Original Loan Balance	0.16%	0.06%	0.04%	0
Total Delinquent Loans
Balance	13,954,643.16	16,204,575.56	14,844,851.70	6,535,060.83
# of Accounts	33	35	30	13
% of Original Loan Balance	0.35%	0.30%	0.28%	0.44%
% of Current Loan Balance	8.36%	1.85%	0.48%	0.45%
Assets in Bankruptcy
Balance	1,684,951.02	1,142,214.28	324,842.31	0.00
# of Accounts	5	3	1	0
% of Original Loan Balance	0.04%	0.02%	0.01%	0
Weighted Average Days Delinquent	119.01	183.35	0	0
Assets in Foreclosure
Balance	5,065,763.93	2,926,090.77	1,342,405.71	0.00
# of Accounts	12	6	3	0
% of Original Loan Balance	0.13%	0.05%	0.03%	0
Weighted Average Days Delinquent	396.90	289.74	250.00	0
Assets in REO
Balance	1,684,583.87	0.00	0.00	0.00
# of Accounts	4	0	0	0
% of Original Loan Balance	0.04%	0.00%	0	0
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score	696.51	727.54	734.83	733.40
Maximum FICO Score	832	839	838	827
Minimum FICO Score	450	474	483	516
# of loans not updated	3	9	35	702
Cumulative Net Losses
Balance	782,133.57	0.00	165,226.91	0.00
# of Accounts	4	0	1	0
% of Original Loan Balance	0.02%	0.00%	0.00%	0.00%
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.06%	0.00%	0.01%	0.00%
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	33.65%	0.00%	38.25%	0.00%
Average Net Loss on All Assets Experiencing a Net Loss ($)	195,533.39	0.00	165,226.91	0.00
Prepayment Data
Current Pool Factor	94.62	96.21	97.70	99.51

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 9/30/04

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	126,963,700.63	742,537,760.09	2,864,600,740.11	1,543,062,114.26
# of Accounts	284	1630	5788	2945
% of Original Loan Balance	3.14%	13.69%	53.53%	87.66%
30-59 Days Delinquent
Balance	1,933,458.62	9,764,909.32	10,367,274.33	5,280,905.66
# of Accounts	5	21	23	10
% of Original Loan Balance	0.05%	0.18%	0.19%	0.30%
60-89 Days Delinquent
Balance	1,206,482.11	2,919,818.46	422,799.26	0.00
# of Accounts	3	7	1	0
% of Original Loan Balance	0.03%	0.05%	0.01%	0.00%
90-119 Days Delinquent
Balance	1,500,760.57	0.00	495,927.62	0.00
# of Accounts	4	0	1	0
% of Original Loan Balance	0.04%	0.00%	0.01%	0.00%
120+ Days Delinquent
Balance	4,911,024.64	4,204,880.80	1,857,916.63	363,000.00
# of Accounts	13	9	4	1
% of Original Loan Balance	0.12%	0.08%	0.03%	0.02%
Total Delinquent Loans
Balance	9,551,725.94	16,889,608.58	13,143,917.84	5,643,905.66
# of Accounts	25	37	29	11
% of Original Loan Balance	0.24%	0.31%	0.25%	0.32%
% of Current Loan Balance	7.00%	2.22%	0.46%	0.36%
Assets in Bankruptcy
Balance	1,291,130.98	433,793.41	819,430.01	0.00
# of Accounts	4	1	2	0
% of Original Loan Balance	0.03%	0.01%	0.02%	0
Weighted Average Days Delinquent	96.81	0	55.59	0
Assets in Foreclosure
Balance	4,618,512.03	3,888,134.24	1,857,916.63	363,000.00
# of Accounts	11	8	4	1
% of Original Loan Balance	0.11%	0.07%	0.03%	0.02%
Weighted Average Days Delinquent	430.88	313.51	289.21	183.00
Assets in REO
Balance	2,137,940.10	734,742.11	442,291.99	0.00
# of Accounts	5	2	1	0
% of Original Loan Balance	0.05%	0.01%	0.01%	0
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score	696.59	728.00	742.44	733.54
Maximum FICO Score	833	838	842	831
Minimum FICO Score	472	475	478	493
# of loans not updated	2	8	38	94
Cumulative Net Losses
Balance	974,338.12	130,581.11	170,483.51	0.00
# of Accounts	8	1	1	0
% of Original Loan Balance	0.02%	0.00%	0.00%	0
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.10%	0.01%	0.01%	0
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	24.18%	35.48%	39.46%	0
Average Net Loss on All Assets Experiencing a Net Loss ($)	121,792.26	130,581.11	170,483.51	0.00
Prepayment Data
Current Pool Factor	93.81	95.70	97.14	98.91

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 12/31/04

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	107,078,311.56	653,519,364.07	2,609,223,746.52	1,739,716,536.30
# of Accounts	242	1434	5294	3343
% of Original Loan Balance	2.65%	12.05%	48.76%	81.03%
30-59 Days Delinquent
Balance	2,962,224.06	8,256,327.46	12,911,453.68	6,684,635.27
# of Accounts	6	20	31	12
% of Original Loan Balance	0.07%	0.15%	0.24%	0.31%
60-89 Days Delinquent
Balance	1,571,842.27	1,020,163.29	1,167,627.22	0.00
# of Accounts	3	3	3	0
% of Original Loan Balance	0.04%	0.02%	0.02%	0.00%
90-119 Days Delinquent
Balance	347,330.47	2,651,075.48	426,209.46	0.00
# of Accounts	1	7	1	0
% of Original Loan Balance	0.01%	0.05%	0.01%	0.00%
120+ Days Delinquent
Balance	4,829,151.05	4,467,858.09	1,407,970.35	0.00
# of Accounts	12	8	3	0
% of Original Loan Balance	0.12%	0.08%	0.03%	0.00%
Total Delinquent Loans
Balance	9,710,547.85	16,395,424.32	15,913,260.71	6,684,635.27
# of Accounts	22	38	38	12
% of Original Loan Balance	0.24%	0.30%	0.30%	0.31%
% of Current Loan Balance	8.31%	2.45%	0.61%	0.38%
Assets in Bankruptcy
Balance	984,356.06	744,027.07	902,161.53	0.00
# of Accounts	3	2	2	0
% of Original Loan Balance	0.02%	0.01%	0.02%	0
Weighted Average Days Delinquent	136.81	0	0	0
Assets in Foreclosure
Balance	4,155,008.32	3,032,302.93	912,042.73	0.00
# of Accounts	10	6	2	0
% of Original Loan Balance	0.10%	0.06%	0.02%	0.00%
Weighted Average Days Delinquent	505.47	390.32	379.68	0.00
Assets in REO
Balance	1,292,759.46	734,742.11	872,654.97	363,000.00
# of Accounts	3	2	2	1
% of Original Loan Balance	0.03%	0.01%	0.02%	0.02%
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score	699.90	729.93	745.85	733.85
Maximum FICO Score	831	838	838	834
Minimum FICO Score	459	465	474	504
# of loans not updated	2	6	31	362
Cumulative Net Losses
Balance	1,113,508.57	130,581.11	498,670.71	0.00
# of Accounts	12	1	1	0
% of Original Loan Balance	0.03%	0.00%	0.01%	0
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.15%	0.01%	0.01%	0
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	17.99%	35.48%	115.43%	0
Average Net Loss on All Assets Experiencing a Net Loss ($)	92,792.38	130,581.11	498,670.71	0.00
Prepayment Data
Current Pool Factor	93.97	95.18	96.44	98.56

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 3/31/05

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	90,134,796.77	593,019,246.81	2,421,823,826.76	1,639,008,365.56	492,807,485.09
# of Accounts	206	1302	4940	3159	888
% of Original Loan Balance	2.23%	10.94%	45.26%	76.34%	98.74%
30-59 Days Delinquent
Balance	3,048,448.13	8,546,648.45	12,747,928.69	4,796,003.63	2,715,150.00
# of Accounts	7	19	27	10	5
% of Original Loan Balance	0.08%	0.16%	0.24%	0.22%	0.54%
60-89 Days Delinquent
Balance	0.00	0.00	0.00	0.00	0.00
# of Accounts	0	0	0	0	0
% of Original Loan Balance	0.00	0.00	0.00	0.00	0.00
90-119 Days Delinquent
Balance	979,889.51	1,105,028.78	0.00	0.00	0.00
# of Accounts	2	3	0	0	0
% of Original Loan Balance	0.02%	0.02%	0.00	0.00	0.00
120+ Days Delinquent
Balance	3,839,789.49	3,884,752.15	2,954,204.42	0.00	0.00
# of Accounts	9	8	7	0	0
% of Original Loan Balance	0.09%	0.07%	0.06%	0.00%	0
Total Delinquent Loans
Balance	7,868,127.13	13,536,429.38	15,702,133.11	4,796,003.63	2,715,150.00
# of Accounts	18	30	34	10	5
% of Original Loan Balance	0.19%	0.25%	0.29%	0.22%	0.54%
% of Current Loan Balance	8.03%	2.23%	0.64%	0.29%	0.55%
Assets in Bankruptcy
Balance	948,923.14	741,123.47	1,260,634.80	0.00	0.00
# of Accounts	3	2	3	0	0
% of Original Loan Balance	0.02%	0.01%	0.02%	0	0
Weighted Average Days Delinquent	140.01	0	57.45	0	0
Assets in Foreclosure
Balance	3,168,169.34	3,884,752.15	2,593,284.57	0.00	0.00
# of Accounts	7	8	6	0	0
% of Original Loan Balance	0.08%	0.07%	0.05%	0	0
Weighted Average Days Delinquent	595.33	480.36	286.49	0	0
Assets in REO
Balance	1,535,044.58	734,742.11	872,654.97	363,000.00	0.00
# of Accounts	4	2	2	1	0
% of Original Loan Balance	0.04%	0.01%	0.02%	0.02%	0
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score	696.63	728.78	744.16	736.85	730.40
Maximum FICO Score	842	838	842	841	820
Minimum FICO Score	457	477	457	492	569
# of loans not updated	1	5	26	14	267
Cumulative Net Losses
Balance	1,272,732.54	153,101.55	498,670.71	0.00	0.00
# of Accounts	12	2	1	0	0
% of Original Loan Balance	0.03%	0.00%	0.01%	0	0
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.15%	0.01%	0.01%	0	0
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	20.56%	21.47%	115.43%	0	0
Average Net Loss on All Assets Experiencing a Net Loss ($)	106,061.04	76,550.77	498,670.71	0.00	0.00
Prepayment Data
Current Pool Factor	93.60	94.75	95.72	97.97	99.74

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 6/30/05

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	79,139,004.58	526,272,674.53	2,216,395,252.57	1,524,603,344.62	2,223,333,714.33
# of Accounts	181	1154	4528	2945	3972
% of Original Loan Balance	1.96%	9.71%	41.42%	71.01%	98.55%
30-59 Days Delinquent
Balance	2,773,891.41	6,340,298.21	7,681,773.53	3,736,432.55	13,094,140.34
# of Accounts	6	14	16	8	16
% of Original Loan Balance	0.07%	0.12%	0.14%	0.17%	0.58%
60-89 Days Delinquent
Balance	476,222.39	1,024,154.79	970,657.59	0.00	812,928.50
# of Accounts	1	3	2	0	2
% of Original Loan Balance	0.01%	0.02%	0.02%	0.00%	0.04%
90-119 Days Delinquent
Balance	469,958.06	312,988.48	0.00	0.00	0.00
# of Accounts	1	1	0	0	0
% of Original Loan Balance	0.01%	0.01%	0	0	0
120+ Days Delinquent
Balance	3,856,658.98	5,615,745.76	3,189,686.75	0.00	0.00
# of Accounts	9	11	7	0	0
% of Original Loan Balance	0.10%	0.10%	0.06%	0	0
Total Delinquent Loans
Balance	7,576,730.84	13,293,187.24	11,842,117.87	3,736,432.55	13,907,068.84
# of Accounts	17	29	25	8	18
% of Original Loan Balance	0.19%	0.25%	0.22%	0.17%	0.62%
% of Current Loan Balance	8.74%	2.46%	0.53%	0.24%	0.62%
Assets in Bankruptcy
Balance	669,385.66	1,431,014.18	319,388.59	0.00	0.00
# of Accounts	2	4	1	0	0
% of Original Loan Balance	0.02%	0.03%	0.01%	0	0
Weighted Average Days Delinquent	186.14	168.98	0	0	0
Assets in Foreclosure
Balance	3,187,273.32	3,550,034.89	2,100,808.10	0.00	0.00
# of Accounts	7	7	5	0	0
% of Original Loan Balance	0.08%	0.07%	0.04%	0	0
Weighted Average Days Delinquent	627.56	504.89	253.28	0	0
Assets in REO
Balance	1,204,057.39	1,108,807.66	1,274,758.29	0.00	0.00
# of Accounts	3	3	3	0	0
% of Original Loan Balance	0.03%	0.02%	0.02%	0	0
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score	703.77	735.08	749.36	747.12	738.51
Maximum FICO Score	842	842	842	840	826
Minimum FICO Score	456	462	472	480	518
# of loans not updated	2	5	15	10	1111
Cumulative Net Losses
Balance	1,274,016.12	153,101.55	498,670.71	0.00	0.00
# of Accounts	13	2	1	0	0
% of Original Loan Balance	0.03%	0.00%	0.01%	0	0
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.16%	0.01%	0.01%	0	0
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	19.51%	21.47%	115.43%	0	0
Average Net Loss on All Assets Experiencing a Net Loss ($)	98,001.24	76,550.77	498,670.71	0.00	0.00
Prepayment Data
Current Pool Factor	93.09	94.13	95.10	97.40	99.79

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 9/30/05

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	71,997,042.39	447,233,108.40	2,002,726,491.10	1,404,860,914.09	3,576,237,877.80
# of Accounts	167	981	4115	2721	6414
% of Original Loan Balance	1.78%	8.25%	37.43%	65.43%	97.08%
30-59 Days Delinquent
Balance	2,138,444.03	6,520,679.27	5,922,875.14	7,588,573.96	12,302,471.32
# of Accounts	5	15	12	14	22
% of Original Loan Balance	0.05%	0.12%	0.11%	0.35%	0.33%
60-89 Days Delinquent
Balance	497,392.07	1,025,094.80	329,366.83	486,692.38	450,000.00
# of Accounts	1	2	1	1	1
% of Original Loan Balance	0.01%	0.02%	0.01%	0.02%	0.01%
90-119 Days Delinquent
Balance	954,402.59	2,173,982.46	1,393,718.85	0.00	0.00
# of Accounts	1	5	3	0	0
% of Original Loan Balance	0.02%	0.04%	0.03%	0	0
120+ Days Delinquent
Balance	3,033,282.81	3,738,067.12	4,746,216.40	0.00	0.00
# of Accounts	7	8	7	0	0
% of Original Loan Balance	0.08%	0.07%	0.09%	0	0
Total Delinquent Loans
Balance	6,623,521.50	13,457,823.65	12,392,177.22	8,075,266.34	12,752,471.32
# of Accounts	14	30	23	15	23
% of Original Loan Balance	0.16%	0.25%	0.23%	0.38%	0.35%
% of Current Loan Balance	8.42%	2.92%	0.61%	0.57%	0.36%
Assets in Bankruptcy
Balance	570,656.75	2,315,470.84	813,912.99	0.00	0.00
# of Accounts	1	6	2	0	0
% of Original Loan Balance	0.01%	0.04%	0.02%	0	0
Weighted Average Days Delinquent	0	309.49	276.16	0	0
Assets in Foreclosure
Balance	2,649,254.66	2,486,216.22	2,302,054.78	0.00	0.00
# of Accounts	6	5	5	0	0
% of Original Loan Balance	0.07%	0.05%	0.04%	0	0
Weighted Average Days Delinquent	686.92	497.93	359.29	0	0
Assets in REO
Balance	1,204,057.39	1,714,463.42	1,274,758.29	0.00	0.00
# of Accounts	3	4	3	0	0
% of Original Loan Balance	0.03%	0.03%	0.02%	0	0
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score	700.12	734.54	749.39	749.26	738.71
Maximum FICO Score	833	842	842	843	829
Minimum FICO Score	466	459	458	470	518
# of loans not updated	2	4	14	8	801
Cumulative Net Losses
Balance	1,274,016.12	153,101.55	516,986.79	0.00	0.00
# of Accounts	13	2	1	0	0
% of Original Loan Balance	0.03%	0.00%	0.01%	0	0
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.16%	0.01%	0.01%	0	0
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	19.51%	21.47%	119.67%	0	0
Average Net Loss on All Assets Experiencing a Net Loss ($)	98,001.24	76,550.77	516,986.79	0.00	0.00
Prepayment Data
Current Pool Factor	92.32	93.78	94.54	96.85	99.41

ABN AMRO Static Pool Information

Historical Performance - Adjustable Jumbo Loans

As of Quarter End 12/31/05

Delinquency, Loss & Prepayment Data	Vintage 2001	Vintage 2002	Vintage 2003	Vintage 2004	Vintage 2005
Current
Balance	64,653,348.81	396,427,151.88	1,850,293,742.67	1,326,750,073.25	3,427,107,701.15
# of Accounts	148	884	3825	2581	6253
% of Original Loan Balance	1.60%	7.31%	34.58%	61.79%	79.36%
30-59 Days Delinquent
Balance	3,496,831.49	6,870,023.10	14,359,706.74	7,443,839.13	17,321,115.44
# of Accounts	8	15	26	14	29
% of Original Loan Balance	0.09%	0.13%	0.27%	0.35%	0.40%
60-89 Days Delinquent
Balance	495,416.04	2,217,515.22	1,461,582.92	1,259,580.33	1,404,392.87
# of Accounts	1	5	3	3	3
% of Original Loan Balance	0.01%	0.04%	0.03%	0.06%	0.03%
90-119 Days Delinquent
Balance	0.00	1,339,537.33	521,592.52	1,334,341.08	1,256,000.00
# of Accounts	0	3	1	2	2
% of Original Loan Balance	0.00%	0.02%	0.01%	0.06%	0.03%
120+ Days Delinquent
Balance	4,080,689.09	4,577,743.57	6,469,302.08	401,226.28	0.00
# of Accounts	9	11	11	1	0
% of Original Loan Balance	0.10%	0.08%	0.12%	0.02%	0
Total Delinquent Loans
Balance	8,072,936.62	15,004,819.22	22,812,184.26	10,438,986.82	19,981,508.31
# of Accounts	18	34	41	20	34
% of Original Loan Balance	0.20%	0.28%	0.43%	0.49%	0.46%
% of Current Loan Balance	11.10%	3.65%	1.22%	0.78%	0.58%
Assets in Bankruptcy
Balance	568,632.98	2,528,991.45	1,153,495.53	1,396,535.83	0.00
# of Accounts	1	6	3	2	0
% of Original Loan Balance	0.01%	0.05%	0.02%	0.07%	0
Weighted Average Days Delinquent	0	31.25	82.44	58.73	0
Assets in Foreclosure
Balance	2,598,864.59	3,515,105.72	4,000,239.87	0.00	0.00
# of Accounts	7	8	9	0	0
% of Original Loan Balance	0.06%	0.06%	0.07%	0	0
Weighted Average Days Delinquent	523.78	522.07	379.39	0	0
Assets in REO
Balance	2,105,282.41	2,129,579.76	1,274,758.29	0.00	0.00
# of Accounts	4	5	3	0	0
% of Original Loan Balance	0.05%	0.04%	0.02%	0	0
Updated FICO Score Data on Remaining Loan Assets
Weighted Average FICO Score	701.84	737.64	751.29	752.75	739.06
Maximum FICO Score	839	840	844	840	829
Minimum FICO Score	450	461	453	505	547
# of loans not updated	3	4	13	10	720
Cumulative Net Losses
Balance	1,445,667.73	153,101.55	770,616.14	0.00	0.00
# of Accounts	13	2	2	0	0
% of Original Loan Balance	0.04%	0.00%	0.01%	0	0
Loss Frequency: Original Loan Balance of All Loans Experiencing a Net Loss as % of Original Loan Balance	0.16%	0.01%	0.02%	0	0
Loss Severity: Cumulative Net Loss as % of Original Loan Balance of Loans Experiencing a Loss	22.14%	21.47%	81.33%	0	0
Average Net Loss on All Assets Experiencing a Net Loss ($)	111,205.21	76,550.77	385,308.07	0.00	0.00
Prepayment Data
Current Pool Factor	92.43	93.13	93.92	96.33	99.10

Prospectus

NYMT Securities Corporation

Depositor

Mortgage-Backed Securities

Issuable in Series

Consider carefully the risk factors beginning on page 7 in this prospectus

Your securities will represent obligations of your trust only and will not represent interests in or obligations of NYMT Securities Corporation or any of its affiliates.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Securities

NYMT Securities Corporation may offer to sell mortgage-backed notes or mortgage pass-through certificates in one or more series with one or more classes.

•      Each issuance of securities will have its own series designation.

•      Each class of securities will evidence either the ownership interest in the assets of a trust or will evidence a debt obligation of a trust, secured by the assets of the related trust.

•      Each class of securities will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

•      Holders of the securities will receive interest and principal payments from collections on the related trust’s assets but have no entitlement to payments from other assets of NYMT Securities Corporation or any of its affiliates.

•      No market will exist for the securities of any series before they are issued and no assurances can be given that a secondary market for the securities will develop or, if developed, will continue.

•      Your securities may be supported by one or more forms of credit enhancement.

Your trust may include

•      mortgage loans or participations in mortgage loans secured by one-to four-family residential first lien mortgage loans, and may include junior-lien mortgage loans

•      non-conforming mortgage loans that do not qualify for purchase by government sponsored agencies

•      mortgage pass-through or mortgage participation certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac

•      mortgage pass-through or mortgage participation certificates or other mortgage-backed securities issued or guaranteed by private entities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

August 29, 2005

i

ii

iii

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of securities, and the related prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the principal amount, interest rate and authorized denominations of each class of securities

•	the timing of interest and principal payments

•	statistical and other information about the specific assets of your trust

•	information concerning the seller or sellers of the trust assets

•	information concerning the related transaction parties

•	information about credit enhancement for each class

•	the ratings for each class

•	the method for selling your securities.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your securities are not offered in any state where the offer is not permitted. The information provided in this prospectus or any prospectus supplement is accurate as of the date on the front cover of these documents.

We have included cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The table of contents included in the related prospectus supplement provides the pages on which these captions are located.

SUMMARY OF PROSPECTUS

This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each series of securities.

Securities

A trust will issue either mortgage-backed notes (“notes,”) or mortgage pass-through certificates (“certificates,” and together with the notes, the “securities”), which securities will be issued from time to time in series. Notes will be issued pursuant to the terms of a transfer and servicing agreement and an indenture. Certificates will be issued pursuant to a pooling and servicing agreement. A transfer and servicing agreement, an indenture and a pooling and servicing agreement will be referred to individually as an “agreement” and collectively as the “agreements.”

Seller

Each of the sellers of mortgage loans or other trust assets to NYMT Securities Corporation (“NYMTSC”) pursuant to a mortgage loan purchase agreement, which sellers may include affiliates of the depositor.

Depositor	NYMT Securities Corporation or NYMTSC.

Issuer	A trust created pursuant to either an owner trust agreement, in connection with the issuance of notes, or a pooling and servicing agreement, in connection with the issuance of certificates.

Master Servicer

A master servicer may supervise the servicing of the mortgage loans of a trust for certain series. The master servicer, upon a default by a servicer, generally will assume the primary servicing responsibilities with respect to the mortgage loans serviced by the defaulting servicer or engage a successor servicer. Any master servicer shall be set forth in the related prospectus supplement.

Servicer

Mortgage loans will be serviced by one or more servicers as identified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, NYMT Servicing Corporation shall serve as the servicer.

Subservicer

Some or all of the servicing functions may be performed by one or more subservicers as identified in the related prospectus supplement. The duties and responsibilities of a servicer may be performed by one or more subservicers. Unless otherwise specified in this prospectus, a master servicer, servicer or subservicer may be referred to generally as a “servicer.”

Trustee	Each trustee under the applicable pooling and servicing agreement and named as such in the related prospectus supplement.

Owner Trustee	Each owner trustee identified in the related trust agreement, which acts on behalf of the issuer and named as such in the related prospectus supplement.

Indenture Trustee	Each indenture trustee under the applicable transfer and servicing agreement or indenture and named as such in the related prospectus supplement.

Trust Administrator

The trust administrator or securities administrator, if any, under the applicable pooling and servicing agreement or transfer and servicing agreement and indenture and named as such in the related prospectus supplement.

Trust Assets

Your trust primarily may include mortgage loans, mortgage-related assets, a pre-funding account designated to acquire additional trust assets, derivative instruments, one or more insurance policies, financial guaranty agreements or other items of credit enhancement described herein.

• Mortgage Loans	Mortgage loans secured by mortgage liens on one- to four-family residential properties.

• Mortgage-Related Assets	Mortgage-backed securities issued by Fannie Mae, Freddie Mac, Ginnie Mae, an agency of the United States government, or a private issuer.

• Pre-Funding Account

An account containing funds deposited on the closing date to be used to acquire mortgage-related assets within 90 days of the issuance of securities, unless otherwise specified in the related prospectus supplement.

• Credit Enhancement	One or more items as described under “Credit Enhancement” in this summary of the prospectus.

Important Dates	The following are certain significant dates and periods related to your securities.

• Payment Date	The business day set forth in the related prospectus supplement on which payments are made to the securityholders.

• Servicer Remittance Date

The business day set forth in the related prospectus supplement on which the servicer or subservicer remits collections on the trust assets and advances, if any, to the master servicer, trust administrator or trustee.

• Determination Date

The business day set forth in the related pooling and servicing agreement, transfer and servicing agreement or indenture, as applicable, on which the servicer or subservicer is required to determine, among other things, the amounts to be advanced with respect to the securities.

• Record Date

Unless otherwise specified in the related prospectus supplement, with respect to fixed rate securities, the last business day of the month preceding the payment date. Unless otherwise specified in the related prospectus supplement, with respect to floating rate securities, the business day preceding the payment date; provided however, that in the case of certificated securities, the record date shall be the last business day of the month preceding the payment date.

• Interest Accrual Period

Unless otherwise specified in the related prospectus supplement, with respect to fixed rate securities, the calendar month preceding the payment date. Unless otherwise specified in the related prospectus supplement, with respect to floating rate securities, the period from the immediately preceding payment date through the business day preceding the payment date.

• Due Period

Unless otherwise specified in the related prospectus supplement, with respect to a payment date, the period from the second day of the calendar month preceding the calendar month in which the payment date occurs through the first day of the calendar month in which the payment date occurs.

• Prepayment Period

Unless otherwise specified in the related prospectus supplement, the calendar month preceding the month in which the payment date occurs, provided however that, in certain circumstances, prepayments in full and partial prepayments may have different prepayment periods as detailed in any related prospectus supplement.

Credit Enhancement

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust assets may be provided to one or more classes of securities in the form of subordination of one or more other classes of securities of such series, or may be provided by one or more other types of credit enhancement, such as subordination and overcollateralization and certain external credit enhancement including one or more derivative instruments, a letter of credit, pool insurance policy, special hazard insurance policy, mortgage bankruptcy insurance, financial guarantee insurance policy, primary mortgage insurance, reserve fund or another type of credit enhancement, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage and related information with respect to each type of credit enhancement will be described in the related prospectus supplement. The prospectus supplement also will describe the credit support of any mortgage-related assets that are included in the related trust. See “Risk Factors—Credit enhancement may not cover all losses on your securities” in this prospectus.

Advances

The servicers, as specified in the related prospectus supplement, may be obligated as part of their servicing responsibilities to make certain advances that in the servicer’s good faith judgment, as applicable, it deems recoverable with respect to delinquent scheduled payments of principal and interest on mortgage loans. The servicers also may be obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to mortgage loans. Neither NYMTSC nor any of its affiliates that are not also servicers will have any responsibility to make such advances. Advances made by any servicer would be reimbursable generally from subsequent recoveries in respect of such mortgage loans and otherwise to the extent described herein and in the related prospectus supplement. The prospectus supplement will describe any advance obligations in connection with the mortgage loans included in your trust. To the extent provided in the related prospectus supplement, the master servicer, as successor servicer, and subject to its own recoverability determination, will be obligated to make any required advances if the servicer or the subservicer fails in its obligations to do so, and will be entitled to be reimbursed to the extent specified in the related prospectus supplement. See “Origination and Sale of Mortgage Loans” in this prospectus.

Optional Termination or Redemption

If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the trust assets of your trust by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the aggregate unpaid principal balance of the trust assets to less than a specified percentage on and after a date specified in such prospectus supplement, the party specified therein will purchase such trust assets at a price determined as set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, the securities of a series may be redeemed prior to their final scheduled payment date at the option of the seller, the trustee, the trust administrator, the master servicer, the servicer or another party by the purchase of the outstanding securities of such series, under the circumstances and in the manner provided therein. See “Risk Factors—Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities” and “Description of the Securities—Optional Redemption or Termination” in this prospectus.

Book-Entry Securities

If so provided in the related prospectus supplement, one or more classes of the securities will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in securities so registered will be entitled to receive a definitive certificate or note, as applicable, representing such person’s interest except in the event that definitive certificates or notes, as applicable, are issued under the limited circumstances described herein. See “Risk Factors—Book-Entry registration may affect the liquidity of your securities” and “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in this prospectus.

Tax Status of the Securities

The federal income tax consequences to securityholders of any series of securities will depend on the characterization of the securities as notes or as certificates. The prospectus supplement for each series of securities will specify the federal income tax characterization of such series of securities. The opinion of Hunton & Williams LLP, counsel to the depositor, is contained herein regarding the federal income tax treatment of each class of securities. See “Federal Income Tax Consequences—General” in this prospectus.

Any series of securities constituting notes will be characterized as debt for federal income tax purposes to the extent that they are issued to parties unrelated to the owner of the ownership certificate in the related owner trust. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

In certain circumstances, a trust may be classified as a taxable mortgage pool. A trust classified as a taxable mortgage pool will not, however, be subject to federal income tax as a corporation as long as the ownership certificate in the trust is owned exclusively by a single “real estate investment trust,” a “qualified REIT subsidiary” or an entity that is disregarded for federal income tax purposes that is wholy owned by a real estate investment trust or a qualified REIT subsidiary. NYMTSC or an affiliate may hold the ownership certificate and, to the extent specified in the related prospectus supplement, such holder may be required to represent that it qualifies as a “real estate investment trust,” a “qualified REIT subsidiary” or an entity that is disregarded for federal income tax purposes that is wholly owned by a real estate investment trust or a qualified REIT subsidiary. In addition, the trust agreement may set forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a “real estate investment trust,” a “qualified REIT subsidiary” or an entity that is disregarded for federal income tax purposes that is wholly owned by a real estate investment trust or a qualified REIT subsidiary.

In connection with certain series of securities, one or more elections may be made to treat the related trusts or specified portions thereof as one or more REMICs under the provisions of the Code.

If an election is made to treat all or a portion of the trust relating to a series of securities as a REMIC, each class of securities of each series will constitute the “regular interests” in a REMIC or the “residual interest” in a REMIC, as specified in the related prospectus supplement.

A series of securities also may be issued pursuant to an arrangement to be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In that case, holders of securities generally will be treated as the owners of a pro rata undivided interest in each of the Assets.

If a trust is classified as a partnership for federal income tax purposes, the trust will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. If notes are issued by a partnership, such notes will be treated as indebtedness for federal income tax purposes.

The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the securities are set forth herein under “Federal Income Tax Consequences.” The material federal income tax consequences for investors associated with the purchase, ownership and disposition of offered securities will be set forth under the heading “Federal Income Tax Consequences” in the related prospectus supplement. See “Federal Income Tax Consequences” in this prospectus.

ERISA Considerations

A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code, or similar law should carefully review with its legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA, Section 4975 of the Code, or similar law. See “ERISA Considerations” herein and in the related prospectus supplement.

Legal Investment

The prospectus supplement will specify which, if any, of the classes of offered securities will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Securities designated as qualifying as “mortgage-related securities” will continue to qualify as such for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Classes of securities that qualify as “mortgage-related securities” under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities. Investors should consult their own legal advisors regarding applicable investment restrictions and the effect of such restrictions on the purchase of any class of securities and the liquidity of any investment in any class of securities. See “Legal Investment Considerations” in this prospectus and in the related prospectus supplement.

Ratings	It is a condition to the issuance of the securities that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

RISK FACTORS

An investment in the securities involves significant risks. You should consider the following information and the information under the caption Risk Factors in the related prospectus supplement in deciding whether to purchase the securities.

The assets of your trust are the only source of payments for your securities

Your securities will be payable solely from the assets of your trust, including any credit enhancement, and will not have any claims against the assets of any other trust or recourse to any other party. Your securities will not represent an interest in or obligation of NYMTSC, the master servicer, the servicer, the subservicer, the seller, any of their affiliates, or any other person.

Since certain representations and warranties with respect to the trust assets may have been made and/or assigned in connection with transfers of the trust assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

Neither your securities nor the underlying trust assets will be guaranteed or insured by any governmental agency or instrumentality, by NYMTSC, the master servicer, the servicer, the subservicer, the seller, any of their affiliates, or by any other person, unless identified as guaranteed or insured in the related prospectus supplement.

Proceeds of the assets included in the related trust for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage loans and any related credit enhancement for the required payments on your securities.

In addition, certain amounts remaining in certain funds or accounts, including the custodial account, the collection account and any accounts maintained as credit enhancement, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payments of principal of or interest on the securities.

The timing and amount of prepayments on your securities could reduce your yield to maturity

Prepayments

Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including:

•	the extent of prepayments on the underlying trust assets

•	how payments of principal are allocated among the classes of securities of a series, as specified in the prospectus supplement

•	if any party has an option to terminate your trust or redeem the securities early, the effect of the exercise of the option

•	the rate and timing of defaults and losses on the assets in your trust

•	whether or not the underlying mortgage loans have prepayment penalties or the holders of mortgage-related assets are entitled to prepayment penalties

•	the extent that amounts in any pre-funding account have not been used to purchase additional assets for your trust

•	repurchases of assets in your trust as a result of material breaches of representations and warranties made by NYMTSC, the servicer or the seller.

The assets included in your trust generally may be prepaid at any time. When interest rates decline, home buyers are more likely to prepay so that they may obtain lower alternative financing on their homes. In this event, you may not be able to reinvest the proceeds of prepayments in another investment of similar credit risk and yield. Conversely, prepayments are likely to decline if interest rates rise and you could reinvest payment proceeds in investments of similar credit risk and higher yield.

Yield

In general, if you purchased your securities at a price greater than their original principal amount, your investment will become less valuable if prepayments are higher than you anticipate and will become more valuable if prepayments are lower than you anticipate. Conversely, if you purchased your securities at a price less than their initial principal amount, your investment will become more valuable if prepayments are higher than you anticipate and will become less valuable if prepayments are lower than you anticipate. The sensitivity to prepayments of your securities will be magnified by any disproportionate allocation of principal or interest. If your securities are entitled to receive a disproportionate allocation of principal or interest, you could fail to recover your initial investment if prepayments occur differently than you anticipate.

The yield to maturity on certain classes of securities including securities with disproportionate allocations of interest, securities with an interest rate that fluctuates inversely with an index or certain other classes in a series, may be more sensitive to the rate of prepayments on the mortgage loans and the mortgage-related assets and to the occurrence of an early retirement of the securities than other classes of securities.

The payment performance of your securities will be related to the payment performance of your trust assets and there may be greater risk of loss associated with certain types of trust assets

The trust assets backing your securities include mortgage loans. Certain mortgage loans may have a greater likelihood of delinquency, foreclosure, and loss. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in your trust, resulting losses not covered by credit support will be allocated to the securities in the manner described in the prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. You should consider the following risks associated with mortgage loans included in your trust.

Non-conforming and Sub-prime Loans

Non-conforming mortgage loans are mortgage loans that do not qualify for direct purchase or guaranty by government sponsored agencies such as Fannie Mae (“Fannie Mae”) and Freddie Mac (“Freddie Mac”). This is due primarily to credit characteristics that do not satisfy Fannie Mae and Freddie Mac guidelines, including borrowers whose creditworthiness and repayment ability do not satisfy Fannie Mae and Freddie Mac underwriting standards and borrowers who may have a record of derogatory credit items. Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac standards. The principal differences between conforming mortgage loans and non-conforming mortgage loans include the applicable loan-to-value ratios, the credit and income histories of the borrowers, the documentation required for approval of the mortgage loans, the types of properties securing the mortgage loans, the loan sizes and the mortgagors’ occupancy status. The interest rates charged on non-conforming mortgage loans are often higher than those charged on conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans.

Junior Lien Mortgage Loans

Your trust may contain mortgage loans secured by junior liens and the related senior liens may or may not be included in your trust. A decline in residential real estate values could reduce the value of a mortgaged property securing a junior lien mortgage loan to below that of all liens on the mortgaged property. Because mortgage loans secured by junior liens are subordinate to the rights under senior liens, a decline would adversely affect the position of the junior lienholder before having any effect on the position of the senior lienholder. Interest rates, the condition of the mortgaged property and other factors may also reduce the value of the mortgaged property. This reduction of value will reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to repay amounts owing on the junior lien mortgage loan.

Other factors may influence the prepayment rate of junior lien mortgage loans. These include the amounts of, and interest on, the senior mortgage loan and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than senior lien mortgage loans. Any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may increase the rate of prepayments on junior lien mortgage loans.

Negatively Amortizing Loans

In the case of mortgage loans that are subject to negative amortization, their principal balances could be increased to an amount at or above the value of the underlying mortgaged properties. This would increase the likelihood of default. To the extent that losses are not covered by credit support, your trust will bear the risk of loss resulting from default by borrowers and will look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

Buydown Mortgage Loans

Certain mortgage loans may be subject to temporary buydown plans in which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The difference will be made up from an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account, investment earnings on the amount, if any, contributed by the borrower, or additional buydown funds to be contributed over time by the borrower’s employer or another source. Generally, the borrower under each buydown mortgage loan will be qualified at the lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage loans, during the initial buydown period. If a borrower is not able to make larger monthly payments there could be losses on the mortgage loan. If these losses are not covered by credit support, they could adversely affect your yield to maturity.

Balloon Loans

Certain mortgage loans may not be fully amortizing—or may not amortize at all—over their terms to maturity and will require substantial payments of principal at their stated maturity. Mortgage loans of this type involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon his ability either to refinance fully the loan or to sell the mortgaged property at a price sufficient to permit him to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the mortgaged property, the level of mortgage rates, the borrower’s equity in the mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties.

Adjustable Rate Mortgage Loans

The interest rates on adjustable rate mortgage loans will adjust periodically, generally after an initial period during which the interest rate is fixed. Adjustable rates generally equal the sum of an index, for example, one-month LIBOR, and a margin. When an index adjusts, the amount of a borrower’s monthly payment will change.

As a result, borrowers on adjustable rate mortgage loans may be more likely to default on their obligations than borrowers on mortgage loans bearing interest at fixed rates. In addition, some adjustable rate mortgage loans allow the borrower to elect to convert his mortgage loan to a fixed rate mortgage loan. The seller of convertible mortgage loans may be required to repurchase a convertible mortgage loan if the borrower elects conversion. This repurchase of a convertible mortgage loan will have the same effect on you as a repayment in full of the mortgage loan. If your trust includes convertible mortgage loans with this repurchase obligation, your securities may experience a higher rate of prepayment than would otherwise be the case. Certain adjustable rate mortgage loans may include hybrid mortgage loans with an interest rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate for subsequent periods.

Limited Recourse and Non-Recourse Obligations

Some or all of the mortgage loans included in your trust may be nonrecourse assets or assets for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the borrower will be sufficient to permit a recovery in excess of the liquidation value of the mortgaged property.

Mortgage loans with interest-only payments and other non-level amortizing loans

Certain of the mortgage loans may provide for payment of interest only, but no payment of principal, for a specified initial period following the origination of the mortgage loan. Following such interest-only period, the scheduled payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. The presence of these mortgage loans in a trust will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust. If you purchase such securities at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such period as a disincentive to prepayment. If a recalculated scheduled payment as described above is substantially higher than a borrower’s previous interest-only scheduled payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment. In addition, to the extent that NYMC or other lenders may provide streamlined refinancing options for mortgage loans at the beginning of a mortgage loan’s amortization period, the availability of such refinancing options may result in an increased risk of prepayment.

Certain of the mortgage loans may provide for the payment of principal on the basis of a non-level amortization schedule. The required amount of principal to be paid by the borrower may increase during the term of the mortgage loan and the borrower may not be able to pay a scheduled payment that is substantially higher than a previous scheduled payment. As a result, a non-level amortizing loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios. Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, neither the servicer, the subservicer nor the master servicer will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to securityholders.

Mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

At the time of origination of certain of the mortgage loans, the related borrowers may also have obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers’ mortgage loans included in the trust. Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers’ in the related mortgaged properties. Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included in the trust.

Mortgage loans originated pursuant to alternative documentation programs may have a greater risk of default

Certain of the mortgage loans were originated under alternative documentation programs, such as stated income documentation programs, that do not require verification of the borrower’s income. Alternative documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Consumer protection laws may adversely affect your trust’s assets

A number of federal, state and local laws have been enacted that are designed to discourage certain predatory lending practices relating to the origination and underwriting of mortgage loans, which provide as follows:

•	prohibit the inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels

•	require certain disclosures to prospective borrowers regarding the terms of the loans

•	prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit

•	regulate the use and reporting of information related to the borrower’s credit experience

•	require additional application disclosures, limit changes that may be made to the mortgage loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

The trust assets may also be subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply, including a reduction in the amount payable under the mortgage loans or the inability to foreclose on the mortgaged property. These laws may also affect the enforceability of the terms and provisions of the related mortgage loans. The failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the mortgage loans. The trust also could be subject to damages and administrative enforcement.

Each originator or seller, as the case may be, will warrant that the origination of each mortgage loan materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects your trust’s interest in any mortgage loan would create an obligation on the part of the originator or seller, as the case may be, to repurchase or substitute for the mortgage loan unless the breach is cured. However, the failure of an originator or a seller, as the case may be, to repurchase the defective asset or pay the liability could expose your trust to losses.

Application of Servicemembers Civil Relief Act and similar laws may reduce the interest rate borrowers are required to pay on mortgage loans and limit remedies upon default

The Servicemembers Civil Relief Act, enacted in December 2003, revised the Soldiers’ and Sailors’ Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the borrower to delay or forego certain interest and principal payments.

The Servicemembers Civil Relief Act provides generally that a borrower who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time. The master servicer, the servicer and the subservicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the related securities. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the securities.

The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. See “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation And Other Limitations On Lenders” in this prospectus.

State law may limit the servicer’s ability to foreclose on assets in a manner that maximizes your return

Substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of proceeds could occur. An action to foreclose on a mortgaged property is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain sufficient liquidation proceeds. The servicer, the master servicer and the subservicer, as applicable, will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any mortgaged properties fail to provide adequate security for the mortgage loans and insufficient funds are available from any applicable credit enhancement, you could experience a loss on your investment.

Liquidation expenses do not vary directly or proportionately with the outstanding principal balance of the mortgage loan at the time of default. Assuming that the servicer takes the identical steps in realizing upon defaulted mortgage loans, the amount realized after payment of liquidation expenses would represent a larger percentage of the outstanding principal balance of mortgage loans with lower principal balances than of loans with higher principal balances. As a result, the amount realized after payment of liquidation expenses will generally represent a lower percentage recovery for loans with lower principal balances, as compared with the percentage recovery for loans with higher principal balances.

The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the mortgage loans

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability on owners and operators whether or not they knew of, or were responsible for, the presence of hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on this property. The presence of hazardous or toxic substances may adversely affect the owner’s or operator’s ability to sell the property. Mortgage loans contained in your trust may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer and servicer generally are prohibited from foreclosing on a mortgaged property unless they have taken adequate steps to ensure environmental compliance. However, to the extent the master servicer or servicer forecloses on mortgaged property that is subject to environmental law violations, and to the extent a seller does not provide adequate representations and warranties against these violations or is unable to honor its obligations, your trust could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity of your securities.

Failure of the seller to repurchase or replace a trust asset may result in losses

Each seller will make representations and warranties in respect of the trust assets sold by it. In the event of a breach of a seller’s representation or warranty that materially and adversely affects your interests, the related seller will be obligated to cure the breach, repurchase or replace the trust asset. A seller may not have the resources to honor its obligation to cure, repurchase or replace any trust asset as to which such a breach of a representation or warranty arises. A seller’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of your securities.

In instances where a seller is unable or disputes its obligation to repurchase affected trust assets, the servicer may negotiate and enter into settlement agreements that may provide for the repurchase of only a portion of the affected trust assets. A settlement could lead to losses on the trust assets, which would be borne by the securities. Neither NYMTSC, the master servicer nor the servicer will be obligated to purchase a trust asset if a seller defaults on this obligation. We cannot assure you that sellers will carry out their repurchase obligations. A default by a seller is not a default by NYMTSC, the master servicer, the servicer or the subservicer. Any affected trust asset not repurchased or substituted for shall remain in your trust and losses shall be allocated first to the reduction of credit enhancement and next to the classes of securities.

A seller’s representations and warranties will have been made as of the cut-off date, which is prior to the initial issuance of your securities. Accordingly, the seller’s repurchase and substitution obligation does not attach to events occurring on or after the cut-off date. The occurrence of events during this period could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of your securities.

Regional economic downturns and the decline in the value of mortgaged properties could result in losses

An investment in the securities may be affected by a decline in real estate values and changes in borrowers’ financial condition. Downturns in regional or local economic conditions and other factors (which may or may not affect real estate values) may affect the borrowers’ timely payment of scheduled payments of principal and interest on the mortgage loans comprising or underlying the trust assets and, accordingly, the frequency of delinquency and the amount of losses on the assets in your trust. If residential real estate values decline and the balances of the mortgage loans comprising and underlying the trust assets exceed the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses are likely to increase. Loans with higher loan-to-value ratios are at greater risk of default than loans with lower loan-to-value ratios because borrowers on loans with higher loan-to-value ratios have less equity in the related mortgaged properties than borrowers on loans with low loan-to-value ratios. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially loans with higher loan-to-value ratios, likely will cause losses and, to the extent not covered by credit enhancement, likely will adversely affect your yield to maturity.

Localities within the United States periodically will experience weaker regional economic conditions and housing markets. Consequently, loans secured by mortgaged properties located in these areas likely will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, fires, eruptions or riots. The mortgage loans comprising and underlying the trust assets may be concentrated in these regions, and this concentration presents risk considerations in addition to those attendant to investments in mortgage-backed securities generally.

Credit enhancement may not cover all losses on your securities

Credit enhancement is intended to reduce the effect on your securities of delinquent payments or losses on the underlying trust assets. Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to a variety of types of losses or risks, and may provide no coverage as to other types of losses or risks. For example, credit support may not protect against risks related to the timing of payments, such as payments that are merely late. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by credit enhancement occur, these losses will be borne by the holders of the securities.

A trust may include one or more financial instruments, such as bond insurance policies, interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of securities could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable securities and may affect a holder’s ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

The amount of any applicable credit enhancement supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We cannot assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

A rating agency may lower its rating of a class of securities following the initial issuance of the securities if the obligations of any applicable credit enhancement provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the seller, the master servicer, any servicer, any subservicer or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any series of securities.

There is a risk to holders of subordinate securities that losses on the trust assets will have a greater impact on them

The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of any master servicer, any servicer, any subservicer, the trustee and any trust administrator, to the extent of their respective fees and any unreimbursed advances and unreimbursed liquidation expenses, and to the senior securityholders, to the extent described in the related prospectus supplement. As a result, investors in subordinate securities must be prepared to bear the risk that payments on their securities may be subject to reduction or delays and that, in certain circumstances, such investors may not recover their initial investments.

The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets in your trust and the timing of any such losses. If the actual rate and amount of losses experienced by the assets in your trust exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated and may, in certain circumstances, be negative.

The subordination of other classes to your class may not protect you from all losses

The fact that some classes are paid after your class of securities does not protect you from all risks of loss. If losses cannot be absorbed by the subordinated securities or other items of credit enhancement, such as a reserve fund, then you may have losses on your securities.

Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities

Your trust may be subject to optional termination prior to the retirement of your securities. Additionally, your securities may be repurchased in whole or in part in the manner described in the related prospectus supplement. The exercise of this right may effect an early retirement of the securities of your series. Upon the optional termination of your trust or the repurchase of your securities you will receive the redemption or termination price set forth in the prospectus supplement. After these events, the securities of your series may be retired, held or resold by the party that elected to terminate your trust or redeem your securities.

The related prospectus supplement sets forth the details concerning an optional termination, repurchase or redemption.

If one or more REMIC elections are made for your trust, then your trust also may be terminated and your securities retired upon the trustee’s or trust administrator’s determination, based upon an opinion of counsel, that the REMIC status of the trust has been lost or that a substantial risk exists that such status will be lost.

The termination of your trust and the early retirement of securities may adversely affect your yield.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of the specified period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity of those securities.

The difference between end of the interest accrual period and the related payment date may reduce the effective yield of your securities

Interest payable on the securities on any payment date will include all interest accrued during the related interest accrual period. The related prospectus supplement will specify the interest accrual period for your securities. If interest accrues during the calendar month before the payment date, your effective yield will be less than it would be if the interest accrual period ended the day before the payment date. As a result, your effective yield at par may be less than the indicated interest rate.

There is a possibility that, upon an optional termination of a trust, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest

Under the circumstances and in the manner set forth in the related prospectus supplement, a series of securities may be subject to optional termination through the repurchase of the assets in the related trust by the party specified therein. If provided in the related prospectus supplement, upon the reduction of the aggregate unpaid principal balance of the trust assets or balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein may purchase the trust assets under the circumstances and in the manner set forth therein.

If the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal amount of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investments.

You may experience delays or reductions of payments on your securities if the transfer of assets to your trust is not considered a sale in the event of bankruptcy

The depositor expects that, in the case of most series issued in the form of mortgage-backed notes, the seller will treat the overall transaction as a financing for accounting purposes, but that, nevertheless, the transfer of assets by the seller to the depositor will be structured as a sale for contractual and legal purposes, rather than as a pledge of the assets to secure indebtedness. If so provided in the related prospectus supplement for an offering of securities, the seller and the depositor will treat each conveyance of assets by the seller to the depositor as a sale of those assets. In each case, the depositor will treat each conveyance of assets from the depositor to the trust as a sale of those assets.

Notwithstanding this intent of the parties to consider the transfer of assets to the depositor and the trust as a sale for contractual and legal purposes, in the event that a seller becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to the seller secured by a pledge of the assets. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the trust to the depositor secured by a pledge of the assets. In either case, a recharacterization could prevent timely payments of amounts due on your securities and result in a reduction of payments due on your securities.

Your ability to resell your securities may be limited

At the time a series of securities is issued, there will not be a secondary market for them. A secondary market for your securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your securities. Your securities will not be listed on any trading exchange. Also, ERISA plans and investors subject to legal investment restrictions may be prohibited from purchasing your securities, if noted in the related prospectus supplement.

Book-entry registration may affect the liquidity of your securities

Transfers and pledges of securities registered in the name of a nominee of DTC can be effected only through book entries at DTC through participants. The liquidity of the secondary market for DTC registered securities may be reduced if investors are unwilling to hold securities in book-entry form, and the ability to pledge DTC registered securities may be limited due to the lack of a definitive certificate or note. Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest. If DTC or a participant in whose name DTC registered securities are recorded becomes insolvent, the ability of beneficial owners to obtain payment may be impaired.

You may have income for tax purposes prior to your receipt of cash

Securityholders who purchase securities at a discount or purchase securities at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder’s receiving the related cash payments.

In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their receipt of cash payments, as described in “Federal Income Tax Consequences.” Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the related REMIC’s taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder’s share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

•	generally, will not be subject to offset by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for exemption from withholding tax.

Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

ERISA plans that invest in the securities must follow technical benefit plan regulations

If you are buying the securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. However, due to the complexity of regulations that govern these plans, if you are subject to the Employment Retirement Income Security Act of 1974, as amended, Section 4975 of the Code, or similar law, we suggest that you consult with your counsel regarding any consequences under ERISA, Section 4975 of the Code, or similar law, of the acquisition, ownership and disposition of the securities.

The ratings provided by the rating agencies do not purport to address all risks contained in your investment

Your securities will be rated in one of the four highest rating categories by one or more rating agencies. You may obtain further details with respect to any rating on your securities from the rating agency that issued the rating. A rating generally is based on the credit quality of the underlying assets, and will represent only an assessment of the likelihood of receipt by you of payments to which you are entitled. The rating is not an assessment of the prepayment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your securities at a premium. A rating is not a recommendation to buy, sell or hold your securities. Security ratings assigned to the securities entitled to disproportionate allocations of principal or interest on the assets should be evaluated independently of similar security ratings assigned to other kinds of securities. There is no assurance that any rating will remain in effect for any given period or that any rating agency will not lower or withdraw its rating in the future. The rating agency could lower or withdraw its rating due to a number of factors including the following:

•	any decrease in the adequacy of the value of the underlying trust assets or any related credit enhancement,

•	any adverse change in the financial or other condition of any credit enhancement provider or

•	any change in the criteria, methodology or guidelines of the rating agencies that rate your securities.

In the event any rating is reduced or withdrawn, the liquidity or the market value of the affected security may be adversely affected. As set out in the related prospectus supplement, certain classes of securities may be entitled to payments from assets of the trust that are not taken into consideration by the rating agencies in assigning ratings, and any rating of such a class of security does not imply an evaluation of the creditworthiness of such payment source.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued from time to time in series. A particular series of securities will consist of notes or certificates. The issuer of a series of notes will be either NYMT Securities Corporation (“NYMTSC”) or an owner trust established by NYMTSC for the sole purpose of issuing the series of notes pursuant to an “owner trust agreement” between NYMTSC, the trust administrator, if applicable, and the owner trustee. The indenture trustee and owner trustee, if any, will be named in the related prospectus supplement. Each series of certificates will be issued pursuant to a pooling and servicing agreement. A “pooling and servicing agreement” may consist of one or more agreements such as a securitization servicing agreement and a trust agreement. As a matter of administrative convenience, we may refer to a securitization servicing agreement and related trust agreement collectively as the “pooling and servicing agreement.” Parties to the pooling and servicing agreement may include one or more sellers, NYMTSC, as depositor, New York Mortgage Trust, Inc., a Maryland corporation (“NYMT”), a master servicer, one or more servicers, one or more subservicers and the trustee. Each series of notes will be issued pursuant to an indenture between an issuer, the trust administrator, if applicable, and the indenture trustee. For purposes of the discussion in this prospectus, a pooling and servicing agreement, a transfer and servicing agreement or an indenture is referred to as an agreement and the trustee, the indenture trustee and the owner trustee is referred to as a trustee in certain instances. The provisions of each agreement will vary depending on the nature of the securities to be issued and the nature of the trust. Forms of each of the pooling and servicing agreement, transfer and servicing agreement, indenture and owner trust agreement have been filed as exhibits to the registration statement of which this prospectus is a part.

For purposes of the discussion in this prospectus, we will refer to any payments of principal and interest to be paid or distributed in respect of any series of securities generally as “payments.” We will refer to the interest rate payable in respect of any class of securities generally as an “interest rate.” In addition, we will refer to the date on which payments are to be made in respect of the securities as a “payment date.” A prospectus supplement related to any series of certificates may use somewhat different terms with similar meanings. For example, a prospectus supplement for certificates may refer to “distributions,” “pass-through rate” and “distribution date” rather than “payment,” “interest rate” and “payment date.” Such terms should be construed to have corresponding meanings.

With respect to each trust, NYMTSC will assign and transfer to such trust for the benefit of the holders of the securities the related trust assets, a collection account, and possibly a reserve fund or other funds, the related insurance policies, if applicable, related sale agreement or agreements, the related pooling and servicing agreement, transfer and servicing agreement or other servicing agreements and any additional assets. See “The Trusts” and “Description of the Agreements” in this prospectus. The following summaries describe the material provisions common to each series of securities. These summaries do not purport to be complete and are subject to and qualified by the related prospectus supplement and the specific provisions of the agreements. When particular provisions or terms used in an agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

The indenture or pooling and servicing agreement for a series will generally provide that securities may be issued up to a maximum aggregate principal amount. Each series will consist of one or more classes and may include the following:

•	one or more classes of senior securities entitled to certain preferential rights to payments of principal and interest

•	one or more classes of subordinate securities

•	one or more classes representing an interest only in a specified portion of interest payments on the assets in the related trust and that may have no principal balance, a nominal principal balance or a notional principal amount (“Interest Only Class,” “IO Class” or “Strip Class”)

•	one or more classes representing an interest only in payments of principal on the assets in the related trust (“Principal Only Class” or “PO Class”)

•	one or more classes upon which interest will accrue but will not be distributed until certain other classes of that series have received their final distribution (each an “accretion class”)

•	one or more classes entitled to distributions from specified portions of the assets in the related trust

•	one or more classes entitled to fixed or targeted principal payments under certain conditions (“PAC Classes”), and companion classes (“Companion Classes”) thereto.

As to each series of certificates, one or more elections may be made to treat the related trust fund or designated portions thereof as a “real estate mortgage investment conduit” (a “REMIC”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”). The related prospectus supplement will specify whether one or more REMIC elections will be made, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus. If such an election is made with respect to a series of certificates, one of the classes of certificates comprising such series will be designated as evidencing all “residual interests” in the related REMIC as defined under the Code (the “Residual Certificates”). All other classes of certificates in such a series will constitute “regular interests” in the related REMIC as defined in the Code and will be referred to as the “REMIC regular certificates.” See “Federal Income Tax Consequences—REMIC Certificates” in this prospectus.

Similarly, with respect to a series of notes, the ownership of the equity of a trust will be represented by equity certificates issued under the owner trust agreement. Any equity certificate will be subordinate to the notes of the same series.

NYMTSC may sell to investors one or more classes of a series of securities in transactions not requiring registration under the Securities Act of 1933. The securities of series offered by this prospectus and a related prospectus supplement will be rated on issuance by one or more nationally recognized statistical rating organizations, such as Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, Inc.

The securities will be issued in fully-registered certificated or book-entry form, as applicable, in the authorized denominations or percentage interests for each class specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee will make payments of principal and interest to each class of securities in certificated form by check mailed to each person in whose name a security is registered as of the close of business on the record date specified in the related prospectus supplement at the address appearing on the security register, except that the final payments in retirement of each class of securities in certificated form will be made only upon presentation and surrender of such securities at the corporate trust office of the trustee or such other office specified in the related prospectus supplement. Under certain circumstances, if so provided in the related agreement and described in the related prospectus supplement, payments of principal and interest may be made to certain holders of a class of securities by wire transfer of “immediately available” or “next day” funds. Payments with respect to securities in book-entry form will be made as set forth below.

Book-Entry Procedures and Definitive Certificates

If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in definitive, certificated form and will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. No service charge will be made for any such registration or transfer of such certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in book-entry form and may initially be represented by one or more securities registered in the name of Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”). If specified in the related prospectus supplement, persons acquiring beneficial interests in the securities may hold beneficial interests in book-entry securities through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg, and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Beneficial owners, referred to as owners, that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through DTC participants and indirect DTC participants. DTC participants who are owners of book-entry securities will receive a credit for such securities on DTC’s records. The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate. Unless and until definitive certificates are issued, it is anticipated that the only “holder” of book-entry securities of any series will be Cede as nominee of DTC. Owners will only permitted to exercise the rights of holders indirectly through DTC participants and DTC.

Owners of book-entry securities will receive all payments of principal and interest on the book-entry securities from the trustee through DTC and DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit payments of principal of and interest on the book-entry securities. DTC participants and indirect DTC participants with which owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective owners. Accordingly, although owners will not possess securities, the DTC rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg, participants and Euroclear participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream, Luxembourg participants or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members, called DTC participants, and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, and are called indirect DTC participants. The rules applicable to DTC and DTC participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations referred to as Clearstream, Luxembourg participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in multiple currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants referred to as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in multiple currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the “Euroclear Operator”) under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation referred to as the Euroclear Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear cooperative. The Euroclear cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, collectively referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, beneficial owners of book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede, as nominee of DTC. Payments and distributions with respect to book-entry securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by Citibank, N.A. or The JP Morgan Chase Bank, the relevant depositaries of Clearstream, Luxembourg and Euroclear, respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

DTC has advised the trustee that, unless and until certificates are issued, DTC will take any action permitted to be taken by a holder of book-entry securities only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited. DTC has advised the trustee that DTC will take such action with respect to any percentage interests of the book-entry securities of a series only at the direction of and on behalf of such DTC participants with respect to such percentage interests of the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the indenture, the owner trust agreement, or the pooling and servicing agreement, as the case may be, on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Book-entry securities of a series will be issued in registered form, as definitive certificates, to owners or their nominees, rather than to DTC, only under the circumstances provided in the related pooling and servicing agreement or indenture, as applicable, which generally will include, except if otherwise provided therein, if (1) DTC advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities of such series and the servicer is unable to locate a qualified successor, (2) the servicer, at its sole option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an event of default, a majority of the aggregate percentage interest of any class of securities of such series advises DTC in writing that the continuation of a book-entry system through DTC, or a DTC successor, to the exclusion of any physical securities being issued to owners is no longer in the best interests of owners of such class of securities. Upon issuance of definitive certificates of a series to owners, such book-entry securities will be transferable directly, and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

Monthly and annual reports on each trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.

None of the depositor, the servicers, the master servicer, the trust administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

The information in this section concerning Clearstream, Luxembourg, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Principal and Interest Payments

The prospectus supplement will specify the available distribution amount, which in general will be equal to the amount of principal and interest paid on the assets in the related trust with respect to the due date in the current month and the amount of principal prepaid during the preceding month, net of applicable servicing, administrative, guarantee and other fees, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The available distribution amount will be allocated among the classes of securities of your series—including any securities not offered through this prospectus—in the proportion and order of application found in the pooling and servicing agreement or indenture, as applicable, and described in the related prospectus supplement. The available distribution amount may be allocated so that amounts paid as interest on the trust assets may be distributed as principal on the securities and amounts paid as principal on the assets may be paid as interest on the securities.

A class of securities entitled to payments of interest may receive interest at a specified rate, which may be fixed or adjustable. The classes of securities within a series may have the same or different interest rates. The related prospectus supplement will specify the interest rate, or the method for determining the interest rate, for each applicable class, and the method of determining the amount to be paid on any Strip Classes on each Payment Date. Residual Certificates may or may not have an interest rate or principal balance. In addition to representing entitlement to regular payments of principal and interest, if any, that are allocated to the Residual Certificates, Residual Certificates also generally will represent an entitlement to receive amounts remaining in the Collection Account on any Payment Date after allocation of scheduled distributions to all other outstanding classes of certificates of that series and after all required deposits have been made into any related reserve funds. Strip Classes may have a notional principal amount, which is a notional principal amount used solely for determining the class amount of interest distributions and other rights. A notional principal amount is determined by reference to the principal amount of the assets, a subset of the assets, or one or more classes of principal bearing securities. Interest distributions on the securities generally will include interest accrued through the end of the interest accrual period. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of actual elapsed days, as specified in the related prospectus supplement.

For any Payment Date, the trustee will pay to the securityholders all amounts actually received from the servicers representing scheduled collections of principal in the related due period and all unscheduled principal payments for the related prepayment period.

Principal and interest payable on a class of securities may be paid among the securities of a class pro rata in the proportion that the outstanding principal or notional principal amount of each security of the class bears to the aggregate outstanding principal or notional principal amount of all securities of the class, or in another manner as may be detailed in the related prospectus supplement.

The final scheduled payment date for each class of securities will be the date on which the last payment of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the trust for that series, as defined in the prospectus supplement.

Allocation of Realized Losses

With respect to a series that includes one or more classes of subordinate securities, the senior securities generally will not bear any Realized Losses on the related assets in the related trust, until the subordinate securities of that series have borne Realized Losses up to a specified subordination amount or loss limit or until the principal amount of the subordinate securities has been reduced to zero as a result of the allocation of Realized Losses or payments of principal, or both. With respect to a series that includes a class of subordinate securities, any shortfall may result in a reallocation of amounts otherwise distributable to less senior securities for distribution to more senior securities.

“Realized Loss” means:

•	the amount of any loss realized by a trust in respect of any related liquidated mortgage loan, which may be a special hazard loss or a fraud loss, which shall generally equal the unpaid principal balance of the liquidated mortgage loan, plus accrued and unpaid interest on such liquidated mortgage loan, plus amounts reimbursable to the servicer for previously unreimbursed servicing advances, minus net liquidation proceeds in respect of the liquidated mortgage loan,

•	the amount of any principal cramdown in connection with any mortgage loan that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related Payment Date occurs (a “Prepayment Period”) preceding a Payment Date. The amount of any principal cramdown is the amount by which the unpaid principal balance of the mortgage loan exceeds, as applicable, depending upon the type of principal cramdown that was applied to the mortgage loan, either the portion of the unpaid principal balance that remains secured by the mortgaged property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown, or

•	any other amount of a loss realized by a trust in respect of any asset, which has been allocated to the asset in accordance with its terms as described in the prospectus supplement.

Payments of interest may be reduced to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to Prepayment Interest Shortfalls or Servicemembers Shortfall on the trust assets. A “Servicemembers Shortfall” means a shortfall in respect of a mortgage loan resulting from application of the federal Servicemembers Civil Relief Act or similar state laws. “Prepayment Interest Shortfall” means, for any mortgage loan that is prepaid in full or liquidated on any date other than a due date for the mortgage loan, the difference between the amount of interest that would have accrued on the mortgage loan through the day preceding the first due date after the prepayment in full or liquidation had the mortgage loan not been prepaid in full or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the mortgage loan prior to the prepayment in full or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the mortgage loan during the Due Period.

Valuation of Trust Assets

The trust assets will have an initial aggregate asset value at least equal to 100% of the initial principal amount of the securities. The asset value of any mortgage loan in the trust will generally equal

•	the scheduled principal balance of the trust asset, or

•	the lesser of the present value of the stream of remaining regularly scheduled payments of principal and interest due on such trust asset—after taking into account charges for servicing, administration, insurance and related matters—discounted at a discount rate, if any, and the scheduled principal balance of the mortgage loan multiplied by the applicable asset value percentage.

The asset value percentage will be the percentage limitation that, based upon the scheduled net payments on the trust assets, is intended to assure the availability of sufficient funds to make scheduled distributions on the securities in the event of substantial principal prepayments on the mortgage loans and the mortgage loans underlying the mortgage-related assets. In each case asset value will be determined after the subtraction of applicable servicing, master servicing, administrative and guarantee fees, and insurance premiums and the addition, if the related prospectus supplement so specifies, of any reinvestment income on the amounts on deposit in the accounts held by the trust. The asset value of an asset that has been liquidated or purchased from the trust pursuant to the related sale agreement shall be zero.

Optional Redemption or Termination

To the extent and under the circumstances specified in the related prospectus supplement, the securities of any series may be redeemed, and/or the trust terminated, prior to the final scheduled payment date of the securities of any series at the option of the seller, the trust administrator, the servicer, the master servicer or another party, or parties, specified in the prospectus supplement. A redemption or termination may be accomplished by the purchase of the outstanding series of securities or the purchase of the assets of the trust. The right to redeem the securities generally will be conditioned upon the following:

•	the passage of a certain date specified in the prospectus supplement, or

•	the asset value or scheduled principal balance of the mortgage loans in the trust, or the outstanding principal amount of a specified class of securities at the time of purchase aggregating less than a percentage, specified in the prospectus supplement, of the initial asset value of the mortgage loans in the trust or the initial principal amount of the applicable class of securities.

In the event the option to redeem any series is exercised, the purchase price to be paid with respect to each security will generally equal 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable interest rate, net of any unreimbursed advances and unrealized losses allocated to such security; however, under certain circumstances set forth in the related prospectus supplement, the asset value of the mortgage loans in the trust may be less than such amount, resulting in a potential loss to your securities. Notice of the redemption of the securities of any series will be given to related securityholders as provided in the related pooling and servicing agreement or indenture.

In addition, in the case of a trust for which one or more REMIC elections are made, an early termination will be required to meet the requirements of a “qualified liquidation” under Section 860F of the Code, as specified in the related pooling and servicing Agreement.

Maturity And Prepayment Considerations

Generally, all of the mortgage loans that are assets of a trust and the mortgage loans underlying the mortgage-related assets included in a trust for a series will consist of first lien residential mortgages or deeds of trust. However, if so specified in the prospectus supplement, certain or all of the mortgage loans that are assets of the trust and the mortgage loans underlying the mortgage-related assets included in the trust for a series may consist of second or junior lien, residential mortgages or deeds of trust.

The prepayment experience on the mortgage loans will affect the following:

•	the average life of the securities and each class thereof issued by the related trust

•	the extent to which the final payment for each class occurs prior to its final scheduled payment date

•	the effective yield on each class of such securities.

Because prepayments will be passed through to the holders of securities as distributions or payments of principal on such securities, it is likely that the actual final payments on the classes of securities of a series will occur prior to their respective final scheduled payment dates. Accordingly, in the event that the mortgage loans of a trust or the mortgage loans underlying the mortgage-related assets experience significant prepayments, the actual final payments on the securities of the related series may occur substantially before their respective final scheduled payment dates causing a shortening of the weighted average life of each class of such series.

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the trust assets in the trust is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the securities may be affected by the varying maturities and mortgage rates of the mortgage loans comprising or underlying the assets in a trust. If any mortgage loans comprising or underlying the assets in a particular trust have actual terms to maturity less than those assumed in calculating final scheduled payment dates for the classes of securities of the related series, one or more classes of such securities may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying such assets. Other factors affecting weighted average life include the type of mortgage loans, defaults, foreclosures, refinancing, inclusion of due-on-sale clauses, changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties and servicing decisions.

Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model (referred to as “CPR”) or the Standard Prepayment Assumption prepayment model (referred to as “SPA”) each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month. It is unlikely that the prepayment of the mortgage loans comprising or underlying the trust assets of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

No assurance can be given as to the rate of principal payments or prepayments on the mortgage loans comprising or underlying the trust assets. The rate of principal payments on mortgage loans included in a trust (or mortgage loans underlying the mortgage-related assets) will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments—including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the servicer. The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans included in a trust—or mortgage loans underlying the mortgage-related assets—, such mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans.

YIELD CONSIDERATIONS

Payments of interest on the securities generally will include interest accrued through the last day of the interest accrual period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your securities, because payments to you will not be made until the Payment Date following the applicable interest accrual period.

Securities of any class within a series may have fixed, variable or adjustable interest rates, which may or may not be based upon the mortgage rates borne by the assets in the related trust. The prospectus supplement with respect to any series of securities will specify the interest rate for each class of such securities or, in the case of a variable or adjustable interest rate, the method of determining the interest rate; the effect, if any, of the prepayment of any asset on the interest rate of one or more classes of securities; and whether the payments of interest on the securities of any class will be dependent, in whole or in part, on the performance of any borrower under a cash flow agreement.

The yield to maturity of any security will be affected by the rate and timing of payment of principal of the underlying mortgage loans. If the purchaser of a security offered at a discount from its Parity Price, which is the price at which a security will yield its coupon, after giving effect to any payment delay, calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is faster than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a security offered at a premium over its Parity Price calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is slower than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated.

The timing of changes in the rate of prepayments on the mortgage comprising or underlying the trust assets loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on an underlying mortgage loan, the greater will be the effect on a related investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher—or lower—than the rate anticipated by the investor during the period immediately following the issuance of the securities would not be fully offset by a subsequent like reduction—or increase—in the rate of principal payments. Because the rate of principal payments on the mortgage loans comprising or underlying the trust assets affects the weighted average life and other characteristics of any class of securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans comprising or underlying the trust assets and the suitability of the applicable securities to their investment objectives. See “Description of the Securities—Maturity and Prepayment Considerations” in this prospectus.

The yield on your securities also will be affected by Realized Losses or Prepayment Interest Shortfalls allocated to your securities. If Realized Losses and shortfalls are not absorbed by securities subordinate to your securities or other items of credit enhancement, such as a reserve fund, then you may have losses or delays in payment on your securities. Losses on your securities will, in turn, reduce payments to you. Delays in payment will interrupt the timely payments of amounts owed to you. Losses or delays in payment will reduce your yield. See “Description of the Securities—Allocation of Realized Losses” in this prospectus.

THE TRUSTS

General

NYMTSC will pledge or sell, assign and transfer to your trust:

•	single family mortgage loans—which may be sub-prime or junior lien—or beneficial interests in these items

•	agency securities and private mortgage-backed securities

•	the collection account for the series

•	if applicable, a reserve fund and other funds and accounts for the series

•	if applicable, one or more financial or derivative instruments providing credit enhancement for one or more classes of securities in the series

•	if applicable, a pre-funding account

•	if applicable, all proceeds that may become due under insurance policies for the related series

•	if applicable, NYMTSC’s rights under the pooling and servicing agreement, the transfer and servicing agreement and mortgage loan purchase agreements

•	all payments on these items, having an aggregate initial unpaid principal balance at least equal to 100% of the original principal amount of the securities.

Agency securities and private mortgage-backed securities are called “mortgage-related assets.” Mortgage loans and mortgage-related assets, together with other items deposited in your trust as described above, are called “trust assets.” The trust assets for your series will be assigned and transferred to your trust for the sole benefit of securityholders, except that some credit enhancement items required by the rating agencies may also be assigned to trusts for other series of securities or may secure other series of securities issued by NYMTSC. Particular assets that might be assigned to trusts for other series or that secure other notes may include pool insurance policies, special hazard insurance policies, borrower bankruptcy insurance, reserve funds and additional assets.

Assignment of Trust Assets

In connection with the issuance of certificates, NYMTSC will cause the trust assets to be sold, assigned and transferred to the trustee, together with all principal and interest paid on the trust assets from the cut-off date under a pooling and servicing agreement. The trustee will, in exchange for the trust assets, deliver to NYMTSC securities of a series in authorized denominations registered in the names that NYMTSC requests, representing the beneficial ownership interest in the trust assets. In connection with the issuance of notes by an issuer that is an owner trust, NYMTSC will cause the trust assets to be sold, assigned and transferred to the issuer, together with all principal and interest paid on the trust assets from the cut-off date pursuant to a transfer and servicing agreement. The issuer, which can be either an owner trust or NYMTSC, will pledge all of its rights in and to the trust assets to a trustee pursuant to an indenture. The issuer will direct the trustee to deliver notes of a series secured by a first priority security interest in the trust assets. The notes will be issued in authorized denominations registered in the names requested by NYMTSC. Each pool of trust assets will constitute one or more trusts held by the trustee for the benefit of the holders of the series of securities. Each mortgage loan and mortgage-related asset included in your trust will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or the transfer and servicing agreement. This schedule will include information as to the scheduled principal balance of each mortgage loan and mortgage-related asset as of the cut-off date and its mortgage rate, original principal balance and other information.

NYMTSC will deliver or cause to be delivered to your trustee or its custodian (a) the related original mortgage note, endorsed without recourse to the trustee, or in blank, or a lost note affidavit conforming to the requirements of the transfer and servicing agreement, together with a copy of the related mortgage note, (b) the original recorded mortgage with evidence of recording indicated thereon (or, if the original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), (c) for any mortgage loan not registered on the book-entry system (the “MERS System”) of the Mortgage Electronic Registration Systems, Inc. (“MERS”) an original assignment of the mortgage to the trustee or in blank in recordable form (except as described below), (d) any related documents showing a complete chain of assignment, (e) the policies of title insurance issued with respect to each mortgage loan and (f) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the mortgages or assignments with respect to each mortgage loan will have been recorded in the name of MERS or another agent on behalf of the holder of the related mortgage note. In that case, no assignment in favor of the trustee will be required to be prepared delivered or recorded. Instead, the seller will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related mortgage loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgaged properties located in certain states, NYMTSC does not expect to cause the assignments to be recorded. The original mortgage documents other than the documents required to be held by MERS with respect to mortgage loans registered on the MERS System will be held by the trustee, the issuer or a custodian, except to the extent released to a servicer from time to time in connection with servicing the mortgage loan. The servicer, on behalf of the securityholders, will hold the original documents and copies of other documents not delivered to the trustee or MERS and instruments concerning your trust’s assets.

In addition, necessary steps will be taken by NYMTSC to have the trustee (for an offering of certificates) or the issuer (for an offering of notes) become the registered owner of each mortgage-related asset included in your trust and to provide for all payments on each mortgage-related asset to be made directly to your trustee (including an indenture trustee). With respect to each mortgage-related asset in certificated form, the depositor will deliver or cause to be delivered to the trustee (or a custodian) the original certificate or other definitive evidence of such mortgage-related asset, together with bond power or other instruments, certifications or documents required to transfer fully such mortgage-related asset, to the trustee for the benefit of the securityholders. With respect to each mortgage-related asset in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the UCC, the depositor and the trustee will cause such mortgage-related asset to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the trustee for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, the related agreement will require that either the depositor or the trustee promptly cause any mortgage-related asset in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

NYMTSC will make certain representations and warranties in the pooling and servicing agreement or the transfer and servicing agreement with respect to the trust assets, including representations that it either is the owner of the trust assets or has a first priority perfected security interest in the trust assets. In addition, a seller of a mortgage loan may make certain representations and warranties with respect to the trust assets in the mortgage loan purchase agreement and the transfer and servicing agreement. See “Origination and Sale of Mortgage Loans —Representations and Warranties” in this prospectus.

Each seller will make representations and warranties regarding the characteristics of the trust assets directly to the issuer. In the event that the representations and warranties of the seller are breached, and the breach or breaches adversely affect your interests in your trust’s assets, the seller will be required to cure the breach or, in the alternative, to substitute new trust assets, or to repurchase the affected trust assets, generally at a price equal to the unpaid principal balance of these trust assets, together with accrued and unpaid interest at the trust asset’s rate. Unless otherwise specified in the related prospectus supplement, the purchase price is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the mortgage rate from the date as to which interest was last paid to the due date in the due period in which the relevant purchase is to occur, plus any costs or damages incurred by the issuer as provided in the related agreement. In addition, in the event a servicer or subservicer breaches its representations and warranties and this breach adversely affects your interests, the servicer or subservicer, as appropriate, generally will be required to cure this breach, and if such breach cannot be cured the related defaulting party, at the option of the party specified in the pooling and servicing agreement or the transfer and servicing agreement, will assign its rights and obligations under the related agreement to a successor servicer. In any event, the defaulting party shall be obligated to indemnify all other parties to the related agreement for any losses, damages, penalties or fines resulting from such defaulting party’s breach. In addition, the master servicer makes certain representations and warranties regarding its capacity to serve as master servicer with respect to each series and makes certain covenants regarding its obligations to perform servicing functions in respect of the trust assets. To the extent, the master servicer breaches any of its representations, warranties and or agreements, the master servicer is obligated to provide indemnity to other transaction parties for any claims, liabilities, expenses or losses resulting from the master servicer’s breach. Neither NYMTSC nor any servicer, master servicer or subservicer will be obligated to substitute trust assets or to repurchase trust assets if the seller defaults upon its obligation to do so, and no assurance can be given that sellers will perform their obligations.

The Trust Assets

Your prospectus supplement describes the type of trust assets that will be transferred to your trust. The trust assets may include the following:

•	mortgage loans, which may include single family residential loans, balloon loans, sub-prime residential mortgage loans and junior lien mortgage loans

•	mortgage pass-through or mortgage participation certificates issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae (referred to respectively as “Ginnie Mae certificates,” “Freddie Mac certificates,” and “Fannie Mae certificates”)

•	direct obligations of the United States, agencies thereof or agencies created thereby

•	mortgage-backed securities of private issuers

•	one or more financial or derivative instruments

•	other assets evidencing interests in loans secured by residential property.

Mortgage Loans

The mortgage loans included in your trust will be secured by first or junior liens on one-family and two- to four-family residential properties. Regular monthly installments of principal and interest on each mortgage loan paid by the borrower will be collected by the servicer or master servicer and ultimately remitted to the trustee.

The mortgaged property securing mortgage loans may consist of

•	detached homes

•	units having a common wall

•	units located in condominiums

•	other types of homes or units set forth in the related prospectus supplement.

Each detached or attached home will be constructed on land owned in fee simple by the borrower or on land leased by the borrower for a term at least one year greater than the term of the applicable mortgage loan. Attached homes may consist of duplexes, triplexes and fourplexes or townhouses. The mortgage loans included in your trust may be secured by mortgaged properties that are owner-occupied, are owned by investors or serve as second residences or vacation homes.

The mortgage loans included in your trust may

•	provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on the declining principal balance

•	provide for the payment of interest and full repayment of principal in non-level monthly payments

•	provide for periodic adjustments to the rate of interest to equal the sum of a fixed margin and an index

•	consist of mortgage loans for which funds have been provided to reduce the borrower’s monthly payments during the early period of the mortgage loans

•	provide for the one-time reduction of the mortgage rate

•	provide for monthly payments during a specified period after the origination of the mortgage loan the first year that are at least sufficient to pay interest due

•	provide for an increase in the monthly payment in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization schedule

•	include graduated payment mortgage loans, which allow for payments during a portion of their term which are or may be less than the amount of interest due on the unpaid principal balance of the mortgage loans, and which unpaid interest will be added to the principal balance and will be paid, together with accrued interest, in the later years

•	include mortgage loans on which only interest is payable until maturity, as well as mortgage loans that provide for the amortization of principal over a certain period, although all remaining principal is due at the end of a shorter period

•	include mortgage loans that provide for borrower payments to be made on a bi-weekly basis

•	include such other types of mortgage loans as are described in the related prospectus supplement.

Agency Securities

Ginnie Mae certificates are mortgage pass-through certificates as to which the timely payment of principal and interest is guaranteed by the Government National Mortgage Association (“Ginnie Mae”), a wholly owned corporate instrumentality of the United States within the office of the Department of Housing and Urban Development (“HUD”). Ginnie Mae’s guaranty obligations are backed by the full faith and credit of the United States. The mortgage loans underlying Ginnie Mae certificates may consist of loans insured by FHA and secured by mortgages on one- to four-family residential properties, loans partially guaranteed by VA, and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates.

Freddie Mac certificates are mortgage pass-through or participation certificates as to which Freddie Mac (formally known as Federal Home Loan Mortgage Corporation) has guaranteed the timely payment of interest and, generally, the ultimate collection of principal. Freddie Mac is a federally chartered corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Freddie Mac certificate will represent an undivided interest in a group of mortgage loans or participations in mortgage loans secured by a first lien on one-to-four family residential properties.

Fannie Mae certificates are mortgage pass-through certificates as to which Fannie Mae (formerly known as the Federal National Mortgage Association) has guaranteed the timely payment of principal and interest. Fannie Mae is a federally chartered and privately owned corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Fannie Mae certificate will represent an undivided interest in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan will be secured by a first lien on one- to four-family residential properties or multifamily residential properties.

Although payment of principal and interest on the Ginnie Mae certificates, Freddie Mac certificates and Fannie Mae certificates, if any, assigned to your trust is guaranteed by Ginnie Mae, Freddie Mac and Fannie

Mae, respectively, your securities do not represent an obligation of or an interest in NYMTSC or any of its affiliates and are not guaranteed or insured by Ginnie Mae, Freddie Mac, Fannie Mae, NYMTSC or any of their affiliates, or any other person.

Mortgage Pass-Through Certificates and Government Obligations

Your trust also may include other trust assets consisting of conventional mortgage pass-through certificates or collateralized mortgage obligations representing interests in the types of mortgage loans described in this section, more fully described in the related prospectus supplement.

Your trust may include direct obligations of the United States, agencies thereof or agencies created thereby such as the following:

•	interest-bearing securities

•	non-interest-bearing securities

•	originally interest-bearing securities from which coupons representing the right to payment of interest have been removed

•	interest-bearing securities from which the right to payment of principal has been removed.

The prospectus supplement for a series of securities evidencing interests in trust assets that include direct obligations of the United States, agencies thereof or agencies created thereby will specify, to the extent available

•	the aggregate approximate initial and outstanding principal amounts or notional principal amounts, as applicable, and types of such obligations to be included in the trust

•	the original and remaining terms to stated maturity of such obligations

•	whether such obligations are entitled only to interest payments, only to principal payments or to both

•	the interest rates of such obligations or the formula to determine such interest rates, if any

•	the applicable payment provisions for such obligations

•	to what extent, if any, the obligation evidenced thereby is backed by the faith and credit of the United States.

Private Mortgage-Backed Securities

General

Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement—a “PMBS pooling and servicing agreement.” The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the “PMBS servicer,” of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the “PMBS trustee.” The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by HUD as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify.

Such securities will (a) either (i) have been previously registered under the Securities Act of 1933, as amended, or (ii) will at the time be eligible for sale under Rule 144(k) under such act; and (b) will be acquired in bonafide secondary market transactions not from the issuer or its affiliates. The “PMBS issuer” generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts, provided that any PMBS issuer must either (A) have outstanding securities held by non-affiliates in excess of $75 million and file periodic reports with the Securities and Exchange Commission or (B) be a government-sponsored entity or enterprise with market float in excess of $75 million and which makes available to the public information comparable to that required in periodic reports with the SEC. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

Payments of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

Underlying Loans

The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the trust assets.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of subordination of other private mortgage pass-through certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guarantee insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

Additional Information

The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

•	the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust

•	certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

•	the payment features of such mortgage loans

•	the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity

•	the servicing fee or range of servicing fees with respect to the mortgage loans

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination

•	delinquency status as of the cut-off date with respect to the mortgage loans

•	the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate

•	the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities

•	certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage- backed securities or to such private mortgage-backed securities themselves

•	the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, which may include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date

•	the type of property securing the mortgage loans

•	the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans

•	the earliest and latest origination date and maturity date of the mortgage loans

•	the range of the loan-to-value ratios at origination of the mortgage loans

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans

•	the state or states in which most of the mortgaged properties are located

•	information with respect to the prepayment provisions, if any, of the mortgage loans

•	with respect to mortgage loans with adjustable mortgage rates, the related indices, the frequency of the adjustment dates, the range of margins added to the indices, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of such mortgage loans with adjustable mortgage rates

•	information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

If specific information respecting the mortgage loans is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed as part of a current report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

The related prospectus supplement may specify whether the mortgage loans include closed-end loans or certain balances thereof.

Substitution of Trust Assets

NYMTSC or the seller may, within the time specified in the related prospectus supplement, deliver to the trustee other trust assets in substitution for any one or more trust assets initially included in your trust. Such right of substitution will be subject to compliance with certain parameters for substitute trust assets, including mortgage rate and maturity ranges, loan types and loan-to-value ratios. In general, unless otherwise specified in the related prospectus supplement, substitute trust assets must, on the date of substitution,

•	have an outstanding principal balance not greater than, and not less than 80% of, the outstanding principal balance of the deleted mortgage loan after giving effect to all principal payments due during or prior to the month of the substitution occurs

•	have an applicable mortgage rate not less than the mortgage rate on the deleted mortgage loan

•	have a remaining term to maturity not greater than, and not less than 80% of, that of the replaced trust asset

•	comply with each representation and warranty made by the seller relating to the trust assets and

•	satisfy the additional requirements specified in the related transfer and servicing agreement.

In addition, only like-kind collateral may be substituted. If mortgage loans are being substituted, the substitute mortgage loan must have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the substituted mortgage loan on this date, using the value at origination, and after taking into account the payment due on this date. Further, no adjustable-rate loan may be substituted unless the substituted mortgage loan is an adjustable-rate loan, in which case, the substituted mortgage loan must also

•	have a minimum lifetime applicable mortgage rate that is not less than the minimum lifetime applicable mortgage rate on the substituted mortgage loan

•	have a maximum lifetime applicable mortgage rate that is not less than the maximum lifetime applicable mortgage rate on the substituted mortgage loan

•	have a gross margin not less than the gross margin of the deleted mortgage loan

•	have a periodic rate cap equal to the periodic rate cap on the deleted mortgage loan

•	have a next adjustment date that is the same as the next adjustment date for the deleted mortgage loan.

In the event that more than one mortgage loan is substituted for a deleted mortgage loan, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the pooling and servicing agreement or indenture.

Pre-Funding Account

If specified in the related prospectus supplement, a portion of the issuance proceeds of your securities (the “Pre-Funded Amount”) will be deposited into a pre-funding account to be established with the trustee (the “Pre-Funding Account”), which will be used to acquire additional trust assets from time to time during the time specified in the prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional trust assets, at the option of the seller the Pre-Funded Amount may be invested in one or more “Eligible Investments” which generally include the following:

•	obligations of the United States or any agency thereof provided these obligations are backed by the full faith and credit of the United States

•	securities bearing interest or sold at a discount issued by a corporation incorporated under the laws of the United States or any state thereof, which securities are rated by each rating agency at the time of investment or the contractual commitment providing for such investment in the two highest long-term credit rating categories of each rating agency, provided that any such investment will meet certain concentration limits as provided in the transfer and servicing agreement

•	commercial paper which is then rated by each rating agency in the highest short-term rating category

•	demand and time deposits, certificates of deposit, bankers’ acceptances and federal funds sold by a depository institution or trust company incorporated under the laws of the United States or any state thereof, provided that either the short-term debt obligations or commercial paper of a depository institution or trust company—or provided that either the short-term debt obligations or commercial paper of the parent company of such depository institution or trust company—are then rated by each rating agency in its highest rating category or one of its two highest long-term rating categories

•	certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States or any agency thereof held by a custodian in safekeeping on behalf of the holders of such receipts

•	guaranteed investment contracts issued by any insurance company, corporation or other entity satisfying the requirements specified in the transfer and servicing agreement

•	repurchase agreements relating to United States government securities

•	any other demand, money market, common trust fund, or time deposit, or obligation, or interest-bearing or other security or investment, rated in the highest rating category of each rating agency or that would not adversely affect the then current rating assigned by each rating agency of the securities for the related series.

provided however, that no such instrument will qualify as an eligible investment if such instrument evidences either (a) a right to receive only interest payments with respect to the obligations underlying instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations. Unless otherwise provided in the agreement for a series, any Eligible Investment must mature no later than two business days prior to the Servicer Remittance Date for the next Payment Date, provided if the eligible investment is the obligation of an eligible institution (other than the servicer) that maintains the custodial account, the eligible investment may mature on the related Servicer Remittance Date.

During any Pre-Funding Period, NYMTSC will be obligated, subject only to availability, to transfer to your trust subsequent trust assets from time to time during the Pre-Funding Period. Subsequent trust assets will be required to satisfy eligibility criteria more fully set forth in the prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the trust assets included in your trust on the closing date, but exceptions may expressly be stated in the prospectus supplement.

Use of a Pre-Funding Account with respect to any issuance of securities will be conditioned upon, among other things, the following:

•	unless otherwise specified in the related prospectus supplement, the Pre-Funding Period will not exceed three months from the closing date

•	the subsequent assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the trust assets included in the trust on the closing date, although additional criteria may also be required to be satisfied, as described in the prospectus supplement

•	unless otherwise specified in the related prospectus supplement, the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued

•	the Pre-Funded Amount shall be invested in Eligible Investments.

To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of subsequent trust assets by the end of the Pre-Funding Period, the securityholders then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of securities purchased at a premium, and would expose securityholders to the risk that alternative investments of equivalent value may not be available at a later time.

Information regarding subsequent assets acquired by your trust during the Pre-Funding period comparable to the disclosure regarding the trust assets in the prospectus supplement will be filed on a Current Report in Form 8-K within fifteen days following the end of the Pre-Funding Period.

Accounts

For each trust, the trustee, the master servicer or the servicer will maintain the accounts described below. The prospectus supplement may describe additional accounts other than the accounts described in this prospectus.

Custodial Account

Each servicer will deposit into a custodial account (the “Custodial Account”) all payments of principal and interest on the mortgage loans for each Due Period and all unscheduled prepayments received during the principal prepayment period. The Custodial Account will be an eligible account as required by the rating agencies. As described in the related prospectus supplement, on each Servicer Remittance Date, the servicer and subservicer, as applicable, shall remit to the trust administrator all amounts deposited in the custodial account for the related Due Period and Prepayment Period, along with any interest accrued on such amounts; provided that the servicer may retain any fees owing to such servicer with respect to the related Payment Date.

Escrow Account

Each servicer will, to the extent permitted by law and required by the related mortgage loan documents, establish and maintain a custodial escrow account or accounts into which borrowers will deposit amounts sufficient to pay taxes, assessments, PMI premiums (defined below), standard hazard insurance premiums and other comparable items. Some servicers may provide insurance coverage acceptable to the servicer and or master servicer against loss occasioned by the failure of the borrower to pay the related insurance premiums. Withdrawals from the escrow account maintained for borrowers may be made to effect timely payment of taxes, assessments, PMI premiums, standard hazard premiums or comparable items, to reimburse the servicer for maintaining PMI and standard hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate this account. The servicer will be responsible for the administration of the escrow account and will make advances to this account when a deficiency exists. Any interest accrued on amounts in the escrow accounts in excess of any payments of interest required to be made to borrowers, shall either be retained by the servicer or remitted to the trustee as described in the related prospectus supplement.

Collection Account

The trustee, trust administrator or its designee will maintain a collection account (the “Collection Account”) into which the servicer and the subservicer will generally be required to deposit, or cause to be deposited, from the Custodial Account all amounts received in respect of the trust assets (including any distributions in respect of the mortgage-related assets). The Collection Account will be an eligible account as required by the rating agencies. On the related Payment Date, the trustee or its paying agent will make payments of amounts in the Collection Account as set forth in the prospectus supplement.

Mortgage-Related Asset Custodial Account

Each trustee will deposit all payments received on mortgage-related assets in a mortgage-related asset custodial account. As described in the related prospectus supplement, on each Payment Date, the trustee or its paying agent will make payments of all amounts deposited in the mortgage-related asset custodial account for the related Due Period.

Cash Flow Agreements and Derivative Instruments

If so provided in the related prospectus supplement, the trust may include one or more of the following agreements: interest rate exchange or swap agreements, interest rate cap or floor agreements or corridor contracts. The principal terms of any such cash flow agreement or derivative instrument, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any such cash flow agreement or derivative instrument.

Credit Enhancement

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust assets in the related trust may be provided to one or more classes of securities in the related series. Credit support may be in the form of overcollateralization, the subordination of one or more classes of securities, letters of credit, guarantees, insurance agreements or policies, one or more reserve or credit enhancement funds, cash flow agreements or derivative instruments as specified herein, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one series to the extent described therein.

The credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit enhancement or that are not covered by credit enhancement, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of securities (each, a “covered trust”), holders of securities evidencing interests in any of such covered trusts will be subject to the risk that such credit enhancement will be exhausted by the claims of other covered trusts prior to such covered trust receiving any of its intended share of such coverage.

Overcollateralization

If so specified in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying trust assets as of the applicable cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if specified in the prospectus supplement, a portion of the interest payment on each mortgage loan or mortgage-related asset may be applied as an additional payment of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of payment of principal on the class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying mortgage loan or mortgage-related asset will increase the level of overcollateralization.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive payments of principal and interest from the Collection Account on any Payment Date will be subordinated to such rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

lf the assets for a series are divided into separate groups, each supporting a separate class or classes of securities of a series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of assets prior to distributions on subordinate securities evidencing interests in a different group of assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Letter of Credit

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement (each, an “L/C Bank”). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the assets on the related cut-off date or of the initial aggregate security balance of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

Reserve Fund or Accounts

NYMTSC may deposit or cause to be deposited cash, certificates of deposit or letters of credit in reserve funds or accounts. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. These accounts may be used by the trustee to make payments of principal or interest on your securities to the extent funds are not otherwise available, if so provided in the pooling and servicing agreement or indenture and described in the related prospectus supplement. The reserve funds will be maintained in trust but may or may not constitute trust assets of your trust. NYMTSC may have certain rights on a Payment Date to cause the trustee to make withdrawals from the reserve fund and to pay these amounts in accordance with the instructions of NYMTSC, as specified in the related prospectus supplement, to the extent that these funds are no longer required to be maintained for you.

Derivative Instruments

If specified in the related prospectus supplement, the trust assets may include one or more swap arrangements, cap contracts or other derivative instruments specified herein that are intended to meet the following goals:

•	to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index

•	to provide payments in the event that any index rises above or falls below specified levels

•	to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

Financial Guaranty Insurance Policy

If specified in the related prospectus supplement, your series of securities may have the benefit of one or more financial guaranty insurance policies provided by one or more third-party insurers. Financial guaranty insurance may guarantee timely payments of interest and full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. A copy of the financial guaranty insurance policy for your securities, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days of issuance of your securities.

Primary Mortgage Insurance

Conventional mortgage loans included in your trust may be covered by policies for primary mortgage insurance (“PMI”) or one or more pool insurance policies or any combination (collectively, the “mortgage insurance policies”). In lieu of PMI policies, additional trust assets may be delivered to the trustee to secure the timely payment of principal and interest on the mortgage loans. FHA loans and VA loans included in your trust will be covered by FHA insurance or VA guarantees and may be covered by a pool insurance policy.

Conventional mortgage loans that have initial loan-to-value ratios of greater than 80% will, to the extent specified in the related prospectus supplement, be covered by PMI policies. PMI policies will provide coverage on at least the amount of the mortgage loan in excess of 75% of the original fair market value of the mortgaged properties, and will remain in force until the principal balance of the mortgage loan is reduced to 80% of its original fair market value or, with the consent of the servicer and mortgage insurer, after the policy has been in effect for more than two years or such other period of time that may be required under state and local law if the loan-to-value ratio of the mortgage loan has declined to 80% or less based upon its current fair market value. The initial loan-to-value ratio of any mortgage loan represents the ratio of the principal balance of the mortgage loan outstanding at the origination divided by the fair market value of the mortgaged property. The fair market value of the mortgaged property securing a mortgage loan is the lesser of the purchase price paid by the borrower or the appraised value of the mortgaged property at origination. Some PMI Policies will, subject to their provisions, provide full coverage against any loss sustained by reason of nonpayments by the borrowers.

Pool Insurance

Each pool insurance policy generally will cover, subject to certain limitations, losses related to mortgage loan defaults not covered by any related PMI policy. The pool insurance policies, however, are not blanket policies against loss, because claims under pool insurance policies may be made only for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent. Unless otherwise specified in the related prospectus supplement, a pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a PMI policy. Further, the mortgage pool insurance policies will not insure against some losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. Any pool insurance policy also will be subject to a loss limit specified in the related prospectus supplement.

The mortgage insurance policies will not provide coverage against hazard losses. Each mortgage loan will be covered by a standard hazard insurance policy but these policies typically will exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of the losses. Further, to the extent that mortgage loans are covered by a special hazard insurance policy, the special hazard insurance policy will not cover all risks, and the coverage of the policy will be limited. Not all hazard risks will be covered and losses may reduce distributions to you.

To the extent necessary to restore or prevent a reduction of the rating assigned by a rating agency, a servicer will use its reasonable best efforts to replace a mortgage insurance policy with a new mortgage insurance policy issued by an insurer whose claims paying ability is acceptable to each rating agency.

Hazard Insurance Policies

Standard Hazard Insurance Policies

The servicer must maintain, or assure that the borrower maintains, a standard hazard insurance policy covering each mortgaged property, to the extent described in the related prospectus supplement. The coverage amount of each standard hazard insurance policy will be at least equal to the lesser of the outstanding principal balance of the mortgage loan, or the full replacement value of the improvements on the mortgaged property. All amounts collected by the servicer under any standard hazard insurance policy—less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the servicer for previously incurred advances or approved expenses, which may be retained by the servicer—will be deposited to the custodial account or the Collection Account.

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to customary conditions and exclusions. Because the mortgage loans’ standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged property located in various states, these policies will not contain identical terms and conditions. The basic terms generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement— including earthquakes, landslides and mudflows—, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft, terrorism, and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When mortgaged properties are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968 the servicer will cause to be maintained flood insurance.

The standard hazard insurance policies covering mortgaged properties typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage— generally 80% to 90%—of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this percentage, the clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of the actual cash value—the replacement cost less physical depreciation—of the dwellings, structures and other improvements damaged or destroyed or the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

Any losses incurred with respect to mortgage loans due to uninsured risks—including earthquakes, mudflows and floods—or insufficient hazard insurance proceeds may reduce the value of the assets included in your trust to the extent these losses are not covered by the special hazard insurance policy and could affect distributions to you.

Special Hazard Insurance Policy

A special hazard insurance policy may be obtained with respect to the mortgage loans included in your trust. A special hazard insurance policy generally will protect you from

•	loss by reason of damage to mortgaged property underlying defaulted mortgage loans included in your trust caused by certain hazards—including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows—not covered by the standard hazard insurance policies

•	loss from partial damage to the mortgaged property securing the defaulted mortgage loans caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies.

Any special hazard insurance policy, however, will not cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, terrorism, insurrection or normal wear and tear. Coverage under the special hazard insurance policy will be at least equal to the amount specified in the related prospectus supplement.

The special hazard insurance policy will provide that when there has been damage to mortgaged property securing a defaulted mortgage loan and this damage is not covered by the standard hazard insurance policy maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of

•	the cost of repair of the mortgaged property, or

•	upon transfer of the property to it, the unpaid principal balance of the mortgage loan at the time of the acquisition of the mortgaged property, plus accrued interest to the date of claim settlement—excluding late charges and penalty interest—, and certain other expenses.

No claim may be validly presented under a special hazard insurance policy unless

•	hazard insurance on the mortgaged property securing the defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and

•	the insured has acquired title to the mortgaged property as a result of default by the borrower.

If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by this amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will reduce coverage by this amount.

The servicer will maintain the special hazard insurance policy in full force and effect. The servicer also is required to present claims, on behalf of the trustee, for all losses not otherwise covered by the standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on these claims.

Partially or entirely in lieu of a special hazard insurance policy, NYMTSC may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency in an amount and for a term acceptable to each rating agency. This deposit will be credited to a special hazard fund or similar fund, including a fund that may also provide coverage for borrower bankruptcy losses, and the trustee will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy. A special hazard insurance policy or special hazard fund may insure against losses on mortgage loans assigned to trusts for other series of securities or that secure other mortgage-backed securities obligations issued by NYMTSC or one of its affiliates. However, the extension of coverage—and the corresponding assignment of the special hazard insurance policy—to any other series or other securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading of the credit rating of any outstanding securities of your series. NYMTSC may also elect to insure against special hazard losses by the delivery of additional assets to your trust rather than through a special hazard insurance policy or special hazard fund.

Delivery of Additional Assets

Rather than providing pool insurance, special hazard insurance, borrower bankruptcy insurance or other insurance, NYMTSC may assign to your trust non-recourse guaranties of the timely payment of principal and interest on trust assets included in your trust secured by other assets satisfactory to each rating agency rating your series. NYMTSC may also assign or undertake to deliver such other assets to your trust by other means. Other assets may consist of additional mortgage loans, mortgage-related assets, letters of credit or other Eligible Investments.

Investment of Funds

Funds deposited in or remitted to any account or reserve fund for a series are to be invested by the trustee, as directed by NYMTSC, in Eligible Investments.

Any income, gain or loss from investments for your series will be credited or charged to the appropriate fund or account for your series. Reinvestment income from Eligible Investments may be payable to the servicers as additional servicing compensation. In that event, these monies will not accrue for your benefit.

Fidelity Bonds and Errors and Omissions Insurance

Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement or transfer and servicing agreement will require that each of the master servicer, servicer and subservicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer, servicer, or subservicer, as applicable.

DESCRIPTION OF THE SPONSOR AND CERTAIN RELATED PARTIES

The following summary provides a general description of the sponsor and certain of its affiliates that may be involved in the issuance of any series of securities.

The Sponsor and the Seller

New York Mortgage Trust, Inc. (“NYMT”), a Maryland corporation formed in September 2003, is a fully-integrated, self-advised residential mortgage finance company. NYMT is a publicly-traded company, listed on the New York Stock Exchange under the symbol “NTR.” NYMT has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. The principal executive offices of NYMT are located at 1301 Avenue of the Americas, 7th Floor, New York, New York 10019.

NYMT owns all of the outstanding capital stock of the depositor, NYMT Securities Corporation (“NYMTSC”), and is expected to be the sponsor with respect to each series of securities. NYMT may act as seller with respect to certain mortgage loans or other trust assets with respect to certain series of securities. Likewise, certain affiliates of NYMT may act as sellers of certain mortgage loans or other trust assets in respect of certain series of securities, including New York Mortgage Funding, LLC (“NYMF”), a Delaware limited liability company, and The New York Mortgage Company, LLC (“NYMC”), a New York limited liability company, each a wholly-owned subsidiary of NYMT.

The Depositor

NYMTSC was incorporated in Delaware in August 2005, as a wholly-owned, limited-purpose financing subsidiary of NYMT. NYMTSC’s organizational documents limit NYMTSC’s activities to those directly related to the financing and sale of mortgage loans and mortgage-related assets. NYMTSC does not have, nor is it expected in the future to have, any significant assets other than those directly related to the financing and sale of mortgage loans and other mortgage-related assets. NYMT owns all of the issued and outstanding shares of capital stock of NYMTSC. NYMTSC’s principal executive offices are located at 1301 Avenue of the Americas, New York, New York 10019.

The Servicer

NYMT Servicing Corporation (“NYMT Servicing Corporation”), a Delaware corporation, was incorporated in August 2005, as a wholly-owned, limited-purpose subsidiary of NYMT, and if so specified in the related prospectus supplement, is expected to act as a servicer with respect to certain series of securities. NYMT Servicing Corporation has had no experience servicing mortgage loans. As a result, NYMT Servicing Corporation is expected to delegate the primary responsibility for servicing mortgage loans to one or more subservicers, as described in the related prospectus supplement. Notwithstanding any such delegation of servicing duties to a subservicer, the servicer is expected to remain responsible for the acts and omissions of any subservicer engaged to service the mortgage loans. See “Servicing of the Trust Assets” in this prospectus. NYMT owns all of the issued and outstanding capital stock of NYMT Servicing Corporation. NYMT Servicing Corporation’s principal executive offices are located at 1301 Avenue of the Americas, New York, New York 10019.

ORIGINATION AND SALE OF MORTGAGE LOANS

Origination of the Mortgage Loans

The mortgage loans will be originated by NYMC or by other mortgage lenders. NYMC is a wholly-owned subsidiary of NYMT. NYMC originates mortgage loans directly and acquires loans from mortgage lenders and brokers. Mortgage loans originated or acquired by NYMC generally have been underwritten in accordance with underwriting guidelines established and maintained by NYMC, NYMF, NYMT or one of NYMT’s affiliates (the “NYMT Underwriting Guidelines”), as further described herein and in the related prospectus supplement.

NYMC is currently licensed or otherwise authorized to do business in a total of 40 states and the District of Columbia, and NYMC has license applications pending in several other jurisdictions. NYMC originates a variety of types of mortgage loans (with a primary focus on prime residential mortgage loans) through a network of 30 full service loan origination locations and 32 satellite loan origination locations. The principal executive offices of NYMC are located at 1301 Avenue of the Americas, New York, New York 10019.

Representations and Warranties

NYMTSC generally will acquire mortgage loans from NYMT, NYMF, NYMC or other sellers. A seller or an affiliate of a seller may act as a servicer of mortgage loans included in your trust or an unrelated party may act as servicer. The seller will make or will assign its rights in representations and warranties concerning the mortgage loans. Those representations and warranties relate to the following types of matters, among other things:

•	compliance in all material respects with all applicable laws, rules and regulations, including, but not limited to, all applicable anti-predatory lending and anti-abusive lending laws

•	the accuracy of the information set forth for such mortgage loan on the schedule of trust assets appearing as an exhibit to the pooling and servicing agreement or transfer and servicing agreement, as applicable

•	the existence of title insurance insuring the lien priority of the mortgage loan

•	authority of the seller to sell the mortgage loan

•	the payment status of the mortgage loan

•	the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property for the benefit of the security of the mortgage

•	the existence of hazard insurance and other insurance coverage on the mortgaged property.

With respect to each mortgage loan, the seller is required to submit to the trustee (or the custodian on behalf of the trustee) a mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance. If a preliminary title report is delivered initially, the seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of a policy.

In the event the seller breaches a representation or warranty made with respect to a mortgage loan or if any principal document executed by the borrower concerning a mortgage loan is found to be defective in any material respect and the breaching party cannot cure the breach or defect within the required time, the trustee may require the seller to purchase the mortgage loan from your trust upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest at the asset rate through the end of the month in which the purchase occurs plus any additional amounts, as provided in the prospectus supplement. This sum will be net of any unreimbursed advances of principal made by the servicer and any outstanding servicing fees owed to the servicer with respect to this mortgage loan. In the event of a breach by the seller of a representation or warranty with respect to any mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the seller may, under certain circumstances, rather than repurchasing the affected mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective one. See “The Trusts—Substitution of Trust Assets” in this prospectus.

A seller’s obligation to purchase a mortgage loan will not be guaranteed by the master servicer, the servicer, the subservicer, NYMT or any of its affiliates, including NYMC, NYMF, NYMT Servicing Corporation and NYMTSC. If the seller defaults upon its obligation to purchase a mortgage loan and no one elects to assume this obligation, distributions to you could be reduced. See “The Trusts—Assignment of Trust Assets” in this prospectus.

Underwriting of the Mortgage Loans

NYMC is expected to originate or acquire mortgage loans to be included in each trust. NYMC originates, finances, sells, securitizes and services both “conforming loans” (i.e., loans that are insured by the FHA or partially guaranteed by VA, or which qualify for sale to Fannie Mae or Freddie Mac) and “non-conforming loans” (i.e., loans that are not insured or guaranteed by FHA or VA and do not qualify for sale to Fannie Mae or Freddie Mac) secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. Mortgage loans are underwritten and originated using procedures intended to comply with all applicable federal and state laws and regulations. NYMC’s non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value ratios, or LTVs, less income documentation, and/or higher debt-to-income ratios than conforming borrowers.

NYMC generally underwrites its non-conforming loans to meet the specific guidelines of one of a variety of loan programs. The NYMT Underwriting Guidelines are modified and revised continually based on changes in residential mortgage underwriting and lending practices and requirements of secondary mortgage markets. NYMC generally originates its second-lien loans in conjunction with its origination of a first-lien loan secured by the same mortgaged property. Although NYMC’s first-lien and second-lien programs offer some unique features, NYMC’s underwriting and compliance guidelines are generally consistent across all programs. NYMC’s underwriting of mortgage loans is subject to audit under NYMC’s internal and external quality control process.

Mortgage loan underwriting includes an evaluation of the prospective borrower’s credit standing and repayment ability and a valuation of the related mortgaged property to determine its adequacy as collateral for the loan. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officers with pertinent credit information. An applicant generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization for the lender to apply for a credit reports which summarizes the prospective borrower’s credit history with merchants and lenders and any record of bankruptcy.

Based on the information provided by the loan applicant, certain verifications and an appraisal of the prospective mortgaged property (or in lieu of an appraisal, a valuation of the property as determined by an automated valuation model), the originator determines whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed loan and other expenses related to the residence (for example, property taxes, hazard insurance and, if applicable, primary mortgage insurance premiums) and other financial obligations and monthly living expenses. Originators typically calculate certain percentages (or “ratios”) of a prospective borrower’s income to debt and monthly payment obligations. Acceptable ratios are determined by the characteristics of the loan and the applicable loan underwriting guidelines. Originators may originate loans that exceed certain ratios if there are compensating factors that may offset a risk that the ratio is intended to identify.

The accompanying prospectus supplement may provide a more detailed description of the underwriting guidelines used to originate the mortgage loans included in your trust. In general, however, mortgage loans will be originated in accordance with the NYMT Underwriting Guidelines or other loan underwriting guidelines approved by NYMC as appropriate for the origination of loans substantially similar to those originated in accordance with the NYMT Underwriting Guidelines.

NYMC Underwriting Guidelines

In connection with its underwriting of mortgage loans, NYMC generally weighs all risk factors inherent in the loan file, giving consideration to the characteristics of the individual loan transaction, borrower profile, the level of documentation provided and the value of the mortgaged property to collateralize the debt. Although, multiple risk factors are assessed, NYMT Underwriting Guidelines concentrate on an evaluation of the prospective borrower’s credit and the value of the prospective mortgaged property. NYMT Underwriting Guidelines utilize traditional manual underwriting procedures and techniques. NYMT Underwriting Guidelines are applied in accordance with applicable federal and state laws and regulations.

Borrower Information

Each prospective borrower generally will have been required to complete a standard mortgage loan application that includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. The applicant also will furnish authorization to obtain a credit report, which summarizes the borrower’s credit history. Financial information in the applicant’s loan file is analyzed to evaluate the sufficiency of assets and financial resources to repay the loan.

Credit Evaluation

The evaluation of a prospective borrower’s credit standing generally involves a review of a credit report, which provides a credit score for the prospective borrower. A credit score, or “FICO” score, is available from the three major credit bureaus (Experian, Equifax and Trans Union) and is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 250 to 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. FICO credit scores are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood of default on a consumer obligation over a two-year period based on the borrower’s credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans in particular and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.

Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower’s credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (or trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

Employment, Income and Asset Verification and Source of Funds

NYMT Underwriting Guidelines include a review of the income of each applicant. NYMC personnel review the loan applicant’s source of income, calculate the amount of income from sources indicated on the loan application or similar documentation, and calculate debt-to-income ratios to determine the applicant’s ability to repay the loan.

NYMT Underwriting Guidelines generally require a review of a prospective borrower’s income. For NYMC’s “full” documentation underwriting program (as described below), NYMC generally requires an applicant to provide a two-year employment history and requires employment verification (including current and historical income information) and/or a telephonic employment confirmation. Such employment verification typically is obtained either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent one year, relevant portions of the prospective borrower’s most recent federal income tax return, or from the prospective borrower’s employer (verifying the length of employment and current salary). Self-employed prospective borrowers generally are required to submit relevant portions of their federal income tax return for the most recent year. Income and asset verification may be limited or eliminated under certain loan documentation programs as described below. Participation in a more limited documentation program generally is limited to prospective borrowers with higher credit scores.

Mortgage Loan Documentation Programs

The nature of the information that a prospective borrower is required to provide, and whether the information is verified, depends, in part, on the documentation program used in the origination process. The mortgage loans generally have been underwritten under one of the following documentation programs:

•	Full Documentation—generally requires the prospective borrower to provide full income and employment documentation for the past two years and includes a verification of assets; employment of the prospective borrower generally is verified and his or her credit score is reviewed; income verification based on current pay stubs and W-2s for wage earners or two years’ tax returns for self-employed borrowers; certain minimum credit scores may be required for certain loan types

•	Stated Income—income stated on the prospective borrower’s application typically is not verified; prospective borrower’s employment (but not compensation) generally is verified by contacting the prospective borrower’s employer; the applicant’s listing of assets generally is verified

•	Stated Income/Stated Asset—generally does not include verification of a prospective borrower’s income or assets as stated as his or her application; a reasonableness test typically is applied to assess the correspondence of the prospective borrower’s stated income and assets

•	No Ratio—prospective borrower’s employment and listed assets are verified; income not listed and, therefore, not verified

•	No Doc—no income or assets are listed on the application and thus cannot be verified.

Exceptions to documentation requirements and other modifications may be granted on a case-by-case basis for certain prospective borrowers and for certain loan programs. The “no ratio” and “no doc” documentation programs generally are limited to NYMC’s “Alt-A” mortgage loan programs. For all documentation programs, the borrower is required to sign an application stating that any misrepresentations of information on the application may result in civil liability and/or criminal penalties.

Loan-to-Value Ratios

The “loan-to-value ratio” or “LTV” of a mortgage loan helps NYMC to evaluate whether the property is likely to constitute sufficient security for repayment of the proposed mortgage loan. NYMC calculates the “loan-to-value” ratio by dividing the principal balance of the proposed mortgage loan by the lesser of (a) the sales price of the mortgaged property or (b) the appraised value of the mortgaged property at origination (or in the case of a refinanced or modified loan, the appraised value at the time of refinancing or modification). For mortgaged properties subject to first and second lien mortgage loans, NYMC calculates a “combined loan-to-value ratio” or “CLTV” which takes into account the combined principal balances of both the proposed first and second lien mortgage loans secured by the same mortgaged property.

Appraisals

NYMT Underwriting Guidelines require appraisals from independent appraisers or appraisal services for mortgaged properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgage property its condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. Appraisals generally are required to conform to Fannie Mae/Freddie Mac appraisal standards in effect at the time.

Additional Collateral Mortgage Loans

If specified in the related prospectus supplement, certain mortgage loans with loan-to-value ratios in excess of 80% may be secured by a security interest in additional collateral (typically securities). Such loans are referred to as “Additional Collateral Mortgage Loans.” The amount of additional collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such additional collateral.

SERVICING OF THE TRUST ASSETS

General

If the trust for your series includes mortgage loans, one or more servicers will provide customary servicing functions pursuant to the pooling and servicing agreement, the transfer and servicing agreement or other separate servicing agreements. For certain series, a master servicer may oversee the performance of the servicers. Upon the default of any servicer, the master servicer will assume, or cause another servicer to assume, the servicing with respect to the mortgage loans previously serviced by the now defaulted servicer. Certain servicing functions may be performed by one or more subservicers as described in the prospectus supplement. For purposes of the following discussion, unless specifically stated otherwise, each of the servicer and the subservicer is deemed to be a servicer. Each of the servicer and any subservicer may be entitled to withhold its servicing fee and other fees and charges from remittances of payments received on the mortgage loans they service.

Each servicer must be approved by the master servicer, if any. In determining whether to approve a servicer, the master servicer will review the credit of the servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the master servicer’s mortgage servicing personnel will review the servicer’s servicing record and will evaluate the ability of the servicer to conform with required servicing procedures. Once a servicer is approved, the master servicer will continue to monitor on a regular basis the financial position and servicing performance of the servicer.

The duties to be performed by the servicers include collection and remittance of principal and interest payments on the mortgage loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under the applicable insurance policies or from proceeds of liquidation of the mortgage loans. Each servicer also will provide necessary accounting and reporting services to the trustee, and if applicable, the master servicer. Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by it. With the consent of the master servicer or trustee, some servicing obligations of a servicer may be delegated to another person approved by the master servicer or trustee.

In some cases, a servicer or subservicer may pledge and assign its right to reimbursement for outstanding advances and other rights under the transfer and servicing agreement, pooling and servicing agreement or separate servicing agreement to one or more lenders in order to obtain financing. To the extent provided under any such financing arrangement, upon default by any servicer or subservicer, as applicable, the lender may appoint a successor servicer or subservicer, as applicable, meeting the requirements for appointment of a successor servicer or successor subservicer, as applicable, under the transfer and servicing agreement, pooling and servicing agreement or separate servicing agreement.

The master servicer will administer and supervise the performance by the servicers of their duties and responsibilities. The master servicer will be entitled to receive a portion of the interest payments on the mortgage loans included in your trust to cover its fees as master servicer. The master servicer or the trustee may terminate a servicer who fails to comply with its covenants or breaches one of its representations. Upon termination of a servicer by the master servicer, the master servicer will assume certain servicing obligations of the terminated servicer, or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.

If the mortgage loans are covered by a pool insurance policy and a terminated servicer has failed to comply with its obligation to purchase a mortgage loan where mortgage insurance coverage has been denied on the grounds of fraud or misrepresentation, the master servicer may be obligated to purchase the mortgage loan, subject to limitations, if any, as described in the related prospectus supplement. If required by the rating agencies, the master servicer may secure its performance of this obligation through cash, a letter of credit or another instrument acceptable to the rating agencies. Alternatively, a pool insurer may agree to waive its right to deny a claim under its pool insurance policy resulting from a loss sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the mortgage loan, subject to the limitations applicable to the master servicer’s obligation to purchase the mortgage loan. To the extent there are limitations on the master servicer’s obligation to purchase mortgage loans included in your trust upon which mortgage insurance coverage has been denied on the grounds of fraud or misrepresentation, payments to you could be affected if a servicer and the master servicer fail to honor their obligations.

NYMT Servicing Corporation

NYMT Servicing Corporation is a wholly-owned, limited-purpose subsidiary of NYMT and if so specified in the prospectus supplement, is expected to act as a servicer with respect to each series. NYMT Servicing Corporation’s principal offices are located at 1301 Avenue of the Americas, New York, New York 10019 and its telephone number is (212) 634-9400. It is expected that NYMT Servicing Corporation will delegate to one or more subservicers, to the extent described in the related prospectus supplement, all or substantially all of the primary servicing responsibilities with respect to the trust assets, including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the trust assets and the mortgaged properties in accordance with the provisions of the agreement. Notwithstanding any such delegation, NYMT Servicing Corporation, in its capacity as servicer will remain responsible for the acts or omissions of any subservicer engaged by NYMT Servicing Corporation in respect of its obligations to service the trust assets.

Payments on Mortgage Loans

Each servicer and subservicer, as applicable, will be required to establish and maintain one or more separate, insured custodial accounts into which the servicer and subservicer, as applicable, will deposit on a daily basis payments of principal and interest received with respect to mortgage loans serviced by it. See “The Trusts—Accounts—Custodial Account” in this prospectus. These amounts will include principal prepayments, insurance proceeds and liquidation proceeds, any advances by the servicer and subservicer, as applicable, and proceeds of any mortgage loans withdrawn from your trust for defects in documentation, breach of representations or warranties or otherwise.

To the extent deposits in each custodial account are required to be insured by the FDIC, if at any time the sums in any custodial account exceed the limits of insurance on the account, the servicer and subservicer, as applicable, will be required within one business day to withdraw such excess funds from this account and remit these amounts to another custodial account or to the trust administrator for deposit in the Collection Account for your series. The amount on deposit in any custodial account or Collection Account will be invested in Eligible Investments.

On each Servicer Remittance Date, as identified in the related prospectus supplement, each servicer and subservicer, as applicable, will be required to remit to the Collection Account amounts representing scheduled installments of principal and interest on the mortgage loans received or advanced by the servicer and subservicer, as applicable, that were due during the applicable Due Period, principal prepayments, insurance proceeds or guarantee proceeds, and the proceeds of liquidations of mortgaged property, including funds paid by the servicer and subservicer, as applicable, for any mortgage loans withdrawn from your trust during the applicable Prepayment Period, with interest to the date of prepayment or liquidation subject to certain limitations, less applicable servicing fees, insurance premiums and amounts representing reimbursement of advances made by the servicer or subservicer, as applicable. To the extent that a borrower prepays a mortgage loan in full or a mortgage loan is liquidated on a date other than a due date resulting in a shortfall in interest payable for the month during such prepayment, the master servicer, the servicer or the subservicer, as applicable, may be obligated to make a payment required to cover the prepayment interest shortfall not to exceed the master servicing fee or servicing fee which is owed to the master servicer or the servicer or the subservicer, as applicable (any such payment shall constitute a “compensating interest payment”). On or before the Payment Date, the trust administrator will withdraw from the Collection Account those amounts allocable to the payment of the securityholders for such Payment Date. In addition, there will be deposited in the Collection Account for your series advances of principal and interest made by the master servicer, servicer or subservicer, as applicable, and any insurance, guarantee or liquidation proceeds—including amounts paid in connection with the withdrawal of defective mortgage loans from your trust—to the extent these amounts were not deposited in the custodial account or remitted to the Collection Account as required by the pooling and servicing agreement or transfer and servicing agreement.

Advances

If so specified in the related prospectus supplement, each servicer (or any subservicer acting on behalf of the servicer) or the master servicer will be required to advance funds to cover, to the extent that these amounts are deemed to be recoverable from any subsequent payments from the same mortgage loan the following:

•	delinquent payments of principal and interest on the mortgage loans

•	delinquent payments of taxes, insurance premiums, and other escrowed items

•	foreclosure costs, including reasonable attorneys’ fees.

The failure of a servicer to make advances may constitute a default for which the servicer may be terminated. Upon a default by the servicer, the master servicer or the trustee may be required to make advances to the extent necessary to make required distributions on your securities, provided that the advancing party deems the amounts to be recoverable.

The advance obligation of the master servicer, servicer, subservicer or trustee may be further limited to an amount specified by the rating agencies rating your securities. Any advances by any of the servicer, subservicer, master servicer, the trustee or the pool insurer, as the case may be, must be deposited into the servicer custodial account or into the Collection Account and will be due not later than the Payment Date to which the delinquent payment relates. Amounts advanced by the servicer, subservicer, the master servicer or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage loans, insurance proceeds, and liquidation proceeds of the mortgage loans for which these amounts were advanced. If an advance made by a servicer, subservicer, master servicer or the trustee later proves to be nonrecoverable subject to the conditions and the limitations specified in the pooling and servicing agreement, a servicer, subservicer, master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the Collection Account or Custodial Account, as applicable, (including collections in respect of other mortgage loans) prior to the distribution of payments to you.

Any advances made by a servicer, subservicer, the master servicer or the trustee are intended to enable the trustee to make timely payment of the scheduled payments of principal and interest on your securities. However, neither the master servicer, the trustee, any servicer nor subservicer will insure or guarantee your securities or the mortgage loans included in your trust.

Withdrawals from Collection Account

A trustee or paying agent may, from time to time, unless otherwise specified in the related prospectus supplement or the related agreement, make certain withdrawals from the Collection Account for each trust for the following purposes:

•	to make payments or other distributions to the securityholders on each Payment Date

•	to reimburse the master servicer or the servicer, as applicable, for any previously unreimbursed advances made by any such party, subject to certain limitations

•	to reimburse the master servicer or the servicer following a final liquidation of a mortgage loan for any previously unreimbursed advances made by any such party

•	to reimburse the master servicer or the servicer from liquidation proceeds for liquidation expenses and for amounts expended by it in connection with the restoration of damaged property and, to the extent of certain excess proceeds, to pay to the master servicer or the servicer the amount of any unpaid assumption fees, late payment charges or other borrower charges on the related mortgage loan and to retain any excess remaining thereafter as additional servicing compensation

•	to pay amounts received in respect of mortgage loans or “REO Property” that have been purchased, including any advances to the extent specified in the related agreement

•	to pay any insurance premiums with respect to a mortgage loan to the extent not paid by the servicer

•	to pay to the master servicer income earned on the investment of funds on deposit in the Collection Account

•	to make payment to the trust administrator, the master servicer, the servicer, the subservicer, the trustee, the custodian, the owner trustee and others pursuant to any provision of the transfer and servicing agreement or pooling and servicing agreement, the trust agreement, the indenture or the custodial agreement

•	to withdraw funds deposited in error in the Collection Account

•	to clear and terminate the Collection Account pursuant to the transfer and servicing agreement or pooling and servicing agreement, as applicable

•	to make any other withdrawals permitted by the related pooling and servicing agreement or transfer and servicing agreement.

Certain permitted withdrawals shall be prior to the right of securityholders to receive payments or other distributions from the Collection Account. The master servicer’s, servicer’s or other person’s entitlement to certain amounts may be limited to collections or other recoveries on the related mortgage loan. The subservicer will be entitled to reimbursement for any amounts advanced and any related servicing fees out of the amounts withdrawn by the servicer.

Collection and Other Servicing Procedures

Each servicer, directly or through subservicers, if any, must make reasonable efforts to collect all payments called for under the mortgage loans in your trust and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, unless otherwise specified in the prospectus supplement, provided such procedures are consistent with the following:

•	the terms of the related transfer and servicing agreement or pooling and servicing agreement, as applicable, and any related hazard insurance policy or instrument of credit enhancement, if any, included in the related trust described herein or under “The Trusts—Credit Enhancement”

•	applicable law

•	the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

The note or security instrument used in originating a conventional mortgage loan may contain a “due-on-sale” clause. The servicer will be required to use reasonable efforts to enforce “due-on-sale” clauses with respect to any note or security instrument containing this clause, provided that the coverage of any applicable insurance policy will not be adversely affected. In any case in which mortgaged properties have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the note is by its terms assumable, the servicer will be authorized, on behalf of the trustee, to enter into an assumption agreement with the person to whom the mortgaged properties have been or are about to be conveyed, if the person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable mortgage insurance policies or otherwise required by law. In the event that the servicer enters into an assumption agreement in connection with the conveyance of a mortgaged property, the servicer, on behalf of the trustee as holder of the note, will release the original borrower from liability upon the mortgage loan and substitute the new borrower. In no event can the assumption agreement permit a decrease in the applicable mortgage rate or an increase in the term of the mortgage loan. Fees collected for entering into an assumption agreement may be retained by the servicer as additional servicing compensation.

Each servicer may, directly or through subservicers, establish and maintain a custodial escrow account or accounts to pay taxes, assessments, primary mortgage insurance premiums, standard hazard insurance premiums and other comparable items to the extent permitted by law and required by the related mortgage loan documents. Withdrawals from escrow accounts may be made to effect timely payment of taxes, assessments, insurance premiums or comparable items, to reimburse the servicer for maintaining required insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account as required, to repair or otherwise protect the mortgaged properties and to clear and terminate this account. The servicer, directly or through subservicers, may be responsible for the administration of escrow accounts and may make advances to this account when a deficiency exists.

The servicer (or subservicer) may be required to maintain certain insurance policies in respect of mortgaged properties securing mortgage loans included in your trust. Those policies may include primary mortgage insurance, special hazard insurance, borrower bankruptcy insurance and pool insurance. In the event that any special hazard insurance policy, borrower bankruptcy insurance or pool insurance policy for your series is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer or the trustee may be required to obtain from another insurer a comparable replacement policy.

Subservicers

A servicer may delegate its servicing obligations in respect of the mortgage loans to one or more subservicers, but such servicer will remain obligated under the related pooling and servicing agreement. Each sub-servicing agreement between a servicer and a subservicer must be consistent with the terms of the related pooling and servicing agreement or transfer and servicing agreement, as applicable, (to the extent that any subservicer is not a party to any such agreement), and must provide that, if for any reason the servicer for the related series of securities is no longer acting in such capacity, the trustee, master servicer or any successor master servicer may assume the servicer’s rights and obligations under such agreement.

Unless otherwise specified in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the servicer’s compensation pursuant to the related servicing agreement is sufficient to pay such fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each servicer will be reimbursed by the trust for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See “Description of the Agreements—Retained Interest; Servicing Compensation and Payment of Expenses.”

Realization Upon Defaulted Mortgage Loans

A servicer will (or will cause any subservicer to) foreclose upon mortgaged properties securing trust assets that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure, the servicer will follow the practices and procedures that it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable assets serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any mortgaged property unless it determines that (a) the restoration or foreclosure will increase the liquidation proceeds available to the holders after reimbursement to itself for its expenses and (b) its expenses will be recoverable either through liquidation proceeds or insurance proceeds. In the case of a trust for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within 36 months (or a shorter period specified in the related pooling and servicing agreement) after the acquisition of the mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the issuer will have no ability to do so and neither the master servicer, the servicer, not the depositor will be required to do so.

The servicer may arrange with the borrower a modification of a defaulted mortgage loan. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions in the related agreement.

Evidence as to Compliance

In accordance with the terms of the transfer and servicing agreement or the pooling and servicing agreement, as applicable, a firm of independent accountants will furnish an annual statement to the master servicer to the effect that such firm has examined certain documents and records relating to the servicing by the servicer or subservicer of mortgage loans similar to the mortgage loans in the trust and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the related agreement, except for exceptions as the firm believes to be immaterial and any other exceptions set forth in such statement. The master servicer will be obliged to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

Mortgage-Related Assets

Mortgage-related assets included in your trust will be registered in the name of the trustee. All distributions on financial assets will be made directly to the trustee, who will deposit these distributions as they are received into a trust account for the benefit of securityholders.

If the trustee does not receive any required distribution on a financial asset, following a cure period the trustee or trust administrator will request the issuer or guarantor of the financial asset to make the missing payment promptly. If the issuer or guarantor of the financial asset does not comply, the trustee may take legal action, if it is deemed appropriate under the circumstances. Reasonable legal fees and expenses incurred by these actions will be reimbursable out of the proceeds of the action prior to any proceeds being distributed to you. If the result of a legal action of this nature is insufficient to reimburse the trustee or trust administrator for legal fees and expenses, the trustee may withdraw an amount equal to unreimbursed legal fees and expenses from the trust account, which may result in a loss to securityholders.

DESCRIPTION OF THE AGREEMENTS

The Agreements

The following discussion describes the material provisions of the pooling and servicing agreement (with respect to a series of certificates) and the transfer and servicing agreement and indenture (with respect to a series of notes). When particular provisions or terms used in the agreement are referred to, the actual provisions are incorporated by reference as part of these discussions. For purposes of this discussion, unless specifically provided otherwise, the “agreement” refers to either the transfer and servicing agreement, the pooling and servicing agreement, or the indenture, as the context requires.

Master Servicer or Trust Administrator

The pooling and servicing agreement or the transfer and servicing agreement, as applicable, may designate a person to act as master servicer and, if applicable, trust administrator with respect to each series.

The master servicer will be required to supervise and administer the performance of one or more servicers. The master servicer is responsible to perform or cause to be performed the servicing obligations of a defaulting servicer until a successor servicer is appointed. In addition, the master servicer may be obligated to make advances of delinquent payments of principal and interest on the mortgage loans or servicing advances to the extent that the related servicer fails to make an advance as required pursuant to the related servicing agreement; provided that the master servicer will not be obligated to make any such advance if it determines that such an advance would constitute a non-recoverable advance. The master servicer’s obligations to act as a servicer following the termination of a servicer will not, however, require the master servicer to purchase mortgage loans from the trust due to a breach by the servicer of a representation or warranty under the related agreement, or advance payments of principal and interest on a delinquent mortgage loan or make servicing advances in respect of the mortgage loans in excess of the master servicer’s independent advance obligation under the pooling and servicing agreement or the transfer and servicing agreement, as applicable.

The trust administrator, to the extent that the trustee does not perform such duties, will be responsible for such bond administration, calculation agent and paying agent duties as may be described in the pooling and servicing agreement, transfer and servicing agreement or indenture, as applicable.

The master servicer or trust administrator for a series may resign from its obligations and duties under the pooling and servicing agreement, transfer and servicing agreement, or the indenture with respect to such series, but no such resignation will become effective until the trustee or a successor master servicer or trust administrator has assumed the master servicer’s or trust administrator’s obligations and duties. If specified in the prospectus supplement for a series, NYMTSC may appoint a stand-by master servicer, which will assume the obligations of the master servicer upon a default by the master servicer.

Trust Administration

The trustee, master servicer, or its designee will be responsible under the applicable agreement for providing general administrative services to a trust including, among other things:

•	oversight of payment received on mortgage loans

•	monitoring the amounts on deposit in various trust accounts

•	calculation of the amounts payable to securityholders on each payment date

•	preparation of periodic reports to the trustee(s) or the securityholders with respect to the foregoing matters

•	preparation and filing of federal and state tax and information returns

•	preparation and filing of reports, if any, required under the Securities Exchange Act.

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of securities will specify whether there will be any retained interest in the trust asset, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A “retained interest” in a trust asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust.

Unless otherwise specified in the related prospectus supplement, the servicer’s primary servicing compensation with respect to a series of securities will come from the periodic payment to it of a portion of the interest payment on each trust property. Since any retained interest and a servicer’s primary compensation are percentages of the principal balance of each trust asset, such amounts will decrease in accordance with the amortization of the trust asset. The prospectus supplement with respect to a series of securities evidencing interests in a trust that includes mortgage loans may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayments collected from borrowers and any interest or other income which may be earned on funds held in any account held by any servicer pursuant to the related agreement.

The servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the trust asset, including, without limitation, payment of the fees and disbursements of the independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the trust.

If and to the extent provided in the related prospectus supplement, the servicer will be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain prepayment interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust during such period prior to their respective due dates therein.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement. The trustee must be a corporation or association organized under the laws of a state or the United States of America and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. It must also have combined capital and surplus of at least $100,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the trustee may not be an affiliate of NYMTSC or the owner trustee in the case that the issuer is an owner trust or the servicer, either of these parties may maintain normal banking relations with the trustee if the trustee is a depository institution.

The trustee may resign at any time by giving written notice to NYMTSC, the issuer, each securityholder and the related rating agencies for your series of securities within ninety (90) days before the date specified in the notice of the date such resignation is to take effect and acceptance by a successor trustee in accordance with the terms of the related agreement. If at any time the trustee shall cease to be eligible to continue as such under the related agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property, or if the trustee fails to satisfy the eligibility criteria to act as trustee then the issuer or depositor, as the case may be, may remove the trustee and appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If a successor trustee does not take office within 30 days after its predecessor trustee resigns or is removed, the predecessor trustee, the issuer or the holders of a majority in outstanding balance of the securities may petition any court of competent jurisdiction for the appointment of a successor trustee.

If the trustee fails to comply with the eligibility criteria to serve as a trustee as described under the agreement, any securityholder may petition any court of competent jurisdiction for the removal of the trustee and the appointment of a successor trustee.

The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture, pooling and servicing agreement or transfer and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by such agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

The Owner Trustee

The owner trustee under an owner trust agreement will be named in the related prospectus supplement.

Duties of the Trustee

The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any assets or documents. If no event of default as defined in the agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are in the form required by the agreements. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or any of the parties under the agreements.

The trustee may be held liable for its negligent action or failure to act, or for its misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured it.

Amendment of the Agreements

Each agreement may be amended by the parties thereto with the consent of the holders of outstanding securities holding at least 66 2/3% (or such other percentage as defined in the prospectus supplement) of the voting rights of a series. Voting rights with respect to any series may be allocated to specific classes of securities without regard to such classes’ outstanding principal amount. For example, Strip Classes or Residual Certificates may be allocated a certain percentage of the voting rights of a series even though such classes may not have any, or any significant amount of, principal amount outstanding. No amendment, however, may

•	reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any securities, or

•	reduce the percentage of securityholders required to authorize an amendment to the agreement unless each holder of a security affected by such amendment consents; provided, however, with respect to any series as to which a REMIC election has been made, no amendment may be made unless the trustee and other parties specified in the pooling and servicing agreement receive an opinion of counsel addressed to such parties that such amendment will not adversely affect the REMIC or result in the imposition of tax upon any such REMIC status of the related trust at any time that the related certificates are outstanding. The agreements may also be amended by the parties thereto without the consent of securityholders, for the purpose of, among other things,

•	curing any ambiguity or mistake

•	correcting any defective provision or supplementing any inconsistent provisions

•	modifying, eliminating or adding to any of its provisions to such extent as shall be necessary or appropriate to comply with any requirements imposed by the Code, ERISA and their related regulations

•	adding any other provisions with respect to matters or questions arising under the agreements, provided that any such action shall not adversely affect in any material respect the interests of any securityholder.

Any such amendment or supplement shall be deemed not to adversely affect in any material respect any securityholder if there is delivered to the trustee written notification from each rating agency that rated the applicable securities to the effect that such amendment or supplement will not cause that rating agency to reduce the then current rating assigned to such securities.

Servicer Events of Default and Master Servicer Events of Default

Servicer Events of Default

Unless otherwise specified in the related prospectus supplement, events of default on the part of the servicer or the subservicer, as applicable (each referred to as a “servicer event of default”), under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, indenture in respect of a series will include, among other things,

•	any default in the performance or breach of any covenant or warranty of the servicer or subservicer, as applicable, under the related agreement with respect to such series which continues unremedied for a specified period after the giving of written notice of such failure to the servicer or subservicer, as applicable, by the master servicer or the servicer

•	any failure by the servicer or subservicer to make any payment required to be made under the related agreement (including any advances with respect to delinquent mortgage loans in a trust or servicing advances in respect of any mortgage loan) for a period of two business days after the date upon which written notice of such failure requiring the sale to be remedied

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer or subservicer and certain actions by or on behalf of the servicer or subservicer, as applicable, indicating its insolvency or inability to pay its obligations

•	the servicer or the subservicer, as applicable, ceases to meet the qualifications of Fannie Mae or Freddie Mac approved servicer

•	the failure by the servicer or the subservicer, as applicable, to maintain required licenses to do business or service residential mortgage loans in any jurisdiction where the mortgaged properties are located except if such failure to maintain such licensure does not have a material adverse effect on the servicer’s or the subservicer’s ability to service the mortgage loans

•	the servicer or subservicer, as applicable, attempts to assign its servicing or rights to receive servicing compensation under the related agreement in a manner than is not permitted

•	if any of the rating agencies withdraws the rating of the securities under circumstances specified in the related agreement

•	if the net worth of the servicer or the subservicer falls below specified limits.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

Master Servicer Events of Default

Unless otherwise specified in the related prospectus supplement, events of default on the part of the master servicer (each referred to as a “master servicer event of default”) under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, in respect of a series will include, among other things,

•

any failure by the master servicer to furnish data to the trustee or trust administrator sufficient for the trustee or trust administrator to prepare the reports required to be delivered under the related agreement which continues unremedied for a specified period after the giving of written notice by the trustee or the trust administrator or to such master servicer and the trustee by the holders of not less than 25% of the aggregate voting rights with respect to your series

•	any default in the performance or breach of any covenant or warranty of the master servicer under the related agreement with respect to such series which continues unremedied for a specified period after the giving of written notice of such failure to the master servicer by the interest trustee or the trust administrator or to the master servicer and the trustee by the majority securityholders

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations

•	any failure by the master servicer to remit to the trustee or trust administrator any advance required to be made to the trustee or trust administrator in accordance with the terms of the related agreement, which failure continues unremedied for a specified period

•	any sale or pledge of any of the rights of the master servicer under the related agreement in a manner that is not permitted.

Rights Upon Servicer and Master Servicer Events of Default

So long as a servicer event of default or a master servicer event of default, with respect to the related agreement, remains unremedied, the master servicer (in the case of a defaulting servicer or subservicer), the servicer (in the case of a defaulting subservicer) and the trustee may, and at the direction of the holders of a series entitled to a certain percentage of the voting rights, as specified in the pooling and servicing agreement, terminate all of the rights and obligations of the master servicer under the applicable agreement. Upon termination of the subservicer, the servicer will succeed to all the responsibilities, duties and liabilities of the subservicer under the related agreement, provided that the rating agencies have provided written confirmation that any such appointment will not result in a qualification, withdrawal or downgrade of the then-current ratings for the securities of your series. Upon the termination of the servicer, the master servicer will (a) within 90 days of the servicer’s notice of termination succeed and assume all of the servicer’s responsibilities, rights, duties and obligations under the related agreement or (b) appoint a successor that satisfies the eligibility criteria for servicers as provided in the related agreement. Any successor to the servicer will be subject to the approval of the master servicer, the trustee and the trust administrator. Upon termination of the master servicer, the trustee or the trust administrator, as applicable, will succeed to all the responsibilities, duties and liabilities of the master servicer under such agreement (except that if the trustee or the trust administrator, as applicable, is to so succeed the master servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee or the trust administrator, as applicable, would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint or, if the holders of securities representing a certain percentage of the voting rights, as specified in the pooling and servicing agreement, so request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the applicable agreement or may provide cash, a letter of credit, a standby master servicing agreement or another arrangement that will not result in any downgrade of the then-current rating of the securities of the related series. The trustee or the trust administrator, as applicable, and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the applicable agreement.

Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of securities affected by any event of default may be entitled to waive such event of default. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the agreement.

Reports to Securityholders

The trust administrator will furnish the securityholders with monthly statements containing information with respect to principal and interest payments, realized losses and the assets of the trust. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by the master servicer or any servicer with respect to compliance with the provisions of any of the agreements, will be furnished to securityholders upon request addressed to NYMTSC at 1301 Avenue of the Americas, New York, New York 10019 (telephone (212) 634-9400).

Termination

The pooling and servicing agreement or the indenture, and the respective obligations and responsibilities created thereby, shall terminate upon the distribution to securityholders of all amounts required to be paid pursuant to such agreement following

•	the purchase of all the trust assets and the related mortgaged properties acquired in respect thereof, if the related prospectus supplement so provides, or

•	the later of the final payment or other liquidation of the last trust asset remaining in the trust or the disposition of all mortgaged properties acquired in respect thereof.

In no event, however, will the trust created by any agreement continue beyond the date specified in the related prospectus supplement. In the case of any series as to which a REMIC election has been made, any termination of the related trust must be carried out in such a manner that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under Section 860F of the Code and the related regulations, and, in some cases as specified in the pooling and servicing agreement, an opinion of counsel must be delivered that any such termination will not adversely affect the REMIC status of any related REMICs or result in the imposition of any tax on such REMIC when any certificates are outstanding. Written notice of termination of the pooling and servicing agreement or indenture will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at the corporate trust office of the trustee or its agent as set forth in the prospectus supplement. If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

Certain Terms of the Indenture

With respect to any series of notes, the indenture trustee, issuer and the trust administrator will enter into an indenture governing the right, title and obligations of securityholders and payment priorities with respect to the notes. The following summary supplements the general discussion above regarding certain provisions of the indenture.

Indenture Defaults. Unless otherwise specified in the related prospectus supplement, events of default under the indenture (each, an “indenture default”) for each series of notes include:

•	a default for thirty (30) days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any note of such series

•	a default in the payment of the entire principal amount of and all interest due on any note when the same becomes due and payable under the indenture or on the applicable maturity date

•	failure to perform any other covenant of the issuer in the indenture which continues for a period of thirty (30) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement

•	any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust or

•	any other indenture default provided with respect to notes of that series.

If an indenture default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of specified classes of notes of such series may declare the principal amount (or, if the notes of that series are accrual securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of specified classes of notes of such series.

If the notes are declared immediately due and payable following an indenture default, the trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the assets of the trust pledged to secure the notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the trustee is prohibited from selling the trust assets following an Indenture Default, other than a default in the payment of any principal of or a default for three months or more in the payment of any interest on specified classes of notes unless (a) the holders of all outstanding notes consent to such sale, (b) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (c) the trustee determines that the proceeds of the trust and the other property of the issuer would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

If the collateral securing the notes is sold following an indenture default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

If an indenture default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

Except as described above in the case of an indenture default, no securityholder will have the right to institute any proceeding with respect to the Indenture, unless (a) such holder previously has given to the trustee written notice of a continuing indenture default, (b) the holders of not less than 25% in principal amount of the outstanding notes have made written request to the trustee to institute such proceeding in its own name as the trustee, (c) such holder or holders have offered the trustee reasonable indemnity, (d) the trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (e) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

In addition, the trustee and the holders, by accepting the notes, will covenant that they will not at any time institute against the issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the trustee, the trust administrator nor the owner trustee in their respective individual capacities, nor the holder of the equity interest in the issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the Indenture.

Redemption

On any Payment Date following the month in which the aggregate unpaid principal balance of the trust assets is less than a specified percentage of the original unpaid principal balance of the trust assets, and any amounts on deposit in the pre-funding account, if any, the party specified in the prospectus supplement will have the option to purchase the mortgage loans, the mortgage-related assets, any REO Property and any other property remaining in the trust for a price equal to the purchase price. The master servicer, the servicer and the subservicer will be reimbursed from the purchase price for any outstanding advances, servicing advances and unpaid master servicing fees or servicing fees, as applicable, and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the trust administrator, the owner trustee and the trustee will be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the related agreements. If such option is exercised, the trust will be terminated resulting in a mandatory redemption of the notes.

Discharge of the Indenture

The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the maturity date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

General

The following discussion of material legal aspects of mortgage loans is general in nature. Because many legal aspects are governed by state law, which laws may differ substantially, these summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the mortgaged properties securing the mortgage loans are situated. These summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In particular, the following discussion does not reflect federal regulations with respect to FHA loans or VA loans.

Mortgage Loans

Some of the mortgage loans may be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and, generally, on the order of filing with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and owner of the property; and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust usually has three parties: the borrower-property owner called the trustor (similar to a borrower); a lender called the beneficiary (similar to a mortgagee); and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act), and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Interest In Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, the seller will make certain representations and warranties in the pooling and servicing agreement or the transfer and servicing agreement, as applicable, with respect to any mortgage loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the prospectus supplement.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

If one or more REMIC elections are made with respect to your trust, under the rules currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year that the trust acquired the property. The pooling and servicing agreement governing any such REMIC will permit foreclosed property to be held for more than the three years discussed above if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion of counsel to the effect that holding such property beyond the three year period is permissible under the REMIC provisions then in effect.

Judicial Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or receiver for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender’s investment therein. Any loss may be reduced by the receipt of insurance proceeds. See “The Trusts—Primary Mortgage Insurance and “The Trusts—Hazard Insurance Policies” in this prospectus.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of your trust. Your rights as the holder of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.

Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends these sums, these sums generally will have priority over all sums due under the junior mortgage.

Rights of Reinstatement and Redemption

In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior encumbrancers are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure, or to sale pursuant to a non-judicial power of sale. Where the right of redemption is available, in some states statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property, while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Consumer Protection Laws with respect to Mortgage Loans

Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, the Fair Housing Act and related statutes (including federal, state and local enacted predatory lending legislation). These laws can impose specific statutory liabilities upon lenders who fail to comply with their provisions. In some cases, this liability may affect an assignee’s ability to enforce a contract. In particular, the originators’ failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the contracts against either the originators or assignees.

Under federal and state-enacted predatory lending laws, there are stringent limitations on interest rates and fees or points assessed in connection with the origination of mortgage loans. The failure of a lender to comply with the predatory lending legislation may result in the affected mortgage loan being determined to be unenforceable. An affected mortgage loan would have a significantly increased risk of default or prepayment.

Mortgage loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to you.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and greater of the net amount realized upon the foreclosure sale and the market value of the mortgaged property.

Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the mortgaged property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the mortgaged property.

In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.

In a Chapter 13 proceeding under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the periodic payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Court decisions have applied this relief to claims secured by the debtor’s principal residence. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance these amounts, and any loss may reduce the amounts available to be paid to you.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Servicemembers Civil Relief Act and Similar State-Enacted Legislation

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•	are entitled to have interest rates reduced and capped at 6% per annum on obligations—including mortgage loans—incurred prior to the commencement of military service for the duration of military service

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on these obligations entered into prior to military service

•	may have the maturity of these obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

Various states have enacted similar legislation which mandates interest rate deduction for members of all branches of the military. However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with these obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a mortgage loan included in your trust is relieved pursuant to the Servicemembers Civil Relief Act and similar state laws, neither the servicer nor the trustee will be required to advance these amounts, and any loss may reduce the amounts available to you. Any shortfalls in interest collections on mortgage loans included in your trust resulting from application of the Servicemembers Civil Relief Act and similar state laws generally will be allocated to each class that is entitled to receive interest in proportion to the interest that each class would have otherwise been entitled to receive in respect of these mortgage loans had this interest shortfall not occurred.

Environmental Considerations

The federal Comprehensive Environmental Response Compensation and Liability Act, as amended, (“CERCLA”) imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. This liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination). If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “1996 Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Lender Liability Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower. The 1996 Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The 1996 Lender Liability Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosures or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a “superlien.”

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged property was conducted. No representations or warranties are made by the seller or NYMTSC as to the absence or effect of hazardous wastes or hazardous substances on any of the mortgaged property. Each of the servicers will make representations or warranties with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to you.

Generally, the servicers are not permitted to foreclose on any mortgaged property without the approval of the trustee or its designee. The trustee is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The trustee, or its designee, is required to inquire of any servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a servicer does not foreclose on mortgaged property, the amounts otherwise available to pay to you may be reduced. A servicer will not be liable to the holders of the securities if it fails to foreclose on mortgaged property that it reasonably believes may be so contaminated or affected, even if such mortgaged property are, in fact, not so contaminated or affected. Similarly, a servicer will not be liable to the holders of the securities if based on its reasonable belief that no such contamination or effect exists, the servicer forecloses on mortgaged property and takes title to the mortgaged property, and then the mortgaged properties are determined to be contaminated or affected.

“Due-on Sale” Clauses

The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Act”), which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans (including the conventional mortgage loans) made after the effective date of the Act are enforceable within limitations identified in the Act and its regulations.

By virtue of the Act, the mortgage lender generally may be permitted to accelerate any conventional mortgage loan which contains a “due-on-sale” clause upon transfer of an interest in the mortgaged property. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including the following:

•	the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase

•	a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property

•	a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property

•	the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed

•	a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety

•	other transfers set forth in the Act and its regulations.

As a result, a lesser number of mortgage loans which contain “due-on-sale” clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted. FHA and VA loans do not contain due-on-sale clauses. See “Description of the Securities—Maturity and Prepayment Considerations” in this prospectus.

Enforceability of Prepayment and Late Payment Fees

The standard form of mortgage note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans. Generally, late charges and prepayment fees may be retained by the servicers as additional servicing compensation to the extent permitted by law and not waived by the servicers.

Equitable Limitations on Remedies

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, like the borrower failing to adequately maintain the mortgaged property or the borrower executing a second mortgage or deed of trust affecting the mortgaged property. Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

The mortgage loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans may not restrict secondary financing, permitting the borrower to use the mortgaged property as security for one or more additional loans. Other of the mortgage loans may preclude secondary financing—by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property or in some other fashion—or may require the consent of the senior lender to any junior or substitute financing. However, these provisions may be unenforceable in some jurisdictions under certain circumstances.

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the office of the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (“NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision (“OTS”), with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities. However, there is no assurance that such a defense will be successful.

Certain Legal Aspects of the Mortgage-Related Assets

Mortgage-related assets held by your trust will have legal characteristics different from mortgage loans. Mortgage-related assets will represent interests in, or will be secured by, mortgage loans or other mortgage loans held by another trust. Each mortgage-related asset held by your trust will be registered in the name of your trustee, or your trustee will be the beneficial owner of the mortgage-related asset, if book-entry. Your interests in the underlying mortgage-related assets may only be exercised through your trustee. The particular entitlements represented by the mortgage-related assets in your trust, and the underlying mortgage loans in each, will be detailed in your prospectus supplement.

USE OF PROCEEDS

Substantially all of the net proceeds from the sale of each series of securities will be applied by NYMTSC to the purchase price of the trust assets and to fund the repayment of any related financing.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion represents the opinion of Hunton & Williams LLP regarding the material federal income tax consequences of the purchase, ownership, and disposition of the securities. This discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. Because REMIC status may be elected with respect to certain series, this discussion includes a summary of the federal income tax consequences to holders of REMIC securities.

This discussion does not purport to deal with the federal income tax consequences that may affect particular investors in light of their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts (“REITs”), investment companies, dealers in securities or currencies, mutual funds, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar, and certain other investors and entities that face special rules. This discussion focuses primarily on investors who will hold the securities as capital assets—generally, property held for investment—within the meaning of Section 1221 of the Code, although much of this discussion is applicable to other investors as well. You should note that, although final regulations under the REMIC provisions of the Code (the “REMIC Regulations”) have been issued by the Treasury Department (the “Treasury”), no currently effective regulations or other administrative guidance has been issued concerning certain provisions of the Code that are or may be applicable to you, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular certificates and certain other types of securities. Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly holders of Residual Certificates. Moreover, this discussion and the opinion referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the “IRS”) will not take positions that would be materially adverse to investors. Finally, this discussion does not purport to address the anticipated state, local, foreign or any other income tax consequences to investors of owning and disposing of the securities. Consequently, you should consult your own tax advisor in determining the federal, state, local, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

General

Many aspects of the federal income tax treatment of the securities will depend upon whether an election is made to treat your trust, or one or more segregated pools of trust assets, as one or more REMICs. The related prospectus supplement will indicate whether a REMIC election or elections will be made with respect to your trust. For each series in which one or more REMIC elections are to be made, Hunton & Williams LLP, counsel to NYMTSC, will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections and compliance with the pooling and servicing agreement and certain other documents specified in the opinion, the trust—or one or more segregated pools of trust assets—will qualify as one or more REMICs (each, a “Series REMIC”). For each series with respect to which a REMIC election is not to be made, Hunton & Williams LLP will deliver a separate opinion generally to the effect that the trust will be treated as (a) a grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities (the “Grantor Trust Securities”), (b) a trust treated as a partnership for federal income tax purposes that will issue securities (the

“Partnership Securities”), or (c) a trust treated either as a partnership, a disregarded entity or a qualified REIT subsidiary for federal income tax purposes that will issue notes (the “Debt Securities”). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

REMIC Certificates

Each REMIC certificate will be classified as either a REMIC regular certificate, which generally is treated as debt for federal income tax purposes, or a Residual Certificate, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC. The related prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC regular certificates and which will be classified as Residual Certificates. REMIC certificates held by a thrift institution taxed as a “domestic building and loan association” generally will constitute a “regular or residual interest in a REMIC,” as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; REMIC certificates held by a REIT generally will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. If the assets of a REMIC include Buydown Loans, it is possible that the percentage of such assets constituting “loans…secured by an interest in real property which is…residential real property” for purposes of Code Section 7701(a)(19)(C) may be required to be reduced by the amount of the related funds paid thereon. Interest on these certificates generally will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) to the extent that such certificates are considered “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, all in the same proportion that the related REMIC’s assets would so qualify. If 95% or more of the assets of a given Series REMIC constitute qualifying assets for thrift institutions and REITs, the REMIC certificates and income on them generally will be treated entirely as qualifying assets and income for these purposes. The REMIC regular certificates generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. In the case of a series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the certificates and the income on them will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as government securities for REITs and regulated investment companies (“RICs”) in any case.

Tax Treatment of REMIC Regular Certificates

Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income to you and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular certificates or Residual Certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The trustee or its designee will report annually to the IRS and to holders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The trustee, the master servicer or its designee will be the party responsible for computing the amount of original issue discount to be reported to the REMIC regular certificate holders each taxable year (the “Tax Administrator”).

Under temporary Treasury regulations, holders of REMIC regular certificates issued by “single-class REMICs” who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (a) would be classified as an investment trust in the absence of a REMIC election or (b) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (a) a share of the REMIC’s “allocable investment expenses”—i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums—and (b) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses—including Section 212 expenses—only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC—either directly or through a pass-through entity—will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the “Applicable Amount”) will be reduced by the lesser of (a) 3% of the excess of adjusted gross income over such Applicable Amount, and (b) 80% of the amount of itemized deductions otherwise allowable for the taxable year these limitations will be phased out and eliminated by 2010. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular REMIC series will indicate that the holders of certificates of this series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC regular certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax (“AMT”).

Original Issue Discount

Certain classes of REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the excess, if any, of the “stated redemption price at maturity” of the REMIC regular certificate—generally, its principal amount—over its “issue price.” Holders of REMIC regular certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.

The amount of original issue discount required to be included in a REMIC regular certificateholder’s income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC regular certificates, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC regular certificate generally is calculated based on (a) a single constant yield to maturity and (b) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC regular certificate (the “Pricing Prepayment Assumptions”). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Tax Administrator will, except as otherwise provided, base its computations on Code Section 1272(a)(6), existing final regulations that govern the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the “OID Regulations”), and certain other guidance, all as described below. However, there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the REMIC regular certificates. The Tax Administrator will account for income on certain REMIC regular certificates that provide for one or more contingent payments as described in “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. Prospective purchasers should be aware that neither NYMTSC, the trustee nor any servicer will make any representation that the mortgage loans underlying a series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.

The amount of original issue discount on a REMIC regular certificate is an amount equal to the excess, if any, of the certificate’s “stated redemption price at maturity” over its “issue price.” Under the OID Regulations, a debt instrument’s stated redemption price at maturity is the sum of all payments provided by the instrument other than “qualified stated interest” (the “Deemed Principal Payments”). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property—other than debt instruments of the issuer—at least annually at (a) a single fixed rate or (b) a variable rate that meets certain requirements set out in the OID Regulations. See “Federal Income Tax Consequences—REMIC Certificates—Variable Rate Certificates” in this prospectus. Thus, in the case of any REMIC regular certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.

Since a certificate that is part of an Accretion Class generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of this certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC regular certificate generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.

The OID Regulations contain an aggregation rule (the “Aggregation Rule”) under which two or more debt instruments issued in connection with the same transaction or related transactions—determined based on all the facts and circumstances—generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (a) a substantial portion of which is traded on an established market or (b) a substantial portion of which is issued for cash—or property traded on an established market—to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to REMIC regular certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC regular certificates for purposes of reporting to securityholders.

Under a de minimis rule, a REMIC regular certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the certificate’s stated redemption price at maturity multiplied by the weighted average maturity (“WAM”) of all Deemed Principal Payments. For that purpose, the WAM of a REMIC regular certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the certificate’s issue date until the payment is made, and the denominator of which is the certificate’s stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC regular certificate will be computed using the Pricing Prepayment Assumptions. A REMIC regular certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of the certificate, unless the certificateholder makes an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount accruing on the REMIC regular certificate, reduced by any amortizable premium or acquisition premium accruing on the REMIC regular certificate, under the constant yield method used to account for original issue discount (an “All OID Election”).

REMIC regular certificates may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificates is lower than the rate payable during the remainder of the life of the certificates (“Teaser Certificates”). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the certificate would be more than de minimis as determined as described above if the stated interest on a Teaser Certificate would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of (a) the excess of the stated principal amount of the certificate over its issue price (“True Discount”) and (b) the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be qualified stated interest.

The holder of a REMIC regular certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC regular certificate, of the “daily portions” of the original issue discount on such certificate. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any accrual period the certificate’s ratable portion of the excess, if any, of (a) the sum of (i) the present value of all payments under the certificate yet to be received as of the close of such period plus (ii) the amount of any Deemed Principal Payments received on the certificate during such period over (b) the certificate’s “adjusted issue price” at the beginning of such period. The present value of payments yet to be received on a REMIC regular certificate is computed using the Pricing Prepayment Assumptions and the certificate’s original yield to maturity—adjusted to take into account the length of the particular accrual period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the accrual period. The adjusted issue price of a REMIC regular certificate at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the certificate during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC regular certificate will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of such certificate.

The yield to maturity of a REMIC regular certificate is calculated based on (a) the Pricing Prepayment Assumptions and (b) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of “mandatory redemptions,” that are taken into account by the parties in pricing the REMIC regular certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate’s yield to maturity. The Tax Administrator’s determination of whether a contingency relating to a class of REMIC regular certificates is more likely than not to occur is binding on each holder of a REMIC regular certificate of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.

In many cases, REMIC regular certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, NYMT Servicing Corporation will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificate is lower than it would be if the certificate were not redeemed early. If NYMT Servicing Corporation is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, NYMT Servicing Corporation will not be presumed to exercise its option to redeem the certificates because a redemption by NYMT Servicing Corporation would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, NYMT Servicing Corporation may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether NYMT Servicing Corporation will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that NYMT Servicing Corporation will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator’s position.

A REMIC regular certificate having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder’s adjusted basis in such a certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See “Federal Income Tax Consequences—REMIC Certificates—Amortizable Premium” in this prospectus. If the subsequent holder’s adjusted basis in the certificate, immediately after the acquisition, exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received on the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate’s adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a REMIC regular certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC regular certificate having original issue discount may make an All OID Election with respect to the certificate.

The OID Regulations provide that a certificateholder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC regular certificate under the constant yield method used to account for original issue discount. The accrued amount is adjusted to reflect any amortizable premium or acquisition premium accruing on the REMIC regular certificate. To make the All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder’s other debt instruments with market discount, as described in “Federal Income Tax Consequences—REMIC Certificates—Market Discount” in this prospectus. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder’s other debt instruments with amortizable premium under the constant yield method. See “Federal Income Tax Consequences—REMIC Certificates—Amortizable Premium” in this prospectus. You should be aware that the law is unclear as to whether an All OID Election is effective for a certificate that is subject to the contingent payment rules. See “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

If the interval between the issue date of a current interest certificate and the first Payment Date (the “First Distribution Period”) contains more days than the number of days of stated interest that are payable on the first Payment Date, the effective interest rate received by you during the First Distribution Period will be less than your certificate’s stated interest rate, making your certificate a Teaser Certificate. If the amount of original issue discount on the certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the Teaser Certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate’s stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.

Similarly, if the First Distribution Period is shorter than the interval between subsequent Payment Dates, the effective rate of interest payable on a certificate during the First Distribution Period will be higher than the stated rate of interest if a certificateholder receives interest on the first Payment Date based on a full accrual period. Unless the Pre-Issuance Accrued Interest Rule described below applies, the certificate (a “Rate Bubble Certificate”) would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first Payment Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the “Pre-Issuance Accrued Interest Rule,” if, (a) a portion of the initial purchase price of a Rate Bubble Certificate is allocable to interest that has accrued under the terms of the certificate prior to its issue date (“Pre-Issuance Accrued Interest”) and (b) the certificate provides for a payment of stated interest on the First Payment Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the certificate’s issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the certificateholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Payment Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Certificate for which it is available if the certificate’s stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Certificate is longer than subsequent payment periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate’s stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. Thus, a REMIC regular certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.

It is not entirely clear how income should be accrued with respect to a REMIC regular certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an “Interest Weighted Certificate”). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates,” in this prospectus. Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal (“Superpremium Certificates”). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the IRS will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.

In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC regular certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on your certificates for federal income tax purposes.

Variable Rate Certificates

A REMIC regular certificate may pay interest at a variable rate (a “Variable Rate Certificate”). A Variable Rate Certificate that qualifies as a “variable rate debt instrument” as that term is defined in the OID Regulations (a “VRDI”) will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (a) the certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (i) .015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (ii) 15% of such noncontingent principal amount (an “Excess Premium”); (b) stated interest on the certificate compounds or is payable unconditionally at least annually at (i) one or more “qualified floating rates,” (ii) a single fixed rate and one or more qualified floating rates, (iii) a single “objective rate,” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”; (c) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate—i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day; and (d) the certificate does not provide for contingent principal payments.

Under the OID Regulations a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC regular certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of the certificate are within 25 basis points of each other.

A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a “Cap”), a restriction or restrictions on the minimum stated interest rate (a “Floor”), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “Governor”), or other similar restriction only if: (a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on the certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

An objective rate is a rate—other than a qualified floating rate—that (a) is determined using a single fixed formula, (b) is based on objective financial or economic information, and (c) is not based on information that either is within the control of the issuer—or a related party—or is unique to the circumstances of the issuer or related party, such as dividends, profits, or the value of the issuer’s or related party’s stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer. An objective rate is a qualified inverse floating rate if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).

If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

All interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a “Single Rate VRDI Certificate”) is treated as qualified stated interest. The amount and accrual of original issue discount on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus to such hypothetical fixed rate certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

Except as provided below, the amount and accrual of original issue discount on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a “Multiple Rate VRDI Certificate”) is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate certificate.

The amount and accrual of original issue discount on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate—other than an initial fixed rate that is intended to approximate the subsequent variable rate—is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate—or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

REMIC regular certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage loans or regular interests in a second REMIC held subject to the related pooling and servicing agreement (“Weighted Average Certificates”). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an “objective rate” and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate’s term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate’s term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

REMIC regular certificates of certain series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate (“Inverse Floater Certificates”). Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute “qualified inverse floating rates” under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the mortgage loans—or other interest bearing assets—held by the related REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

Interest Weighted Certificates and Non-VRDI Certificates

The treatment of a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI (each a “Non-VRDI Certificate”) or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the “Contingent Payment Regulations”) that address the federal income tax treatment of debt obligations that provide for one or more contingent payments (“Contingent Payment Obligations”). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC regular certificates that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the closing date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage loans that collateralize the certificate pay down pro rata.

The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI Certificates and any other REMIC regular certificates that are Contingent Payment Obligations is consistent with Code Section 1272(a)(6) and its legislative history. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC regular certificates that are Contingent Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

Anti-Abuse Rule

Because of concerns that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the

OID Regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability.

Market Discount

A subsequent purchaser of a REMIC regular certificate at a discount from its outstanding principal amount—or, in the case of a REMIC regular certificate having original issue discount, its adjusted issue price—will acquire such certificate with “market discount.” The purchaser generally will be required to recognize the market discount—in addition to any original issue discount remaining with respect to the certificate—as ordinary income. A person who purchases a REMIC regular certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus. A REMIC regular certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (a) 0.25% of the remaining principal amount of the certificate—or in the case of a REMIC regular certificate having original issue discount, the adjusted issue price of such certificate—multiplied by (b) the WAM of the certificate determined as for original issue discount remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC regular certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC regular certificate having original issue discount, any Deemed Principal Payments, are received, in an amount equal to the lesser of (a) the amount of the principal payment received or (b) the amount of market discount that has “accrued,” but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the “Current Recognition Election”). In addition, a purchaser may make an All OID Election with respect to a REMIC regular certificate purchased with market discount. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus.

Until the Treasury promulgates applicable regulations, the purchaser of a REMIC regular certificate with market discount generally may elect to accrue the market discount either: (a) on the basis of a constant interest rate; (b) in the case of a REMIC regular certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (c) in the case of a REMIC regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

A certificateholder who has acquired any REMIC regular certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable—e.g., based on a constant yield to maturity.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC regular certificate subject to optional redemption by NYMT Servicing Corporation that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC regular certificates. Prospective investors in REMIC regular certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.

Amortizable Premium

A purchaser of a REMIC regular certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC regular certificate will be calculated using the Pricing Prepayment Assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC regular certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC regular certificate, such election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the REMIC regular certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

Amortizable premium on a REMIC regular certificate that is subject to redemption at the option of the trust generally must be amortized as if the optional redemption price and date were the certificate’s principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a REMIC regular certificate that is subject to optional redemption at a price equal to or greater than the certificateholder’s acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (a) the original principal amount and maturity date or (b) the price and date of any succeeding optional redemption, under the principles described above.

Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable—e.g., based on a constant yield to maturity.

Consequences of Realized Losses

Under Section 166 of the Code, both corporate holders of REMIC regular certificates and noncorporate holders that acquire REMIC regular certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC regular certificates become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a REMIC regular certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC regular certificate becomes wholly worthless—i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC regular certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC regular certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses on original issue discount.

The Tax Administrator will adjust the accrual of original issue discount on REMIC regular certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC regular certificates.

Gain or Loss on Disposition

If a REMIC regular certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includable in the certificateholder’s gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC regular certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC regular certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

If the holder of a REMIC regular certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC regular certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC regular certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

Holders of REMIC regular certificates that recognize a loss on a sale or exchange of a regular security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Tax Treatment of Residual Certificates

Overview. Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the trust or one or more segregated pools of trust assets underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See “Federal Income Tax Consequences—REMIC Certificates—REMIC Qualification” in this prospectus. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes—i.e., not subject to entity-level tax. All interests in a Series REMIC other than the Residual Certificates must be regular interests—i.e., REMIC regular certificates. As described in “Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates,” a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC regular certificates will generate interest and original issue discount deductions for the REMIC. Each trust for which there is a REMIC election must have one, and only one class of residual interests. As a residual interest, a Residual Certificate represents the right to (a) stated principal and interest on such certificate, if any, and (b) its pro rata share of the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC’s expenses. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC’s income or loss will continue until all of the REMIC regular certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize “phantom” income—i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles—which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

A portion of the income of Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (a) it may not be offset by current or net operating loss deductions; (b) it will be considered unrelated business taxable income (“UBTI”) to tax-exempt entities; and (c) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.

Taxation of Residual Certificateholders. A Residual Certificateholder will recognize his share of the related REMIC’s taxable income or loss for each day during his taxable year on which he holds the Residual

Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC’s gross income, including interest, original issue discount, and market discount income, if any, on the REMIC’s assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC’s deductions, including deductions for interest and original issue discount expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC’s income from foreclosure property, and any bad debt deductions with respect to the mortgage loans. However, the REMIC may not take into account any items allocable to a “prohibited transaction.” See “Federal Income Tax Consequences—REMIC Certificates—REMIC-Level Taxes” in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in “Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors—Individuals and Pass-Through Entities” in this prospectus.

The amount of the REMIC’s net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder’s adjusted basis in the Residual Certificate as of the end of that quarter—or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter. A Residual Certificateholder’s basis in its Residual Certificate initially is equal to the price paid for such Certificate. This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC’s net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder’s adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC’s initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Certificates and REMIC regular certificates. In general, the issue price of a REMIC regular certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a REMIC regular certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC’s aggregate basis will be allocated among its assets in proportion to their respective fair market values.

The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in “Federal Income Tax Consequences—REMIC Certificates—Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium,” the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC’s taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual

Certificateholders. It should be noted, however, that the law concerning the amortization of premium on trust assets is unclear in certain respects. If the IRS were to contend successfully that part or all of the premium on the REMIC’s assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC’s income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (a) the structure of the particular Series REMIC and (b) the rate of prepayment on the mortgage loans comprising or underlying the REMIC’s assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC’s basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC basis in its assets. Treasury regulations have been proposed addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income: (a) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If a Residual Holder sells or otherwise disposes of the residual interest any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

A portion of the REMIC’s taxable income may be subject to special treatment. That portion (“excess inclusion income”) generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120 % of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificateholders—Limitations on Offset or Exemption of REMIC Income” and “Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder’s taxable income for any taxable year may not be less than such Certificateholder’s excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (a) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (b) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Certificateholder’s excess inclusion income will be treated as UBTI. In the case of a Residual Certificate held by a “real estate investment trust” (a “REIT”), the aggregate excess inclusions with respect to the Residual Certificate, as reduced, but not below zero, by the REIT’s taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. A REIT’s taxable income is defined by Section 857(b)(2) of the Code, and as used in the prior sentence, does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives. The REMIC Regulations currently do not address this subject. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a “noneconomic residual interest” to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (a) the present value of the expected future distributions (determined using the “applicable federal rate” as of the date of transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue) with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (b) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC,—i.e., the transferor has “improper knowledge.” A transferor is presumed not to have such improper knowledge if (a) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (b) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.

Treasury regulations provide for a safe harbor for transfers of REMIC Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (a) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (b) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (c) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (d) the transferee satisfies either the formula test or the asset test described below.

Under the formula test, a transferor of a noneconomic residual interest will be presumed not to have improper knowledge if, in addition to meeting conditions (a), (b) and (c) above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (a) any consideration given to the transferee to acquire the interest, (b) the expected future payments of interest, and (c) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer and the transferor is assumed to pay tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate.

Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to (a), (b) and (c) above, (i) the transferee’s gross assets exceed $100 million and its net assets exceed $10 million, (ii) the transferee is an “eligible corporation” as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of a domestic corporation, (iii) the transferee agrees in writing that any subsequent transfer of the residual interest will not comply with the asset test, (iv) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (v) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid. Holders should consult with their own tax advisors regarding the transfer of a Residual Certificate.

A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Ownership of Residual Certificates by Disqualified Organizations. The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest, such as a Residual Certificate, by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization—other than a farmers’ cooperative described in Section 521 of the Code—that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a “Disqualified Organization”). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations. Furthermore, (a) residual interests in Series REMICs will be registered as to both principal and any stated interest with the trustee (or its agent) and transfer of a residual interest may be effected only (i) by surrender of the old residual interest instrument and reissuance by the trustee of a new residual interest instrument to the new holder or (ii) through a book entry system maintained by the trustee, (b) the applicable pooling and servicing agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (c) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

Second, the Code imposes a one-time tax on the transferor of a residual interest, including a Residual Certificate or interest in a Residual Certificate, to a Disqualified Organization. The one-time tax equals the product of (a) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (b) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions with respect to a transferred residual interest must be based on (a) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC’s interests and (b) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term “agent” includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

Third, the Code imposes an annual tax on any pass-through entity—i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381—that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in “street name” for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity’s ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the trustee. The trustee will grant such consent to a proposed transfer only if it receives the following: (a) an affidavit from the proposed transferee to the effect that it is not a Disqualified Organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (b) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable pooling and servicing agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Certificateholder a reasonable fee for providing the information.

Special Considerations for Certain Types of Investors

Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the “Mark-to-Market Regulations”) relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual Certificates. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.

Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificateholders” in this prospectus.

Individuals and Pass-Through Entities. A Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the certificateholder’s other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder’s adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (a) continuously offered pursuant to a public offering, (b) regularly traded on an established securities market, or (c) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (a) that is not generally subject to federal income tax and (b) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (a) 3% of the excess of adjusted gross income over the Applicable Amount, or (b) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations will be phased out and eliminated by 2010. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.

Employee Benefit Plans. See “Federal Income Tax Consequences—Residual Certificates—Special Considerations for Certain Types of Investors—Tax-exempt Entities” and “ERISA Considerations” in this prospectus.

REITs and RICs. If the Residual Certificateholder is a REIT and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT’s shareholders. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (a) using current deductions or net operating loss carryovers or carrybacks, (b) UBTI in the case of tax-exempt shareholders, and (c) withholding tax in the case of foreign shareholders. Moreover, because Residual Certificateholders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See “Federal Income Tax Consequences—Residual Certificates—Special Considerations for Certain Types of Investors—Foreign Residual Certificateholders” and “Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificateholders” in this prospectus.

A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC’s assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes (“Qualifying REIT Interest”) to the same extent. If 95% or more of a REMIC’s assets qualify as real estate assets for REIT purposes, 100% of that REMIC’s regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC’s life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT’s adjusted basis in the certificate. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on borrower profits or property appreciation.

Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a “security,” but will not be considered a “government security” for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a “voting security” under that Code section. Finally, because the REMIC will be treated as the “issuer” of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

Partnerships. Partners in a partnership (other than an “electing large partnership”) that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations. For the treatment of an “electing large partnership,” see “Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of Residual Certificates—Ownership of Residual Certificates by Disqualified Organizations” in this prospectus.

Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Thrift Institutions, banks, and certain other financial institutions. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC’s regular and residual interests would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC’s life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder’s adjusted basis in that Residual Certificate.

Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See “Federal Income Tax Consequences—REMIC Certificates—Disposition of Residual Certificates” in this prospectus.

Disposition of Residual Certificates

A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized—or the fair market value of any property—received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See “Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

A holder of a Residual Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult a tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.

Liquidation of the REMIC

A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered “qualified liquidation” under Section 860F of the Code if the REMIC (a) adopts a plan of complete liquidation, (b) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (c) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to securityholders within the 90-day period. Furthermore, a REMIC will be required to attach its adopted plan of complete liquidation to its final federal tax return.

Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium

Original Issue Discount. Generally, the REMIC’s deductions for original issue discount expense on its REMIC regular certificates will be determined in the same manner as for determining the original issue discount income of the holders of such certificates, as described in “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus, without regard to the de minimis rule described therein.

Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC’s aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC’s qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC’s qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (a) on the date they were acquired by the REMIC and (b) for a price equal to the REMIC’s initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC’s qualified mortgages.

Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC’s initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described under “Federal Income Tax Consequences—REMIC Certificates–Amortizable Premium,” a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the borrowers on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

REMIC-Level Taxes

Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC’s income or loss that is includable in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (a) the disposition of qualified mortgages other than pursuant to (i) the repurchase of a defective mortgage, (ii) the substitution for a defective mortgage within two years of the closing date, (iii) a substitution for any qualified mortgage within three months of the closing date, (iv) the foreclosure, default, or imminent default of a qualified mortgage, (v) the bankruptcy or insolvency of the REMIC, (vi) the sale of an adjustable rate mortgage loan the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the mortgage loan’s current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (vii) a qualified liquidation of the REMIC; (b) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (c) the receipt of compensation for services by the REMIC; and (d) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (a) required to prevent default on a regular interest resulting from a default on one or more of the REMIC’s qualified mortgages or (b) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (a) takes place within the three-month period beginning on the closing date, (b) is made to facilitate a clean-up call or a qualified liquidation, (c) is a payment in the nature of a guarantee, (d) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund, or (e) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each Series REMIC generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

To the extent that a REMIC derives certain types of income from foreclosure property—generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.

The organizational documents governing the REMIC regular certificates and Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.

REMIC Qualification

The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the “regular interests” and “residual interests,” respectively, if a REMIC election is in effect and certain tests concerning (a) the composition of the REMIC’s assets and (b) the nature of the securityholders’ interests in the REMIC are met on a continuing basis.

Asset Composition

In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for REMIC status, substantially all of the assets of the trust must consist of “qualified mortgages” and “permitted investments” as of the close of the third month beginning after the closing date and at all times thereafter (the “Asset Qualification Test”). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC’s assets) are assets other than qualified mortgages and permitted investments. A qualified mortgage is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, that (i) is transferred to the REMIC on the closing date, (ii) purchased by the REMIC pursuant to a fixed price contract within a three-month period or (iii) represents an increase in the principal amount of the obligation under the terms of such obligation described in (i) or (ii) above if such increase is attributable to an advance made to the obligor pursuant to the original terms of the obligation, occurs after the closing date of the REMIC and is purchased by the REMIC pursuant to a fixed price contract in effect on the closing date. Under the REMIC regulations, a qualified mortgage includes any obligation secured by manufactured housing that qualifies as a single family residence under Section 25(e)(10) of the Code, which requires that the housing (a) be used as a single family residence, (b) have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches, and (c) be customarily used at a fixed location. A qualified mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on the closing date. The trust assets of each Series REMIC will be treated as qualified mortgages.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC.

Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve (a “Qualified Reserve Fund”) maintained by the REMIC (i) to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of any such reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the closing date. A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified Reserve Fund exceeds a reasonably required amount, it must be reduced “promptly and appropriately.” Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.

Investors’ Interests

In addition to the requirements of the Asset Qualification Test, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date, or within a specified 10-day period and belong to either of the following: (a) one or more classes of regular interests or (b) a single class of residual interests on which distributions are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the REMIC regular certificates will constitute one or more classes of regular interests in that REMIC, and the Residual Certificates will constitute the single class of residual interests in that REMIC.

If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments, or similar amounts, are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of its specified principal amount. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC regular certificate to be recharacterized as a residual interest if interest payments on the certificate consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the certificate is outstanding. None of the REMIC regular certificates will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those certificates consist of a specified nonvarying portion of the interest payments on one or more of the REMIC’s qualified mortgages.

A REMIC interest qualifies as a regular interest if (a) it is issued on the startup day with fixed terms, (b) it is designated as a regular interest, (c) it entitles its holder to a specified principal amount, and (d) if it pays interest, such interest either (i) constitutes a specified nonvarying portion of the interest payable on one or more of the REMIC’s qualified mortgages, (ii) is payable at a fixed rate with respect to the principal amount of the regular interest, or (iii) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Regulations, the following rates are permissible variable rates for REMIC regular interests: (A) a qualified floating rate set at a current value as described in “Federal Income Tax Consequences—REMIC Certificates—Variable Rate Certificates” in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (B) a rate equal to the highest, lowest, or average of two or more qualified floating rates—e.g., a rate based on the average cost of funds of one or more financial institutions, or (C) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC; provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or Floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC’s qualified mortgages.

The Code requires that certain arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests by certain organizations that are not subject to federal income tax, are described in “Federal Income Tax Consequences—REMIC Certificates— Taxation of Residual Certificateholders—Ownership of Residual Interests by Disqualified Organizations” in this prospectus. Series REMICs will be structured to provide for such arrangements.

Consequences of Disqualification

If a Series REMIC fails to comply with one or more of the Code’s ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in “Federal Income Tax Consequences—REMIC Certificates—Taxable Mortgage Pools” in this prospectus. If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC—i.e., interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC regular certificates and any administrative expenses of the REMIC—would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC regular certificates would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC regular certificates would be deductible by the former REMIC. In the latter two cases, the Residual Certificates also would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report related the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”). Any entity other than a REMIC will be considered to be a Taxable Mortgage Pool if (a) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (b) such entity is the borrower under debt obligations with two or more maturities, and (c) under the terms of the debt obligations on which the entity is the borrower, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations. NYMTSC generally will structure offerings of Debt Securities to avoid the application of the Taxable Mortgage Pool rules unless otherwise disclosed in the related prospectus supplement. If the Debt Securities are subject to the Taxable Mortgage Pool rules, the offering generally will be structured so that any equity or ownership interest of the issuer is held by a REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes that is owned by a REIT or qualified REIT subsidiary, as more fully described in the related prospectus supplement.

Taxation of Certain Foreign Holders of REMIC Certificates

REMIC Regular Certificates. Interest, including original issue discount, paid on a REMIC regular certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a “foreign person”) generally will be treated as “portfolio interest.” and, therefore, will not be subject to any United States withholding tax, provided that (a) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (b) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person (“foreign person certification”), (c) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (d) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the certificateholder fails to meet the conditions listed above, interest, including original issue discount, paid on the holder’s certificates may be subject to either a 30% withholding tax or backup withholding. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including original issue discount, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See “Federal Income Tax Consequences —REMIC Certificates—Backup Withholding” in this prospectus.

Residual Certificates. Amounts paid to Residual Certificateholders who are foreign persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as “portfolio interest” exempt from the 30% withholding tax only to the extent that (a) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (b) the mortgage loans underlying the mortgage certificates were originated after July 18, 1984 and (c) the certificateholder meets the requirements listed under “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—REMIC Regular Certificates” in this prospectus. Because mortgage loans are not issued in registered form, amounts received by Residual Certificateholders who are foreign persons will not be exempt from the 30% withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax —i.e., where the Residual Certificates, as a class, do not have significant value. Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

Under the REMIC Regulations, a transfer of a Residual Certificate that has “tax avoidance potential” will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the “30% Test”). A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

Backup Withholding

Under federal income tax law, a certificateholder may be subject to “backup withholding” under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (a) fails to furnish his social certificate number or other taxpayer identification number (“TIN”) to the trustee, (b) furnishes the trustee an incorrect TIN, (c) fails to report properly interest and dividends, or (d) under certain circumstances, fails to provide the trustee or the certificateholder’s certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder’s certificates broker with a foreign person certification. Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (a) interest paid or accrued on the certificates, (b) original issue discount, if any, accrued on the certificates, and (c) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC’s taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC’s income tax return for that year. As required by the Code, a Series REMIC’s taxable year will be the calendar year.

Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC’s income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

A Residual Certificateholder will be designated as the REMIC’s tax matters person (“TMP”). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. NYMTSC, or its affiliate will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC’s TMP and will prepare and file the REMIC’s federal and state income tax and information returns.

Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC’s return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trusts

Treatment of the Trust for Federal Income Tax Purposes

With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the “Grantor Trust”) will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

The types of Grantor Trust Securities offered in a series may include:

•	Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, (“IO Securities”)

•	Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets (“PO Securities”)

•	Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets (“Ratio Securities”)

•	Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets (“Pass-Through Securities”).

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (“Strip Securities”) will be determined in part by Section 1286 of the Code. Moreover, where there is a retained interest with respect to the trust assets underlying a Series of Grantor Trust Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below.

Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage loans. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the trust assets, but it is not clear whether the Strip Securities will be so characterized. The IRS could take the position that the character of the trust assets is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the trust assets, the Strip Securities, like the Pass-Through Securities, should be considered to represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the trust assets would qualify for such treatment.

The assets constituting certain Grantor Trusts may include Buydown Loans. The characterization of an investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that the Buydown Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, holders of Grantor Trust Securities should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Securities representing an interest in a Grantor Trust that includes Buydown Loans.

One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA or similar law should consult their own tax advisors before purchasing any Grantor Trust Security. See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Treatment of Pass-Through Securities

The holder of a Pass-Through Security (“Pass-Through Securityholder”) generally will be treated as owning a pro rata undivided interest in each of the trust assets. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010.

Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.

The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the trust assets. The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC regular certificates. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Variable Rate Certificates,” “—Market Discount” and “—Amortizable Premium” in this prospectus.

For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes

•	a single constant yield to maturity, and

•	the Pricing Prepayment Assumptions.

As in the case of REMIC regular certificates, Code Section 1272(a)(6) applies to Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC regular certificates with the same terms. There can be no assurance, however, that the IRS ultimately will sanction the Tax Administrator’s position.

It is anticipated that most or all of the trust assets securing your series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Grantor Trust contains trust assets purchased for a price below their outstanding principal amount, Pass-Through securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such trust assets. Moreover, if trust assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for trust assets over their adjusted issue prices. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus.

Treatment of Strip Securities

Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Hunton & Williams believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of “stripped coupons” with respect to the separated rights to interest payments and “stripped bonds” with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. Grantor Trust Securities that represent a retained interest or other ownership interest in a portion of the payments on the trust assets or that represent an ownership interest in the trust assets to the extent a party is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the trust assets also falls within this category. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity—or, in the case of a stripped coupon, the amount payable on the due date of such coupon—over its issue price. Treasury regulations under Section 1286 of the Code (the “Stripping Regulations”), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

•	the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

•	an aggregation approach similar to the Aggregation Rule may be applied, and

•	unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond’s stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See “Federal Income Tax Consequences—Grantor Trusts—Determination of Income With Respect to Strip Securities” in this prospectus.

The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

•	in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

•	in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount—i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the trust assets—to be treated as a separate debt instrument, and

•	in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security’s purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Variable Rate Certificates,” “—Interest Weighted Certificates and Non-VRDI Securities,” “—Anti-Abuse Rule,” “—Market Discount” and “—Amortizable Premium” in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an “Ordinary Ratio Security”) subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Grantor Trust Security, either (a) the amount of original issue discount on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (b) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in “Federal Income Tax Consequences—REMIC Certificates—Market Discount” in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in “Federal Income Tax Consequences—REMIC Securities—Amortizable Premium” in this prospectus.

Purchase of Complementary Classes of Strip Securities

Strip Securities of certain classes of the same series (“Complementary Securities”), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations

The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the “Net Series Rate”) is to be treated as being composed of two securities: (a) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (b) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes. The IRS also might challenge the manner in which original issue discount is calculated, contending that

•	the stated maturity should be used to calculate yield on the Grantor Trust Securities,

•	the Contingent Payment Regulations should not apply to the IO Securities, or

•	the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, you are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

Limitations on Deductions With Respect to Strip Securities

The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See “Federal Income Tax Consequences—Grantor Trusts—Treatment of Pass-Through Securities” in this prospectus.

Sale of a Grantor Trust Security

A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See “Federal Income Tax Consequences—REMIC Certificates—Gain or Loss on Disposition” in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a “capital asset” within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See “Federal Income Tax Consequences—REMIC Certificates—Gain or Loss on Disposition” in this prospectus.

Taxation of Certain Foreign Holders of Grantor Trust Securities

Interest, including original issue discount, paid on a Grantor Trust Security to a foreign person generally is treated as “portfolio interest” and, therefore, is not subject to any United States tax, provided that

•	such interest is not effectively connected with a trade or business in the United States of the securityholder,

•	the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

•	the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

•	the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest—including original issue discount—paid on a Grantor Trust Security may be subject to either a 30% withholding tax or backup withholding.

In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as “portfolio interest” and, therefore, is subject to United States withholding tax at a 30% rate—or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See “Federal Income Tax Consequences—Grantor Trusts—Possible Alternative Characterizations” in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to Securityholders who are foreign persons. However, because the scope of those provisions is not entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.

Backup Withholding

The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See “Federal Income Tax Consequences—REMIC Certificates—Backup Withholding” in this prospectus.

Reporting and Tax Administration

For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the holders of REMIC regular certificates. See “Federal Income Tax Consequences—REMIC Certificates—Reporting and Tax Administration” in this prospectus.

Debt Securities and Partnership Trusts

Classification of Debt Securities and Partnership Trusts

With respect to each series of Partnership Securities and Debt Securities, Hunton & Williams LLP will deliver its opinion that any Partnership Trust (the “Partnership Trust”) will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. With respect to the Debt Securities, Hunton & Williams LLP will deliver its opinion that for federal income tax purposes the Debt Securities will be classified as debt. Each Debt Securityholder, by acceptance of a Debt Security, will agree to treat the Debt Securities as indebtedness for federal income tax purposes. The opinions will be based on various assumptions, as stated in the related prospectus supplement, including that the terms of the related documents will be complied with.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes, (a) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans…secured by an interest in real property which is…residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) and (b) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and (c) Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will represent a proportionate interest in the assets of the Partnership Trust based on the real estate investment trust’s capital interest in the Partnership Trust.

Taxation of Debt Securityholders

Treatment of the Debt Securities as Indebtedness

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Hunton & Williams LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

Debt Securities generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC except that (a) stated interest reportable on Debt Securities generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (b) the special rule treating a portion of the gain on the sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to Debt Securities. See “Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” and “—Gain or Loss on Disposition of Partnership Securities.”

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust as a Partnership

If so specified in the applicable prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Partnership Securities, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the Debt Securities, and the depositor is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation

As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust’s deductions will consist primarily of interest expense accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (a) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (b) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (c) any other amounts of income payable to a securityholder for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

A share of expenses of the Partnership Trust (including fees of the servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under “Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus. Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.

Discount and Premium

Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the “old partnership”) to a new Partnership Trust (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities

Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder’s interest in the security. To the extent that the amount of money distributed exceeds such securityholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder’s interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust’s assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

Administrative Matters

The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder’s allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the

Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

The depositor will be designated as the TMP in the pooling and servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Securityholders

It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder’s withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

To the extent specified in the applicable prospectus supplement, (a) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust’s income, (b) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (c) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered “portfolio interest.” As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

Backup Withholding

Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” you should consider the state and other income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax laws, for example, may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on person who are deemed to hold the assets of such plans.

Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

A Plan’s investment in certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) (the “Plan Asset Regulations”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined below. This treatment could cause certain transactions concerning the trust assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets.

Under the Plan Asset Regulations, a trust’s assets will not be considered plan assets of a Plan if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the Plan Asset Regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes. To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. The Plan Asset Regulations will not apply if (i) the security is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the “publicly offered exception”), or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the trust (the “insignificant participation exception”). If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we either of the following exceptions to the Plan Assets Regulations will apply.

However, without regard to whether the securities are treated as an “equity interest” or as debt, the acquisition or holding of securities, even those treated as debt, by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires securities.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of certificates by a party in interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Possible Exemptive Relief

The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to:

•	Prohibited Transaction Class Exemption (“PTCE”) 95-60, regarding investments by insurance company general accounts;

•	PTCE 96-23, regarding investment decisions by in-house asset managers;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 84-14, regarding investment decisions made by a qualified plan asset manager;

•	PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools; and

•	various underwriter exemptions.

Underwriters’ Exemption

The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the “Exemption”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities are underwritten by an “underwriter”) and where the trust and the offered securities meet certain specified conditions, several of which are set forth below. This is called the Exemption. Amendments to the Underwriters’ Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13, 2000) and 67 Fed. Reg. 54487 (August 22, 2002). The Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust’s assets or a debt instrument issued by the trust. When applicable, the Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus to be eligible for exemptive relief:

•	The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

•	The certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories (three if the transaction is not a “designated transaction”) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

•	One-to-four family residential and home equity loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the certificates are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•	The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

•	The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

•	For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

In addition, the Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if the transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and such agreement was provided to, or was fully described in the prospectus provided to, investing Plans before they purchase securities issued by the trust.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (a) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (b) the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition and (c) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (d) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (e) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for that certificate.

The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it). If a certificate underwritten by an underwriter fails to meet the requirements of Exemption solely because of the rating and/or the subordination conditions, either at the closing date or at some later time, such certificate may still be purchased by Plan investors which are insurance company general accounts pursuant to Sections I and III of PTCE 95-60.

If certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

•	The ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the “Pre-Funding Limit”) must not exceed 25%;

•	All assets transferred after the closing date (the “Subsequent Assets”) must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one rating agency;

•	The transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer;

•	The weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date;

•	In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer: (a) the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date.

•	The pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs).

•	Amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

•	The prospectus or prospectus supplement must describe: (a) the pre-funding account and/or capitalized interest account used in connection with the pre-funding account; (b) the duration of the pre-funding period; (c) the percentage and/or dollar amount of the pre-funding limit for the issuer; and (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

•	The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

The Exemption permits “eligible yield supplement agreements” to be assets of the trust fund subject to certain conditions. An eligible yield supplement agreement is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“Cap Agreement”). If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (“ISDA”) form, the Cap Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

•	The Cap Agreement is denominated in U.S. dollars.

•	The trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (“COFI”)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted.

•	Payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference.

•	The Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee.

•	The Cap Agreement is entered into between the trust and an “eligible counterparty.” An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

•	The notional amount that does not exceed either: (a) the principal balance of the class of certificates to which the Cap Agreement relates, or (b) the portion of the principal balance of such class represented by obligations.

The Exemption may cover Notes as well as Certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of securities generally by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein.

In the event that the Exemption is not applicable to the Notes, one or more other PTCEs discussed above may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, as listed above, but are not limited to, PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 and PTCE 96-23. However, even if the conditions specified in these PTCEs are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

Consultation with Counsel

Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the application of the Plan Asset Regulations, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, or any other exemption, with respect to the securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of certificates should consider the federal income tax consequences of that investment.

The sale of certificates to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

A purchaser of securities should be aware that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. In addition, PTCE 83-1 will not apply to securities issued by certain trusts. There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust or that the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. For example, the Exemption does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became applicable on July 5, 2001.

Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

Certain Required Representations

Because the exemptive relief afforded by Exemption or any similar exemption that might be available to the securities will not apply to the purchase, sale or holding of certain securities, including but not limited to Residual Certificates and any securities which are not rated in the applicable generic rating category by the Rating Agencies, transfers of these securities to a Plan or other person acting on behalf of any Plan or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the Trustee with a “Benefit Plan Opinion.” A Benefit Plan Opinion is an opinion of counsel satisfactory to the Trustee (and upon which NYMTSC and the trustee and their respective counsel are authorized to rely) that the ownership of a security of such class:

•	will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code; and

•	either

•	will not cause any of the assets in the trust—or in the case of a REMIC, the REMIC’s assets—to be regarded as plan assets for purposes of the Plan Asset Regulation; or

•	will not give rise to any fiduciary duty under ERISA on the part of NYMTSC, the trustee, any trust administrator, any master servicer or any servicer in addition to any obligation undertaken in the agreement.

A Benefit Plan Opinion will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by the purchase that either (a) the purchaser is not a Plan and is not purchasing the securities on behalf of, or with plan assets of, any Plan or (b) the purchase of the security by or on behalf of, or with plan assets meets the conditions stated in the Benefit Plan Opinion.

This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.

LEGAL INVESTMENT CONSIDERATIONS

The related prospectus supplement describes whether the securities will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). To the extent that any securities constitute mortgage-related securities, these securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for any of these entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities to invest in “mortgage-related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in the securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the securities; and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

Securities that do not constitute “mortgage-related securities” under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be “legal investments” to the same extent as “mortgage-related securities.”

Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered securities. Any financial institution which is subject to the jurisdiction of the office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of offered securities will not be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar other policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the “Model Law”) which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

If specified in the related prospectus supplement, other classes of offered securities offered pursuant to this Prospectus will not constitute “mortgage-related securities” under SMMEA. The appropriate characterization of this offered security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered securities, may be subject to significant interpretive uncertainties.

The depositor will make no representations as to the proper characterization of the offered securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered securities or to purchase offered securities representing more than a specified percentage of the investor’s assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

LEGAL MATTERS

Legal matters relating to the securities and material federal income tax consequences concerning the securities will be passed upon for the sponsor and the depositor by Hunton & Williams LLP.

PLAN OF DISTRIBUTION

NYMTSC may sell the securities offered by this prospectus and the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The related prospectus supplement sets forth the terms of the offering of your securities, including the name or names of the underwriters, the proceeds to and their use by NYMTSC, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

Your securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the securities of a series described in the related prospectus supplement, if any are purchased. If securities of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between NYMTSC and purchasers of these securities.

This Prospectus may be used, to the extent required, by any Underwriter in connection with offers and sales related to market making transactions.

The place and time of delivery for your securities is set forth in the related prospectus supplement.

NYMTSC or certain of its affiliates may retain certain of the securities but may offer such securities for sale from time to time in the future.

Securities issued under the registration statement of which this prospectus is a part may be reregistered and reissued under the registration statement when they are reacquired by NYMTSC and deposited by NYMTSC to be part of the estate of a new trust. In addition, other securities issued by affiliates of NYMTSC or persons unaffiliated with NYMTSC may be acquired by NYMTSC and deposited to new trusts to be part of the trust estate for securities issued pursuant to this prospectus and a related prospectus supplement.

RATINGS

It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Any ratings on the securities address the likelihood of receipt by you of all collections on the underlying trust assets to which you are entitled. These ratings address the structural, legal and issuer-related aspects associated with your securities, the nature of the underlying trust assets and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

ADDITIONAL INFORMATION

NYMTSC is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the SEC. Reports and other information filed by NYMTSC with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at the Regional Offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of these materials can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a public access site on the internet through the “world wide web” at which any electronic filings, reports, information statements and other information regarding NYMTSC may be viewed. The internet address of the SEC’s site is http://www.sec.gov.

This prospectus does not contain all the information set forth in the registration statements of which this prospectus is a part, such as the exhibits NYMTSC has filed with the SEC. Copies of the information and the exhibits on file at the offices of the SEC may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Copies of the agreements for your series will be provided to each person to whom a prospectus and prospectus supplement is delivered upon written or oral request, provided that such request is made to NYMT Securities Corporation c/o Steven Mumma, 1301 Avenue of the Americas, New York, NY 10019 (telephone (212) 634-9400).

Financial Information

A new trust will be formed with respect to each series of securities and no trust will engage in a any business activity or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

All documents filed by us with respect to a trust referred to in the related prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the related prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

We will provide, without charge to each person to whom a copy of this prospectus and any related prospectus supplement is delivered, a copy of any documents incorporated by reference herein. You may request a copy by writing or telephoning us at our principal executive offices at the following address:

NYMT Securities Corporation

1301 Avenue of the Americas

New York, NY 10019

Attention: Steven Mumma

Telephone: (212) 634-9400

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

Index of Significant Terms

1996 Lender Liability Act	88
30% Test	128
accretion class	24
Act	89
Additional Collateral Mortgage Loans	62
adjusted issue price	98
Advances	4
agent	116
Aggregation Rule	97
agreement	1
agreements	1
All OID Election	98
AMT	96
Applicable Amount	96
applicable federal rate	110
Asset Qualification Test	123
backup	144
banking organization	27
Bankruptcy Code	86
benefit plan investors	146
Benefit Plan Opinion	153
Book-Entry Securities	5
Cap	102
Cap Agreement	151
Cede	25
CERCLA	87
certificates	1
clearing agency	27
clearing corporation	27
Code	24
COFI	151
Collection Account	49
Companion Classes	24
compensating interest payment	65
Complementary Securities	135
conforming loans	59
Contingent Payment Obligations	105
Contingent Payment Regulations	105
conversion transaction	110
covered trust	50
CPR	34
Credit Enhancement	2
Crime Control Act	92
Current Recognition Election	106
Custodial Account	48
daily portions	98
Debt Securities	94
Deemed Principal Payments	97
Depositor	1
Determination Date	3

Disqualified Organization	115
disqualified person	150
distribution date	24
distributions	24
DOL	146
DTC	25
Due Period	3
due-on-sale	89
electing large partnership	117
eligible counterparty	152
Eligible Investments	46
eligible yield supplement agreements	151
equity interest	146
ERISA	7
Euroclear Operator	28
excess inclusion income	113
Excess Premium	102
Excluded Plan	149
Exemption	147
Fannie Mae	11
Fannie Mae Certificates	39
FICO	60
Financial Asset Custodial Account	49
First Distribution Period	100
Fitch	148
Floor	102
foreign person	127
foreign person certification	127
Freddie Mac	11
Freddie Mac Certificates	39
Ginnie Mae	40
Ginnie Mae Certificates	39
government security	119
Governor	102
Grantor Trust	130
Grantor Trust Securities	94
high-risk mortgage securities	155
holder	26
HUD	40
improper knowledge	114
indenture default	78
Indenture Trustee	2
inducement fees	113
insignificant participation exception	146
Interest Accrual Period	3
Interest Only Class	24
interest rate	23
Interest Weighted Certificate	101
Inverse Floater Certificates	104
IO Class	24

IO Securities	130
IRS	94
ISDA	151
issue price	96
Issuer	1
L/C Bank	51
loan-to-value ratio	62
LTV	62
mandatory redemptions	99
market discount	106
Mark-to-Market Regulations	117
Master Servicer	1
master servicer event of default	75
MERS	37
MERS System	37
Model Law	155
Moody’s	148
mortgage insurance policies	52
Mortgage Loans	2
Mortgage-Related Assets	2
mortgage-related securities	8
Multiple Rate VRDI Certificate	103
NCUA	92
Net Series Rate	135
new partnership	141
non-conforming loans	59
noneconomic residual interest	114
Non-VRDI Certificate	105
notes	1
NYMC	56
NYMF	56
NYMT	23
NYMT Servicing Corporation	57
NYMT Underwriting Guidelines	57
NYMTSC	1
objective rate	102
OID Regulations	96
old partnership	141
Ordinary Ratio Security	135
original issue discount	96
OTS	92
owner trust agreement	23
Owner Trustee	2
PAC Classes	24
Parity Price	35
Partnership Securities	94
Partnership Trust	138
party in interest	150
pass-through rate	24
Pass-Through Securities	130
Pass-Through Securityholder	131
payment date	23

payments	23
permitted investments	123
Plan Asset Regulations	146
Plans	145
PMBS issuer	42
PMBS pooling and servicing agreement	42
PMBS servicer	42
PMBS trustee	42
PMI	52
PO Class	24
PO Securities	130
pooling and servicing agreement	23
portfolio interest	127
Pre-Funded Amount	46
Pre-Funding Account	2
Pre-Funding Limit	150
Pre-Funding Period	46
Pre-Issuance Accrued Interest	101
Pre-Issuance Accrued Interest Rule	101
prepayment	34
Prepayment Interest Shortfall	32
Prepayment Period	4
Pricing Prepayment Assumptions	96
Principal Only Class	24
PTCE	147
publicly offered exception	146
qualified floating rates	102
qualified inverse floating rate	102
qualified liquidation	33
qualified mortgages	95
Qualified Reserve Fund	124
qualified stated interest	97
Qualifying REIT Interest	119
Rate Bubble Certificate	101
Rating Agency	148
Ratio Securities	130
real estate assets	94
Realized Loss	31
Record Date	3
regular interests	25
REIT	113
REITs	93
REMIC	24
REMIC regular certificates	25
REMIC Regulations	93
REO Property	67
Residual Certificates	25
residual interests	25
retained interest	71
RICO	92
RICs	95
S&P	148

securities	1
securitization servicing agreement	23
Seller	1
Series REMIC	94
Servicemembers Shortfall	31
Servicer	1
servicer event of default	74
Servicer Remittance Date	3
Single Rate VRDI Certificate	103
single-class REMICs	95
SMMEA	8
SPA	34
stated redemption price at maturity	96
Strip Class	24
Strip Securities	130
stripped bond	130
stripped bonds	133
stripped coupon	130
stripped coupons	133
Stripping Regulations	133
Subsequent Assets	150

Subservicer	2
superlien	89
Superpremium Certificates	101
Tax Administrator	95
Taxable Mortgage Pools	126
Teaser Certificates	98
TIN	128
Title VIII	92
TMP	129
Treasury	93
True Discount	98
Trust Administrator	2
trust assets	36
Trustee	2
UBTI	111
underwriter	147
Variable Rate Certificate	102
VRDI	102
WAM	97
Weighted Average Certificates	104

$274,629,000 (Approximate)

New York Mortgage Trust, 2006-1

Mortgage-Backed Pass-Through Certificates

The New York Mortgage Company, LLC

Seller

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

NYMT Securities Corporation

Depositor

SECOND FREE WRITING PROSPECTUS

JPMorgan

You should rely on the information contained or incorporated by reference in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with different information.